                                                          REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                        MONY LIFE INSURANCE COMPANY OF
                                    AMERICA
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

                                    ARIZONA
                        (STATE OR OTHER JURISDICTION OF
                        INCORPORATION OR ORGANIZATION)

                                     6311
                         (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                  86-0222062
                   (I. R. S. EMPLOYER IDENTIFICATION NUMBER)

                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 554-1234
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRAT'S PRINCIPAL EXECUTIVE OFFICES)

                               -----------------

                                  DODIE KENT
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                          CHRISTOPHER E. PALMER, ESQ.
                              GOODWIN PROCTER LLP
                           901 NEW YORK AVENUE, N.W.
                            WASHINGTON, D.C. 20001

                               -----------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                Accelerated filer          [_]

Non-accelerated filer    [X] (Do not check if a smaller reporting company)  Smaller reporting company  [_]

================================================================================
If this Form is a registration statement pursuant to General Instruction I.D.
or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

 Large accelerated filer  [ ]                  Accelerated filer          [ ]
 Non-accelerated filer    [X](do not check if  Smaller reporting company  [ ]
                             a smaller
                             reporting
                             company)

                               -----------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                        PROPOSED          PROPOSED
                                          AMOUNT         MAXIMUM          MAXIMUM
         TITLE OF EACH CLASS              TO BE       OFFERING PRICE     AGGREGATE           AMOUNT OF
   OF SECURITIES TO BE REGISTERED      REGISTERED(1)   PER UNIT(1)    OFFERING PRICE(1)  REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------
Interests in Variable Indexed Options  $115,082,020        $            $100,000,000         $13,640.00
-------------------------------------------------------------------------------------------------------------
Life Insurance Company                      --             --                --                 None
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1)An indeterminate number or amount of interests in the Market Stabilizer Option/(R)/ of AXA Equitable Life Insurance Company that may from time to time be issued at indeterminate prices, in U.S. dollars. Units of interest are only sold in U.S. dollar amounts. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $115,082,020.

(2)Of the $23,000,000 of units of interest under the Market Stabilizer Option/(R)/ registered under the Registration Statement File No. 333-180068 on Form S-1 on April 30, 2012, for which a filing fee of $2,148.75 was paid, $15,082,020.00 (for a filing fee of $2,057.18) are being carried forward pursuant to Rule 415(a)(6). A payment of $13,640.00 (for $100,000,000 units of interest, referencing CIK0000835357), which accounts for the remainder of the registration fee, has been wired to U. S. Bank of St. Louis, MO for deposit into the Commission's account.

                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Market Stabilizer Option(R) Available Under Certain Variable Life Insurance Policies Issued by MONY Life Insurance Company of America


PROSPECTUS DATED MAY 1, 2013



PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR POLICY. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES. ALSO, THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS. THIS PROSPECTUS IS IN ADDITION TO THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS AND ALL INFORMATION IN THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS CONTINUES TO APPLY UNLESS ADDRESSED BY THIS PROSPECTUS.


--------------------------------------------------------------------------------

MONY Life Insurance Company of America (the "Company" or "MONY America") issues the Market Stabilizer Option(R) described in this Prospectus. The Market Stabilizer Option(R) is available only under certain variable life insurance policies that we offer and may not be available through your financial professional.

Among the many terms associated with the Market Stabilizer Option(R) are:

..   Index-Linked Return for approximately a one year period tied to the performance of the S&P 500 Price Return index, which excludes dividends as described below.

..   Index-Linked Return will be applied at the end of the period (your Segment
    Term) on the Segment Maturity Date and only to amounts remaining within the segment until the Segment Maturity Date. The Index-Linked Return will not be applied before the Segment Maturity Date.

..   The Index-Linked Return could be positive, zero or in certain circumstances negative as described below. In the event that the S&P 500 Price Return index sustains a 100% loss, the maximum loss of principal would be 75%. THEREFORE, THERE IS THE POSSIBILITY OF A NEGATIVE RETURN ON THIS INVESTMENT AT THE END OF YOUR SEGMENT TERM, WHICH COULD RESULT IN A SIGNIFICANT LOSS
    OF PRINCIPAL.

..   An Early Distribution Adjustment will be made for distributions (including deductions) from the Segment Account Value before the Segment Maturity Date. ANY EARLY DISTRIBUTION ADJUSTMENT THAT IS MADE WILL CAUSE YOU TO LOSE PRINCIPAL THROUGH THE APPLICATION OF A PUT OPTION FACTOR, AS EXPLAINED LATER IN THIS PROSPECTUS, AND THAT LOSS COULD POTENTIALLY BE SUBSTANTIAL. Therefore you should carefully consider whether to make such distributions and/or maintain enough value in your Unloaned Guaranteed Interest Option ("Unloaned GIO") and/or variable investment options to cover your monthly deductions. The Unloaned GIO is the portion of the Guaranteed Interest Option ("GIO") that is not being held to secure policy loans you have taken. As described later in this Prospectus, we will attempt to maintain a reserve (Charge Reserve Amount) to cover your monthly deductions, but it is possible that the Charge Reserve Amount will be insufficient to cover your monthly deductions.

--------------------------------------------------------------------------------
THESE ARE ONLY SOME OF THE TERMS ASSOCIATED WITH THE MARKET STABILIZER OPTION(R). PLEASE READ THIS PROSPECTUS FOR MORE DETAILS ABOUT THE MARKET STABILIZER OPTION(R). ALSO, THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS AS WELL AS THE
APPROPRIATE VARIABLE LIFE INSURANCE POLICY AND POLICY RIDER FOR THIS OPTION. PLEASE REFER TO PAGE 4 OF THIS PROSPECTUS FOR A DEFINITIONS SECTION THAT DISCUSSES THESE AND OTHER TERMS ASSOCIATED WITH THE MARKET STABILIZER
OPTION(R). PLEASE REFER TO PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF RISK FACTORS.
--------------------------------------------------------------------------------

OTHER MONY AMERICA POLICIES. We offer a variety of fixed and variable life insurance policies which offer policy features, including investment options, that are different from those offered by this Prospectus. Not every policy or feature is offered through your financial professional. You can contact us to find out more about any other MONY America insurance policy.

WHAT IS THE MARKET STABILIZER OPTION(R)?

The Market Stabilizer Option(R) ("MSO") is an investment option available under certain MONY America variable life insurance policies. The option provides for participation in the performance of the S&P 500 Price Return index, which excludes dividends (the "Index") up to the Growth Cap Rate that we set on the Segment Start Date. While the Growth Cap Rate is set at the Company's sole discretion, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%. On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the Segment Account Value based on the performance of the Index. If the performance of the Index has been positive for the Segment Term and equal to or below the Growth Cap Rate, we will apply to the Segment Account Value an Index-Linked Rate of Return equal to the full Index performance. If the performance of the Index has been positive for the Segment Term and above the Growth Cap Rate, we will apply an Index-Linked Rate of Return equal to the Growth Cap Rate. If the Index has negative performance, the Index-Linked Rate of Return will be 0% unless the Index performance goes below -25% for the Segment Term. In that case only the negative performance in excess of -25% will be applied to the Segment Account Value and you bear the entire risk of loss of principal for the portion of negative performance that exceeds -25%. Please see "Index-Linked Return" in "Description of the Market Stabilizer Option(R)" later in this prospectus.

--------------------------------------------------------------------------------
PLEASE NOTE THAT YOU WILL NOT BE CREDITED WITH ANY POSITIVE INDEX PERFORMANCE WITH RESPECT TO AMOUNTS THAT ARE REMOVED FROM A SEGMENT PRIOR TO THE SEGMENT MATURITY DATE. EVEN WHEN THE INDEX PERFORMANCE HAS BEEN POSITIVE, SUCH EARLY REMOVALS WILL CAUSE YOU TO LOSE SOME PRINCIPAL. PLEASE SEE "EARLY DISTRIBUTION ADJUSTMENT" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

Although under the appropriate variable life insurance policy, we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there are no transfer charges for transfers into or out of the MSO Holding Account. Please note that once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted.

--------------------------------------------------------------------------------
The Market Stabilizer Option(R) is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P") or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Market Stabilizer Option(R) or any member of the public regarding the advisability of investing in securities generally or in the
Market Stabilizer Option(R) particularly or the ability of the S&P 500 Price Return index (the "Index") to track general stock market performance. S&P's and its third party licensor's only relationship to MONY America is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to MONY America or the Market Stabilizer Option(R). S&P and its third party licensors have no obligation to take the needs of MONY America or the owners of the Market Stabilizer Option(R) into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Market Stabilizer Option(R)
or the timing of the issuance or sale of the Market Stabilizer Option(R) or in the determination or calculation of the equation by which the Market Stabilizer Option(R) is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Market Stabilizer Option(R).
--------------------------------------------------------------------------------

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


EVM-109 (5/13)                                Cat # 235457
NB (IL Leg II - all states except NY and PR)      # 416954

Contents of this Prospectus

--------------------------------------------------------------------------------

                          MARKET STABILIZER OPTION(R)
                          ----------------------------

            Who is MONY Life Insurance Company of America?       3


            -------------------------------------------------------
            1. DEFINITIONS
            -------------------------------------------------------


            -------------------------------------------------------
            2. FEE TABLE SUMMARY
            -------------------------------------------------------


            -------------------------------------------------------
            3. RISK FACTORS
            -------------------------------------------------------


            -------------------------------------------------------
            4. DESCRIPTION OF THE MARKET STABILIZER OPTION(R)
            -------------------------------------------------------


            -------------------------------------------------------
            5. DISTRIBUTION OF THE POLICIES
            -------------------------------------------------------


            -------------------------------------------------------
            6. ADDITIONAL INFORMATION
            -------------------------------------------------------


            -------------------------------------------------------
            APPENDICES
            -------------------------------------------------------


          I   --  Early Distribution Adjustment Examples          I-1
          II  --  Information about MONY Life Insurance Company
                    of America                                   II-1


-------------
"We," "our," and "us" refer to MONY America.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the policy owner.

                          CONTENTS OF THIS PROSPECTUS

Who is MONY Life Insurance Company of America?

--------------------------------------------------------------------------------


We are MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. MONY Life Insurance Company of America is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, AXA exercises significant influence over the operations and capital structure of the Company. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the policies.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $537 billion in assets as of December 31, 2012. MONY America is licensed to sell life insurance and annuities in forty-nine states (not including New
York), the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


HOW TO REACH US

Please refer to the "How to reach us" section of the appropriate variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

                WHO IS MONY LIFE INSURANCE COMPANY OF AMERICA?

1. Definitions


--------------------------------------------------------------------------------


CHARGE RESERVE AMOUNT -- A minimum amount of policy account value in the Unloaned GIO (the portion of the Guaranteed Interest Option ("GIO") that is not being held to secure policy loans you have taken.) that you are required to maintain in order to approximately cover all of the estimated monthly charges for the policy (including, but not limited to, the policy's monthly cost of insurance charge, the policy's monthly administrative charge, the policy's monthly mortality and expense risk charge, the MSO's monthly Variable Index Segment Account Charge (the monthly charge deducted from the policy account) and any monthly optional rider charges, (please see "Charges" later in this Prospectus for more information) during the Segment Term. The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy's monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount will be reduced by each subsequent monthly deduction (but not to less than zero). THERE IS NO REQUIREMENT TO MAINTAIN A CHARGE RESERVE AMOUNT, WHICH WOULD COVER APPROXIMATELY ALL ESTIMATED MONTHLY POLICY CHARGES, IF YOU ARE NOT IN A SEGMENT. Please see "Segments" later in this Prospectus for more information about the investment options from which account value could be transferred to the Unloaned GIO on a Segment Start Date in order to meet this requirement.

DOWNSIDE PROTECTION (ALSO REFERRED TO IN YOUR POLICY AS THE "SEGMENT LOSS ABSORPTION THRESHOLD RATE") -- This is your protection against negative performance of the S&P 500 Price Return index for a Segment held until its Segment Maturity Date. It is currently -25%. THE DOWNSIDE PROTECTION IS SET ON THE SEGMENT START DATE AND ANY DOWNSIDE PROTECTION IN EXCESS OF -25% WILL BE SET AT THE COMPANY'S SOLE DISCRETION. However, the Downside Protection will not change during a Segment Term and at least -25% of Downside Protection will always be provided when a Segment is held until the Segment Maturity Date.

EARLY DISTRIBUTION ADJUSTMENT ("EDA," MAY ALSO BE REFERRED TO IN YOUR POLICY AS THE "MARKET VALUE ADJUSTMENT") -- The EDA is an adjustment that we make to your Segment Account Value, before a Segment matures, in the event you surrender your policy, take a loan from a Segment or if we should find it necessary to make deductions for monthly charges or any other distribution from a Segment. (Such other distributions would include any distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, any unpaid loan interest, or any distribution in connection with the exercise of a rider available under your policy.) AN EDA THAT IS MADE WILL CAUSE YOU TO LOSE PRINCIPAL THROUGH THE APPLICATION OF A PUT OPTION FACTOR, WHICH ESTIMATES THE MARKET VALUE, AT THE TIME OF AN EARLY DISTRIBUTION, OF THE RISK THAT YOU WOULD SUFFER A LOSS IF YOUR SEGMENT WERE CONTINUED (WITHOUT TAKING THE EARLY DISTRIBUTION) UNTIL ITS SEGMENT MATURITY DATE AND THAT LOSS COULD BE SUBSTANTIAL. However, because of a pro rata refund of certain charges already paid that is included in the EDA , the net effect of the EDA will not always result in the reduction of principal. The EDA will usually result in a reduction in your Segment Account Value and your other policy values. Therefore, you should give careful consideration before taking any early loan or surrender, or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment. Please see "Early Distribution Adjustment" later in this Prospectus for more information.

GROWTH CAP RATE -- The maximum rate of return that will be applied to a Segment Account Value. THE GROWTH CAP RATE IS SET FOR EACH SEGMENT ON THE SEGMENT START DATE. WHILE THE GROWTH CAP RATE IS SET AT THE COMPANY'S SOLE DISCRETION, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%.

INDEX -- The S&P 500 Price Return index, which is the S&P 500 index excluding dividends. This index includes 500 leading companies in leading industries in the U.S. economy.

INDEX PERFORMANCE RATE -- The Index Performance Rate measures the percentage change in the Index during a Segment Term for each Segment. If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion. Please see "Change in Index" for more information.

The Index Performance Rate is calculated by ((b) divided by (a)) minus one, where:

(a)is the value of the Index at the close of business on the Segment Start Date, and

(b)is the value of the Index at the close of business on the Segment Maturity Date.

We determine the value of the Index at the close of business, which is the end of a business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If the New York Stock Exchange is not open for trading or if the Index value is, for any other reason, not published on the Segment Start Date or a Segment Maturity Date, the value of the Index will be determined as of the end of the most recent preceding business day for which the Index value is published.

INDEX-LINKED RATE OF RETURN -- The rate of return we apply to calculate the Index-Linked Return which is based on the Index Performance Rate adjusted to reflect the Growth Cap Rate and protection against negative performance. Therefore, if the performance of the Index is zero or positive, we will apply that performance up to the Growth Cap Rate. If the performance of the Index is negative, we

                                  DEFINITIONS
will apply performance of zero unless the decline in the performance of the Index is below -25% in which case negative performance in excess of -25% will apply. Please see the chart under "Index-Linked Return" for more information.

INDEX-LINKED RETURN -- The amount that is applied to the Segment Account Value on the Segment Maturity Date that is equal to that Segment's Index-Linked Rate of Return multiplied by the Segment Account Value on the Segment Maturity Date. The Index-Linked Return may be positive, negative or zero. The Indexed-Linked Return is only applied to amounts that remain in a Segment Account Value until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to an Early Distribution Adjustment.

INITIAL SEGMENT ACCOUNT -- The amount initially transferred to a Segment from the MSO Holding Account on its Segment Start Date, net of:

(a)the Variable Index Benefit Charge (see "Charges" later in this Prospectus)

   and

(b)the amount, if any, that may have been transferred from the MSO Holding Account to the Unloaned GIO to cover the Charge Reserve Amount (see "Charge Reserve Amount" later in this Prospectus). Such a transfer would be made from the MSO Holding Account to cover the Charge Reserve Amount only (1) if you have given us instructions to make such a transfer or (2) in the other limited circumstances described under "Segments" later in this Prospectus.

MSO HOLDING ACCOUNT -- This is a portion of the EQ/Money Market variable investment option that holds amounts designated by the policy owner for investment in the MSO prior to any transfer into the next available new Segment.

SEGMENT -- The portion of your total investment in the MSO that is associated with a specific Segment Start Date. You create a new Segment each time an amount is transferred from the MSO Holding Account into a Segment Account.

SEGMENT ACCOUNT VALUE (ALSO REFERRED TO IN YOUR POLICY AS THE "SEGMENT ACCOUNT") -- The amount of an Initial Segment Account subsequently reduced by any monthly deductions, policy loans and unpaid loan interest, and distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, which are allocated to the Segment. Any such reduction in the Segment Account Value prior to its Segment Maturity Date will result in a corresponding Early Distribution Adjustment, which will cause you to lose principal, and that loss could be substantial. The Segment Account Value is used in determining policy account values, death benefits, and the net amount at risk for monthly cost of insurance calculations of the policy and the new base policy face amount associated with a requested change in death benefit option.

For example, if you put $1,000 into the MSO Holding Account, $992.50 would go into a Segment. This amount represents the Initial Segment Account. The Segment Account Value represents the value in the Segment which gets reduced by any deductions allocated to the Segment, with corresponding EDAs, through the course of the Segment Term. The Segment Distribution Value represents what you would receive upon surrendering the policy and reflects the EDA upon surrender.


SEGMENT DISTRIBUTION VALUE (ALSO REFERRED TO IN YOUR POLICY AS THE "SEGMENT VALUE") -- This is the Segment Account Value minus the Early Distribution Adjustment that would apply on a full surrender of that Segment at any time prior to the Segment Maturity Date. Segment Distribution Values will be used in determining policy value available to cover monthly deductions, any applicable proportionate surrender charges for requested face amount reductions, and other distributions; cash surrender values and maximum loan values subject to any applicable base policy surrender charge. They will also be used in determining whether any outstanding policy loan and accrued loan interest exceeds the policy account value.


SEGMENT MATURITY DATE -- The date on which a Segment Term is completed and the Index-Linked Return for that Segment is applied to a Segment Account Value.

SEGMENT MATURITY VALUE -- This is the Segment Account Value adjusted by the Index-Linked Return for that Segment.

SEGMENT START DATE -- The Segment Start Date is the day on which a Segment is created.

SEGMENT TERM -- The duration of a Segment. The Segment Term for each Segment begins on its Segment Start Date and ends on its Segment Maturity Date one year later. We are currently only offering Segment Terms of approximately one year. We may offer different durations in the future.

                                  DEFINITIONS

2. Fee Table Summary

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
               MSO CHARGES                            WHEN CHARGE IS DEDUCTED             CURRENT NON-GUARANTEED
-----------------------------------------------------------------------------------------------------------------
Variable Index Benefit Charge/(1)/          On Segment Start Date                                 0.75%
-----------------------------------------------------------------------------------------------------------------
Variable Index Segment Account Charge/(1)/  At the beginning of each policy month during          0.65%
                                            the Segment Term
-----------------------------------------------------------------------------------------------------------------
Total                                                                                             1.40%
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
               MSO CHARGES                            WHEN CHARGE IS DEDUCTED             GUARANTEED MAXIMUM
------------------------------------------------------------------------------------------------------------
Variable Index Benefit Charge/(1)/          On Segment Start Date                               0.75%
------------------------------------------------------------------------------------------------------------
Variable Index Segment Account Charge/(1)/  At the beginning of each policy month during        1.65%
                                            the Segment Term
------------------------------------------------------------------------------------------------------------
Total                                                                                           2.40%
------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                          MAXIMUM SPREAD
                                                                                        PERCENTAGE THAT MAY
                     OTHER                             WHEN CHARGE IS DEDUCTED              BE DEDUCTED
-------------------------------------------------------------------------------------------------------------
Loan Interest Spread/(2)/ for Amounts of Policy On each policy anniversary (or on loan Oregon policies: 2%
Loans Allocated to MSO Segment                  termination, if earlier)               All other policies: 5%
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                      MAXIMUM AMOUNT
                                                                                       THAT MAY BE
            OTHER                        WHEN CHARGE IS DEDUCTED                         DEDUCTED
--------------------------------------------------------------------------------------------------------------
Early Distribution Adjustment On surrender or other distribution (including  75% of Segment Account Value/(3)/
                              loan) from an MSO Segment prior to its Segment
                              Maturity Date
--------------------------------------------------------------------------------------------------------------

(1)These charges represent annual rates.
(2)We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The "spread" is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan.
(3)The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in detail under "Early Distribution Adjustment" later in this Prospectus. The maximum amount of the adjustment would occur if there is a total distribution at a time when the Index has declined to zero.

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the appropriate variable life insurance policy prospectus.

The base variable life insurance policy's mortality and expense risk charge will also apply to a Segment Account Value or any amounts held in the MSO Holding Account. The mortality and expense risk charge is part of the policy monthly charges. Please see "How we deduct policy monthly charges during a Segment Term" for more information. Please refer to the appropriate variable life insurance policy prospectus for more information.

                               FEE TABLE SUMMARY

3. Risk Factors

--------------------------------------------------------------------------------


There are risks associated with some features of the Market Stabilizer
Option(R):

..   There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index performance that exceeds -25%.

..   Your Index-Linked Return is also limited by the Growth Cap Rate, which could cause your Index-Linked Return to be lower than it would otherwise be if you participated in the full performance of the S&P 500 Price Return index.

..   You will not know what the Growth Cap Rate is before the Segment starts.
    Therefore, you will not know in advance the upper limit on the return that may be credited to your investment in a Segment.

..   Negative consequences apply if, for any reason, amounts you have invested in a Segment are removed before the Segment Maturity Date. Specifically, with respect to the amounts removed early, you would (1) forfeit any positive Index performance and (2) be subject to an Early Distribution Adjustment that exposes you to a risk of potentially substantial loss of principal. This exposure is designed to be consistent with the treatment of losses on amounts held to the Segment Maturity Date. EVEN WHEN THE INDEX PERFORMANCE HAS BEEN POSITIVE, THE EDA WILL CAUSE YOU TO LOSE SOME PRINCIPAL ON AN EARLY REMOVAL.

..   The following types of removals of account value from a Segment will result in the above-mentioned penalties to you, if the removals occur prior to the Segment Maturity Date: (a) a surrender of your policy; (b) a loan from your policy; (c) a distribution in order to enable your policy to continue to qualify as life insurance under the federal tax laws; (d) certain distributions in connection with the exercise of a rider available under your policy; and (e) a charge or unpaid policy loan interest that we deduct from your Segment Account Value because the Charge Reserve Amount and other funds are insufficient to cover them in their entirety. The Charge Reserve Amount may become insufficient because of policy changes that you request, additional premium payments, investment performance, policy loans, policy partial withdrawals from other investment options besides the MSO, and any increases we make in current charges for the policy (including for the MSO and optional riders).

..   Certain of the above types of early removals can occur (and thus result in penalties to you) without any action on your part. Examples include
    (i) certain distributions we might make from your Segment Account Value to enable your policy to continue to qualify as life insurance and
    (ii) deductions we might make from your Segment Account Value to pay charges if the Charge Reserve Amount becomes insufficient.

..   Any applicable EDA will generally be affected by changes in both the volatility and level of the S&P 500 Price Return Index. Any EDA applied to any Segment Account Value is linked to the estimated value of a put option on the S&P 500 Price Return index as described later in this Prospectus. The estimated value of the put option and, consequently, the amount of the EDA will generally be higher after increases in market volatility or after the Index experiences a negative return following the Segment Start Date.

..   Once policy account value is in a Segment, you cannot transfer out of a
    Segment and you can only make withdrawals out of a Segment if you surrender your policy. This would result in the imposition of any applicable surrender charges and EDA.

..   We may not offer new Segments so there is also the possibility that a
    Segment may not be available for a Segment Renewal at the end of your Segment Term(s).

..   We also reserve the right to substitute an alternative index for the S&P
    500 Price Return index, which could reduce the Growth Cap Rates we can offer.

..   No company other than MONY America has any legal responsibility to pay amounts that MONY America owes under the policies. An owner should look to the financial strength of MONY America for its claims-paying ability.

..   You do not have any rights in the securities underlying the index, including, but not limited to, (i) interest payments, (ii) dividend payments or (iii) voting rights.

..   Your Segment Maturity Value is dependent on the performance of the index on the Segment Maturity Date.

..   Past performance of the index is no indication of future performance.

..   The amounts required to be maintained in the Unloaned GIO for the Charge
    Reserve Amount during the Segment Term may earn a return that is less than the return you might have earned on those amounts in another investment option had you not invested in a Segment.

..   You must forgo the additional no lapse guarantee benefit provided by the
    Extended No Lapse Guarantee Rider if you want to allocate to the MSO. Please see "Extended No Lapse Guarantee Rider" later in this Prospectus for more information.

..   If you do not specify a minimum Growth Cap Rate acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen.

..   The MSO is not available while the Paid Up Death Benefit Guarantee is in effect. Please see "Paid Up Death Benefit Guarantee" later in this Prospectus for more information.


..   If your policy has the Loan Extension Endorsement, and your policy goes on
    Loan Extension while you have amounts invested in MSO, you will forfeit any positive index performance and be subject to an Early Distribution Adjustment with respect to these amounts. In addition, MSO will no longer be available once you go on Loan Extension. Please see "Loan Extension" later in this Prospectus for more information.

..   If you elect the Long-Term Care Services/SM/ Rider, after a period of coverage ends before coverage is continued as a Nonforfeiture Benefit, if any MSO Segments are in effect, they will be terminated with corresponding early distribution adjustments. Please see "Long-Term Care Services/SM/ Rider" later in this prospectus for more information.

                                 RISK FACTORS

..   If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a "total and permanent disability accelerated death benefit rider" or a "limited life expectancy accelerated death benefit rider") is included with your policy, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the Unloaned GIO. Please see "Living Benefits Rider" later in this Prospectus for more information.

                                 RISK FACTORS

4. Description of the Market Stabilizer Option(R)

--------------------------------------------------------------------------------

We offer a Market Stabilizer Option(R) that provides a rate of return tied to the performance of the Index.

MSO HOLDING ACCOUNT

The amount of each transfer or loan repayment you make to the MSO, and the balance of each premium payment you make to the MSO after any premium charge under your base policy has been deducted, will first be placed in the MSO Holding Account. The MSO Holding Account is a portion of the regular EQ/Money Market variable investment option that will hold amounts allocated to the MSO until the next available Segment Start Date. The MSO Holding Account has the same rate of return as the EQ/Money Market variable investment option and is subject to the same underlying portfolio operating expenses as that variable investment option. Please refer to "Risk/benefit summary: charges and expenses you will pay" of the appropriate variable life insurance policy prospectus for more information regarding such expenses. We currently plan on offering new Segments on a monthly basis but reserve the right to offer them less frequently or to stop offering them or to suspend offering them temporarily.


Before any account value is transferred into a Segment, you can transfer amounts from the MSO Holding Account into other investment options available under your policy at any time subject to any transfer restrictions within your policy. You can transfer into and out of the MSO Holding Account at any time up to and including the Segment Start Date provided your transfer request is received at our administrative office by such date. For example, you can transfer policy account value into the MSO Holding Account on the 3rd Friday of June, 2013. That policy account value would transfer into the Segment starting on that date, subject to the conditions mentioned earlier. You can also transfer policy account value out of the MSO Holding Account before the end of the business day on the Segment Start Date and that account value would not be swept into the Segment starting on that date. Please refer to the "How to reach us" section of the appropriate variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.


On the Segment Start Date, account value in the MSO Holding Account, excluding charges and any account value transferred to cover the Charge Reserve Amount, will be transferred into a Segment if all requirements and limitations are met that are discussed under "Segments" immediately below.

SEGMENTS

Each Segment will have a Segment Start Date of the 3rd Friday of each calendar month and will have a Segment Maturity Date on the 3rd Friday of the same calendar month in the succeeding calendar year.

In order for any amount to be transferred from the MSO Holding Account into a new Segment on a Segment Start Date, all of the following conditions must be met on that date:

(1)The Growth Cap Rate for that Segment must be equal to or greater than your minimum Growth Cap Rate (Please see "Growth Cap Rate" later in this Prospectus).

(2)There must be sufficient account value available within the Unloaned GIO and the variable investment options including the MSO Holding Account to cover the Charge Reserve Amount as determined by us on such date (Please see "Charge Reserve Amount" later in this Prospectus).

(3)The Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO ("A"), the Variable Index Benefit Charge rate ("B"), the annualized monthly Variable Index Segment Account Charge rate ("C") and the current annualized monthly mortality and expense risk charge rate ("D"). The Growth Cap Rate must be greater than (A+B+C+D). This is to ensure that the highest possible rate of return that could be received in a Segment after these charges (B+C+D) have been considered exceeds the interest crediting rate currently being offered in the Unloaned GIO.

(4)It must not be necessary, as determined by us on that date, for us to make a distribution from the policy during the Segment Term in order for the policy to continue to qualify as life insurance under applicable tax law.

(5)The total amount allocated to your Segments under your policy on that date must be less than any limit we may have established.

If there is sufficient policy account value in the Unloaned GIO to cover the Charge Reserve Amount, then no transfers from other investment options to the Unloaned GIO will need to be made. If there is insufficient value in the Unloaned GIO to cover the Charge Reserve Amount and we do not receive instructions from you specifying the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements at the Segment Start Date, or the transfer instructions are not possible due to insufficient funds, then the required amount will be transferred proportionately from your variable investment options including the MSO Holding Account.

If after any transfers there would be an insufficient amount in the Unloaned GIO to cover the Charge Reserve Amount or the Growth Cap Rate for the next available Segment does not qualify per your minimum Growth Cap Rate instructions and the conditions listed above, then your amount in the MSO Holding Account will remain there until we receive further instruction from you. We will mail you a notice informing you that your account value did or did not transfer from the MSO Holding Account into a Segment. These notices are mailed on or about the next business day after the applicable

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

Segment Start Date. Please see "Requested Face Amount Increases" later in this Prospectus for more information about the investment options from which account value could be transferred to the Unloaned GIO on the effective date of a requested face amount increase.

SEGMENT MATURITY

Near the end of the Segment Term, we will notify you between 15 and 45 days before the Segment Maturity Date that a Segment is about to mature. At that time, you may choose to have all or a part of:

(a)the Segment Maturity Value rolled over into the MSO Holding Account

(b)the Segment Maturity Value transferred to the variable investment options available under your policy

(c)the Segment Maturity Value transferred to the Unloaned GIO.

If we do not receive your transfer instructions before the Segment Maturity Date, your Segment Maturity Value will automatically be rolled over into the MSO Holding Account for investment in the next available Segment, subject to the conditions listed under "Segments" above.

However, if we are not offering the MSO at that time, we will transfer the Segment Maturity Value to the investment options available under your policy per your instructions or to the EQ/Money Market investment option if no instructions are received. Please see "Right to Discontinue and Limit Amounts Allocated to the MSO" for more information. Although, under the appropriate variable life insurance policy, we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options there will be no transfer charges for any of the transfers discussed in this section.

GROWTH CAP RATE

By allocating your account value to the MSO, you can participate in the performance of the Index up to the applicable Growth Cap Rate that we declare on the Segment Start Date.

Please note that this means you will not know the Growth Cap Rate for a new Segment until after the account value has been transferred from the MSO Holding Account into the Segment and you are not allowed to transfer the account value out of a Segment before the Segment Maturity Date. Please see "Transfers" below.

Each Segment is likely to have a different Growth Cap Rate. However, the Growth Cap Rate will never be less than 6%.

Your protection against negative performance for a Segment held until its Segment Maturity Date is currently -25% ("Downside Protection" also referred to in your policy as the "Segment Loss Absorption Threshold Rate"). We reserve the right, for new Segments, to increase your Downside Protection against negative performance. For example, if we were to adjust the Downside Protection for a Segment to -100%, the Index-Linked Rate of Return for that Segment would not go below 0%. Please note that any increase in the protection against negative performance would likely result in a lower Growth Cap Rate than would otherwise apply. We will provide notice between 15 and 45 days before any change in the Downside Protection is effective. Any change would only apply to new Segments started after the effective date of the change, which (coupled with the 15-45 day notice we will give) will afford you the opportunity to decline to participate in any Segment that reflects a change in the Downside Protection.

ANY INCREASES IN THE GROWTH CAP RATE ABOVE THE MINIMUM 6% AND INCREASES IN DOWNSIDE PROTECTION FROM THE MINIMUM -25% ARE SET AT THE COMPANY'S SOLE DISCRETION. However, the Growth Cap Rate can never be less than 6% and we may only increase your Downside Protection from the current -25%.

As part of your initial instructions in selecting the MSO, you will specify what your minimum acceptable Growth Cap Rate is for a Segment. You may specify a minimum Growth Cap Rate from 6% to 10%. If the Growth Cap Rate we set, on the Segment Start Date, is below the minimum you specified then the account value will not be transferred from the MSO Holding Account into that Segment. If you do not specify a minimum Growth Cap Rate then your minimum Growth Cap Rate will be set at 6%. Therefore, if you do not specify a minimum acceptable Growth Cap Rate, account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. In addition, for account value to transfer into a Segment from the MSO Holding Account, the Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO ("A"), the Variable Index Benefit Charge rate ("B"), the annualized monthly Variable Index Segment Account Charge rate ("C") and the current annualized monthly mortality and expense risk charge rate ("D"). The Growth Cap Rate must be greater than (A+B+C+D).

For example, assume that the annual interest rate we are currently crediting on the Unloaned GIO were 4.00%, the Variable Index Benefit Charge rate were 0.75%, the annualized monthly Variable Index Segment Account charge rate were 0.65% and the annualized monthly mortality and expense risk charge rate were 0.85%. Based on those assumptions (which we provide only for illustrative purposes and will not necessarily correspond to actual rates), because these numbers total 6.25%, no amounts would be transferred into any Segment unless we declare a Growth Cap Rate that is higher than 6.25%. Please see "Index-Linked Return" later in this Prospectus for more information.

As another example, you may specify a minimum Growth Cap Rate of 8%. If we set the Growth Cap Rate at 8% or higher for a Segment then a transfer from the MSO Holding Account will be made into that new Segment provided all other requirements and conditions discussed in this Prospectus are met. If we set the Growth Cap Rate below 8% then no transfer from the MSO Holding Account will be made into that Segment. No transfer will be made until a Segment Growth Cap Rate equal to or greater than 8% is set and all requirements are met or you transfer account value out of the MSO Holding Account.

GROWTH CAP RATE AVAILABLE DURING INITIAL YEAR

If you allocate policy account value to any Segment that commences during the first year that the MSO is available to you under your policy, our current practice is to establish a Growth Cap Rate that is at least 15%. This 15% minimum Growth Cap Rate would apply to all Segment Terms that commence:

..   During the first policy year, if the MSO was available to you as a feature of your policy when the policy was issued; or

..   For in-force policies, during the one year period beginning with the date when the MSO was first made available to you after your policy was issued.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

We may terminate or change this 15% initial year minimum Growth Cap Rate at any time; but any such change or termination would apply to you only if your policy is issued, or the MSO was first made available to you, after such modification or termination.

After this initial year 15% minimum Growth Cap Rate, the minimum Growth Cap Rate will revert back to 6%.

INDEX-LINKED RETURN

We calculate the Index-Linked Return for a Segment by taking the Index-Linked Rate of Return and multiplying it by the Segment Account Value on the Segment Maturity Date. The Segment Account Value is net of the Variable Index Benefit Charge described below as well as any monthly deductions, policy loans and unpaid interest, distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law and any corresponding Early Distribution Adjustments. The Segment Account Value does not include the Charge Reserve Amount described later in this Prospectus.

The following table demonstrates the Index-Linked Rate of Return and the Segment Maturity Value on the Segment Maturity Date based upon a hypothetical range of returns for the S&P 500 Price Return index. This example assumes a 15% Growth Cap Rate and a $1,000 investment in the MSO Segment.

--------------------------------------------------------------------------------------------------------------------------
 INDEX PERFORMANCE RATE OF THE S&P 500              INDEX-LINKED RATE
           PRICE RETURN INDEX                           OF RETURN                         SEGMENT MATURITY VALUE
--------------------------------------------------------------------------------------------------------------------------
                  50%                                      15%                                    $1,150
--------------------------------------------------------------------------------------------------------------------------
                  25%                                      15%                                    $1,150
--------------------------------------------------------------------------------------------------------------------------
                  10%                                      10%                                    $1,100
--------------------------------------------------------------------------------------------------------------------------
                  0%                                       0%                                     $1,000
--------------------------------------------------------------------------------------------------------------------------
                 -25%                                      0%                                     $1,000
--------------------------------------------------------------------------------------------------------------------------
                 -50%                                     -25%                                     $750
--------------------------------------------------------------------------------------------------------------------------
                 -75%                                     -50%                                     $500
--------------------------------------------------------------------------------------------------------------------------
                 -100%                                    -75%                                     $250
--------------------------------------------------------------------------------------------------------------------------

For instance, we may set the Growth Cap Rate at 15%. Therefore, if the Index has gone up 20% over your Segment Term, you will receive a 15% credit to your Segment Account Value on the Segment Maturity Date. If the Index had gone up by 13% from your Segment Start Date to your Segment Maturity Date then you would receive a credit of 13% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down 20% over the Segment Term then you would receive a return of 0% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down by 30% by your Segment Maturity Date then your Segment Account Value would be reduced by 5% on the Segment Maturity Date. The Downside Protection feature of the MSO will absorb the negative performance of the Index up to -25%.

The minimum Growth Cap Rate is 6%. However, account value will only transfer into a new Segment from the MSO Holding Account if the Growth Cap Rate is equal to or greater than your specified minimum Growth Cap Rate and meets the conditions discussed earlier in the "Growth Cap Rate" section.

In those instances where the account value in the MSO Holding Account does not transfer into a new Segment, the account value will remain in the MSO Holding Account until the next available, qualifying Segment unless you transfer the account value into the Unloaned GIO and/or other investment option available under your policy subject to any conditions and restrictions.

For instance, if we declare the Growth Cap Rate to be 6% and your specified minimum Growth Cap Rate is 6% but we are currently crediting an annual interest rate on the Unloaned GIO that is greater than or equal to 6% minus the sum of the charges (B+C+D) discussed in the Growth Cap Rate section then your account value will remain in the MSO Holding Account on the date the new Segment would have started.

As indicated above, you must transfer account value out of the MSO Holding Account into the Unloaned GIO and/or other investment options available under your policy if you do not want to remain in the MSO Holding Account.

If we declare the Growth Cap Rate to be 6% and your specified minimum Growth Cap Rate is 6% and if the sum of the charges (B+C+D) discussed in the "Growth Cap Rate" section plus the annual interest rate on the Unloaned GIO are less than 6% and all requirements are met then the net amount of the account value in the MSO Holding Account will transfer into a new Segment.

If you specified a minimum Growth Cap Rate of 10% in the above examples then account value would not transfer into a new Segment from the MSO Holding Account because the Growth Cap Rate did not meet your specified minimum Growth Cap Rate.

The Index-Linked Return is only applied to amounts that remain in a Segment until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to a Early Distribution Adjustment.

CHANGE IN INDEX

If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion.

If we were to substitute an alternative index at our discretion, we would provide notice 45 days before making that change. The new index would only apply to new Segments. Any outstanding Segments would mature on their original Segment Maturity Dates.

With an alternative index, the Downside Protection would remain the same or greater. However, an alternative index may reduce the Growth Cap Rates we can offer. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the S&P 500 Price Return index.

If the S&P 500 Price Return index were to be discontinued or substantially changed, thereby affecting the Index-Linked Return of existing Segments, we will mature the Segments based on the most recently available closing value of the Index before it is discontinued or changed. Such maturity will be as of the date of such most recently available closing value of the Index and we will use that closing value to calculate the Index-linked Return through that date. We would apply the full Index performance to that date subject to the full

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

Growth Cap Rate and Downside Protection. For example, if the Index was up 12% at the time we matured the Segment and the Growth Cap Rate was 8%, we would credit an 8% return to your Segment Account Value. If the Index was down 30% at the time we matured the Segment, we would credit a 5% negative return to your Segment Account Value. We would provide notice about maturing the Segment, as soon as practicable and ask for instructions on where to transfer your Segment Maturity Value.

If we are still offering Segments at that time, you can request that the Segment Maturity Value be invested in a new Segment, in which case we will hold the Segment Maturity Value in the MSO Holding Account for investment in the next available Segment subject to the same terms and conditions discussed above under MSO Holding Account and Segments.

In the case of any of the types of early maturities discussed above, there would be no transfer charges or EDA applied and you can allocate the Segment Maturity Value to the investment options available under your policy. Please see "Segment Maturity" earlier in this Prospectus for more information. If we continued offering new Segments, then such a change in the Index may cause lower Growth Cap Rates to be offered. However, we would still provide a minimum Growth Cap Rate of 6% and minimum Downside Protection of -25%. We also reserve the right to not offer new Segments. Please see "Right to Discontinue and Limit Amounts Allocated to the MSO" later in this Prospectus.

CHARGES

There is a current percentage charge of 1.40% of any policy account value allocated to each Segment. We reserve the right to increase or decrease the charge although it will never exceed 2.40%. Of this percentage charge, 0.75% will be deducted on the Segment Start Date from the amount being transferred from the MSO Holding Account into the Segment as an up-front charge ("Variable Index Benefit Charge"), with the remaining 0.65% annual charge (of the current Segment Account Value) being deducted from the policy account on a monthly basis during the Segment Term ("Variable Index Segment Account Charge").

-----------------------------------------------------
                                 CURRENT
                                   NON-    GUARANTEED
         MSO CHARGES            GUARANTEED  MAXIMUM
-----------------------------------------------------
Variable Index Benefit Charge      0.75%      0.75%
-----------------------------------------------------
Variable Index Segment Account     0.65%      1.65%
Charge
-----------------------------------------------------
Total                              1.40%      2.40%
-----------------------------------------------------

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the appropriate variable life insurance policy prospectus. Please also see Loans later in this Prospectus for information regarding the "spread" you would pay on any policy loan.

The base variable life insurance policy's mortality and expense risk charge will also be applicable to a Segment Account Value or any amounts held in the MSO Holding Account. The mortality and expense risk charge is part of the policy monthly charges. Please see "How we deduct policy monthly charges during a Segment Term" for more information. Please refer to the appropriate variable life insurance policy prospectus for more information.

If a Segment is terminated prior to maturity by policy surrender, or reduced prior to maturity by monthly deductions (if other funds are insufficient) or by loans or a Guideline Premium Force-out as described below, we will refund a proportionate amount of the Variable Index Benefit Charge corresponding to the surrender or reduction and the time remaining until Segment Maturity. The refund will be administered as part of the Early Distribution Adjustment process as described above. This refund will increase your surrender value or remaining Segment Account Value, as appropriate. Please see Appendix I for an example and further information.

CHARGE RESERVE AMOUNT

If you elect the Market Stabilizer Option(R), you are required to maintain a minimum amount of policy account value in the Unloaned GIO to approximately cover the estimated monthly charges for the policy, (including, but not limited to, the MSO and any optional riders) for the Segment Term. This is the Charge Reserve Amount.

The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy's monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount on other than a Segment Start Date (or the effective date of a requested face amount increase -- please see "Requested Face Amount Increases" below for more information) will be the Charge Reserve Amount determined as of the latest Segment Start Date (or effective date of a face amount increase) reduced by each subsequent monthly deduction during the longest remaining Segment Term, although it will never be less than zero. This means, for example, that if you are in a Segment (Segment
A) and then enter another Segment (Segment B) 6 months later, the Charge Reserve Amount would be re-calculated on the start date of Segment B. The Charge Reserve Amount would be re-calculated to cover all of the policy's monthly deductions during the Segment Terms for both Segments A and B.

When you select the MSO, as part of your initial instructions, you will be asked to specify the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements, if necessary. No transfer restrictions apply to amounts that you wish to transfer into the Unloaned GIO to meet the Charge Reserve Amount requirement. If your values in the variable investment options including the MSO Holding Account and the unloaned portion of our GIO are insufficient to cover the Charge Reserve Amount, no new Segment will be established. Please see "Segments" above for more information regarding the Charge Reserve Amount and how amounts may be transferred to meet this requirement.

Please note that the Charge Reserve Amount may not be sufficient to cover actual monthly deductions during the Segment Term. Although the Charge Reserve Amount will be re-calculated on each Segment Start Date, and the amount already present in the Unloaned GIO will be supplemented through transfers from your value in the variable investment options including the MSO Holding Account, if necessary to meet this requirement, actual monthly deductions could vary up or down during the Segment Term due to various factors including but not limited to requested policy changes, additional premium

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R) payments, investment performance, loans, policy partial withdrawals from other investment options besides the MSO, and any changes we might make to current policy charges.

HOW WE DEDUCT POLICY MONTHLY CHARGES DURING A SEGMENT TERM

Under your base variable life insurance policy, monthly deductions are allocated to the variable investment options and the Unloaned GIO according to deduction allocation percentages specified by you or based on a proportionate allocation should any of the individual investment option values be insufficient.

However, if the Market Stabilizer Option(R) is elected, on the Segment Start Date, deduction allocation percentages will be changed so that 100% of monthly deductions will be taken from the Charge Reserve Amount and then any remaining value in the Unloaned GIO, if the Charge Reserve Amount is depleted, during the Segment Term. In addition, if the value in the Unloaned GIO is ever insufficient to cover monthly deductions during the Segment Term, the base policy's proportionate allocation procedure will be modified as follows:

1. The first step will be to take the remaining portion of the deductions proportionately from the values in the variable investment options, including any value in the MSO Holding Account but excluding any Segment Account Values.

2. If the Unloaned GIO and variable investment options, including any value in the MSO Holding Account, are insufficient to cover deductions in their entirety, the remaining amount will be allocated to the individual Segments proportionately, based on the current Segment Distribution Values.

3. Any portion of a monthly deduction allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

The effect of those procedures is that account value will be taken out of a Segment to pay a monthly deduction (and an EDA therefore applied) only if there is no remaining account value in any other investment options, as listed in 1. and 2. above.


In addition, your base variable life insurance policy will lapse if your net policy account value or net cash surrender value (please refer to your base variable life insurance policy prospectus for a further explanation of these terms) is not enough to pay your policy's monthly charges when due (unless one of the available guarantees against termination is applicable). If you have amounts allocated to MSO Segments, the Segment Distribution Value will be used in place of the Segment Account Value in calculating the net policy account value and net cash surrender value.


These modifications will apply during any period in which a Segment exists and has not yet reached its Segment Maturity Date.

EARLY DISTRIBUTION ADJUSTMENT

OVERVIEW

Before a Segment matures, if you surrender your policy, take a loan from a Segment or if we should find it necessary to make deductions for monthly charges or other distributions from a Segment, we will apply an Early Distribution Adjustment.

The application of the EDA is based on your agreement (under the terms of the MSO) to be exposed to the risk that, at the Segment Maturity Date, the Index will have fallen by more than 25%. The EDA uses what we refer to as a Put Option Factor to estimate the market value, at the time of an early distribution, of the risk that you would suffer a loss if your Segment were continued (without taking the early distribution) until its Segment Maturity Date. By charging you with a deduction equal to that estimated value, the EDA provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated when the Index has declined over the course of that Segment.

In the event of an early distribution, even if the Index has experienced positive performance since the Segment Start Date, the EDA will cause you to lose principal through the application of the Put Option Factor and that loss may be substantial. That is because there is always some risk that the Index would have declined by the Segment Maturity Date such that you would suffer a loss if the Segment were continued (without taking any early distribution) until that time. However, the other component of the EDA is the proportionate refund of the Variable Index Benefit Charge (discussed below under "Important Considerations") which is a positive adjustment to you. As a result, the overall impact of the EDA is to reduce your Segment Account Value and your other policy values except in the limited circumstances where the proportionate refund is greater than your loss from the Put Option Factor.

We determine the EDA and the Put Option Factor by formulas that are described below under "ADDITIONAL DETAIL."

IMPORTANT CONSIDERATIONS

When any surrender, loan, charge deduction or other distribution is made from a Segment before its Segment Maturity Date:

1. YOU WILL FORFEIT ANY POSITIVE INDEX PERFORMANCE WITH RESPECT TO THESE AMOUNTS. INSTEAD, ANY OF THESE PRE- SEGMENT MATURITY DATE DISTRIBUTIONS WILL CAUSE AN EDA TO BE APPLIED THAT WILL USUALLY RESULT IN A REDUCTION IN YOUR VALUES. THEREFORE, YOU SHOULD GIVE CAREFUL CONSIDERATION BEFORE TAKING ANY SUCH EARLY LOAN OR SURRENDER, OR ALLOWING THE VALUE IN YOUR OTHER INVESTMENT OPTIONS TO FALL SO LOW THAT WE MUST MAKE ANY MONTHLY DEDUCTION FROM A SEGMENT; AND

2. The EDA will be applied, which means that:

   a. IF THE INDEX HAS FALLEN MORE THAN 25% SINCE THE SEGMENT START DATE, the EDA would generally have the effect of charging you for (i) the full amount of that loss below 25%, plus (ii) an additional amount for the risk that the Index might decline further by the Segment Maturity Date. (Please see example III in Appendix I for further information.)

   b. IF THE INDEX HAS FALLEN SINCE THE SEGMENT START DATE, BUT BY LESS THAN 25%, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined further to a point more than 25% below what it was at the Segment Start Date. (Please see example I in Appendix I for further information.) This charge would generally be less than the amount by which the Index had

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R) fallen from the Segment Start Date through the date we apply the EDA. It also would generally be less than it would be under the circumstances in 2a. above.

   c. IF THE INDEX HAS RISEN SINCE THE SEGMENT START DATE, the EDA would not credit you with any of such favorable investment performance. Instead, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined to a point more than 25% below what it was at the Segment Start Date. (Please see examples II and IV in Appendix I for further information.) This charge would generally be less than it would be under the circumstances in 2a. and 2b. above.

In addition to the consequences discussed in 2. above, the EDA also has the effect of pro rating the Variable Index Benefit Charge. As discussed further below, this means that you in effect would receive a proportionate refund of this charge for the portion of the Segment Term that follows the early surrender, loan, policy distribution, or charge deduction that caused us to apply the EDA. In limited circumstances, this refund may cause the total EDA to be positive.

For the reasons discussed above, the Early Distribution Adjustment to the Segment Account Value will usually reduce the amount you would receive when you surrender your policy prior to a Segment Maturity Date. For loans and charge deductions, the Early Distribution Adjustment would usually further reduce the account value remaining in the Segment Account Value and therefore decrease the Segment Maturity Value.

ADDITIONAL DETAIL

For purposes of determining the Segment Distribution Value prior to a Segment Maturity Date, the EDA is:

(a)the Put Option Factor multiplied by the Segment Account Value

                                    -minus-

(b)a pro rata portion of the 0.75% Variable Index Benefit Charge attributable to the Segment Account Value. (Please see "Charges" earlier in this Prospectus for an explanation of this charge.)

The Put Option Factor multiplied by the Segment Account Value represents, at any time during the Segment Term, the estimated market value of your potential exposure to negative S&P 500 Price Return index performance that is worse than -25%. The Put Option Factor, on any date, represents the estimated value on that date of a hypothetical "put option" (as described below) on the Index having a notional value equal to $1 and strike price at Segment Maturity equal to $0.75 ($1 plus the Downside Protection which is currently -25%). The strike price of the option ($0.75) is the difference between a 100% loss in the S&P 500 Price Return index at Segment Maturity and the 25% loss at Segment Maturity that would be absorbed by the Downside Protection feature of the MSO (please see "Growth Cap Rate" earlier in this Prospectus for an explanation of the Downside Protection.) In a put option on an index, the seller will pay the buyer, at the maturity of the option, the difference between the strike price -- which was set at issue -- and the underlying index closing price, in the event that the closing price is below the strike price. Prior to the maturity of the put option, its value generally will have an inverse relationship with the index. The notional value can be described as the price of the underlying index at inception of the contract. Using a notional value of $1 facilitates computation of the percentage change in the Index and the put option factor.

The Company will utilize a fair market value methodology to determine the Put Option Factor.

For this purpose, we use the Black Scholes formula for valuing a European put option on the S&P 500 Price Return index, assuming a continuous dividend yield, with inputs that are consistent with current market prices.

The inputs to the Black Scholes Model include:

(1)Implied Volatility of the Index -- This input varies with (i) how much time remains until the Maturity Date of the Segment from which an early distribution is being made, which is determined by using an expiration date for the hypothetical put option that corresponds to that time remaining and
   (ii) the relationship between the strike price of the hypothetical put option and the level of the S&P 500 Price Return index at the time of the early distribution. This relationship is referred to as the "moneyness" of the hypothetical put option described above, and is calculated as the ratio of the $0.75 strike price of that hypothetical put option to what the level of the S&P 500 Price Return index would be at the time of the early distribution if the Index had been $1 at the beginning of the Segment. Direct market data for these inputs for any given early distribution are generally not available, because put options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Maturity Date and moneyness of the hypothetical put option that we use for purposes of calculating the EDA.

   Accordingly, we use the following method to estimate the implied volatility of the index. We receive daily quotes of implied volatility from banks using the same Black Scholes model described above and based on the market prices for certain S&P 500 Price Return put options. Specifically, implied volatility quotes are obtained for put options with the closest maturities above and below the actual time remaining in the Segment at the time of the early distribution and, for each maturity, for those put options having the closest moneyness those put options having the closest moneyness value above and below the actual moneyness of the hypothetical put option described above, given the level of the S&P 500 Price Return index at the time of the early distribution. In calculating the Put Option Factor, we will derive a volatility input for your Segment's time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

   (a)We first determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but with the closest available time to maturity shorter than your Segment's remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the times to maturity that are above and below the moneyness value of the hypothetical put option.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

   (b)We then determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but with the closest available time to maturity longer than your Segment's remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the times to maturity that are above and below the moneyness value of the hypothetical put option.

   (c)The volatility input for your Segment's time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)LIBOR Rate -- Key duration LIBOR rates will be retrieved from a recognized financial reporting vendor. LIBOR rates will be retrieved for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We will use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)Index Dividend Yield -- On a daily basis we will get the projected annual dividend yield across the entire Index. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

In general, the Put Option Factor has an inverse relationship with the S&P 500 Price Return index. In addition to the factors discussed above, the Put Option Factor is also influenced by time to Segment Maturity. We determine Put Option Factors at the end of each business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If any inputs to the Black Scholes formula are unavailable on a business day, we would use the value of the input from the most recent preceding business day. The Put Option Factor that applies to a transaction or valuation made on a business day will be the Factor for that day. The Put Option Factor that applies to a transaction or valuation made on a non-business day will be the Factor for the next business day.

Appendix I at the end of this Prospectus provides examples of how the Early Distribution Adjustment is calculated.

TRANSFERS


There is no charge to transfer into and out of the MSO Holding Account and you can make a transfer at any time to or from the investment options available under your policy subject to any transfer restrictions within your policy. You may not transfer into the MSO Holding Account while the Extended No Lapse Guarantee Rider is in effect with your policy, if applicable. You must terminate the Extended No Lapse Guarantee Rider before electing MSO. Any restrictions applicable to transfers between the MSO Holding Account and such investment options would be the same transfer restrictions applicable to transfers between the investment options available under your policy. However, once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for transfers from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the remaining Charge Reserve Amount.


Thus the amount available for transfers from the Unloaned GIO will not be greater than any excess of the Unloaned GIO over the remaining Charge Reserve Amount.

WITHDRAWALS

Once policy account value has been swept from the MSO Holding Account into a Segment, you will not be allowed to withdraw the account value out of a Segment before the Segment Maturity Date unless you surrender your policy. You may also take a loan; please see "Loans" later in this Prospectus for more information. Any account value taken out of a Segment before the Segment Maturity Date will generate an Early Distribution Adjustment. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for withdrawals from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the Charge Reserve Amount. Thus, if there is any policy account value in a Segment, the amount which would otherwise be available to you for a partial withdrawal of net cash surrender value will be reduced, by the amount (if any) by which the sum of your Segment Distribution Values and the Charge Reserve Amount exceeds the policy surrender charge.

If the policy owner does not indicate or if we cannot allocate the withdrawal as requested due to insufficient funds, we will allocate the withdrawal proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

CASH SURRENDER VALUE, NET CASH SURRENDER VALUE AND LOAN VALUE

If you have amounts allocated to MSO Segments, the Segment Distribution Values will be used in place of the Segment Account Values in calculating the amount of any cash surrender value, net cash surrender value and maximum amount available for loans (please refer to your base variable life insurance policy prospectus for a further explanation of these latter terms). This means an EDA would apply to those amounts. Please see Appendix I for more information.

GUIDELINE PREMIUM FORCE-OUTS

For policies that use the Guideline Premium Test, a new Segment will not be established or created if we determine, when we process your election, that a distribution from the policy will be required to maintain its qualification as life insurance under federal tax law at any time during the Segment Term.

However, during a Segment Term if a distribution becomes necessary under the force-out rules of Section 7702 of the Internal Revenue Code, it will be deducted proportionately from the values in the Unloaned GIO (excluding the Charge Reserve Amount) and in any variable investment option, including any value in the MSO Holding Account but excluding any Segment Account Values.

If the Unloaned GIO (excluding the Charge Reserve Amount) and variable investment options, including any value in the MSO Holding Account, are insufficient to cover the force-out in its entirety, any remaining amount required to be forced out will be taken from the individual Segments proportionately, based on the current Segment Distribution Values.

ANY PORTION OF A FORCE-OUT DISTRIBUTION TAKEN FROM AN INDIVIDUAL SEGMENT WILL GENERATE A CORRESPONDING EARLY DISTRIBUTION ADJUSTMENT OF THE SEGMENT ACCOUNT VALUE.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

If the Unloaned GIO (excluding the remaining Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, and the Segment Distribution Values, is still insufficient to cover the force-out in its entirety, the remaining amount of the force-out will be allocated to the Unloaned GIO and reduce or eliminate any remaining Charge Reserve Amount under the Unloaned GIO.

LOANS

Please refer to the appropriate variable life insurance policy prospectus for information regarding policy loan provisions.


You may specify how your loan is to be allocated among the MSO, the variable investment options and the Unloaned GIO. Any portion of a requested loan allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Account proportionately, based on the value of the MSO Holding Account and the current Segment Distribution Values of each Segment. Any portion allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value and be subject to a higher guaranteed maximum loan spread (2% for policies with a contract state of Oregon and 5% for all other policies).


If you do not specify or if we cannot allocate the loan according to your specifications, we will allocate the loan proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, are insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the individual Segments proportionately, based on current Segment Distribution Values.

ANY PORTION OF A LOAN ALLOCATED TO AN INDIVIDUAL SEGMENT WILL GENERATE A CORRESPONDING EARLY DISTRIBUTION ADJUSTMENT OF THE SEGMENT ACCOUNT VALUE AND BE SUBJECT TO A HIGHER GUARANTEED MAXIMUM LOAN SPREAD.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account and the Segment Distribution Values, are still insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the Unloaned GIO and will reduce or eliminate the remaining Charge Reserve Amount.

Loan interest is due on each policy anniversary. If the interest is not paid when due, it will be added to your outstanding loan and allocated on the same basis as monthly deductions. See "How we deduct policy monthly charges during a Segment Term."

Whether or not any Segment is in effect and has not yet reached its Segment Maturity Date, loan repayments will first reduce any loaned amounts that are subject to the higher maximum loan interest spread. Loan repayments will first be used to restore any amounts that, before being designated as loan collateral, had been in the Unloaned GIO. Any portion of an additional loan repayment allocated to the MSO at the policy owner's direction (or according to premium allocation percentages) will be transferred to the MSO Holding Account to await the next available Segment Start Date and will be subject to the same conditions described earlier in this Prospectus.

PAID UP DEATH BENEFIT GUARANTEE

Please note that the MSO is not available while the Paid Up Death Benefit Guarantee is in effect. The Paid Up Death Benefit Guarantee provides an opportunity to lock in all or a portion of your policy's death benefit, provided certain conditions are met. Please see the appropriate variable life insurance policy prospectus for more information.

EXTENDED NO LAPSE GUARANTEE RIDER

Please note that the MSO is not available while the Extended No Lapse Guarantee Rider is in effect. You must terminate the Extended No Lapse Guarantee Rider before electing MSO. The Extended No Lapse Guarantee guarantees that your policy will not terminate for a certain number of years, provided certain conditions are met. Please see the appropriate variable life insurance policy prospectus for more information.


LOAN EXTENSION ENDORSEMENT

We will include all Segment Values in determining whether the policy will go on to Loan Extension. If the Loan Extension goes into effect, all Segments will be terminated and, you will forfeit any positive index performance and be subject to an Early Distribution Adjustment with respect to these amounts. In addition, MSO will no longer be available once you go on Loan Extension. Please see your Incentive Life Legacy(R) II prospectus for more information.

LONG-TERM CARE SERVICES/SM/ RIDER

If you elect the Long-Term Care Services/SM/ Rider, after a period of coverage ends before coverage is continued as a Nonforfeiture Benefit, if any MSO Segments are in effect, they will be terminated with corresponding early distribution adjustments, and the MSO Segment values will be reallocated to the variable investment options and your GIO based on your premium allocations then in effect.

LIVING BENEFITS RIDER

If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a "total and permanent disability accelerated death benefit rider" or a "limited life expectancy accelerated death benefit rider") is included with your policy, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under you policy and investment in the MSO will be transferred to and maintained as part of the Unloaned GIO. You may tell us how much of the accelerated payment is to be transferred from your value in each variable investment option and your value in the MSO Units will be redeemed from each variable investment option sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the Unloaned GIO. Any portion of the payment allocated to the MSO based on your instructions will be deducted from any value in the MSO Holding Account and the individual Segments on a pro-rata basis, based on any value in the MSO Holding Account and the current Segment Distribution Value of each Segment, and transferred to the Unloaned GIO. Any portion of the payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocated it based on our rules then in effect. Allocation rules will be provided upon request. Such transfers will occur as of the date we approve an accelerated death benefit payment. There will be no charge for such transfers. Please see the Incentive Life Legacy(R) II prospectus for more information.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

ASSET REBALANCING SERVICE

If you are invested in MSO, you may also elect the Asset Rebalancing Service. However, any amounts allocated to the MSO will not be included in the rebalance transactions. The investment options available to your Asset Rebalancing Service do not include the MSO Holding Account or Segments. Please see the appropriate variable life insurance policy prospectus for more information.


REQUESTED FACE AMOUNT INCREASES

Please refer to the appropriate variable life insurance policy prospectus for conditions that will apply for a requested face amount increase.

If you wish to make a face amount increase during a Segment Term, the MSO requires that a minimum amount of policy account value be available to be transferred into the Unloaned GIO (if not already present in the Unloaned GIO), and that the balance after deduction of monthly charges remain there during the longest remaining Segment Term subject to any loans as described above. This minimum amount will be any amount necessary to supplement the existing Charge Reserve Amount so as to be projected to be sufficient to cover all monthly deductions during the longest remaining Segment Term. Such amount will be determined assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account value, and that no further policy changes or additional premium payments are made.

Any necessary transfers to supplement the amount already present in the Unloaned GIO in order to meet this minimum requirement will take effect on the effective date of the face amount increase. There will be no charge for this transfer. Any transfer from the variable investment options including the MSO Holding Account will be made in accordance with your directions. Your transfer instructions will be requested as part of the process for requesting the face amount increase. If the requested allocation is not possible due to insufficient funds, the required amount will be transferred proportionately from the variable investment options, as well as the MSO Holding Account. If such transfers are not possible due to insufficient funds, your requested face amount increase will be declined.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

Please refer to the appropriate variable insurance policy prospectus for more information regarding your right to cancel your policy within a certain number of days and the Investment Start Date, which is the business day your investment first begins to earn a return for you. However, the policy prospectus provisions that address when amounts will be allocated to the investment options do not apply to amounts allocated to the MSO.

In those states that require us to return your premium without adjustment for investment performance within a certain number of days, we will initially put all amounts which you have allocated to the MSO into our EQ/Money Market investment option. If we have received all necessary requirements for your policy as of the day your policy is issued, on the first business day following the later of the twentieth day after your policy is issued or the Investment Start Date (30th day in most states if your policy is issued as the result of a replacement), we will re-allocate those amounts to the MSO Holding Account where they will remain until the next available Segment Start Date, at which time such amounts will be transferred to a new Segment of the MSO subject to meeting the conditions described in this Prospectus. However, if we have not received all necessary requirements for your policy as of the day your policy is issued, we will re-allocate those amounts to the MSO Holding Account on the 20th day (longer if your policy is issued as the result of a replacement) following the date we receive all necessary requirements to put your policy in force at our Administrative Office. Your financial professional can provide further information on what requirements may apply to your policy.


In all other states, any amounts allocated to the MSO will first be allocated to the MSO Holding Account where they will remain for 20 days (unless the policy is issued as the result of a replacement, in which case amounts in the MSO Holding Account will remain there for 30 days (45 days in Pennsylvania)). Thereafter, such amounts will be transferred to a new Segment of the MSO on the next available Segment Start Date, subject to meeting the conditions described in this Prospectus.


RIGHT TO DISCONTINUE AND LIMIT AMOUNTS ALLOCATED TO THE MSO

We reserve the right to restrict or terminate future allocations to the MSO at any time. If this right were ever to be exercised by us, all Segments outstanding as of the effective date of the restriction would be guaranteed to continue uninterrupted until the Segment Maturity Date. As each such Segment matured, the balance would be reallocated to the Unloaned GIO and/or variable investment options per your instructions, or to the EQ/Money Market investment option if no instructions are received. We may also temporarily suspend offering Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We also reserve the right to establish a maximum amount for any single policy that can be allocated to the MSO.

ABOUT SEPARATE ACCOUNT LIO

Amounts allocated to the MSO are held in a "non-unitized" separate account we have established under the Commissioner of Insurance in the State of Arizona. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer's general creditors and an owner should look to the financial strength of MONY America for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

5. Distribution of the policies


--------------------------------------------------------------------------------

The MSO is only available only under certain variable life insurance policies issued by MONY America. Extensive information about the arrangements for distributing the variable life insurance policies, including sales compensation, is included under "Distribution of the Policies" in the appropriate variable life insurance policy prospectus and in the statement of additional information that relates to that prospectus. All of that information applies regardless of whether you choose to use the MSO, and there is no additional plan of distribution or sales compensation with respect to the MSO. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate of MONY America or an indirect wholly owned subsidiary of AXA Equitable.

                         DISTRIBUTION OF THE POLICIES

6. Additional Information


--------------------------------------------------------------------------------



Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Market Stabilizer Option(R) described in this prospectus fall within the exemption provided under rule 12h-7. The Company relies on the exemption provided under rule 12h-7, and does not file reports under the Exchange Act.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements of MONY America at December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 are incorporated by reference herein in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to MONY America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.

                            ADDITIONAL INFORMATION

Appendix I: Early Distribution Adjustment Examples

--------------------------------------------------------------------------------

              HYPOTHETICAL EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

A. EXAMPLES OF EARLY DISTRIBUTION ADJUSTMENT TO DETERMINE SEGMENT DISTRIBUTION VALUE

The following examples represent a policy owner who has invested in both Segments 1 and 2. They are meant to show how much value is available to a policy owner when there is a full surrender of the policy by the policy owner or other full distribution from these Segments as well as the impact of Early Distribution Adjustments on these Segments. The date of such hypothetical surrender or distribution is the Valuation Date specified below and, on that date, the examples assume 9 months remain until Segment 1's maturity date and 3 months remain until Segment 2's maturity date.

Explanation of formulas and derivation of Put Option Factors is provided in notes (1)-(3) below.

------------------------------------------------------------------------------------------------------------------
  DIVISION OF MSO INTO                  SEGMENT 1                                SEGMENT 2
        SEGMENTS              (DISTRIBUTION AFTER 3 MONTHS)            (DISTRIBUTION AFTER 9 MONTHS)        TOTAL
------------------------------------------------------------------------------------------------------------------
Start Date                 3rd Friday of July, Calendar Year Y     3rd Friday of January, Calendar Year Y
------------------------------------------------------------------------------------------------------------------
Maturity Date             3rd Friday of July, Calendar Year Y+1   3rd Friday of January, Calendar Year Y+1
------------------------------------------------------------------------------------------------------------------
Segment Term                              1 year                                   1 year
------------------------------------------------------------------------------------------------------------------
Valuation Date            3rd Friday of October, Calendar Year Y   3rd Friday of October, Calendar Year Y
------------------------------------------------------------------------------------------------------------------
INITIAL SEGMENT ACCOUNT                   1,000                                    1,000                    2,000
------------------------------------------------------------------------------------------------------------------
Variable Index Benefit
 Charge                                   0.75%                                    0.75%
------------------------------------------------------------------------------------------------------------------
Remaining Segment Term      9 months / 12 months = 9/12 = 0.75       3 months / 12 months = 3/12 = 0.25
------------------------------------------------------------------------------------------------------------------

EXAMPLE I - THE INDEX IS DOWN 10% AT THE TIME OF THE EARLY DISTRIBUTION
ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                         -10%                                          -10%                       TOTAL
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                           0.020673                                      0.003425
-------------------------------------------------------------------------------------------------------------------------------
                          Put Option Component:                         Put Option Component:
                          1000 * 0.020673 = 20.67                       1000 * 0.003425 = 3.43
                          Charge Refund Component:                      Charge Refund Component:
                          1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
Early Distribution        Total EDA:                                    Total EDA:
 Adjustment               20.67 - 5.67 = 15.00                          3.43 - 1.89 = 1.54                             16.54
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION
 VALUE                               1000 - 15.00 = 985.00                          1000 - 1.54 = 998.46              1,983.46
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                   -2.067%                                       -0.343%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                    0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               -1.50%                                        -0.15%
-------------------------------------------------------------------------------------------------------------------------------

              APPENDIX I: EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

EXAMPLE II - THE INDEX IS UP 10% AT THE TIME OF THE EARLY DISTRIBUTION
ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                         10%                                           10%                        TOTAL
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                           0.003229                                      0.000037
-------------------------------------------------------------------------------------------------------------------------------
                          Put Option Component:                         Put Option Component:
                          1000 * 0.003229 = 3.23                        1000 * 0.000037 = 0.04
                          Charge Refund Component:                      Charge Refund Component:
                          1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
                          Total EDA:                                    Total EDA:
                          3.23 - 5.67 = -2.44                           0.04 - 1.89 = -1.85
Early Distribution
 Adjustment                                                                                                            -4.29
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION
 VALUE                              1000 - (-2.44) = 1002.44                      1000 - (-1.85) = 1001.85            2,004.29
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                   -0.323%                                        -.004%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                    0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               0.244%                                        0.185%
-------------------------------------------------------------------------------------------------------------------------------

EXAMPLE III - THE INDEX IS DOWN 40% AT THE TIME OF THE EARLY DISTRIBUTION ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                          -40%                                          -40%                       TOTAL
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                            0.163397                                      0.152132
-------------------------------------------------------------------------------------------------------------------------------
                           Put Option Component:                         Put Option Component:
                           1000 * 0.163397 = 163.40                      1000 * 0.152132 = 152.13
                           Charge Refund Component:                      Charge Refund Component:
                           1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
Early Distribution         Total EDA:                                    Total EDA:
 Adjustment                163.40 - 5.67 = 157.73                        152.13 - 1.89 = 150.24                         307.97
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION VALUE            1000 - 157.73 = 842.27                        1000 - 150.24 = 849.76             1,692.03
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                    -16.34%                                       -15.213%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                     0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               -15.773%                                      -15.024%
-------------------------------------------------------------------------------------------------------------------------------

EXAMPLE IV - THE INDEX IS UP 40% AT THE TIME OF THE EARLY DISTRIBUTION
ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                         40%                                           40%                        TOTAL
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                           0.000140                                      0.000000
-------------------------------------------------------------------------------------------------------------------------------
                          Put Option Component:                         Put Option Component:
                          1000 * 0.000140 = 0.14                        1000 * .000000 = 0.00
                          Charge Refund Component:                      Charge Refund Component:
                          1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
Early Distribution        Total EDA:                                    Total EDA:
 Adjustment               0.14 - 5.67 = -5.53                           0.00 - 1.89 = -1.89                            -7.42
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION
 VALUE                              1000 - (-5.53) = 1005.53                      1000 - (-1.89) = 1001.89            2,007.42
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                   -0.014%                                          0%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                    0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               0.553%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------

(1)Early Distribution Adjustment = (Segment Account Value) x [ (Put Option Factor) - (Number of days between Valuation Date and Maturity Date) /( Number of days between Start Date and Maturity Date) x ( 0.0075 / (1 - 0.0075) )]. The denominator of the charge refund component of this formula, I.E., "(1 - 0.0075)," is an adjustment that is necessary in order for the pro rata refund of the Variable Index Benefit Charge to be based on the gross amount on which that charge was paid by the policy owner on the Segment Start Date.

              APPENDIX I: EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

(2)Segment Distribution Value = (Segment Account Value) - (Early Distribution Adjustment).

(3)Derivation of Put Option Factor: In practice, the Put Option Factor will be calculated based on a Black Scholes model, with input values which are consistent with current market prices. We will utilize implied volatility quotes - the standard measure used by the market to quote option prices - as an input to a Black Scholes model in order to derive the estimated market prices. The input values to the Black Scholes model that have been utilized to generate the hypothetical examples above are as follows: (1) Implied volatility - 25%; (2) Libor rate corresponding to remainder of segment term
   - 1.09% annually; (3) Index dividend yield - 2% annually.

B.EXAMPLE OF AN EARLY DISTRIBUTION ADJUSTMENT CORRESPONDING TO A LOAN ALLOCATED
  TO SEGMENTS, FOR THE SEGMENT DISTRIBUTION VALUES AND SEGMENT ACCOUNT VALUES LISTED ABOVE FOR A CHANGE IN INDEX VALUE OF -40%

This example is meant to show the effect on a policy if, rather than a full distribution, you took a loan in the circumstances outlined in Example III above when the Index is down 40%. Thus the policy owner is assumed to have an initial Segment Account Value of 1,000 in each of Segment 1 and Segment 2. It is also assumed that 9 months remain until Segment 1's maturity date and 3 months remain until Segment 2's maturity date.

Loan Amount: 750
Loan Date: 3rd Friday of October, Calendar Year Y

Explanation of formulas is provided in notes (a)-(d) below.

THE INDEX IS DOWN 40% AT THE TIME OF THE EARLY DISTRIBUTION ADJUSTMENT

--------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                               -40%      -40%      TOTAL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Segment Account Value before Loan                 1,000.00  1,000.00   2,000.00
--------------------------------------------------------------------------------
Loan Allocation/(a)/                                373.34    376.66     750.00
--------------------------------------------------------------------------------
Early Distribution Adjustment/(b)/                   69.91     66.59     136.55
--------------------------------------------------------------------------------
Segment Account Value after Loan/(c)/               556.73     556.72  1,113.45
--------------------------------------------------------------------------------
Segment Distribution Value after Loan/(d)/          468.93    473.10     942.03
--------------------------------------------------------------------------------

(a)When more than one Segment is being used, we would allocate the loan between the Segments proportionately to the Segment Distribution Value in each. We take the Segment Distribution Value of each Segment (shown in Example III above) and divide it by the total Segment Distribution Values for Segments 1 and 2. This gives us the proportionate amount of the loan that should be allocated to each Segment. For example, for Segment 1, that would be 750 x (842.27/1,692.03) = 373.34

(b)This is the Early Distribution Adjustment that would be deducted from each Segment, as a result of the loan, based on the amount of the loan that is allocated to that Segment. It is equal to a percentage of the Early Distribution Adjustment that would apply if a full distribution from the Segment were being made, rather than only a partial distribution. This percentage would be 44.32545% for Segment 1 in this example: i.e., 373.34 (the amount of reduction in Segment Distribution Value as a result of the loan) divided by 842.27 (the Segment Distribution Value before the loan). Thus, the Early Distribution Adjustment that is deducted for Segment 1 due to the loan in this example would be 69.91 (i.e., 44.32545% of the 157.73 Early Distribution adjustment shown in Example III above that would apply if a full rather than only a partial distribution from the Segment were being made). Of this 69.91, 72.43 would be attributable to the Put Option Component and -2.51 would be attributable to the Charge Refund Component (which are calculated by applying 44.32545% to the 163.40 Put Option Component and the 5.67 Charge Refund Component shown in Example III). Similarly, the Early Distribution Adjustment deducted as a result of the loan from Segment 2 would be 66.59, of which 67.43 would be attributable to the Put Option Component and -0.84 would be attributable to the Charge Refund Component.

(c)The Segment Account Value after Loan represents the Segment Account Value before Loan minus the Loan Allocation and the Early Distribution Adjustment. For example, for Segment 1, that would be 1,000 - 373.34 - 69.93 = 556.73.

(d)Segment Distribution Value after Loan represents the amount a policy owner would receive from a Segment if they decided to surrender their policy immediately after this loan transaction. We would take the pre-loan Segment Distribution Value (shown in Example III above) and subtract the Loan Allocation. For example, for Segment 1, that would be 842.27 - 373.34 = 468.93.

              APPENDIX I: EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Table of Contents:                                                         Page

Risk Factors..............................................................    1

Description of Business...................................................   10

Description of Property...................................................   17

Legal Proceedings.........................................................   18

Financial Statements and Notes to Financial Statements....................   19

Selected Financial Data...................................................   59

Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................   61

Changes in and Disagreements with Accountants on Accounting and Financial
  Disclosure..............................................................   84

Quantitative and Qualitative Disclosures About Market Risk................   85

Directors, Executive Officers, Promoters and Control Persons..............   86

Executive Compensation....................................................   92

Security Ownership of Certain Beneficial Owners and Management............  123

Transactions with Related Persons, Promoters and Certain Control Persons..  125

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

RISK FACTORS

IN THE COURSE OF CONDUCTING OUR BUSINESS OPERATIONS, WE COULD BE EXPOSED TO A VARIETY OF RISKS. THIS "RISK FACTORS" SECTION PROVIDES A SUMMARY OF SOME OF THE SIGNIFICANT RISKS THAT HAVE AFFECTED AND COULD AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. IN THIS SECTION, THE TERMS "WE," "US" AND "OUR" REFER TO MONY LIFE INSURANCE COMPANY OF AMERICA. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THE "RISK FACTORS" ARE DEFINED IN THE "DESCRIPTION OF BUSINESS" THAT IMMEDIATELY FOLLOWS THIS SECTION.

CONTINUED DIFFICULT CONDITIONS IN THE GLOBAL CAPITAL MARKETS AND THE ECONOMY HAVE AFFECTED AND MAY CONTINUE TO MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND THESE CONDITIONS MAY NOT IMPROVE IN THE NEAR TERM.

Our business, results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. Concerns over the pace of the economic recovery, the level of U.S. national debt, the European sovereign debt crisis, unemployment, the availability and cost of credit, the U.S. housing market, inflation levels, and geopolitical issues have contributed to increased volatility and diminished confidence for the economy and the capital markets going forward. Given our interest rate and equity market exposure, these events have had and may continue to have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, the levels of surrenders and withdrawals of our variable life and annuity contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. See "Description of Business - Products" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations."

PROLONGED PERIODS OF LOW INTEREST RATES AND INTEREST RATE FLUCTUATIONS HAVE NEGATIVELY IMPACTED AND SHOULD THEY PERSIST WOULD CONTINUE TO NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Some of our life insurance and annuities products and certain of our investment products, and our investment returns, are sensitive to interest rate fluctuations, and changes in interest rates may adversely affect our investment returns and results of operations, including in the following respects:

  . changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our general account investments supporting the contracts. When interest rates decline, we have to reinvest the cash income from our investments in lower yielding instruments, potentially reducing net investment income. Since many of our policies and contracts have guaranteed minimum interest or crediting rates or limit the resetting of interest rates, the spreads could decrease and potentially become negative. When interest rates rise, we may not be able to replace the assets in our general account as quickly with the higher yielding assets needed to fund the higher crediting rates necessary to keep these products and contracts competitive, which may result in higher lapse rates;

  . when interest rates rise, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as policyholders seek to buy products with perceived higher returns, requiring us to sell investment assets potentially resulting in realized investment losses, or requiring us to accelerate the amortization of DAC or VOBA;

  . a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

  . changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

  . changes in interest rates may adversely impact our liquidity and increase our costs of financing;

  . our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may turn out to be inaccurate. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment; and

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

  . for certain of our products, a delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect these assumptions in products available for sale may negatively impact the long-term profitability of products sold during the intervening period.

Recent periods have been characterized by low interest rates and the Federal Reserve Board has committed to keeping interest rates low until unemployment falls below 6.5%. A prolonged period during which interest rates remain at levels lower than those anticipated may result in greater costs associated with certain of our product features which guarantee death benefits or income streams for stated periods or for life; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

EQUITY MARKET DECLINES AND VOLATILITY MAY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Declines or volatility in the equity markets can negatively impact our investment returns as well as our business and profitability. For example, equity market declines and/or volatility may, among other things:

  . decrease the account values of our variable life and annuity contracts which, in turn, reduces the amount of revenue we derive from fees charged on those account and asset values. At the same time, for annuity contracts that provide enhanced guarantee features, equity market declines and/or volatility increases the amount of our potential obligations related to such enhanced guarantee features. This could result in an increase in claims and reserves related to those contracts, net of any reinsurance reimbursements;

  . can influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life and annuity contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability and/or increase our benefit obligations particularly if they were to remain in such options during an equity market increase;

  . negatively impact the value of equity securities we hold for investment, including our investment in AllianceBernstein, thereby reducing our statutory capital;

  .   reduce demand for variable products relative to fixed products;

  . lead to changes in estimates underlying our calculations of deferred acquisition costs ("DAC") that, in turn, could accelerate our DAC and value of business acquired ("VOBA") amortization and reduce our current earnings; and

  . result in changes to the fair value of our GMIB reinsurance contracts, which could increase the volatility of our earnings.

OUR REINSURANCE PROGRAMS MAY BE INADEQUATE TO PROTECT US AGAINST THE FULL EXTENT OF THE EXPOSURE OR LOSSES WE SEEK TO MITIGATE.

Certain of our products, including especially our variable annuity products, include guarantees of income streams for stated periods or for life. Downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net income. In the normal course of business, we seek to mitigate some of these risks to which our business is subject through our reinsurance programs. However, these programs cannot eliminate all of the risks and no assurance can be given as to the extent to which such programs will be effective in reducing such risks. We utilize reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance and annuity products with regard to mortality, and in certain of our annuity products with regard to a portion of the enhanced guarantee features. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. Although we evaluate periodically the financial condition (including the applicable capital requirements) of our reinsurers, the inability or unwillingness of a reinsurer to meet its obligations to us (or the inability to collect under our reinsurance treaties for any other reason) could have a material adverse impact on our results of operations and financial condition. See "Description of Business -- Reinsurance" and Notes 7 and 8 of Notes to Financial Statements.

We are continuing to utilize reinsurance to mitigate a portion of our risk on certain new life insurance sales. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

WE ARE HEAVILY REGULATED, AND CHANGES IN REGULATION MAY REDUCE OUR PROFITABILITY AND LIMIT OUR GROWTH.

INSURANCE REGULATION: We are subject to a wide variety of insurance and other laws and regulations. See "Description of Business -- Regulation." State insurance laws regulate most aspects of our insurance business. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and by the states in which we are licensed.

State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:

  .   licensing companies and agents to transact business;

  . calculating the value of assets to determine compliance with statutory requirements;

  . regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

  . establishing statutory capital and reserve requirements and solvency standards;

  . fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

  . restricting the payment of dividends and other transactions between our insurance subsidiaries and affiliates; and

  . regulating the types, amounts, concentrations and valuation of investments.

From time to time, regulators raise issues during examinations or audits that could, if determined adversely, have a material impact on us. We cannot predict whether or when regulatory actions may be taken that could adversely affect our operations. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements.

State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities that we have currently established for these potential liabilities may not be adequate. See "Description of Business - Insurance Regulation."

State insurance regulators and the National Association of Insurance Commissioners ("NAIC") regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have a material adverse effect on our financial condition and results of operations. For example, in October 2011, the NAIC established a subgroup to study insurers' use of captives and special purpose vehicles to transfer insurance risk in relation to existing state laws and regulations, and to establish appropriate regulatory requirements to address concerns identified in the study. We cannot predict what actions and regulatory change will result from this study and what impacts such changes will have on our financial conditions and consolidated results of operations.

In addition, state insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of certain insurance products such as fixed, indexed and variable annuities. In particular, the NAIC has adopted a revised Suitability in Annuity Transactions Model Regulation ("SAT"), which will, if enacted by the states, place new responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. Several states, including Arizona, have already enacted laws based on the SAT.

U.S. FEDERAL REGULATION AFFECTING INSURANCE: Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Act establishes a Federal Insurance Office ("FIO") within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

(including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the newly established Financial Stability Oversight Council the designation of any insurer and its affiliates (potentially including AXA and its affiliates) as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-US governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements. In addition, the FIO will be empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO's approval will be required to subject an insurer or a company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process administered by the FDIC pursuant to the Dodd-Frank Act. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer's domiciliary state regulator.

Although the full impact of the Dodd-Frank Act cannot be determined until the various mandated studies are conducted and implementing regulations are enacted, many of the legislation's requirements could have profound and/or adverse consequences for the financial services industry, including the Company. The Dodd-Frank Act could make it more expensive for us to conduct our business; require us to make changes to our business model or satisfy increased capital requirements; subject us to greater regulatory scrutiny; and have a material effect on our results of operations or financial condition.

The sales of insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products or unaffiliated insurance companies face heightened regulatory scrutiny and/or increased regulation that causes them to de-emphasize sales of the types of products we issue.

INTERNATIONAL REGULATION: In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. For example, in May 2012, the International Association of Insurance Supervisors ("IAIS") published a proposed assessment methodology for designating global systemically important insurers ("G-SIIs"), as part of the global initiative to identify global systemically important financial institutions ("G-SIFIs"). The proposed methodology is intended to identify those insurers whose distress or disorderly failure, because of their size, complexity and interconnectedness, would cause significant disruption to the global financial system and economic activity. Management of AXA believes that the AXA Group is likely to be among the insurance groups so designated and expects final designations to be made and publicized during the second quarter of 2013. The precise implications of being designated a G-SII are not yet clear, however, management of AXA believes that the draft policy measures for G-SIIs published by the IAIS in October 2012 provides insights into the likely consequences which include (i) additional capital buffers for business deemed non-traditional / non-insurance,
(ii) greater regulatory authority over holding companies, (iii) various measures to promote "structural self-sufficiency" of group companies and reduce group interdependencies, and (iv) in general, a greater level of regulatory scrutiny for G-SIIs (including a requirement to prepare recovery and resolutions plans which will entail significant new reporting and compliance burdens and costs). These measures, if implemented, could have far reaching regulatory and competitive implications for the AXA Group and adversely impact AXA's capital requirements, profitability, the fungibility of AXA's capital and ability to provide capital / financial support for AXA Group companies, including potentially MLOA, AXA's ability to grow through future acquisitions and AXA's overall competitive position in relation to insurance groups that are not designated G-SIIs. Based on the information obtained from the IAIS, the Financial Stability Board ("FSB") will make final recommendations in consultation with national supervisory authorities. An initial list of G-SIIs is expected to be published by the FSB in the second quarter of 2013, with annual updates thereafter. While the precise implications of being designated a G-SII on the AXA Group are not yet clear, the negative impacts could be potentially significant. All of these possibilities, if they occurred, could affect the way we conduct our business and manage capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our consolidated results of operations, financial condition and liquidity.

THE AMOUNT OF STATUTORY CAPITAL THAT WE HAVE AND THE AMOUNT OF STATUTORY CAPITAL WE MUST HOLD TO MEET OUR STATUTORY CAPITAL REQUIREMENTS AND OUR FINANCIAL STRENGTH AND CREDIT RATINGS CAN VARY SIGNIFICANTLY FROM TIME TO TIME.

Statutory accounting standards and capital and reserve requirements for MLOA are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities and group annuities that contain death benefits or certain living benefits. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio (including the value of AllianceBernstein units), changes in interest rates, as well as changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

OUR RESERVES COULD BE INADEQUATE DUE TO DIFFERENCES BETWEEN OUR ACTUAL EXPERIENCE AND MANAGEMENT'S ESTIMATES AND ASSUMPTIONS.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or reduce DAC, which could adversely impact our earnings and/or capital. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Critical Accounting Estimates."

OUR PROFITABILITY MAY DECLINE IF MORTALITY RATES OR PERSISTENCY RATES DIFFER SIGNIFICANTLY FROM OUR PRICING EXPECTATIONS.

We set prices for many of our insurance and annuity products based upon expected claims and payment patterns, using assumptions for mortality rates of our policyholders. In addition to the potential effect of natural or man-made disasters, significant changes in mortality could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, the economic environment, or other factors. Pricing of our insurance and annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within our annuities products may be significantly impacted by the value of guaranteed minimum benefits contained in many of our variable annuity products being higher than current account values in light of poor equity market performance or extended periods of low interest rates as well as other factors. Results may also vary based on differences between actual and expected premium deposits and withdrawals for these products. Persistency within our life products may be significantly impacted by, among other things, conditions in the capital markets, the changing needs of our policyholders, the manner in which a product is marketed or illustrated, and competition, including the availability of new products. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor owned life insurance, and to a lesser extent third party investor strategies in the annuities market, could adversely affect the profitability of existing business and our pricing assumptions for new business. Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract.

OUR EARNINGS ARE IMPACTED BY DAC AND VOBA ESTIMATES THAT ARE SUBJECT TO CHANGE.

Our earnings for any period depend in part on the amount of our life insurance and annuity product acquisition costs (including commissions, underwriting, agency and policy issue expenses) that can be deferred and amortized rather than expensed immediately. They also depend in part on the pattern of DAC and VOBA amortization and the recoverability of DAC and VOBA which are both based on models involving numerous estimates and subjective judgments, including those regarding investment results including, Separate Account performance, Separate Account fees, mortality and expense margins, expected market rates of return, lapse rates and anticipated surrender charges. These estimates and judgments are required to be revised periodically and adjusted as appropriate. Revisions to our estimates may result in a change in DAC and VOBA amortization, which could negatively impact our earnings.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

WE USE FINANCIAL MODELS THAT RELY ON A NUMBER OF ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT ARE INHERENTLY UNCERTAIN.

We use models in many aspects of our operations, including but not limited to product developments and pricing, capital management, the estimation of actuarial reserves, the amortization of deferred acquisition costs and the value of business acquired and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could result in a negative impact to our results of operations and financial position.

THE DETERMINATION OF THE AMOUNT OF ALLOWANCES AND IMPAIRMENTS TAKEN ON OUR INVESTMENTS IS SUBJECTIVE AND COULD MATERIALLY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The determination of the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management's judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual and eventual diminution in realized value. Furthermore, additional impairments may need to be taken or allowances provided for in the future.

SOME OF OUR INVESTMENTS ARE RELATIVELY ILLIQUID.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities, equity real estate and limited partnership interests. These asset classes represented approximately 21% of the carrying value of our total cash and invested assets as of December 31, 2012. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.

GROSS UNREALIZED LOSSES ON FIXED MATURITY AND EQUITY SECURITIES MAY BE REALIZED OR RESULT IN FUTURE IMPAIRMENTS, RESULTING IN A REDUCTION IN OUR NET INCOME.

Fixed maturity and equity securities classified as available-for-sale are reported at fair value. Unrealized gains or losses on available-for-sale securities are recognized as a component of other comprehensive income (loss) and are, therefore, excluded from net income. Our gross unrealized losses on fixed maturity and equity securities at December 31, 2012 were approximately $29 million. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net income when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net income in a particular quarterly or annual period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - General Accounts Investment Portfolio."

A DOWNGRADE IN OUR FINANCIAL STRENGTH AND CLAIMS-PAYING RATINGS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Claims paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. A downgrade of our ratings or those of AXA and/or AXA Financial could adversely affect our business and results of operations by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to sources of capital.

As a result of the difficulties recently experienced by many insurance companies, we believe that it is possible that the ratings agencies will continue to heighten the level of scrutiny they apply to insurance companies, will continue to increase the frequency and scope of their credit reviews, will continue to request additional information from the companies that they rate, and may adjust upward the capital and other requirements employed in their ratings models for maintenance of certain ratings levels.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

LEGAL AND REGULATORY ACTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

A number of lawsuits have been filed against life and health insurers and affiliated distribution companies involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. Some of these lawsuits have resulted in the award of substantial judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages.

We, like other life insurers, are involved in such litigation and our results of operations and financial position could be affected by defense and settlement costs and any unexpected material adverse outcomes in such litigations as well as in other material litigations pending against us. The frequency of large damage awards, including large punitive damage awards that bear little or no relation to actual economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given matter.

In addition, examinations by Federal and state regulators and other governmental and self-regulatory agencies including, among others, the SEC, state attorneys general, insurance and securities regulators and FINRA could result in adverse publicity, sanctions, fines and other costs. For example, we, along with other life insurance industry companies, have been the subject of various inquiries regarding our death claim, escheatment and unclaimed property procedures and are cooperating with these inquiries. We are under audit by a third party auditor acting on behalf of a number of U.S. state jurisdictions reviewing compliance with unclaimed property laws of those jurisdictions. A number of life insurance industry companies have received a multistate targeted market conduct examination notice issued on behalf of various U.S. state insurance departments reviewing use of the DMF, claims processing and payments to beneficiaries. In December 2012, AXA Equitable received an examination notice on behalf of at least six insurance departments. At this time, management cannot predict what actions regulators may take or what the impact of such actions might be. See "Description of Business - Regulation."

CHANGES IN U.S. TAX LAWS AND REGULATIONS MAY ADVERSELY AFFECT SALES OF OUR PRODUCTS AND OUR PROFITABILITY.

Currently, U.S. tax law provisions afford certain benefits to life insurance and annuity products. The nature and extent of competition and the markets for our life insurance and annuity products and our profitability may be materially affected by changes in tax laws and regulations, including changes relating to savings and retirement funding. Adverse changes could include, among many other things, the introduction of current taxation of increases in the account value of life insurance and annuity products, improved tax treatment of mutual funds or other investments as compared to insurance products or repeal of the Federal estate tax. Management cannot predict what proposals may be made, what legislation, if any, may be introduced or enacted or what the effect of any such legislation might be. See "Description of Business - Regulation - Federal Tax Legislation."

WE FACE COMPETITION FROM OTHER INSURANCE COMPANIES, BANKS AND OTHER FINANCIAL INSTITUTIONS, WHICH MAY ADVERSELY IMPACT OUR MARKET SHARE AND PROFITABILITY.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide, including insurance, annuity and other investment products and services. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. Also, this competition may adversely impact our market share and profitability.

Our ability to compete is dependent on numerous factors including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; and (with respect to variable insurance and annuity products and other investment products) investment options, flexibility and investment management performance. See "Description of Business - Competition."

CONSOLIDATION OF DISTRIBUTORS OF INSURANCE PRODUCTS MAY ADVERSELY AFFECT THE INSURANCE INDUSTRY AND THE PROFITABILITY OF OUR BUSINESS.

The insurance industry distributes many of its products through other financial institutions such as banks and broker-dealers. The trend toward consolidation in the financial services industry has been significantly accelerating as a result of the recent financial crisis with substantial

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA consolidation particularly between and among banks and other financial services companies. An increase in bank and other financial services companies consolidation activity may create firms with even stronger competitive positions, negatively impact the industry's sales, and such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

CHANGES IN ACCOUNTING STANDARDS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND/OR FINANCIAL CONDITION.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America that are revised from time to time. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board ("FASB"). For example, the adoption of the provisions of Accounting Standards Update ("ASU") 2010-26, Financial Services:
Insurance (Accounting Standards Codification /(TM) /("ASC") Topic 944):
"Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts" decreased our December 31, 2011 Total equity by $34 million. In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our results of operations and/or financial condition. See Note 2 of Notes to Financial Statements.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY AND MAY BE SUBJECT TO INFRINGEMENT CLAIMS BY A THIRD PARTY.

We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, results of operations and financial condition.

LOSSES DUE TO DEFAULTS, ERRORS OR OMISSIONS BY THIRD PARTIES, INCLUDING OUTSOURCING RELATIONSHIPS, COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We depend on third parties that owe us money, securities or other assets to pay or perform under their obligations. These parties include the issuers whose securities we hold in our investment portfolios, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swap and other derivative contracts, clearing agents, exchanges, clearing houses and other financial intermediaries. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other reasons.

We also depend on third parties in other contexts. For example, in establishing the amount of the liabilities and reserves associated with the risks assumed in connection with reinsurance pools and arrangements, we rely on the accuracy and timely delivery of data and other information from ceding companies.

We also rely on third parties to whom we outsource certain technology platforms, information systems and administrative functions, including records retention. If we do not effectively implement and manage our outsourcing strategy, third party vendor providers do not perform as anticipated, such vendors' internal controls fail or are inadequate, or we experience technological or other problems associated with outsourcing transitions, we may not realize anticipated productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and reputational damage.

Losses associated with defaults or other failures by these third parties and outsourcing partners upon whom we rely could materially adversely impact our business, results of operations and financial condition.

WE COULD EXPERIENCE SIGNIFICANT DIFFICULTIES WITH RESPECT TO OUR PROPRIETARY TECHNOLOGY AND INFORMATION SYSTEMS AS WELL AS THOSE PROVIDED BY VENDORS.

We utilize numerous technology and information systems in our businesses, some of which are proprietary and some of which are provided by outside vendors pursuant to outsourcing arrangements. These systems are central to, among other things, designing and pricing products,

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA underwriting and reserving decisions, our reinsurance and hedging programs, marketing and selling products and services, processing policyholder and investor transactions, client recordkeeping, communicating with retail sales associates, employees and clients, and recording information for accounting and management purposes in a secure and timely manner. The systems are maintained to provide customer privacy and, although they are periodically tested to ensure the viability of business resumption plans, these systems are subject to attack by viruses, spam, spyware, worms and other malicious software programs, which could jeopardize the security of information stored in a user's computer or in our computer systems and networks.

We commit significant resources to maintain and enhance our existing information systems that, in some cases, are advanced in age, and to develop and introduce new systems and software applications. Any significant difficulty associated with the operation of our systems, or any material delay, disruption or inability to develop needed system capabilities could have a material adverse effect on our consolidated results of operations and, ultimately, our ability to achieve our strategic goals. We are unable to predict with certainty all of the material adverse effects that could result from our failure, or the failure of an outside vendor, to address these problems. The material adverse effects could include the inability to perform or prolonged delays in performing critical business operational functions or failure to comply with regulatory requirements, which could lead to loss of client confidence, harm to reputation or exposure to disciplinary action.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OF A CATASTROPHE, INCLUDING NATURAL OR MAN-MADE DISASTERS.

Any catastrophic event, such as pandemic diseases, terrorist attacks, floods, severe storms or hurricanes or computer cyber-terrorism, could have an adverse effect on our business in several respects:

  . we could experience long-term interruptions in our service due to the vulnerability of our information and operation systems and those of our significant vendors to the effects of catastrophic events. We depend heavily on computer systems to provide reliable service. Despite our implementation of a variety of security measures, our computer systems could be subject to physical and electronic break-ins, cyber-attacks and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and third parties to whom we outsource certain functions, or may originate internally from within the Company. Some of our operational systems are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with our disaster recovery systems could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data.

  . the occurrence of a pandemic disease could have a material adverse effect on our liquidity and operating results due to increased mortality and, in certain cases, morbidity rates.

  . the occurrence of any pandemic disease, natural disaster, terrorist attacks or any other catastrophic event that results in our workforce being unable to be physically located at one of our facilities could result in lengthy interruptions in our service.

  . another terrorist attack in the United States could have long-term economic impacts that may have severe negative effects on our investment portfolio and disrupt our business operations. Any continuous and heightened threat of terrorist attacks could also result in increased costs of reinsurance.

OUR RISK MANAGEMENT POLICIES AND PROCEDURES MAY NOT BE ADEQUATE, WHICH MAY LEAVE US EXPOSED TO UNIDENTIFIED OR UNANTICIPATED RISK, WHICH COULD NEGATIVELY AFFECT OUR BUSINESSES OR RESULT IN LOSSES.

Our policies and procedures to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths or terrorism. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DESCRIPTION OF BUSINESS1

OVERVIEW

MLOA, established in the state of Arizona in 1969, is a wholly owned subsidiary of AXA Financial, Inc. Our primary business is to provide life insurance and annuity products to both individuals and businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico. As of December 31, 2012, we had approximately 179,243 insurance policies and annuity contracts in force.

AXA Financial is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. For additional information regarding AXA, see "Description of Business -- Parent Company."

PRODUCTS

Prior to the MONY Acquisition, we offered a broad portfolio of life insurance products consisting primarily of variable life and interest-sensitive life insurance products (including group interest-sensitive life insurance products). In addition, we previously offered whole life and a variety of term life insurance products, as well as a variety of annuity products, such as variable annuities, fixed deferred annuities and payout annuities. For additional information regarding certain features of our variable annuity products, see Note 6 of Notes to Financial Statements.

In connection with the integration of the MONY Companies with AXA Financial, management evaluated the products sold by MLOA as part of an overall review of insurance products offered by AXA Equitable and AXA Financial's other insurance subsidiaries with a view towards reducing duplication of products, improving the quality of the product line-up and enhancing the overall profitability of AXA Financial Group. This evaluation resulted in our discontinuation, in 2005, of new sales of life insurance and annuity products, except for certain variable and fixed annuities in limited markets, variable universal life insurance and interest-sensitive whole life insurance. Since future decisions regarding product development depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future.

SEPARATE ACCOUNT ASSETS

Variable life and variable annuity policyholders have a broad selection of investment accounts representing a range of investment objectives in which to invest the assets held under their contracts. The investment options available to MLOA's variable life and variable annuity policyholders are comprised of the proprietary fund families of EQ Advisors Trust, AXA Premier VIP Trust and various non-proprietary fund families. Our variable life insurance contracts had 92 investment options and MLOA's variable annuity contracts had 31 investment options as of December 31, 2012. Depending on the investment options available under the specific contract, variable policyholders may allocate their funds among a wide variety of these investment options.

DISTRIBUTION

We distribute our products through Retail and Wholesale distribution channels.

RETAIL DISTRIBUTION. Our annuity and life insurance products are offered on a retail basis in 49 states (not including New York), the District of Columbia and Puerto Rico through financial professionals associated with AXA Advisors, LLC ("AXA Advisors"), an affiliated broker-dealer, and AXA Network, LLC ("AXA Network"), an affiliated insurance agency. These financial professionals also have access to and can offer a broad array of annuity, life insurance and investment products and services from unaffiliated insurers and other financial service providers. As of December 31, 2012, AXA Advisors and AXA Network had approximately 5,242 financial professionals.
-----------
1 As used herein, the terms "MLOA", "we", "our" and/or "us" refers to MONY Life Insurance Company of America, an Arizona stock life insurance company, "AXA Financial" refers to AXA Financial, Inc., a Delaware corporation incorporated in 1991, "AXA Financial Group" refers to AXA Financial and its consolidated subsidiaries, including AXA Equitable Life Insurance Company ("AXA Equitable"). The term "MONY" refers to The MONY Group Inc., a Delaware corporation acquired by AXA Financial on July 8, 2004 that merged with and into AXA Financial on July 22, 2004 (the "MONY Acquisition"), and the term "MONY Companies" means MONY Life Insurance Company, MLOA, U.S. Financial Life Insurance Company and the other subsidiaries of MONY acquired by AXA Financial in the MONY Acquisition. The term "Separate Accounts" refers to the Separate Account investment assets of MLOA excluding the assets held in those Separate Accounts on which MLOA bears the investment risk. The term "General Account Investment Assets" refers to assets held in the General Account associated with MLOA's continuing operations.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

WHOLESALE DISTRIBUTION. We also distribute our products on a wholesale basis through AXA Distributors, LLC ("AXA Distributors"), an affiliated wholesale distribution company, to third-party broker-dealers and insurance brokerage general agencies.

REINSURANCE

We reinsure most of our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. In 2012, we generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits we typically obtained reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount we retain in exchange for an agreed-upon premium. We are not a party to any risk reinsurance arrangement with any reinsurer pursuant to which the amount of reserves on reinsurance ceded to such reinsurer equals more than 1.48% of the total policy life reserves of MLOA.

We also continue to reinsure a portion of our exposure on variable annuity products that provide guaranteed minimum income benefit ("GMIB") features and/or guaranteed minimum death benefit ("GMDB") features. At December 31, 2012, we have fully reinsured, subject to certain maximum amounts or caps in any one period, the GMIB benefit and reinsured approximately 31.8% of our net amount at risk to the GMDB obligation on annuity contracts in force as of December 31, 2012. A contingent liability exists with respect to reinsurance should the reinsurers be unable to meet their obligations. We evaluate the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies.

We do not assume reinsurance from any non-affiliated insurance company. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 7 and 8 of Notes to Financial Statements.

POLICYHOLDER LIABILITIES AND RESERVES

We establish, and carry as liabilities, actuarially determined amounts that are calculated to meet our policy obligations when a policy matures or is surrendered, an insured dies or becomes disabled or upon the occurrence of other covered events, or to provide for future annuity payments. Our reserve requirements are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience and policyholder elections (i.e., lapses and surrenders, withdrawals and amounts of withdrawals, contributions and the allocation thereof etc.) which we modify to reflect our actual experience and/or refined assumptions when appropriate.

Pursuant to state insurance laws, we establish statutory reserves, reported as liabilities, to meet our obligations on our policies. These statutory reserves are established in amounts sufficient to meet policy and contract obligations, when taken together with expected future premiums and interest at assumed rates. Statutory reserves generally differ from actuarial liabilities for future policy benefits determined using U.S. GAAP.

State insurance laws and regulations require that we submit to state insurance departments, with each annual report, an opinion and memorandum of a "qualified actuary" that the statutory reserves and related actuarial amounts recorded in support of specified policies and contracts, and the assets supporting such statutory reserves and related actuarial amounts, make adequate provision for its statutory liabilities with respect to these obligations.

For additional information on Policyholder Liabilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies and Estimates", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Continuing Operations by Segment - Insurance" and "Risk Factors."

UNDERWRITING AND PRICING

UNDERWRITING. We employ detailed underwriting policies, guidelines and procedures designed to align mortality results with the assumptions used in product pricing while providing for competitive risk selection. The risk selection process is carried out by underwriters who evaluate policy applications based on information provided by the applicant and other sources. Specific tests, such as blood analysis, are used to evaluate policy applications based on the size of the policy, the age of the applicant and other factors. The purpose of this process is to determine the type and amount of risk that we are willing to accept. In addition, we are piloting alternative underwriting methods that rely on predictive modeling.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

We have senior level oversight of the underwriting process in order to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is periodically reviewed through internal underwriting audits in order to maintain high standards of underwriting and consistency.

PRICING. Pricing for our products is designed to allow us to make an appropriate profit after paying benefits to customers, and taking account of all the risks we assume. Product pricing is calculated through the use of estimates and assumptions for mortality, morbidity, withdrawal rates and amounts, expenses, persistency, policyholder elections and investment returns, as well as certain macroeconomic factors. Assumptions used are determined in light of our underwriting standards and practices. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our life insurance products are highly regulated by the individual state regulators where such products are sold. Variable and fixed annuity products are also highly regulated and approved by the individual state regulators where the product is sold. Such products generally include penalties for early withdrawals and policyholder benefit elections to tailor the form of the product's benefits to the needs of the opting policyholder. From time to time, we reevaluate the type and level of guarantee and other features currently being offered and may change the nature and/or pricing of such features for new sales.

We continually review our underwriting and pricing guidelines with a view to maintaining competitive offerings that are consistent with maintaining our financial strength and meeting profitability goals.

GENERAL ACCOUNT INVESTMENT PORTFOLIO

The General Account consists of a diversified portfolio of principally fixed-income investments.

The following table summarizes our General Account Investment Assets by asset category at December 31, 2012:

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                       GENERAL ACCOUNT INVESTMENT ASSETS

                                  AMOUNT  % OF TOTAL
                                 -------- ----------
                                    (IN MILLIONS)
Fixed maturities................ $  1,890     85.3%
Mortgages.......................       45      2.0
Other equity investments........        2      0.1
Policy loans....................      139      6.3
Cash and short-term investments.      140      6.3
                                 --------  -------
Total........................... $  2,216    100.0%
                                 ========  =======

 /(1)/See "Management's Discussion and Analysis of Financial Condition and
      Results of Operations - General Account Investment Portfolio - Investment Results of General Account Investment Assets" for further information on these investment assets and their results.

We have an asset/liability management approach with separate investment objectives for specific classes of product liabilities, such as life insurance and annuity. We have investment strategies to manage each product line's investment return and liquidity requirements, consistent with management's overall investment objectives for the General Account investment portfolio. Investments frequently meet the investment objectives of more than one class of product liabilities.

INVESTMENT SURVEILLANCE. As part of our investment management process, management, with the assistance of its investment advisors, continuously monitors General Account investment performance. This internal review process culminates with a quarterly review of assets by our Investment Under Surveillance ("IUS") Committee. The IUS Committee, among other things, evaluates whether any investments are other than temporarily impaired and, therefore, must be written down to their fair value and whether specific investments should be put on an interest non-accrual basis.

For additional information on the General Account Investment Portfolio, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - General Account Investment Portfolio."

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

COMPETITION

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. For additional information regarding competition, see "Risk Factors."

The principal competitive factors affecting our business are our financial strength as evidenced, in part, by our financial and claims-paying ratings; size; product quality, range, features/functionality and price; crediting rates on fixed products; visibility, recognition and understanding of our brand in the marketplace; reputation and quality of service; and (with respect to variable insurance and annuity products) investment management performance.

We and our affiliated distributors must attract and retain productive sales representatives to sell our products. Strong competition continues among financial institutions for sales representatives with demonstrated ability. We compete with other financial institutions for sales representatives primarily on the basis of financial position, product breadth and features, support services and compensation policies. For additional information, see "Risk Factors."

Legislative and other changes affecting the regulatory environment can affect our competitive position within the life insurance industry and within the broader financial services industry. For additional information, see "Description of Business -- Regulation" and "Risk Factors."

REGULATION

INSURANCE REGULATION

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing sales practices, standards of solvency, levels of reserves, risk-based capital, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent licensing, approval of policy forms and, for certain lines of insurance, approval or filing of rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see "Risk Factors."

We are required to file detailed annual financial statements, prepared on a statutory accounting basis, with supervisory agencies in each of the jurisdictions in which we do business. Such agencies may conduct regular or targeted examinations of our operations and accounts and may make occasional requests for particular information from us. In addition to oversight by state insurance regulators, in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For example, MLOA, along with other life insurance industry companies, has been the subject of various inquiries regarding its death claim, escheatment and unclaimed property procedures and is cooperating with these inquiries. MLOA is under audit by a third party auditor acting on behalf of a number of U.S. state jurisdictions reviewing compliance with unclaimed property laws of those jurisdictions. In addition, a number of life insurance industry companies have received a multistate targeted market conduct examination notice issued on behalf of various U.S. state insurance departments reviewing use of the U.S. Social Security Administration's Death Master File or similar database, claims processing and payments to beneficiaries. In December 2012, MLOA received an examination notice on behalf of at least six insurance departments. These audits and related inquiries have resulted in the payment of death benefits and changes to MLOA's relevant procedures. MLOA expects it will also result in the reporting and escheatment of unclaimed death benefits, including potential interest on such payments, and the payment of examination costs. In addition, MLOA, along with other life insurance companies, are subject to lawsuits that may be filed by regulatory agencies and other litigants.

HOLDING COMPANY AND SHAREHOLDER DIVIDEND REGULATION. Most states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require a controlled insurance company (insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

In 2012, we did not make any shareholder dividend payments. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

GUARANTY ASSOCIATIONS AND SIMILAR ARRANGEMENTS. Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

RISK BASED CAPITAL ("RBC"). We are subject to RBC requirements and report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

SECURITIES LAWS

We and certain policies and contracts offered by us are subject to regulation under the Federal securities laws administered by the Securities and Exchange Commission (the "SEC") and under certain state securities laws. The SEC conducts regular examinations of our operations, and from time to time makes requests for particular information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance and annuity products are regulated by the SEC and the Financial Industry Regulatory Authority, Inc. ("FINRA"), the successor to the National Association of Securities Dealers, Inc. The SEC, FINRA and other regulators have from time to time investigated certain sales practices involving certain sales of variable annuities and transactions in which an existing variable annuity is replaced by, or exchanged for, a new variable annuity. Certain of our Separate Accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain annuity contracts and insurance policies issued by us are also registered under the Securities Act of 1933, as amended.

DODD-FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Act establishes a Federal Insurance Office ("FIO") within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the newly established Financial Stability Oversight Council the designation of any insurer and its affiliates
(potentially including AXA and its affiliates) as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-US governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements. In addition, the FIO will be empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO's approval will be required to subject an insurer or a company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer's domiciliary state regulator.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

FEDERAL TAX LEGISLATION

There are a number of existing, expiring, newly enacted and previously or currently proposed Federal tax initiatives that may also significantly affect us including, among others, the following.

Estate and Related Taxes. Under Federal tax legislation enacted on January 2, 2013, exemption amounts for estate, gift and generation skipping transfer ("GST") taxes in the United States on estates, gifts or GST transfers exceeding $5 million per individual (to be indexed for inflation) will be subject to tax at a top rate of 40%. The permanence of the estate tax as enacted in 2013 with an inflation indexed exemption amount of $5 million, a top tax rate of 40% and "portability" which allows a surviving spouse to use a deceased spouse's unused $5 million exemption could be expected to have an adverse impact on life insurance sales as a significant portion of our life insurance sales are made in conjunction with estate planning. At the same time, the higher gift tax exemption may encourage certain gifting techniques involving life insurance in larger estates.

Income, Capital Gains and Dividend Tax Rates. Federal tax legislation enacted on January 2, 2013 made permanent reduced income tax rates for individuals except those with taxable income of over $400,000 per year ($450,000 for a married couple on a joint tax return) who will now be subject to a top income tax rate of 39.6% (an increase from 35%); a top long-term capital gains and dividend tax rate of 20% (an increase from 15%). Such changes may increase the tax appeal of cash value life insurance and annuity products for individuals in the higher tax bracket. The tax advantages of cash value life insurance and annuity products should increase favourably in the event of higher income and capital gains tax rates and the application of a newly enacted 3.8% net investment income tax on investment type income for higher earning taxpayers beginning in 2013.

Other Proposals. The U.S. Congress may also consider proposals for, among other things, the comprehensive overhaul of the Federal tax law and/or tax incentives targeted particularly to lower and middle-income taxpayers. For example, as part of deficit reduction ideas being discussed, there may be renewed interest in tax reform options, which could present sweeping changes to many longstanding tax rules. One possible change includes the creation of new tax-favoured savings accounts that would replace many existing qualified plan arrangements or new limits on the tax benefits available under existing qualified plan arrangements. Others would eliminate or limit certain tax benefits currently available to cash value life insurance and deferred annuity products. Enactment of these changes or similar alternatives would likely adversely affect new sales, and possibly funding and persistency of existing cash value life insurance and deferred annuity products. Finally, current legislative proposals may introduce significant increases on the taxation of financial institutions, including, taxes on certain financial institutions to compensate for the funds dispersed during the financial crisis, taxes on financial transactions, and taxes on executive compensation, including bonuses.

Recent tax rulings indicate lifetime annuity guarantees can be placed upon mutual fund type investment portfolios outside the annuity contract. Such portfolios would not be tax-deferred but would be eligible to pass capital gain or loss and dividend treatment to the policyholders. Development of such new annuity designs could impact the attractiveness or pricing of current annuity guarantee designs but expand the market for such guarantees.

The current, rapidly changing economic environment and projections relating to government budget deficits may increase the likelihood of substantial changes to Federal tax law. Management cannot predict what, if any, legislation will actually be proposed or enacted based on these proposals or what other proposals or legislation, if any, may be introduced or enacted relating to our business or what the effect of any such legislation might be.

PRIVACY OF CUSTOMER INFORMATION

We have adopted a privacy policy outlining procedures and practices to be followed by members of the AXA Financial Group relating to the collection, disclosure and protection of customer information. Customer information may only be used to conduct company business. We may not disclose customer information to third parties except as required or permitted by law. Customer information may not be sold or rented to third parties. A copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws and regulations require financial institutions to protect the security and confidentiality of customer information and report breaches in which customer information is intentionally or accidentally disclosed to third parties. Violation of these laws and regulations may result in significant fines and remediation costs. Legislation currently under consideration in the U.S. Congress and state legislatures could create additional obligations relating to the use and protection of customer information.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided services necessary to operate our business. For additional information, see Note 8 of Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PARENT COMPANY

AXA, our ultimate parent company, is the holding company for an international group of insurance and related financial services companies engaged in the financial protection and wealth management business. AXA is one of the world's largest insurance groups, operating primarily in Europe, North America, the Asia/Pacific region and, to a lesser extent, in other regions including the Middle East, Africa and Latin America. AXA has five operating business segments: life and savings, property and casualty, international insurance, asset management and banking.

Neither AXA nor any affiliate of AXA has any obligation to provide us with additional capital or credit support.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DESCRIPTION OF PROPERTY

MLOA does not lease or own space for its operations. Facilities are provided to MLOA for the conduct of its business pursuant to service agreements with affiliated companies. For additional information, see Note 8 of Notes to Financial Statements included elsewhere herein.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

LEGAL PROCEEDINGS

The matters set forth in Note 12 of Notes to Financial Statements for the year ended December 31, 2012 are incorporated herein by reference.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                             FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                    MONY LIFE INSURANCE COMPANY OF AMERICA

   Report of Independent Registered Public Accounting Firm............... 20

   Financial Statements:
     Balance Sheets, December 31, 2012 and December 31, 2011............. 21
     Statements of Earnings (Loss), Years Ended December 31, 2012, 2011
      and 2010........................................................... 22
     Statements of Comprehensive Income (Loss), Years Ended December 31,
      2012, 2011 and 2010................................................ 23
     Statements of Shareholder's Equity, Years Ended December 31, 2012,
      2011 and 2010...................................................... 24
     Statements of Cash Flows, Years Ended December 31, 2012, 2011 and
      2010............................................................... 25
     Notes to Financial Statements....................................... 26

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of MONY Life Insurance Company of America

In our opinion, the accompanying balance sheets and the related statements of earnings (loss), of comprehensive income (loss), of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of MONY Life Insurance Company of America ("the Company") at December 31, 2012 and 2011 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 of the Notes to Financial Statements, as of January 1, 2012, the Company retrospectively adopted a new accounting standard that amends the accounting for costs associated with acquiring or renewing insurance contracts.

/s/ PricewaterhouseCoopers LLP
New York, New York

March 8, 2013, except for the effects of the revision discussed in Note 2 related to the overstatement of initial fee liability and understatement of deferred policy acquisition cost amortization to the financial statements, as which the date is April 23, 2013.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                                BALANCE SHEETS
                          DECEMBER 31, 2012 AND 2011

                                                                                                       2012     2011
                                                                                                     -------- --------
                                                                                                       (IN MILLIONS)
ASSETS:
Investments:
  Fixed maturities available for sale, at fair value................................................ $  2,026 $  1,967
  Mortgage loans on real estate.....................................................................       45      124
  Policy loans......................................................................................      137      134
  Other invested assets.............................................................................       71       74
                                                                                                     -------- --------
   Total investments................................................................................    2,279    2,299
Cash and cash equivalents...........................................................................      151       61
Amounts due from reinsurers.........................................................................      158      136
Deferred policy acquisition costs...................................................................      218      172
Value of business acquired..........................................................................      103       97
Other assets........................................................................................       39       39
Separate Accounts' assets...........................................................................    1,640    1,604
                                                                                                     -------- --------

TOTAL ASSETS........................................................................................ $  4,588 $  4,408
                                                                                                     ======== ========

LIABILITIES
Policyholders' account balances..................................................................... $  1,615 $  1,608
Future policy benefits and other policyholders liabilities..........................................      397      380
Other liabilities...................................................................................       52       12
Current and deferred income taxes...................................................................      143      129
Separate Accounts' liabilities......................................................................    1,640    1,604
                                                                                                     -------- --------
   Total liabilities................................................................................    3,847    3,733
                                                                                                     -------- --------

Commitments and contingent liabilities (Notes 2, 5, 8, 9, and 12)

SHAREHOLDER'S EQUITY
  Common Stock, $1.00 par value; 5.0 million shares authorized, 2.5 million issued and outstanding..        2        2
  Capital in excess of par value....................................................................      516      515
  Retained earnings.................................................................................      141      103
  Accumulated other comprehensive income (loss).....................................................       82       55
                                                                                                     -------- --------
   Total shareholder's equity.......................................................................      741      675
                                                                                                     -------- --------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.......................................................... $  4,588 $  4,408
                                                                                                     ======== ========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                      See Notes to Financial Statements.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                         STATEMENTS OF EARNINGS (LOSS)
                 YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

                                                                                       2012    2011    2010
                                                                                      ------  ------  ------
                                                                                           (IN MILLIONS)
REVENUES
Universal life and investment-type product policy fee income......................... $  117  $  123  $  122
Premiums.............................................................................     32      42      39
Net investment income (loss).........................................................    110     116     119
Investment gains (losses), net:
  Total other-than-temporary impairment losses.......................................     (7)     (2)    (56)
  Portion of loss recognized in other comprehensive income (loss)....................     --      --       2
                                                                                      ------  ------  ------
   Net impairment losses recognized..................................................     (7)     (2)    (54)
  Other investment gains (losses), net...............................................      2       1       6
                                                                                      ------  ------  ------
   Total investment gains (losses), net..............................................     (5)     (1)    (48)
                                                                                      ------  ------  ------
Other income (loss)..................................................................      7       4       8
Increase (decrease) in the fair value of the reinsurance contract asset..............     (2)      7       1
                                                                                      ------  ------  ------
   Total revenues....................................................................    259     291     241
                                                                                      ------  ------  ------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits..............................................................    103      96      93
Interest credited to policyholders' account balances.................................     61      61      68
Compensation and benefits............................................................     25      30      32
Commissions..........................................................................     38      33      27
Interest expense.....................................................................     --      --       1
Amortization of deferred policy acquisition costs and value of business acquired.....    (27)    (12)     41
Capitalization of deferred policy acquisition costs..................................    (31)    (25)    (21)
Rent expense.........................................................................      2       3       3
Other operating costs and expenses...................................................     44      29      27
                                                                                      ------  ------  ------
   Total benefits and other deductions...............................................    215     215     271
                                                                                      ------  ------  ------
Earnings (loss), before income taxes.................................................     44      76     (30)
Income tax (expense) benefit.........................................................     (6)      1      11
                                                                                      ------  ------  ------
Net Earnings (Loss).................................................................. $   38  $   77  $  (19)
                                                                                      ======  ======  ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                      See Notes to Financial Statements.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                   STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                 YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

                                                                                2012  2011   2010
                                                                                ----- ----- ------
                                                                                   (IN MILLIONS)
COMPREHENSIVE INCOME (LOSS)
 Net earnings (loss)........................................................... $  38 $  77 $  (19)
                                                                                ----- ----- ------

 Other comprehensive income (loss), net of income taxes:
     Change in unrealized gains (losses), net of reclassification adjustment...    27    10     56
                                                                                ----- ----- ------
     Total other comprehensive income (loss), net of income taxes..............    27    10     56
                                                                                ----- ----- ------

Comprehensive Income (Loss).................................................... $  65 $  87 $   37
                                                                                ===== ===== ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                      See Notes to Financial Statements.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                      STATEMENTS OF SHAREHOLDER'S EQUITY
                 YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

                                                                        2012   2011   2010
                                                                       ------ ------ ------
                                                                           (IN MILLIONS)
SHAREHOLDER'S EQUITY
  Common stock, at par value, beginning and end of year............... $    2 $    2 $    2
                                                                       ------ ------ ------

  Capital in excess of par value, beginning of year...................    515    514    512
  Changes in capital in excess of par value...........................      1      1      2
                                                                       ------ ------ ------
  Capital in excess of par value, end of year.........................    516    515    514
                                                                       ------ ------ ------

  Retained earnings, beginning of year................................    103     26     68
  Impact of implementing new accounting guidance, net of taxes........     --     --    (23)
                                                                       ------ ------ ------
  Retained earnings, beginning of year, as adjusted...................    103     26     45
  Net earnings (loss).................................................     38     77    (19)
                                                                       ------ ------ ------
  Retained earnings, end of year......................................    141    103     26
                                                                       ------ ------ ------

  Accumulated other comprehensive income (loss), beginning of year....     55     45    (11)
  Other comprehensive income (loss)...................................     27     10     56
                                                                       ------ ------ ------
  Accumulated other comprehensive income (loss), end of year..........     82     55     45
                                                                       ------ ------ ------

TOTAL SHAREHOLDER'S EQUITY, END OF YEAR............................... $  741 $  675 $  587
                                                                       ====== ====== ======


                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                           STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

                                                                                                       2012    2011   2010
                                                                                                      ------  -----  ------
                                                                                                          (IN MILLIONS)
Net earnings (loss).................................................................................. $   38  $  77  $  (19)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
 Interest credited to policyholders' account balances................................................     61     61      68
 Universal life and investment-type product policy fee income........................................   (117)  (123)   (122)
 Change in accrued investment income.................................................................      2      1      --
 Investment (gains) losses, net......................................................................      5      1      48
 Change in deferred policy acquisition costs and value of business acquired..........................    (58)   (37)     20
 Change in the fair value of the reinsurance contract asset..........................................      2     (7)     (1)
 Change in future policy benefits....................................................................     (5)     3      (4)
 Change in other policyholders liabilities...........................................................      5     (3)      1
 Change in current and deferred income taxes.........................................................     (1)    15     (10)
 Provision for depreciation and amortization.........................................................      5      3       5
 Dividend from AllianceBernstein.....................................................................      3      4       5
 Other, net..........................................................................................     11    (18)     (1)
                                                                                                      ------  -----  ------

Net cash provided by (used in) operating activities..................................................    (49)   (23)    (10)
                                                                                                      ------  -----  ------

Cash flows from investing activities:
 Maturities and repayments of fixed maturities and mortgage loans....................................    139    156     101
 Sales of investments................................................................................     60     16     122
 Purchases of investments............................................................................   (134)  (190)   (103)
 Other, net..........................................................................................     (8)    (5)     (9)
                                                                                                      ------  -----  ------

Net cash provided by (used in) investing activities..................................................     57    (23)    111
                                                                                                      ------  -----  ------

Cash flows from financing activities:
 Policyholders' account balances:
   Deposits..........................................................................................    148    156     163
   Withdrawals and transfers to Separate Accounts....................................................    (66)  (141)   (209)
 Repayments of note to affiliate.....................................................................     --     --     (20)
                                                                                                      ------  -----  ------

Net cash provided by (used in) financing activities..................................................     82     15     (66)
                                                                                                      ------  -----  ------

Change in cash and cash equivalents..................................................................     90    (31)     35
Cash and cash equivalents, beginning of year.........................................................     61     92      57
                                                                                                      ------  -----  ------

Cash and Cash Equivalents, End of Year............................................................... $  151  $  61  $   92
                                                                                                      ======  =====  ======

Supplemental cash flow information:
 Interest paid....................................................................................... $   --  $  --  $    1
                                                                                                      ======  =====  ======

Schedule of non-cash financing activities:
 Shared-based Programs............................................................................... $    1  $   1  $    2
                                                                                                      ======  =====  ======


                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

1) ORGANIZATION

   MONY Life Insurance Company of America ("MLOA") is an Arizona stock life insurance company. MLOA's primary business is providing life insurance and annuity products to both individuals and businesses. MLOA is a wholly-owned subsidiary of MONY Life Insurance Company ("MONY Life"). MONY Life is a wholly owned subsidiary of AXA Equitable Financial Services, LLC, which is a downstream holding company of AXA Financial, Inc. ("AXA Financial" and together with its consolidated subsidiaries "AXA Financial Group"). AXA Financial is an indirect wholly owned subsidiary of AXA, a French holding company for an international group of insurance and related financial services companies.

2) SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

   The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The accompanying financial statements reflect all adjustments necessary in the opinion of management for a fair presentation of the financial position of MLOA and its results of operations and cash flows for the periods presented.

   The years "2012", "2011" and "2010" refer to the years ended December 31, 2012, 2011 and 2010, respectively. Certain reclassifications have been made in the amounts presented for prior periods to conform those periods to the current presentation.

   Revision of Prior Period Financial Statements

   During the year ended 2012, MLOA's management identified a pre-tax $31 million ($20 million post-tax) overpayment related to its intercompany commission expenses with AXA Network resulting in an overstatement of commissions and other operating costs and expenses and a net $6 million pre-tax ($4 million post-tax) of overstatement of initial fee liability and understatement of deferred policy acquisition costs ("DAC") amortization for the years 2011 and 2010. MLOA's management does not believe these overpayments and the impact of revisions to initial fee liability and amortization of DAC to be material to MLOA's results of operations, financial position, or cash flows for any of MLOA's previously filed annual financial statements. As the correction due to the overpayment would be material to the results of operations and cash flows for 2012, MLOA's Statements of Earnings and Statements of Cash Flows for the years ended 2011 and 2010 and Balance sheet as of December 31, 2011, included herein have been revised.

   The following table presents the effects of the revision to MLOA's previously reported balance sheets:

                                         AS PREVIOUSLY
                                           REPORTED     ADJUSTMENT  AS ADJUSTED
                                         ------------- -----------  -----------
                                                     (IN MILLIONS)
DECEMBER 31, 2011:
  ASSETS:
   Deferred policy acquisition costs....  $      228   $        (4)  $    224
  LIABILITIES:
   Future policy benefits and other
     policyholders liabilities..........         390           (10)       380
   Other liabilities....................          43           (31)        12
   Current and deferred income taxes....         134            13        147
  EQUITY:
   Retained earnings....................         113            24        137
   Total shareholder's equity...........         685            24        709

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents the effects of the revision to MLOA's previously reported statements of earnings (loss):

                                                                    AS PREVIOUSLY
                                                                      REPORTED    ADJUSTMENT  AS ADJUSTED
                                                                    ------------- ----------  -----------
                                                                                (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2011:
 REVENUES:
   Universal life and investment-type product policy fee income....   $    117    $        6   $     123
 Benefits and Other Deductions:
   Commissions.....................................................         45           (12)         33
   Amortization of deferred policy acquisition costs and value of
     business acquired.............................................        (14)            2         (12)
   Other operating costs and expenses..............................         35            (6)         29
 Earnings (loss), before income taxes..............................         64            22          86
 Income tax (expense) benefit......................................          5            (7)         (2)
 Net earnings (loss)...............................................         69            15          84

YEAR ENDED DECEMBER 31, 2010:
 Revenues:
   Universal life and investment-type product policy fee income....   $    118    $        4   $     122
 Benefits and Other Deductions:
   Commissions.....................................................         35            (8)         27
   Amortization of deferred policy acquisition costs and value of
     business acquired.............................................         41             2          43
   Other operating costs and expenses..............................         30            (3)         27
 Earnings (loss), before income taxes..............................        (37)           13         (24)
 Income tax (expense) benefit......................................         14            (5)          9
 Net earnings (loss)...............................................        (23)            8         (15)

   The following table presents the effects of the revision to MLOA's previously reported statements of cash flows:

                                                   AS PREVIOUSLY
                                                     REPORTED      ADJUSTMENT    AS ADJUSTED
                                                   ------------- -------------  ------------
                                                                 (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2011:
  CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings...................................   $      69          $   15  $   84
   Universal life and investment-type product
     policy fee income............................        (117)             (6)         (123)
   Change in deferred policy acquisition costs
     and value of business acquired...............         (49)              2           (47)
   Change in current and deferred income taxes....          11               7            18
   Other, net.....................................          --             (18)          (18)

YEAR ENDED DECEMBER 31, 2010:
  CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings...................................   $     (23)         $    8        $  (15)
   Universal life and investment-type product
     policy fee income............................        (118)             (4)         (122)
   Change in deferred policy acquisition costs
     and value of business acquired...............          12               2            14
   Change in current and deferred income taxes....         (13)              5            (8)
   Other, net.....................................          10             (11)           (1)

   Retrospective Adoption of Accounting Pronouncements

   In October 2010, the Financial Accounting Standards Board ("FASB") issued authoritative guidance to address diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral. Under the amended guidance, an entity may defer incremental direct costs of contract acquisition with independent third parties or employees that are essential

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts. This amended guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and permits, but does not require, retrospective application. MLOA adopted this guidance effective January 1, 2012, and applied the retrospective method of adoption.

   The following table presents the effects of the retrospective application of the adoption of such new accounting guidance to MLOA's previously reported balance sheets:

                                         AS PREVIOUSLY REPORTED
                                          AND ADJUSTED HEREIN   ADJUSTMENT AS ADJUSTED
                                         ---------------------- ---------- -----------
                                                         (IN MILLIONS)
DECEMBER 31, 2011:
  ASSETS:
   Deferred policy acquisition costs.... $  224                 $     (52) $  172
  LIABILITIES:
   Current and deferred income taxes....                    147       (18)        129
  EQUITY:
   Retained earnings....................                    137       (34)        103
   Total shareholder's equity...........                    709       (34)        675

   The following table presents the effects of the retrospective application of the adoption of such new accounting guidance to MLOA's previously reported statements of earnings (loss):

                                                                    AS PREVIOUSLY REPORTED
                                                                     AND ADJUSTED HEREIN   ADJUSTMENT  AS ADJUSTED
                                                                    ---------------------- ----------  -----------
                                                                                    (IN MILLIONS)

YEAR ENDED DECEMBER 31, 2011:
 Benefits and Other Deductions:
   Amortization of deferred policy acquisition costs and value of
     business acquired.............................................   $              (12)  $       --   $     (12)
   Capitalization of deferred policy acquisition costs.............                  (35)          10         (25)
 Earnings (loss), before income taxes..............................                   86          (10)         76
 Income tax (expense) benefit......................................                   (2)           3           1
 Net earnings (loss)...............................................                   84           (7)         77

YEAR ENDED DECEMBER 31, 2010:
 Benefits and Other Deductions:
   Amortization of deferred policy acquisition costs and value of
     business acquired.............................................   $               43   $       (2)  $      41
   Capitalization of deferred policy acquisition costs.............                  (29)           8         (21)
 Earnings (loss), before income taxes..............................                  (24)          (6)        (30)
 Income tax (expense) benefit......................................                    9            2          11
 Net earnings (loss)...............................................                  (15)          (4)        (19)

   The following table presents the effects of the retrospective application of the adoption of such new accounting guidance to MLOA's previously reported statements of cash flows:

                                                              AS PREVIOUSLY REPORTED
                                                               AND ADJUSTED HEREIN   ADJUSTMENT AS ADJUSTED
                                                              ---------------------- ---------- -----------
                                                                              (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2011:
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings..............................................   $              84     $     (7) $       77
   Change in deferred policy acquisition costs and value of
     business acquired.......................................                 (47)          10         (37)
   Change in current and deferred income taxes...............                  18           (3)         15

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                              AS PREVIOUSLY REPORTED
                                                               AND ADJUSTED HEREIN   ADJUSTMENT AS ADJUSTED
                                                              ---------------------- ---------- -----------
                                                                              (IN MILLIONS)

YEAR ENDED DECEMBER 31, 2010:
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings..............................................         $  (15)          $  (4)     $  (19)
   Change in deferred policy acquisition costs and value of
     business acquired.......................................             14               6          20
   Change in current and deferred income taxes...............             (8)             (2)        (10)

   Adoption of New Accounting Pronouncements

   In September 2011, the FASB issued new guidance on testing goodwill for impairment. The guidance is intended to reduce the cost and complexity of the annual goodwill impairment test by providing entities with the option of performing a "qualitative" assessment to determine whether further impairment testing is necessary. The guidance was effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted for certain companies. Implementation of this guidance did not have a material impact on MLOA's financial statements.

   In June 2011, the FASB issued new guidance to amend the existing alternatives for presenting Other comprehensive income (loss) ("OCI") and its components in financial statements. The amendments eliminate the current option to report OCI and its components in the statement of changes in equity. An entity can elect to present items of net earnings (loss) and OCI in one continuous statement or in two separate, but consecutive statements. This guidance will not change the items that constitute net earnings (loss) and OCI, when an item of OCI must be reclassified to net earnings (loss). The new guidance also called for reclassification adjustments from OCI to be measured and presented by income statement line item in net earnings (loss) and in OCI. This guidance was effective for interim and annual periods beginning after December 15, 2011. Consistent with this guidance, MLOA currently presents items of net earnings (loss) and OCI in two consecutive statements. In December 2011, the FASB issued new guidance to defer the portion of the guidance to present components of OCI on the face of the statement of earnings (loss).

   In May 2011, the FASB amended its guidance on fair value measurements and disclosure requirements to enhance comparability between U.S. GAAP and International Financial Reporting Standards ("IFRS"). The changes to the existing guidance include how and when the valuation premise of highest and best use applies, the application of premiums and discounts, as well as new required disclosures. This guidance was effective for reporting periods beginning after December 15, 2011, with early adoption prohibited. Implementation of this guidance did not have a material impact on MLOA's financial statements.

   In April 2011, the FASB issued new guidance for a creditor's determination of whether a restructuring is a troubled debt restructuring ("TDR"). The new guidance provided additional guidance to creditors for evaluating whether a modification or restructuring of a receivable is a TDR. The new guidance required creditors to evaluate modifications and restructurings of receivables using a more principles-based approach, which may result in more modifications and restructurings being considered TDR. The financial reporting implications of being classified as a TDR are that the creditor is required to:

     . Consider the receivable impaired when calculating the allowance for credit losses; and

     . Provide additional disclosures about its troubled debt restructuring activities in accordance with the requirements of recently issued guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses.

   The new guidance was effective for the first interim or annual period beginning on or after June 15, 2011. Implementation of this guidance did not have a material impact on MLOA's financial statements.

   In July 2010, the FASB issued new and enhanced disclosure requirements about the credit quality of financing receivables and the allowance for credit losses with the objective of providing greater transparency of credit risk exposures from lending arrangements in the form of loans and receivables and of accounting policies and methodology used to estimate the allowance for credit losses. These disclosure requirements include both qualitative information about credit risk assessment and monitoring and quantitative information about credit quality during and at the end of the reporting period, including current credit indicators, agings of past-due amounts, and carrying amounts of modified, impaired, and non-accrual loans. Several new terms critical to the application of these disclosures, such as "portfolio segments" and "classes", were defined by the FASB to provide guidance with respect to the appropriate level of disaggregation for the purpose of reporting this information. Except for disclosures of reporting period activity, or, more specifically, the credit loss allowance rollforward and the disclosures about troubled debt restructurings, all other disclosures required by this standard are to be presented for the annual period

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA ending after December 15, 2010. Disclosures of reporting period activity or, more specifically, the credit loss allowance rollforward, which are effective in the first interim reporting period beginning after December 15, 2010, have been adopted. Comparative disclosures are not required for earlier periods presented for comparative purposes at initial adoption. Implementation of the effective guidance did not have a material impact on MLOA's financial statements.

   In January 2010, the FASB issued new guidance for improving disclosures about fair value measurements. This guidance requires a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and to describe the reasons for the transfers. In addition, for Level 3 fair value measurements, a reporting entity should present separately information about purchases, sales, issuances and settlements. This guidance was effective for interim and annual reporting periods ending on or after December 15, 2009 except for disclosures for Level 3 fair value measurements which was effective for the first quarter of 2011. These new disclosures have been included in the Notes to MLOA's financial statements, as appropriate.

   Future Adoption of New Accounting Pronouncements

   In February 2013, the FASB issued new guidance to improve the reporting of reclassifications out of accumulated other comprehensive income (loss) ("AOCI"). The amendments in this guidance require an entity to report the effect of significant reclassifications out of AOCI on the respective line items in the statement of earnings (loss) if the amount being reclassified is required to be reclassified in its entirety to net earnings (loss). For other amounts that are not required to be reclassified in their entirety to net earnings in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts. The guidance requires disclosure of reclassification information either in the notes or the face of the financial statements provided the information is presented in one location. This guidance is effective for interim and annual periods beginning after December 31, 2012. Management does not expect that implementation of this guidance will have a material impact on MLOA's financial statements.

   In December 2011, the FASB issued new and enhanced disclosures about offsetting (netting) of financial instruments and derivatives, including repurchase/reverse repurchase agreements and securities lending/borrowing arrangements, to converge with those required by IFRS. The disclosures require presentation in tabular format of gross and net information about assets and liabilities that either are offset (presented net) on the balance sheet or are subject to master netting agreements or similar arrangements providing rights of setoff, such as global master repurchase, securities lending, and derivative clearing agreements, irrespective of whether the assets and liabilities are offset. Financial instruments subject only to collateral agreements are excluded from the scope of these requirements, however, the tabular disclosures are required to include the fair values of financial collateral, including cash, related to master netting agreements or similar arrangements. In January 2013, the FASB issued new guidance limiting the scope of the new balance sheet offsetting disclosures to derivatives, repurchase agreements, and securities lending transactions to the extent that they are (1) offset in the financial statements or
   (2) subject to an enforceable master netting arrangement or similar agreement. This guidance is effective for interim and annual periods beginning after January 1, 2013 and is to be applied retrospectively to all comparative prior periods presented. Management does not expect that implementation of this guidance will have a material impact on MLOA's financial statements.

   Investments

   The carrying values of fixed maturities classified as available-for-sale ("AFS") are reported at fair value. Changes in fair value are reported in comprehensive income. The amortized cost of fixed maturities is adjusted for impairments in value deemed to be other than temporary which are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include real estate investment trusts ("REIT"), perpetual preferred stock and redeemable preferred stock. These securities may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

   MLOA determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment.

   MLOA's management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews AFS securities with unrealized losses for other-than-temporary impairments ("OTTI"). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Investments Under Surveillance ("IUS") Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

   If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings (loss) and the remainder of the fair value loss is recognized in OCI. The amount of credit loss is

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

   Real estate held for the production of income, including real estate acquired in satisfaction of debt, is stated at depreciated cost less valuation allowances. At the date of foreclosure (including in-substance foreclosure), real estate acquired in satisfaction of debt is valued at estimated fair value. Impaired real estate is written down to fair value with the impairment loss being included in Investment gains (losses), net.

   Depreciation of real estate held for production of income is computed using the straight-line method over the estimated useful lives of the properties, which generally range from 40 to 50 years.

   Policy loans are stated at unpaid principal balances.

   Partnerships and joint venture interests that MLOA has control of and has a majority economic interest in (that is, greater than 50% of the economic return generated by the entity) or those that meet the requirements for consolidation under accounting guidance for consolidation of variable interest entities ("VIE") are consolidated. Those that MLOA does not have control of and does not have a majority economic interest in and those that do not meet the VIE requirements for consolidation are reported on the equity basis of accounting and are reported in Other assets. MLOA records its interest in certain of these partnerships on a one quarter lag basis.

   Equity securities, which include common stock and non-redeemable preferred stock classified as AFS securities, are carried at fair value and are included in Other invested assets with changes in fair value reported in OCI.

   Units in AllianceBernstein L.P. ("AllianceBernstein"), a subsidiary of AXA Financial, are carried on the equity method and reported in Other invested assets.

   Short-term investments are reported at amortized cost that approximates fair value and are included in Other invested assets.

   Cash and cash equivalents includes cash on hand, amounts due from banks and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value.

   All securities owned, including United States government and agency securities and mortgage-backed securities, are reported in the financial statements on a trade date basis.

   Valuation Allowances for Mortgage Loans:

   For commercial and agricultural loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management's judgment in determining allowance for credit losses include the following:

     . Loan-to-value ratio -- Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the loan-to-value ratio is in excess of 100%. In the case where the loan-to-value is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

     . Debt service coverage ratio -- Derived from actual net operating income divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

     . Occupancy -- Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

     . Lease expirations -- The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the debt service coverage ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

     . Maturity -- Loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower's ability to refinance the debt and/or pay off the balloon balance.

     . Borrower/tenant related issues -- Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

     . Payment status -- current vs. delinquent -- A history of delinquent payments may be a cause for concern.

     . Property condition -- Significant deferred maintenance observed during Lender's annual site inspections.

     . Other - Any other factors such as current economic conditions may call into question the performance of the loan.

   Mortgage loans on real estate are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan's original effective interest rate or on its collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the collateral value measurement method is used.

   Mortgage loans also are individually evaluated quarterly by the IUS Committee for impairment, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and agricultural mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages are also identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

   For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on AXA Financial Group's assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

   Impaired mortgage loans without provision for losses are loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows. Changes in the present value attributable to changes in the amount or timing of expected cash flows are reported as investment gains or losses.

   Mortgage loans on real estate are placed on nonaccrual status once management believes the collection of accrued interest is doubtful. Once mortgage loans on real estate are classified as nonaccrual loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan on real estate has been restructured to where the collection of interest is considered likely. At December 31, 2012 and 2011, the carrying values of commercial and agricultural mortgage loans on real estate that had been classified as nonaccrual loans were $6 million and $7 million for commercial and $0 million and $0 million for agricultural, respectively.

   Troubled Debt Restructuring

   When a loan modification is determined to be a troubled debt restructuring, the impairment of the loan is re-measured by discounting the expected cash flows to be received based on the modified terms using the loan's original effective yield, and the allowance for loss is adjusted accordingly. Subsequent to the modification, income is recognized prospectively based on the modified terms of the loans. Additionally, the loan continues to be subject to the credit review process noted above.

   Derivatives

   MLOA uses equity options to hedge its exposure to equity linked and commodity indexed crediting rates on certain universal variable life products.

   Net Investment Income (Loss), Investment Gains (Losses), Net and Unrealized Investment Gains (Losses)

   Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the valuation allowances are included in Investment gains (losses), net.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Unrealized investment gains (losses) on fixed maturities and equity securities designated as AFS held by MLOA are accounted for as a separate component of AOCI, net of related deferred income taxes and amounts attributable to DAC and value of business acquired ("VOBA") related to variable life and investment-type products.

   Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any changes in fair value of policyholders' account balances and future policy benefits.

   Fair Value of Financial Instruments

   Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1  Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2  Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3  Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity's own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

   MLOA defines fair value as the unadjusted quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time MLOA's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value cannot be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

   Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, MLOA often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, MLOA either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness.

   At December 31, 2012 and 2011, respectively, the fair value of public fixed maturities is approximately $1,557 million and $1,528 million or approximately 40.9% and 42.1% of MLOA's total assets measured at fair value on a recurring basis (excluding guaranteed minimum income benefits ("GMIB") reinsurance contracts measured at fair value on a recurring basis). The fair values of MLOA's public fixed maturity securities are generally based on prices obtained from independent valuation service providers and for which MLOA maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, MLOA ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturity securities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. If the pricing information received from independent valuation

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA service providers is not reflective of market activity or other inputs observable in the market, MLOA may challenge the price through a formal process in accordance with the terms of the respective independent valuation service provider agreement. If as a result it is determined that the independent valuation service provider is able to reprice the security in a manner agreed as more consistent with current market observations, the security remains within Level 2. Alternatively, a Level 3 classification may result if the pricing information then is sourced from another vendor, non-binding broker quotes, or internally-developed valuations for which MLOA's own assumptions about market-participant inputs would be used in pricing the security.

   At December 31, 2012 and 2011, respectively, the fair value of private fixed maturities is approximately $469 million and $439 million or approximately 12.3% and 12.1% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's private fixed maturities, which primarily are comprised of investments in private placement securities generally are determined using a discounted cash flow model. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may also incorporate unobservable inputs, which reflect MLOA's own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.

   At December 31, 2012 and 2011, respectively, investments classified as Level 1 comprise approximately 47.4% and 45.9% of assets measured at fair value on a recurring basis and primarily include redeemable preferred stock, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and net asset values for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less, and are carried at cost as a proxy for fair value measurement due to their short-term nature.

   At December 31, 2012 and 2011, respectively, investments classified as Level 2 comprise approximately 50.6% and 52.2% of assets measured at fair value on a recurring basis and primarily include U.S. government and agency securities and certain corporate debt securities, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity.

   Observable inputs generally used to measure the fair value of securities classified as Level 2 include benchmark yields, reported secondary trades, issuer spreads, benchmark securities and other reference data. Additional observable inputs are used when available, and as may be appropriate, for certain security types, such as prepayment, default, and collateral information for the purpose of measuring the fair value of mortgage- and asset-backed securities. At December 31, 2012 and 2011, respectively, approximately $20 million and $28 million of AAA-rated mortgage- and asset-backed securities are classified as Level 2 for which the observability of market inputs to their pricing models is supported by sufficient, albeit more recently contracted, market activity in these sectors.

   At December 31, 2012 and 2011, respectively, investments classified as Level 3 comprise approximately 2.0% and 1.9% of assets measured at fair value on a recurring basis and primarily include corporate debt securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. Included in the Level 3 classification at December 31, 2012 and 2011, respectively, were approximately $0 million and $0 million of fixed maturities with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data. MLOA applies various due-diligence procedures, as considered appropriate, to validate these non-binding broker quotes for reasonableness, based on its understanding of the markets, including use of internally-developed assumptions about inputs a market participant would use to price the security. In addition, approximately $41 million and $35 million of mortgage- and asset-backed securities, including commercial mortgage-backed securities ("CMBS"), are classified as Level 3 at December 31, 2012 and 2011, respectively. At December 31, 2012, MLOA continued to apply a risk-adjusted present value technique to estimate the fair value of CMBS securities below the senior AAA tranche due to ongoing insufficient frequency and volume of observable trading activity in these securities. In applying this valuation methodology, MLOA adjusted the projected cash flows of these securities for origination year, default metrics, and level of subordination, with the objective of maximizing observable inputs, and weighted the result with a 10% attribution to pricing sourced from a third party service whose process placed significant reliance on market trading activity.

   Level 3 also includes the GMIB reinsurance contract asset which is accounted for as derivative contracts. The GMIB reinsurance contract asset's fair value reflects the present value of reinsurance premiums and recoveries and risk margins over a range of market consistent economic scenarios. The valuation of the GMIB reinsurance contract asset incorporates significant non-observable assumptions related to

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA policyholder behavior, risk margins and projections of equity Separate Account funds consistent with the S&P 500 Index. The credit risks of the counterparty and of MLOA are considered in determining the fair values of its GMIB reinsurance contract asset, after taking into account the effects of collateral arrangements. Incremental adjustment to the swap curve, adjusted for non-performance risk, is made to the resulting fair values of the GMIB reinsurance contract asset to reflect change in the claims-paying ratings of counterparties to the reinsurance treaties. After giving consideration to collateral arrangements, MLOA made no adjustment to reduce the fair value of its GMIB asset at December 31, 2012 and 2011 to recognize incremental counterparty non-performance risk.

   Fair values for commercial mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived from taking the appropriate U.S. Treasury rate with a like term to the remaining term of the loan and adding a spread reflective of the risk premium associated with the specific loan. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.

   The fair values for MLOA's supplementary contracts not involving life contingencies ("SCNILC"), single premium deferred annuities and certain annuities, which are included in Policyholder's account balances, are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates.

   Recognition of Insurance Income and Related Expenses

   Premiums from variable life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of fees assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders' account balances.

   Premiums from non-participating traditional life and annuity policies with life contingencies generally are recognized in income when due. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This match is accomplished by means of the provision for liabilities for future policy benefits and the deferral and subsequent amortization of policy acquisition costs.

   For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided, premiums are recorded as revenue when due with any excess profit deferred and recognized in income in a constant relationship to insurance in-force or, for annuities, the amount of expected future benefit payments.

   DAC and VOBA

   DAC. Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period.

   After the initial establishment of reserves, premium deficiency and loss recognition tests are performed each period end using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings.

   VOBA. VOBA, which arose from MLOA's 2004 acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. VOBA is amortized over the expected life of the contracts (up to 50 years from the date of issue) according to the type of contract using the methods described below as applicable. VOBA is subject to loss recognition testing at the end of each accounting period.

   AMORTIZATION POLICY. For universal life ("UL") products and investment-type products, DAC and VOBA are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC and VOBA of revisions to estimated gross profits or assessments is reflected in earnings in the period such estimated gross profits or assessments are revised. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholders' equity as of the balance sheet date.

   A significant assumption in the amortization of DAC and VOBA on variable annuities and, to a lesser extent, on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC and VOBA amortization for the period. The opposite occurs when returns are lower than expected.

   In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. Currently, the average gross long-term return estimate is measured from December 31, 2008. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2012, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance and variable annuities was 9.0% (7.37% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.37% net of product weighted average Separate Account fees) and 0.0% (-1.63% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

   If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization. At December 31, 2012, current projections of future average gross market returns assume a 0.0% annualized return for the next two quarters, which is within the maximum and minimum limitations, grading to a reversion to the mean of 9.0% in seven quarters.

   In addition, projections of future mortality assumptions related to variable and interest-sensitive life products are based on a long-term average of actual experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years.

   Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

   DAC and VOBA associated with non-participating traditional life policies, are amortized in proportion to anticipated premiums. Assumptions as to anticipated premiums are estimated at the date of policy issue and are consistently applied during the life of the contracts. Deviations from estimated experience are reflected in earnings (loss) in the period such deviations occur. For these contracts, the amortization periods generally are for the total life of the policy. DAC and VOBA related to these policies are subject to recoverability testing as part of AXA Financial Group's premium deficiency testing. If a premium deficiency exists, DAC and VOBA are reduced by the amount of the deficiency or to zero through a charge to current period earnings (loss). If the deficiency exceeds the DAC balance, the reserve for future policy benefits is increased by the excess, reflected in earnings (loss) in the period such deficiency occurs.

   Policyholders' Account Balances and Future Policy Benefits

   Policyholders' account balances for variable life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   MLOA issues or has issued certain variable annuity products with a guaranteed minimum death benefit ("GMDB") feature. MLOA also issues certain variable annuity products that contain a GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base. Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC and VOBA. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. There can be no assurance that actual experience will be consistent with management's estimates.

   For reinsurance contracts other than those covering GMIB exposure, reinsurance recoverable balances are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

   For non-participating traditional life insurance policies, future policy benefit liabilities are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on MLOA's experience that, together with interest and expense assumptions, includes a margin for adverse deviation. Benefit liabilities for traditional annuities during the accumulation period are equal to accumulated contractholders' fund balances and, after annuitization, are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 3.0% to 6.0% for life insurance liabilities and from 3.0% to 6.0% for annuity liabilities.

   When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future policy benefits and expenses for that product, DAC and VOBA are written off and thereafter, if required, a premium deficiency reserve is established by a charge to earnings.

   Separate Accounts

   Generally, Separate Accounts established under Arizona State Insurance Law are not chargeable with liabilities that arise from any other business of MLOA. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed Separate Accounts liabilities. Assets and liabilities of the Separate Accounts represent the net deposits and accumulated net investment earnings (loss) less fees, held primarily for the benefit of contractholders, and for which MLOA does not bear the investment risk. Separate Accounts' assets and liabilities are shown on separate lines in the balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity.

   The investment results of Separate Accounts, including unrealized gains (losses), on which MLOA does not bear the investment risk are reflected directly in Separate Accounts liabilities and are not reported in revenues in the statements of earnings (loss). For 2012, 2011 and 2010, investment results of such Separate Accounts were gains (losses) of $196 million, $(49) million and $247 million, respectively.

   Deposits to Separate Accounts are reported as increases in Separate Accounts liabilities and are not reported in revenues. Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.

   MLOA reports the General Account's interests in Separate Accounts as other invested assets in the balance sheets.

   Other Accounting Policies

   AXA Financial and certain of its consolidated subsidiaries, including MLOA, file a consolidated Federal income tax return. Current Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

3) INVESTMENTS

   Fixed Maturities and Equity Securities

   The following table provides information relating to fixed maturities classified as AFS; no equity securities were classified as AFS.

                AVAILABLE-FOR-SALE SECURITIES BY CLASSIFICATION

                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED  FAIR       OTTI
                                         COST      GAINS      LOSSES    VALUE   IN AOCI/(3)/
                                       --------- ---------- ---------- -------- -----------
                                                          (IN MILLIONS)
DECEMBER 31, 2012:
Fixed Maturities:
 Corporate............................ $  1,553   $    167   $     1   $  1,719  $     --
 U.S. Treasury, government and agency.      106          7        --        113        --
 States and political subdivisions....       25          3        --         28        --
 Foreign governments..................        2         --        --          2        --
 Commercial mortgage-backed...........       57          5        27         35         2
 Residential mortgage-backed/(1)/.....       19          1        --         20        --
 Asset-backed/(2)/....................        9          2        --         11        --
 Redeemable preferred stock...........       97          2         1         98        --
                                       --------   --------   -------   --------  --------

Total at December 31, 2012............ $  1,868   $    187   $    29   $  2,026  $      2
                                       ========   ========   =======   ========  ========

December 31, 2011:
Fixed Maturities:
 Corporate............................ $  1,554   $    147   $     8   $  1,693  $     --
 U.S. Treasury, government and agency.       99          6        --        105        --
 States and political subdivisions....       21          1        --         22        --
 Foreign governments..................        4         --        --          4        --
 Commercial mortgage-backed...........       63         --        34         29         2
 Residential mortgage-backed/(1)/.....       26          2        --         28        --
 Asset-backed/(2)/....................        9          1        --         10        --
 Redeemable preferred stock...........       81         --         5         76        --
                                       --------   --------   -------   --------  --------

Total at December 31, 2011............ $  1,857   $    157   $    47   $  1,967  $      2
                                       ========   ========   =======   ========  ========

  /(1)/Includes publicly traded agency pass-through securities and collateralized mortgage obligations.
  /(2)/Includes credit-tranched securities collateralized by sub-prime mortgages and other asset types and credit tenant loans. /(3)/Amounts represent OTTI losses in AOCI, which were not included in earnings (loss) in accordance with current accounting guidance.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The contractual maturities of AFS fixed maturities (excluding redeemable preferred stock) at December 31, 2012 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                      AVAILABLE-FOR-SALE FIXED MATURITIES
                  CONTRACTUAL MATURITIES AT DECEMBER 31, 2012

                                         AMORTIZED
                                           COST    FAIR VALUE
                                         --------- ----------
                                            (IN MILLIONS)
Due in one year or less................. $    346   $    356
Due in years two through five...........      516        568
Due in years six through ten............      660        761
Due after ten years.....................      164        177
                                         --------   --------
   Subtotal.............................    1,686      1,862
Commercial mortgage-backed securities...       57         35
Residential mortgage-backed securities..       19         20
Asset-backed securities.................        9         11
                                         --------   --------
Total................................... $  1,771   $  1,928
                                         ========   ========

   The following table shows proceeds from sales, gross gains (losses) from sales and OTTI for AFS fixed maturities during 2012, 2011 and 2010:

                                                  December 31,
                                              -------------------
                                               2012   2011   2010
                                              -----  -----  -----
                                                 (IN MILLIONS)
Proceeds from sales.......................... $  13  $  20  $  88
                                              =====  =====  =====
Gross gains on sales......................... $   2  $   1  $   4
                                              =====  =====  =====
Gross losses on sales........................ $  --  $   1  $   2
                                              =====  =====  =====
Total OTTI................................... $  (7) $  (2) $ (56)
Non-credit losses recognized in OCI..........    --     --      2
                                              -----  -----  -----
Credit losses recognized in earnings (loss).. $  (7) $  (2) $ (54)
                                              =====  =====  =====

   The following table sets forth the amount of credit loss impairments on fixed maturity securities held by MLOA at the dates indicated and the corresponding changes in such amounts.

                  FIXED MATURITIES -- CREDIT LOSS IMPAIRMENTS

                                                                                            2012    2011
                                                                                           ------  ------
                                                                                            (IN MILLIONS)
Balances at January 1,.................................................................... $  (74) $  (83)
Previously recognized impairments on securities that matured, paid, prepaid or sold.......      9      11
Recognized impairments on securities impaired to fair value this period/(1)/..............     --      --
Impairments recognized this period on securities not previously impaired..................     (6)     (2)
Additional impairments this period on securities previously impaired......................     (1)     --
Increases due to passage of time on previously recorded credit losses.....................     --      --
Accretion of previously recognized impairments due to increases in expected cash flows....     --      --
                                                                                           ------  ------
Balances at December 31,.................................................................. $  (72) $  (74)
                                                                                           ======  ======

  /(1)/Represents circumstances where MLOA determined in the current period that it intends to sell the security or it is more likely than not that it will be required to sell the security before recovery of the security's amortized cost.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Net unrealized investment gains (losses) on fixed maturities and equity securities classified as AFS are included in the balance sheets as a component of AOCI. The table below presents these amounts as of the dates indicated:

                                     DECEMBER 31,
                                    -------------
                                     2012   2011
                                    ------ ------
                                    (IN MILLIONS)
AFS Securities:
  Fixed maturities:
   With OTTI loss.................. $    2 $   (5)
   All other.......................    156    115
                                    ------ ------
Net Unrealized (Gains) Losses...... $  158 $  110
                                    ====== ======

   Changes in net unrealized investment gains (losses) recognized in AOCI include reclassification adjustments to reflect amounts realized in Net earnings (loss) for the current period that had been part of OCI in earlier periods. The tables that follow below present a rollforward of net unrealized investment gains (losses) recognized in AOCI, split between amounts related to fixed maturity securities on which an OTTI loss has been recognized, and all other:

      NET UNREALIZED GAINS (LOSSES) ON FIXED MATURITIES WITH OTTI LOSSES

                                                                                            AOCI GAIN
                                                             NET                              (LOSS)
                                                         UNREALIZED            DEFERRED     RELATED TO
                                                            GAINS               INCOME    NET UNREALIZED
                                                         (LOSSES) ON DAC AND   TAX ASSET    INVESTMENT
                                                         INVESTMENTS  VOBA    (LIABILITY) GAINS (LOSSES)
                                                         ----------- -------  ----------- --------------
                                                                          (IN MILLIONS)
BALANCE, JANUARY 1, 2012................................  $      (5) $     1   $      2     $      (2)
Net investment gains (losses) arising during the period.          6       --         --             6
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)......................          1       --         --             1
   Excluded from Net earnings (loss)/(1)/...............         --       --         --            --
Impact of net unrealized investment gains (losses) on:
   DAC and VOBA.........................................         --       (2)        --            (2)
   Deferred income taxes................................         --       --         (2)           (2)
                                                          ---------  -------   --------     ---------
BALANCE, DECEMBER 31, 2012..............................  $       2  $    (1)  $     --     $       1
                                                          =========  =======   ========     =========

BALANCE, JANUARY 1, 2011................................  $      (3) $    --   $      1     $      (2)
Net investment gains (losses) arising during the period.         (2)      --         --            (2)
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)......................         --       --         --            --
   Excluded from Net earnings (loss)/(1)/...............         --       --         --            --
Impact of net unrealized investment gains (losses) on:
   DAC and VOBA.........................................         --        1         --             1
   Deferred income taxes................................         --       --          1             1
                                                          ---------  -------   --------     ---------
BALANCE, DECEMBER 31, 2011..............................  $      (5) $     1   $      2     $      (2)
                                                          =========  =======   ========     =========

  /(1)/Represents "transfers in" related to the portion of OTTI losses recognized during the period that were not recognized in earnings (loss) for securities with no prior OTTI loss.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

          ALL OTHER NET UNREALIZED INVESTMENT GAINS (LOSSES) IN AOCI

                                                                                                AOCI GAIN
                                                                 NET                              (LOSS)
                                                             UNREALIZED            DEFERRED     RELATED TO
                                                                GAINS               INCOME    NET UNREALIZED
                                                             (LOSSES) ON DAC AND   TAX ASSET    INVESTMENT
                                                             INVESTMENTS  VOBA    (LIABILITY) GAINS (LOSSES)
                                                             ----------- -------  ----------- --------------
                                                                              (IN MILLIONS)
BALANCE, JANUARY 1, 2012....................................  $     115  $   (27)  $     (31)  $         57
Net investment gains (losses) arising during the period.....         37       --          --             37
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)..........................          4       --          --              4
   Excluded from Net earnings (loss)/(1)/...................         --       --          --             --
Impact of net unrealized investment gains (losses) on:
   DAC and VOBA.............................................         --       (4)         --             (4)
   Deferred income taxes....................................         --       --         (13)           (13)
                                                              ---------  -------   ---------   ------------
BALANCE, DECEMBER 31, 2012..................................  $     156  $   (31)  $     (44)  $         81
                                                              =========  =======   =========   ============

BALANCE, JANUARY 1, 2011....................................  $      77  $    (6)  $     (24)  $         47
Net investment gains (losses) arising during the period.....         36       --          --             36
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)..........................          2       --          --              2
Impact of net unrealized investment gains (losses) on:
   DAC and VOBA.............................................         --      (21)         --            (21)
   Deferred income taxes....................................         --       --          (7)            (7)
                                                              ---------  -------   ---------   ------------
BALANCE, DECEMBER 31, 2011..................................  $     115  $   (27)  $     (31)  $         57
                                                              =========  =======   =========   ============

  /(1)/Represents "transfers out" related to the portion of OTTI losses during the period that were not recognized in earnings (loss) for securities with no prior OTTI loss.

   The following tables disclose the fair values and gross unrealized losses of the 76 issues at December 31, 2012 and the 93 issues at December 31, 2011 of fixed maturities that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:

                                          LESS THAN 12 MONTHS   12 MONTHS OR LONGER          TOTAL
                                         --------------------  --------------------  --------------------
                                                      GROSS                 GROSS                 GROSS
                                                    UNREALIZED            UNREALIZED            UNREALIZED
                                         FAIR VALUE   LOSSES   FAIR VALUE   LOSSES   FAIR VALUE   LOSSES
                                         ---------- ---------- ---------- ---------- ---------- ----------
                                                                   (IN MILLIONS)
DECEMBER 31, 2012
Fixed Maturities:
  Corporate.............................  $    44    $     --   $     14   $     (1)  $     58   $     (1)
  U.S. Treasury, government and agency..        1          --         --         --          1         --
  States and political subdivisions.....       --          --         --         --         --         --
  Foreign governments...................       --          --          2         --          2         --
  Commercial mortgage-backed............       --          (1)        26        (26)        26        (27)
  Residential mortgage-backed...........       --          --         --         --         --         --
  Asset-backed..........................       --          --         --         --         --         --
  Redeemable preferred stock............       14          --         30         (1)        44         (1)
                                          -------    --------   --------   --------   --------   --------

Total...................................  $    59    $     (1)     $  72   $    (28)    $  131   $    (29)
                                          =======    ========   ========   ========   ========   ========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                     Less Than 12 Months   12 Months or Longer          Total
                                    --------------------  --------------------  --------------------
                                                 Gross                 Gross                 Gross
                                               Unrealized            Unrealized            Unrealized
                                    Fair Value   Losses   Fair Value   Losses   Fair Value   Losses
                                    ---------- ---------- ---------- ---------- ---------- ----------
December 31, 2011
Fixed Maturities:
  Corporate........................ $     105   $    (6)   $     13   $    (2)  $     118   $     (8)
  Foreign governments..............        --        --           2        --           2         --
  Commercial mortgage-backed.......         1        (2)         27       (32)         28        (34)
  Residential mortgage-backed......        --        --          --        --          --         --
  Redeemable preferred stock.......        29        (2)         30        (3)         59         (5)
                                    ---------   -------    --------   -------   ---------   --------

Total.............................. $     135   $   (10)      $  72   $   (37)     $  207   $    (47)
                                    =========   =======    ========   =======   =========   ========

   MLOA's investments in fixed maturity securities do not include concentrations of credit risk of any single issuer greater than 10% of the shareholder's equity of MLOA, other than securities of the U.S. government, U.S. government agencies and certain securities guaranteed by the U.S. government. MLOA maintains a diversified portfolio of corporate securities across industries and issuers and does not have exposure to any single issuer in excess of 1.2% of total investments. The largest exposures to a single issuer of corporate securities held at December 31, 2012 and 2011 were $27 million and $27 million, respectively. Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the National Association of Insurance Commissioners ("NAIC") designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2012 and 2011, respectively, approximately $125 million and $150 million, or 6.7% and 8.1%, of the $1,868 million and $1,857 million aggregate amortized cost of fixed maturities held by MLOA were considered to be other than investment grade. These securities had net unrealized losses of $17 million and $35 million at December 31, 2012 and 2011, respectively.

   MLOA does not originate, purchase or warehouse residential mortgages and is not in the mortgage servicing business. MLOA's fixed maturity investment portfolio includes residential mortgage backed securities ("RMBS") backed by subprime and Alt-A residential mortgages, comprised of loans made by banks or mortgage lenders to residential borrowers with lower credit ratings. The criteria used to categorize such subprime borrowers include Fair Isaac Credit Organization ("FICO") scores, interest rates charged, debt-to-income ratios and loan-to-value ratios. Alt-A residential mortgages are mortgage loans where the risk profile falls between prime and subprime; borrowers typically have clean credit histories but the mortgage loan has an increased risk profile due to higher loan-to-value and debt-to-income ratios and/or inadequate documentation of the borrowers' income. At December 31, 2012 and 2011, respectively, MLOA owned $4 million and $4 million in RMBS backed by subprime residential mortgage loans, and $0 million and $0 million in RMBS backed by Alt-A residential mortgage loans. RMBS backed by subprime and Alt-A residential mortgages are fixed income investments supporting General Account liabilities.

   At December 31, 2012, the carrying value of fixed maturities that were non-income producing for the twelve months preceding that date was $6 million.

   Valuation Allowances for Mortgage Loans:

   Allowances for credit losses for mortgage loans in 2012, 2011 and 2010 are as follows:

                                                    COMMERCIAL MORTGAGE LOANS
                                                    -------------------------
                                                    2012     2011     2010
                                                     -----    -----    -----
                                                      (IN MILLIONS)
ALLOWANCE FOR CREDIT LOSSES:
Beginning Balance, January 1,...................... $   3    $   2    $   2
   Charge-offs.....................................    --       --       --
   Recoveries......................................    --       --       --
   Provision.......................................     1        1       --
                                                     -----    -----    -----
Ending Balance, December 31,....................... $   4    $   3    $   2
                                                     =====    =====    =====
Ending Balance, December 31,:
   Individually Evaluated for Impairment........... $   4    $   3    $   2
                                                     =====    =====    =====
   Collectively Evaluated for Impairment........... $  --    $  --    $  --
                                                     =====    =====    =====

   Loans Acquired with Deteriorated Credit Quality. $  --    $  --    $  --
                                                     =====    =====    =====

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   There were no allowances for credit losses for agricultural mortgage loans in 2012, 2011 and 2010.

   The values used in these ratio calculations were developed as part of the periodic review of the commercial and agricultural mortgage loan portfolio, which includes an evaluation of the underlying collateral value. The following tables provide information relating to the debt service coverage ratio for commercial mortgage loans at December 31, 2012 and 2011, respectively, and for agricultural mortgage loans at December 31, 2011.

       MORTGAGE LOANS BY LOAN-TO-VALUE AND DEBT SERVICE COVERAGE RATIOS
                               DECEMBER 31, 2012

                                              DEBT SERVICE COVERAGE RATIO
                                    ------------------------------------------------
                                                                               LESS   TOTAL
                                     GREATER  1.8X TO 1.5X TO 1.2X TO 1.0X TO  THAN  MORTGAGE
                                    THAN 2.0X  2.0X    1.8X    1.5X    1.2X    1.0X   LOANS
LOAN-TO-VALUE RATIO:/(2)/           --------- ------- ------- ------- ------- ------ --------
COMMERCIAL MORTGAGE LOANS/(1)/                            (IN MILLIONS)
  0% - 50%......................... $      4  $    -- $    17 $    -- $    12 $   -- $    33
  50% - 70%........................       --       --      --       6      --     --       6
  70% - 90%........................       --       --      --      --      --     --      --
  90% plus.........................       10       --      --      --      --     --      10
                                    --------  ------- ------- ------- ------- ------ -------

Total Commercial Mortgage Loans.... $     14  $    -- $    17 $     6 $    12 $   -- $    49
                                    ========  ======= ======= ======= ======= ====== =======

  /(1)/The debt service coverage ratio is calculated using the most recently reported net operating income results from property operations divided by annual debt service.
  /(2)/The loan-to-value ratio is derived from current loan balance divided by the fair market value of the property. The fair market value of the underlying commercial properties is updated annually.

       Mortgage Loans by Loan-to-Value and Debt Service Coverage Ratios
                               December 31, 2011

                                             Debt Service Coverage Ratio
                                   ------------------------------------------------
                                                                              Less   Total
                                    Greater  1.8x to 1.5x to 1.2x to 1.0x to  than  Mortgage
                                   than 2.0x  2.0x    1.8x    1.5x    1.2x    1.0x   Loans
Loan-to-Value Ratio:/(2)/          --------- ------- ------- ------- ------- ------ --------
Commercial Mortgage Loans/(1)/                           (In Millions)
 0% - 50%.........................  $     5  $    -- $   17  $   --  $    1  $   --  $   23
 50% - 70%........................       --       --     --      41      --      --      41
 70% - 90%........................       --       --     --       6      --      --       6
 90% plus.........................       10       --     --      --      --      --      10
                                    -------  ------- ------  ------  ------  ------  ------

Total Commercial Mortgage Loans...  $    15  $    -- $   17  $   47  $    1  $   --  $   80
                                    =======  ======= ======  ======  ======  ======  ======
Agricultural Mortgage Loans/(1)/
 0% - 50%.........................  $     1  $    -- $    5  $    9  $    1  $   21  $   37
 50% - 70%........................        1       --      2       2       3       2      10
 70% - 90%........................       --       --     --      --      --      --      --
 90% plus.........................       --       --     --      --      --      --      --
                                    -------  ------- ------  ------  ------  ------  ------

Total Agricultural Mortgage Loans   $     2  $    -- $    7  $   11  $    4  $   23  $   47
                                    =======  ======= ======  ======  ======  ======  ======

Total Mortgage Loans/(1)/
 0% - 50%.........................  $     6  $    -- $   22  $    9  $    2  $   21  $   60
 50% - 70%........................        1       --      2      43       3       2      51
 70% - 90%........................       --       --     --       6      --      --       6
 90% plus.........................       10       --     --      --      --      --      10
                                    -------  ------- ------  ------  ------  ------  ------
Total Mortgage Loans..............  $    17  $    -- $   24  $   58  $    5  $   23  $  127
                                    =======  ======= ======  ======  ======  ======  ======

  /(1)/The debt service coverage ratio is calculated using the most recently reported net operating income results from property operations divided by annual debt service.
  /(2)/The loan-to-value ratio is derived from current loan balance divided by the fair market value of the property. The fair market value of the underlying commercial properties is updated annually.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table provides information relating to the aging analysis of past due mortgage loans at December 31, 2012 and 2011, respectively.

                    AGE ANALYSIS OF PAST DUE MORTGAGE LOANS

                                                                                         RECORDED
                                                                                        INVESTMENT
                                                                         TOTAL    (GREATER THAN) 90 DAYS
                          30-59 60-89      90 DAYS                     FINANCING           AND
                          DAYS  DAYS  OR (GREATER THAN) TOTAL CURRENT RECEIVABLES        ACCRUING
                          ----- ----- ----------------- ----- ------- ----------- ----------------------
                                                          (IN MILLIONS)
DECEMBER 31, 2012

  Commercial............. $  -- $  --  $           --   $  -- $   49    $   49    $                  --
  Agricultural...........    --    --              --      --     --        --                       --
                          ----- -----  --------------   ----- ------    ------    ---------------------
TOTAL MORTGAGE LOANS..... $  -- $  --  $           --   $  -- $   49    $   49    $                  --
                          ===== =====  ==============   ===== ======    ======    =====================
December 31, 2011

  Commercial............. $  -- $  --  $           --   $  -- $   80    $   80    $                  --
  Agricultural...........    --    --              --      --     47        47                       --
                          ----- -----  --------------   ----- ------    ------    ---------------------
Total Mortgage Loans..... $  -- $  --  $           --   $  -- $  127    $  127    $                  --
                          ===== =====  ==============   ===== ======    ======    =====================

   The following table provides information relating to impaired loans at December 31, 2012 and 2011, respectively.

                            IMPAIRED MORTGAGE LOANS

                                                     UNPAID                AVERAGE       INTEREST
                                          RECORDED  PRINCIPAL  RELATED     RECORDED       INCOME
                                         INVESTMENT  BALANCE  ALLOWANCE INVESTMENT/(1)/ RECOGNIZED
                                         ---------- --------- --------- --------------  ----------
                                                              (IN MILLIONS)
DECEMBER 31, 2012

With no related allowance recorded:
  Commercial mortgage loans -- other....  $    --    $   --   $     --     $    --       $     --
  Agricultural mortgage loans...........       --        --         --          --             --
                                          -------    ------   --------     -------       --------
TOTAL...................................  $    --    $   --   $     --     $    --       $     --
                                          =======    ======   ========     =======       ========
With related allowance recorded:
  Commercial mortgage loans -- other....  $    10    $   10   $     (4)    $    10       $     --
  Agricultural mortgage loans...........       --        --         --          --             --
                                          -------    ------   --------     -------       --------
TOTAL...................................  $    10    $   10   $     (4)    $    10       $     --
                                          =======    ======   ========     =======       ========
December 31, 2011

With no related allowance recorded:
  Commercial mortgage loans -- other....  $    --    $   --   $     --     $    --       $     --
  Agricultural mortgage loans...........       --        --         --          --             --
                                          -------    ------   --------     -------       --------
Total...................................  $    --    $   --   $     --     $    --       $     --
                                          =======    ======   ========     =======       ========
With related allowance recorded:
  Commercial mortgage loans -- other....  $    10    $   10   $     (3)    $    10       $     --
  Agricultural mortgage loans...........       --        --         --          --             --
                                          -------    ------   --------     -------       --------
Total...................................  $    10    $   10   $     (3)    $    10       $     --
                                          =======    ======   ========     =======       ========

  /(1)/Represents a five-quarter average of recorded amortized cost.

   Equity Investments

   MLOA holds equity in limited partnership interests and other equity method investments that primarily invest in securities considered to be other than investment grade. The carrying values at December 31, 2012 and 2011 were $2 million and $2 million, respectively.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents MLOA's investment in 2.6 million units in AllianceBernstein, an affiliate, which is included in Other invested assets:

                                                              2012   2011
                                                             -----  -----
                                                             (IN MILLIONS)
Balance at January 1,....................................... $  72  $  76
Equity in net earnings (loss)...............................     2     (2)
Impact of repurchase/issuance of AllianceBernstein Units....    (2)     2
Dividends received..........................................    (3)    (4)
                                                             -----  -----
Balance at December 31,..................................... $  69  $  72
                                                             =====  =====

   Derivatives

   The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                      DERIVATIVE INSTRUMENTS BY CATEGORY

                                                            FAIR VALUE
                                                      -----------------------
                                                                              GAINS (LOSSES)
                                             NOTIONAL    ASSET     LIABILITY    REPORTED IN
                                              AMOUNT  DERIVATIVES DERIVATIVES EARNINGS (LOSS)
                                             -------- ----------- ----------- ---------------
AT OR FOR THE YEAR ENDED DECEMBER 31, 2012:                   (IN MILLIONS)
     FREESTANDING DERIVATIVES:
     Equity contracts:/(1)/
      Options............................... $     29   $     2    $      1     $       --
                                                                                ----------
     NET INVESTMENT INCOME (LOSS)...........                                            --
                                                                                ----------

     EMBEDDED DERIVATIVES:
     GMIB reinsurance contracts/(2)/........       --         7          --             (2)
                                             --------   -------    --------     ----------

     Balances, December 31, 2012............    $  29   $     9    $      1     $       (2)
                                             ========   =======    ========     ==========

At or For the Year Ended December 31, 2011:
     Freestanding derivatives:
     Equity contracts:/(1)/
      Options............................... $      3   $    --    $     --     $       --
                                                                                ----------
     Net investment income (loss)...........                                            --
                                                                                ----------

     Embedded derivatives:
     GMIB reinsurance contracts/(2)/........       --         9          --              7
                                             --------   -------    --------     ----------
     Balances, December 31, 2011............ $      3   $     9    $     --     $        7
                                             ========   =======    ========     ==========

  /(1)/Reported in Other invested assets in MLOA's balance sheets. /(2)/Reported in Other assets in MLOA's balance sheets.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Net Investment Income (Loss)

   The following table breaks out Net investment income (loss) by asset category:

                                               2012    2011    2010
                                              ------  ------  ------
                                                   (IN MILLIONS)
Fixed maturities............................. $   97  $  102  $  106
Mortgage loans on real estate................      9      10      10
Policy loans.................................      8       8       8
Other equity investments.....................     --      --      (1)
                                              ------  ------  ------
Gross investment income (loss)...............    114     120     123
Investment expenses..........................     (4)     (4)     (4)
                                              ------  ------  ------
Net Investment Income (Loss)................. $  110  $  116  $  119
                                              ======  ======  ======

   Investment Gains (Losses), Net

   Investment gains (losses), net including changes in the valuation allowances and OTTI are as follows:

                                                             2012    2011     2010
                                                            ------  ------  -------
                                                                 (IN MILLIONS)
Fixed maturities........................................... $   (5) $   (2) $   (47)
Impact of (repurchase) issuance of AllianceBernstein Units.     (2)      2       (2)
Mortgage loans on real estate..............................      2      (1)       1
                                                            ------  ------  -------
Investment Gains (Losses), Net............................. $   (5) $   (1) $   (48)
                                                            ======  ======  =======

4) VALUE OF BUSINESS ACQUIRED

   The following table presents MLOA's VOBA asset at December 31, 2012 and 2011:

                           GROSS    ACCUMULATED
                          CARRYING AMORTIZATION
                           AMOUNT  AND OTHER/(1)/  NET
                          -------- -------------  ------
                                  (IN MILLIONS)
VOBA
DECEMBER 31, 2012........ $    416  $     (313)   $  103
                          ========  ==========    ======
December 31, 2011........ $    416  $     (319)   $   97
                          ========  ==========    ======

  /(1)/Includes reactivity to unrealized investment gains (losses) and impact of the December 31, 2005 modified coinsurance ("MODCO") recapture.

   For 2012 and 2011, negative amortization expense related to VOBA was $(13) million and $(10) million. For 2010, amortization expense related to VOBA was $27 million. VOBA amortization is estimated to range between $19 million and $13 million annually through 2017.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

5) FAIR VALUE DISCLOSURES

   Assets measured at fair value on a recurring basis are summarized below. Fair value measurements also are required on a non-recurring basis for certain assets, including goodwill, mortgage loans on real estate, equity real estate held for production of income, and equity real estate held for sale, only when an OTTI or other event occurs. When such fair value measurements are recorded, they must be classified and disclosed within the fair value hierarchy. At December 31, 2012 and 2011, no assets were required to be measured at fair value on a non-recurring basis.

                            FAIR VALUE MEASUREMENTS

                                              LEVEL 1  LEVEL 2  LEVEL 3  TOTAL
                                              -------- -------- ------- --------
DECEMBER 31, 2012
-----------------                                       (IN MILLIONS)
ASSETS:
Investments:
  Fixed maturities, available-for-sale:
   Corporate................................. $     -- $  1,684 $    35 $  1,719
   U.S. Treasury, government and agency......       --      113      --      113
   States and political subdivisions.........       --       28      --       28
   Foreign governments.......................       --        2      --        2
   Commercial mortgage-backed................       --       --      35       35
   Residential mortgage-backed/(1)/..........       --       20      --       20
   Asset-backed/(2)/.........................       --        5       6       11
   Redeemable preferred stock................       37       61      --       98
                                              -------- -------- ------- --------
     Subtotal................................       37    1,913      76    2,026
                                              -------- -------- ------- --------
  Other equity investments...................        1       --      --        1
Cash equivalents.............................      145       --      --      145
GMIB reinsurance contracts...................       --       --       7        7
Separate Accounts' assets....................    1,623       15      --    1,638
                                              -------- -------- ------- --------
   Total Assets.............................. $  1,806 $  1,928 $    83 $  3,817
                                              ======== ======== ======= ========
December 31, 2011
-----------------
Assets:
Investments:
  Fixed maturities, available-for-sale:
   Corporate................................. $     -- $  1,659 $    34 $  1,693
   U.S. Treasury, government and agency......       --      105      --      105
   States and political subdivisions.........       --       22      --       22
   Foreign governments.......................       --        4      --        4
   Commercial mortgage-backed................       --       --      29       29
   Residential mortgage-backed/(1)/..........       --       28      --       28
   Asset-backed/(2)/.........................       --        5       5       10
   Redeemable preferred stock................       19       57      --       76
                                              -------- -------- ------- --------
     Subtotal................................       19    1,880      68    1,967
                                              -------- -------- ------- --------
  Other equity investments...................        1       --      --        1
Cash equivalents.............................       57       --      --       57
GMIB reinsurance contracts...................       --       --       9        9
Separate Accounts' assets....................    1,589       15      --    1,604
                                              -------- -------- ------- --------
   Total Assets.............................. $  1,666 $  1,895 $    77 $  3,638
                                              ======== ======== ======= ========

  /(1)/Includes publicly traded agency pass-through securities and collateralized obligations.
  /(2)/Includes credit-tranched securities collateralized by sub-prime mortgages and other asset types and credit tenant loans.

   In 2012, AFS fixed maturities with fair values of $3 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 0.4% of total equity at December 31, 2012.

   In 2011, AFS fixed maturities with fair values of $5 million were transferred out of Level 3 and into Level 2 principally due to the availability of trading activity and/or market observable inputs to measure and validate their fair values. In addition, AFS fixed maturities with fair value of $22 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 4.0% of total equity at December 31, 2011.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The table below presents a reconciliation for all Level 3 assets at December 31, 2012 and 2011, respectively.

                              LEVEL 3 INSTRUMENTS
                            FAIR VALUE MEASUREMENTS

                                                            COMMERCIAL        REDEEMABLE    GMIB
                                                            MORTGAGE-  ASSET- PREFERRED  REINSURANCE
                                                  CORPORATE   BACKED   BACKED   STOCK     CONTRACTS
                                                  --------- ---------- ------ ---------- -----------
                                                                    (IN MILLIONS)
BALANCE, JANUARY 1, 2012......................... $     34  $      29  $    5  $    --    $      9
Total gains (losses), realized and unrealized,
  included in:
   Earnings (loss) as:
     Net investment income (loss)................       --         --      --       --          --
     Investment gains (losses), net..............        1         (7)     --       --          --
     Increase (decrease) in the fair value of
       reinsurance contracts.....................       --         --      --       --          (2)
                                                  --------  ---------  ------  -------    --------
       Subtotal..................................        1         (7)     --       --          (2)
                                                  --------  ---------  ------  -------    --------
   Other comprehensive income (loss).............       --         13       1       --          --
Purchases........................................       --         --      --       --          --
Sales............................................       (3)        --      --       --          --
Transfers into Level 3/(2)/......................        3         --      --       --          --
                                                  --------  ---------  ------  -------    --------
BALANCE, DECEMBER 31, 2012/(1)/.................. $     35  $      35  $    6  $    --    $      7
                                                  ========  =========  ======  =======    ========

BALANCE, JANUARY 1, 2011......................... $     19  $      36  $    5  $    --    $      2
Total gains (losses), realized and unrealized
  included in:
   Earnings (loss) as:
     Net investment income (loss)................       --         --      --       --          --
     Investment gains (losses), net..............       --         (1)     --       --          --
     Increase (decrease) in the fair value of
       reinsurance contracts.....................       --         --      --       --           7
                                                  --------  ---------  ------  -------    --------
       Subtotal.................................. $     --  $      (1) $   --  $    --    $      7
                                                  --------  ---------  ------  -------    --------
   Other comprehensive income (loss).............       (2)        (3)     --       --          --
Sales............................................       (1)        (3)     --       --          --
Transfers into Level 3/(2)/......................       22         --      --       --          --
Transfers out of Level 3/(2)/....................       (4)        --      --       --          --
                                                  --------  ---------  ------  -------    --------
BALANCE, DECEMBER 31, 2011/(1)/.................. $     34  $      29  $    5  $    --    $      9
                                                  ========  =========  ======  =======    ========

  /(1)/There were no U.S. Treasury, government and agency; State and political subdivisions; Foreign governments; Residential mortgage-backed securities; Other equity investments; or Separate Accounts' assets classified as Level 3 at December 31, 2012 and 2011.
  /(2)/Transfers into/out of Level 3 classification are reflected at beginning-of-period fair values.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The table below details changes in unrealized gains (losses) for 2012 and 2011 by category for Level 3 assets still held at December 31, 2012 and 2011, respectively.

                                                                  EARNINGS (LOSS)
                                                   ---------------------------------------------
                                                                             INCREASE
                                                      NET     INVESTMENT (DECREASE) IN THE
                                                   INVESTMENT   GAINS      FAIR VALUE OF
                                                     INCOME   (LOSSES),     REINSURANCE
                                                     (LOSS)      NET         CONTRACTS      OCI
                                                   ---------- ---------- ----------------- -----
                                                                   (IN MILLIONS)
LEVEL 3 INSTRUMENTS
FULL YEAR 2012
STILL HELD AT DECEMBER 31, 2012:/(1)/
 Change in unrealized gains (losses):
   Fixed maturities, available-for-sale:
     Commercial mortgage-backed...................        --         --               --      13
     Other fixed maturities, available-for-sale...        --         --               --       1
                                                    --------   --------    -------------   -----
       Subtotal...................................  $     --   $     --    $          --   $  14
                                                    --------   --------    -------------   -----
   GMIB reinsurance contracts.....................        --         --               (2)     --
                                                    --------   --------    -------------   -----
       Total......................................  $     --   $     --    $          (2)  $  14
                                                    ========   ========    =============   =====
Level 3 Instruments
Full Year 2011
Still Held at December 31, 2011:/(1)/
 Change in unrealized gains (losses):
   Fixed maturities, available-for-sale:
     Commercial mortgage-backed...................        --         --               --      (4)
     Other fixed maturities, availablfor-sale.....        --         --               --      (2)
                                                    --------   --------    -------------   -----
       Subtotal...................................  $     --   $     --    $          --   $  (6)
                                                    --------   --------    -------------   -----
     GMIB reinsurance contracts...................        --         --                7      --
                                                    --------   --------    -------------   -----
       Total......................................  $     --   $     --    $           7   $  (6)
                                                    ========   ========    =============   =====

  /(1)/There were no Equity securities classified as AFS, Other equity investments, Cash equivalents and Separate Accounts' assets at December 31, 2012 and 2011.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table discloses quantitative information about Level 3 fair value measurements by category for assets and liabilities as of December 31, 2012.

        QUANTITATIVE INFORMATION ABOUT LEVEL 3 FAIR VALUE MEASUREMENTS
                               DECEMBER 31, 2012

                                        FAIR
                                        VALUE VALUATION TECHNIQUE    SIGNIFICANT UNOBSERVABLE INPUT          RANGE
                                        ----- --------------------- ---------------------------------- -----------------
                                                                         (IN MILLIONS)
ASSETS:
Investments:
 Fixed maturities, available-for-sale:
   Corporate........................... $  11 Matrix pricing model  Spread over the industry-specific benchmark yield curve  600 BPS - 650 BPS
------------------------------------------------------------------------------------------------------------------------
   Commercial mortgage-backed..........    35 Discounted Cash flow              Constant default rate    3.0% - 25.0%
                                                                               Probability of default        55.0%
                                                                                        Loss severity        49.0%
                                                                                        Discount rate   3.72% - 13.42%
------------------------------------------------------------------------------------------------------------------------
GMIB reinsurance contracts.............     7 Discounted Cash flow                        Lapse Rates    2.5% - 27.5%
                                                                                     Withdrawal Rates        3.5%
                                                                               GMIB Utilization Rates    0.0% - 15.0%
                                                                                 Non-performance risk      13.5 BPS
                                                                           Volatility rates -- Equity    24.0%- 36.0%
------------------------------------------------------------------------------------------------------------------------

   Excluded from the table above are approximately $30 million Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by MLOA and are not reasonably available. The fair value measurements of these Level 3 investments comprise approximately 39.5% of total assets classified as Level 3 and represent only 0.8% of total assets measured at fair value on a recurring basis. These investments primarily consist of certain privately placed debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in MLOA's reporting significantly higher or lower fair value measurements for these Level 3 investments.

   Included in the table above are approximately $11 million fair value of privately placed, available-for-sale corporate debt securities classified as Level 3 at December 31, 2012 that is determined by application of a matrix pricing model, representing approximately 31.4% of the total fair value of Level 3 securities in the corporate fixed maturities asset class. The significant unobservable input to the matrix pricing model is the spread over the industry-specific benchmark yield curve. Generally, an increase or decrease in spreads would lead to directionally inverse movement in the fair value measurements of these securities.

   Commercial mortgage-backed securities classified as Level 3 consist of holdings subordinate to the AAA-tranche position and for which MLOA applies a discounted cash flow methodology to measure fair value. The process for determining fair value first adjusts the contractual principal and interest payments to reflect performance expectations and then discounts the securities' cash flows to reflect an appropriate risk-adjusted return. The significant unobservable inputs used in these fair value measurements are default rate and probability, loss severity, and the discount rate. An increase either in the cumulative default rate, probability of default, or loss severity would result in a decrease in the fair value of these securities; generally, those assumptions would change in a directionally similar manner. A decrease in the discount rate would result in directionally inverse movement in the fair value measurement of these securities.

   Significant unobservable inputs with respect to the fair value measurement of the Level 3 GMIB reinsurance contract asset and the Level 3 liabilities identified in the table above are developed using Company data. Validations of unobservable inputs are performed to the extent MLOA has experience. When an input is changed the model is updated and the results of each step of the model are analyzed for reasonableness.

   The significant unobservable inputs used in the fair value measurement of MLOA's GMIB reinsurance contract asset are lapse rates, withdrawal rates and GMIB utilization rates. Significant increases in GMIB utilization rates or decreases in lapse or withdrawal rates in isolation would tend to increase the GMIB reinsurance contract asset.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Fair value measurement of the GMIB reinsurance contract asset includes dynamic lapse and GMIB utilization assumptions whereby projected contractual lapses and GMIB utilization reflect the projected net amount of risks of the contract. As the net amount of risk of a contract increases, the assumed lapse rate decreases and the GMIB utilization increases. Increases in volatility would increase the asset.

   The carrying values and fair values at December 31, 2012 and December 31, 2011 for financial instruments not otherwise disclosed in Note 3 are presented in the table below. Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts and pension and other postretirement obligations.

                                                                   DECEMBER 31, 2012
                                                        ---------------------------------------
                                                                           FAIR VALUE
                                                        CARRYING ------------------------------
                                                         VALUE   LEVEL 1 LEVEL 2 LEVEL 3 TOTAL
                                                        -------- ------- ------- ------- ------
                                                                     (IN MILLIONS)
Mortgage loans on real estate.......................... $    45  $    -- $    -- $    46 $   46
Policyholders liabilities: Investment contracts........     200       --      --     223    223

                                                     December 31, 2011
                                                     ----------------
                                                     Carrying   Fair
                                                      Value     Value
                                                     --------  -------
                                                      (In Millions)
Mortgage loans on real estate....................... $    124  $   130
Policyholders liabilities -- Investment contracts...      229      242

6) GMDB, GMIB AND NO LAPSE GUARANTEE FEATURES

   A) Variable Annuity Contracts -- GMDB and GMIB

   MLOA has certain variable annuity contracts with GMDB and GMIB features-in-force that guarantee one of the following:

     . Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);

     . Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

     . Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

     . Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit which may include a five year or an annual reset.

   The following table summarizes the GMDB and GMIB liabilities, before reinsurance ceded, reflected in the General Account in future policy benefits and other policyholders' liabilities:

                                    GMDB  GMIB  TOTAL
                                    ----  ----  -----
                                      (IN MILLIONS)
Balance at January 1, 2010......... $  5  $  3  $   8
  Paid guarantee benefits..........   (2)   --     (2)
  Other changes in reserve.........    3    (1)     2
                                    ----  ----  -----
Balance at December 31, 2010.......    6     2      8
  Paid guarantee benefits..........   (2)   --     (2)
  Other changes in reserve.........    3    --      3
                                    ----  ----  -----
Balance at December 31, 2011.......    7     2      9
  Paid guarantee benefits..........   (2)   --     (2)
  Other changes in reserve.........    3    --      3
                                    ----  ----  -----
Balance at December 31, 2012....... $  8  $  2  $  10
                                    ====  ====  =====

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Related GMDB reinsurance ceded amounts were:

                                        GMDB
                                    -------------
                                    (IN MILLIONS)
Balance at January 1, 2010.........  $         3
  Paid guarantee benefits..........           (1)
  Other changes in reserve.........            1
                                     -----------
Balance at December 31, 2010.......            3
  Other changes in reserve.........            1
                                     -----------
Balance at December 31, 2011.......            4
  Paid guarantee benefits..........           --
  Other changes in reserve.........            1
                                     -----------
Balance at December 31, 2012.......  $         5
                                     ===========

   The GMIB reinsurance contracts are considered derivatives and are reported at fair value.

   The December 31, 2012 values for variable annuity contracts in-force on such date with GMDB and GMIB features are presented in the following table. For contracts with the GMDB feature, the net amount at risk in the event of death is the amount by which the GMDB benefits exceed related account values. For contracts with the GMIB feature, the net amount at risk in the event of annuitization is the amount by which the present value of the GMIB benefits exceeds related account values, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. Since variable annuity contracts with GMDB guarantees may also offer GMIB guarantees in the same contract, the GMDB and GMIB amounts listed are not mutually exclusive:

                                                          RETURN OF
                                                           PREMIUM  RATCHET  ROLL-UP   COMBO    TOTAL
                                                          --------- -------  -------  -------  ------
                                                                     (DOLLARS IN MILLIONS)
GMDB:
  Account values invested in:
   General Account....................................... $    121  $   186  $   N/A  $    30  $  337
   Separate Accounts..................................... $    309  $   391  $   N/A  $    59  $  759
  Net amount at risk, gross.............................. $      5  $    48  $   N/A  $    17  $   70
  Net amount at risk, net of amounts reinsured........... $      5  $    43  $   N/A  $    --  $   48
  Average attained age of contractholders................     66.1     66.4      N/A     66.1    66.3
  Percentage of contractholders over age 70..............     25.6%    25.7%     N/A     25.0%   25.6%
  Contractually specified interest rates.................      N/A      N/A      N/A      5.0%    5.0%

GMIB:
  Account values invested in:
   General Account.......................................      N/A      N/A  $    30  $   N/A  $   30
   Separate Accounts.....................................      N/A      N/A  $    59  $   N/A  $   59
  Net amount at risk, gross..............................      N/A      N/A  $     3  $   N/A  $    3
  Net amount at risk, net of amounts reinsured...........      N/A      N/A  $    --  $   N/A  $   --
  Weighted average years remaining until annuitization...      N/A      N/A      1.7      N/A     1.7
  Contractually specified interest rates.................      N/A      N/A      5.0%     N/A     5.0%

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   B) Separate Account Investments by Investment Category Underlying GMDB and GMIB Features

   The total account values of variable annuity contracts with GMDB and GMIB features include amounts allocated to the guaranteed interest option, which is part of the General Account and variable investment options that invest through Separate Accounts in variable insurance trusts. The following table presents the aggregate fair value of assets, by major investment category, held by Separate Accounts that support variable annuity contracts with GMDB and GMIB benefits and guarantees. The investment performance of the assets impacts the related account values and, consequently, the net amount of risk associated with the GMDB and GMIB benefits and guarantees. Since variable annuity contracts with GMDB benefits and guarantees may also offer GMIB benefits and guarantees in each contract, the GMDB and GMIB amounts listed are not mutually exclusive:

              INVESTMENT IN VARIABLE INSURANCE TRUST MUTUAL FUNDS

                                         DECEMBER 31,
                                         -------------
                                          2012   2011
                                         ------ ------
                                         (IN MILLIONS)
GMDB:
Equity.................................. $  643 $  685
Fixed income............................     73     89
Balanced................................     15     16
Other...................................     28     34
                                         ------ ------
Total................................... $  759 $  824
                                         ====== ======

GMIB:
Equity.................................. $   47 $   54
Fixed income............................      9     12
Other...................................      3      4
                                         ------ ------
Total................................... $   59 $   70
                                         ====== ======

   C) Variable and Interest-Sensitive Life Insurance Policies - No Lapse
      Guarantee

   The no lapse guarantee feature contained in variable and interest-sensitive life insurance policies keeps them in force in situations where the policy value is not sufficient to cover monthly charges then due. The no lapse guarantee remains in effect so long as the policy meets a contractually specified premium funding test and certain other requirements. At
   December 31, 2012 and 2011, MLOA had liabilities of $1 million and $1 million, respectively, for no lapse guarantees reflected in the General Account in future policy benefits and other policyholders' liabilities.

7) REINSURANCE

   MLOA reinsures most of its new variable life policies on an excess of retention basis. MLOA maintains a maximum of $4 million on single-life policies and $6 million on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate and wholly-owned subsidiary of AXA Financial, up to a combined maximum of $20 million on single-life policies and $25 million on second-to-die policies. For amounts applied in excess of those limits, MLOA seeks reinsurance from unaffiliated third parties. A contingent liability exists with respect to reinsurance ceded should the reinsurers be unable to meet their obligations. For its variable annuity products, MLOA retained 100% of the risk in connection with the return of premium death benefit. The benefits in connection with GMDB in excess of the return of premium benefit, which are offered under certain of MLOA's annuity contracts, were 100% reinsured up to specified limits. Benefits in connection with the earnings increase benefit rider were similarly reinsured. The GMIB was 100% reinsured up to individual and aggregate limits as well as limits that are based on benefit utilization.

   Based on management's estimates of future contract cash flows and experience, the estimated fair values of the GMIB reinsurance contracts, considered derivatives at December 31, 2012 and 2011 were $7 million and $9 million, respectively. The increases (decreases) in estimated fair value were $(2) million, $7 million and $1 million for 2012, 2011 and 2010, respectively.

   At December 31, 2012 and 2011, respectively, reinsurance recoverables related to insurance contracts amounted to $158 million and $136 million, of which $53 million in 2012 and $56 million in 2011 related to one specific reinsurer, which is rated AA- with the remainder of the

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA reinsurers rated BBB and above or not rated. A contingent liability exists with respect to reinsurance should the reinsurers be unable to meet their obligations. MLOA evaluates the financial condition of its reinsurers in an effort to minimize its exposure to significant losses from reinsurer insolvencies.

   The following table summarizes the effect of reinsurance:

                                                                        2012   2011   2010
                                                                       -----  -----  -----
                                                                          (IN MILLIONS)
Direct premiums....................................................... $  56  $  68  $  66
Assumed...............................................................     2      2      2
Reinsurance ceded.....................................................   (26)   (28)   (29)
                                                                       -----  -----  -----
Premiums.............................................................. $  32  $  42  $  39
                                                                       =====  =====  =====
Variable Life and Investment-type Product Policy Fee Income Ceded..... $  29  $  31  $  31
                                                                       =====  =====  =====
Policyholders' Benefits Ceded......................................... $  84  $  39  $  43
                                                                       =====  =====  =====

8) RELATED PARTY TRANSACTIONS

   In August 2012, MLOA sold its entire portfolio of agricultural mortgage loans on real estate to AXA Equitable, an affiliate, in exchange for $42 million dollars in cash. MLOA recorded a pre-tax net realized gain of $3 million related to the sale.

   Under its service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $57 million, $54 million and $53 million for 2012, 2011 and 2010, respectively. At December 31, 2012 and 2011, respectively, MLOA reported a $23 million and $11 million payable to AXA Equitable in connection with its service agreement.

   Various AXA affiliates cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life in 2010 (and AXA Cessions in 2009 and prior), AXA affiliated reinsurers. Beginning in 2008 AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis. Premiums and experience refunds earned in 2012, 2011 and 2010 under this arrangement totaled approximately $1 million, $2 million and $2 million, respectively. Claims and expenses paid in 2012, 2011 and 2010 were $1 million, $1 million and $2 million, respectively.

   MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis. Premiums paid in 2012, 2011 and 2010 to AXA Equitable totaled approximately $570,437, $426,414 and $395,877, respectively. Claims and expenses in 2012, 2011 and 2010 were $0, $0 and $894,972, respectively.

   As more fully described in Note 7, MLOA ceded new variable life policies on an excess of retention basis with AXA Equitable and reinsured the no lapse guarantee riders through AXA RE Arizona Company (formerly AXA Bermuda, which during second quarter 2012, redomesticated from Bermuda to Arizona and changed its name to AXA RE Arizona Company) ("AXA Arizona"). MLOA reported $317,488, $334,772 and $361,422 of ceded premiums for 2012, 2011 and 2010, respectively.

   In 2012, 2011 and 2010, respectively, MLOA paid AXA Distribution and its subsidiaries $11 million, $36 million and $31 million of commissions and fees for sales of insurance products. MLOA charged AXA Distribution's subsidiaries $25 million, $3 million and $3 million, respectively, for their applicable share of operating expenses in 2012, 2011 and 2010, pursuant to the Agreements for Services.

   In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with affiliates. The amount of expenses incurred by MLOA related to these agreements were $2 million, $2 million and $2 million for 2012, 2011 and 2010, respectively.

9) SHARE-BASED COMPENSATION

   For 2012, 2011 and 2010, respectively, MLOA recognized compensation costs of $3 million, $1 million and $3 million, for share-based payment arrangements and approximately $177,000, $280,000 and $431,000 related to employee stock options.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   At December 31, 2012, approximately $117,000 of unrecognized compensation cost related to unvested employee stock option awards, net of estimated pre-vesting forfeitures, is expected to be recognized by MLOA over a weighted average period of 0.8 years.

   AXA MILES PROGRAM. On March 16, 2012, under the terms of the AXA Miles Program 2012, AXA granted 50 AXA ordinary shares ("AXA Miles") to every employee and eligible financial professional of AXA Group for the purpose of enhancing long-term employee-shareholder engagement. Each AXA Mile represents a phantom share of AXA stock that will convert to an actual AXA ordinary share at the end of a four-year vesting period provided the employee or financial professional remains in the employ of the company or has retired. Half of each AXA Miles grant, or 25 AXA Miles, are further subject to vesting conditions based on achievement of improvements in specific AXA performance metrics. The total fair value of these AXA Miles awards of approximately $6 million, net of expected forfeitures, is charged to expense over the shorter of the vesting term or the period up to the date at which the participant becomes retirement eligible and is updated to reflect change in respect of the expectation for meeting the predefined performance conditions. In 2012, the expense associated with the March 16, 2012 grant of AXA Miles was approximately $94,300.

   On July 1, 2007, under the terms of the AXA Miles Program 2007, AXA granted 50 AXA Miles to every employee and financial professional of AXA for the purpose of enhancing long-term employee-shareholder engagement. Each AXA Mile represents the right to receive one unrestricted AXA ordinary share on July 1, 2011, conditional only upon continued employment with AXA at the close of the four-year cliff vesting period with exceptions for retirement, death, and disability. The grant date fair value of approximately 449,400 AXA Miles awarded to employees and financial professionals of AXA Financial's subsidiaries was approximately $700,000, measured as the market equivalent of a vested AXA ordinary share. Beginning on July 1, 2007, the total fair value of this award, net of expected forfeitures, has been expensed over the shorter of the vesting term or to the date at which the participant becomes retirement eligible. For 2011 and 2010, respectively, MLOA recognized compensation expense of approximately $53,000 and $113,000 in respect of this grant of AXA Miles.

10)INCOME TAXES

   A summary of the income tax (expense) benefit in the statements of earnings
   (loss) follows:

                                2012    2011   2010
                               ------  -----  -----
                                   (IN MILLIONS)
Income tax (expense) benefit:
  Current (expense) benefit... $  (4)  $  39  $ (24)
  Deferred (expense) benefit..     (2)   (38)    35
                               ------  -----  -----
Total......................... $  (6)  $   1  $  11
                               ======  =====  =====

   The Federal income taxes attributable to operations are different from the amounts determined by multiplying the earnings (loss), before income taxes by the expected Federal income tax rate of 35%. The sources of the difference and their tax effects are as follows:

                                2012    2011   2010
                               ------  ------  -----
                                   (IN MILLIONS)
Tax at statutory rate......... $  (15) $  (26) $  10
Dividends received deduction..      2       2      1
Tax settlement................      9       7     --
Valuation allowance...........     --      19     --
Other.........................     (2)     (1)    --
                               ------  ------  -----
Income Tax (Expense) Benefit.. $   (6) $    1  $  11
                               ======  ======  =====

   MLOA recognized a tax benefit in 2012 of $9 million related to the settlement with the IRS of the audit for tax years 2004 - 2007. The tax benefit for 2011 reflected a benefit in the amount of $19 million related to the determination that the valuation allowance previously established on deferred tax assets related to net operating loss carry forwards was no longer necessary and a $7 million benefit in settlement of refund claims for tax years 1994 - 1997.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The components of the net deferred income taxes are as follows:

                                       DECEMBER 31, 2012  December 31, 2011
                                      ------------------- ------------------
                                      ASSETS  LIABILITIES Assets Liabilities
                                      ------- ----------- ------ -----------
                                                  (IN MILLIONS)
Reserves and reinsurance............. $    --  $      21  $   --  $      37
DAC..................................      --         46      --         26
VOBA.................................      --         34      --         34
Investments..........................      --         25      --          6
Goodwill and other intangible assets.      --          9      --          7
NOL and Credits......................      --         --       6         --
Other................................       8         --      --          6
                                      -------  ---------  ------  ---------
Total................................ $     8  $     135  $    6  $     116
                                      =======  =========  ======  =========

   MLOA does not provide income taxes on the undistributed earnings related to its investment in AllianceBernstein units except to the extent that such earnings are not permanently invested outside the United States. As of December 31, 2012, $6 million of accumulated undistributed earnings related to its investment in AllianceBernstein units were permanently invested. At existing applicable income tax rates, additional taxes of approximately $2 million would need to be provided if such earnings were remitted.

   At December 31, 2012 and 2011, respectively, the total amount of unrecognized tax benefits were $5 million and $20 million, all of which would affect the effective tax rate.

   MLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2012 and 2011 were $1 million and $3 million, respectively. Tax (expense) benefit for 2012 reflected a benefit of $2 million in interest expense related to unrecognized tax benefits.

   A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

                                              2012   2011  2010
                                             ------  ----- -----
                                                (IN MILLIONS)
Balance, beginning of year.................. $   17  $  16 $  15
Additions for tax positions of prior years..      1      1     1
Reductions for tax positions of prior years.     (2)    --    --
Settlements with tax authorities............    (12)    --    --
                                             ------  ----- -----
Balance, End of Year........................ $    4  $  17 $  16
                                             ======  ===== =====

   In 2012, the IRS concluded its examination of the tax returns of MONY Life and its subsidiaries from the date of its acquisition by AXA Financial in 2004 through 2007. The completion of this examination resulted in the release of $12 million of unrecognized tax benefits for MLOA. It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

11)ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

   AOCI represents cumulative gains (losses) on investments that are not reflected in earnings (loss). The balances for the past three years follow:

                                                                DECEMBER 31,
                                                              -----------------
                                                              2012  2011  2010
                                                              ----- ----- -----
                                                                (IN MILLIONS)
Unrealized gains (losses) on investments, net of adjustments. $  82 $  55 $  45
                                                              ----- ----- -----
Total Accumulated Other Comprehensive Income (Loss).......... $  82 $  55 $  45
                                                              ===== ===== =====

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The components of OCI for the past three years follow:

                                                                            DECEMBER 31,
                                                                        -------------------
                                                                         2012   2011   2010
                                                                        -----  -----  -----
                                                                           (IN MILLIONS)
Net unrealized gains (losses) on investments:
 Net unrealized gains (losses) arising during the year................. $  43  $  34  $  51
 (Gains) losses reclassified into net earnings (loss) during the year..     5      2     47
                                                                        -----  -----  -----
Net unrealized gains (losses) on investments...........................    48     36     98
Adjustments for DAC and VOBA and deferred income tax (expense) benefit.   (21)   (26)   (42)
                                                                        -----  -----  -----
Other Comprehensive Income (Loss)...................................... $  27  $  10  $  56
                                                                        =====  =====  =====

12)LITIGATION

   INSURANCE LITIGATION

   MLOA is involved in various legal actions and proceedings in connection with its business. Some of the actions and proceedings have been brought on behalf of various alleged classes of claimants and certain of these claimants seek damages of unspecified amounts. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA's financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards that bear little or no relation to actual economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given matter.

   INSURANCE REGULATORY MATTERS

   MLOA is subject to various statutory and regulatory requirements concerning the payment of death benefits and the reporting and escheatment of unclaimed property, and is subject to audit and examination for compliance with these requirements. MLOA, along with other life insurance industry companies, has been the subject of various inquiries regarding its death claim, escheatment, and unclaimed property procedures and is cooperating with these inquiries. For example, MLOA is under audit by a third party auditor acting on behalf of a number of U.S. state jurisdictions reviewing compliance with unclaimed property laws of those jurisdictions. In addition, a number of life insurance industry companies have received a multistate targeted market conduct examination notice issued on behalf of various U.S. state insurance departments reviewing use of the U.S. Social Security Administration's Death Master File or similar database, claims processing and payments to beneficiaries. In December 2012, MLOA received an examination notice on behalf of at least six insurance departments. The audits and related inquiries have resulted in the payment of death benefits and changes to MLOA's relevant procedures. MLOA expects it will also result in the reporting and escheatment of unclaimed death benefits, including potential interest on such payments, and the payment of examination costs. In addition, MLOA, along with other life insurance industry companies, is subject to lawsuits that may be filed by state regulatory agencies or other litigants.

                 --------------------------------------------

   In addition to the matters descried above, a number of lawsuits, claims and assessments have been filed against life and health insurers in the jurisdictions in which MLOA does business involving insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration and other matters. Some of the matters have resulted in the award of substantial judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages. MLOA, like other life and health insurers, from time to time is involved in such matters. Some of these matters filed against MLOA have been brought on behalf of various alleged classes of claimants and certain of these claimants seek damages of unspecified amounts. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA's financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards that bear little or no relation to actual economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given matter.

   Although the outcome of litigation and regulatory matters cannot be predicted with certainty, MLOA's management believes that the ultimate resolution of the matters described above should not have a material adverse effect on the financial position of MLOA. MLOA's management cannot make an estimate of loss, if any, or predict whether or not such litigations and regulatory matters will have a material adverse effect on MLOA's results of operations in any particular period.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

13)STATUTORY FINANCIAL INFORMATION

   MLOA is restricted as to the amounts it may pay as dividends to MONY Life. Under Arizona Insurance Law, a domestic life insurer may, without prior approval of the Superintendent, pay a dividend to its shareholder not exceeding an amount calculated based on a statutory formula. For 2012, 2011 and 2010, MLOA's statutory net income (loss) was $33 million, $35 million and $(19) million, respectively. Statutory surplus, capital stock and Asset Valuation Reserve ("AVR") totaled $295 million and $225 million at December 31, 2012 and 2011, respectively. There were no shareholder dividends paid to MONY Life by MLOA in 2012, 2011 and 2010.

   At December 31, 2012, MLOA, in accordance with various government and state regulations, had $5 million of securities on deposit with such government or state agencies.

   At December 31, 2012 and for the year then ended, there were no differences in net income (loss) and capital and surplus resulting from practices prescribed and permitted by the State of Arizona Insurance Department (the "AID") and those prescribed by NAIC Accounting Practices and Procedures effective at December 31, 2012.

   Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with Statutory Accounting Principles ("SAP") and total shareholder's equity under U.S. GAAP are primarily:
   (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders' account balances under SAP differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, Federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) the valuation of the investment in Alliance Units under SAP reflects a portion of the market value appreciation rather than the equity in the underlying net assets as required under U.S. GAAP;
   (g) computer software development costs are capitalized under U.S. GAAP but expensed under SAP; (h) certain assets, primarily pre-paid assets, are not admissible under SAP but are admissible under U.S. GAAP and (i) the fair valuing of all acquired assets and liabilities including VOBA assets required for U.S. GAAP purchase accounting.

14)SUBSEQUENT EVENT (UNAUDITED)

   On April 10, 2013, MLOA entered into an agreement with Protective Life Insurance Company ("Protective Life") to reinsure an in-force book of life insurance and annuity policies, written primarily prior to 2004. Upon the closing of the agreement, MLOA will receive consideration totaling $373 million. The transaction, which is subject to regulatory approvals and the satisfaction of other customary conditions, is expected to close in 2013.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            SELECTED FINANCIAL DATA

   The Selected Financial Data reflects changes described in Note 2 of the Notes to Financial Statements and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements and accompanying notes included elsewhere herein.

                                                                                YEARS ENDED DECEMBER 31,
                                                                         --------------------------------------
                                                                          2012    2011    2010    2009    2008
                                                                         ------  ------  ------  ------  ------
                                                                                      (IN MILLIONS)
STATEMENTS OF EARNINGS (LOSS) DATA:
REVENUES:
Universal life and investment-type product policy fee income............ $  117  $  123  $  122  $  129  $  147
Premiums................................................................     32      42      39      40      45
Net investment income (loss)............................................    110     116     119     122     126
Investment gains (losses), net:
 Total other-than-temporary impairment losses...........................     (7)     (2)    (56)    (53)    (38)
 Portion of loss recognized in other comprehensive income (loss)........     --      --       2      --      --
                                                                         ------  ------  ------  ------  ------
   Net impairment losses recognized.....................................     (7)     (2)    (54)    (53)    (38)
 Other investment gains (losses), net...................................      2       1       6      (3)     --
                                                                         ------  ------  ------  ------  ------
     Total investment gains (losses), net...............................     (5)     (1)    (48)    (56)    (38)
                                                                         ------  ------  ------  ------  ------
Other income (loss).....................................................      7       4       8      11      10
Increase (decrease) in the fair value of there insurance contract asset.     (2)      7       1      (7)      8
                                                                         ------  ------  ------  ------  ------
     Total revenues.....................................................    259     291     241     239     298
                                                                         ------  ------  ------  ------  ------

BENEFITS AND OTHER DEDUCTIONS:
Policyholders' benefits.................................................    103      96      93      84     120
Interest credited to policyholders' account balances....................     61      61      68      71      73
Compensation and benefits...............................................     25      30      32      26      29
Commissions.............................................................     38      33      27      30      43
Interest expense........................................................     --      --       1       1       2
Amortization of deferred policy acquisition costs and value of
  business acquired.....................................................    (27)    (12)     41      22      83
Capitalization of deferred policy acquisition costs.....................    (31)    (25)    (21)    (23)    (32)
Rent expense............................................................      2       3       3       4       5
Other operating costs and expenses......................................     44      29      27      25      35
                                                                         ------  ------  ------  ------  ------
     Total benefits and other deductions................................    215     215     271     240     358
                                                                         ------  ------  ------  ------  ------
Earnings (loss), before income taxes....................................     44      76     (30)     (1)    (60)
Income tax benefit (expense)............................................     (6)      1      11       4      (6)
                                                                         ------  ------  ------  ------  ------
Net Earnings (Loss)..................................................... $   38  $   77  $  (19) $    3  $  (66)
                                                                         ======  ======  ======  ======  ======

                                                                            DECEMBER 31,
                                                            --------------------------------------------
                                                              2012     2011     2010     2009     2008
                                                            -------- -------- -------- -------- --------
                                                                           (IN MILLIONS)
BALANCE SHEET DATA:
Total Investments.......................................... $  2,279 $  2,299 $  2,251 $  2,317 $  2,074
Separate Accounts assets...................................    1,640    1,604    1,840    1,832    1,727
Total Assets...............................................    4,588    4,408    4,603    4,657    4,477
Policyholders' account balances............................    1,615    1,608    1,664    1,774    1,822
Future policy benefits and other policyholders liabilities.      397      380      374      360      397
Separate Accounts liabilities..............................    1,640    1,604    1,840    1,832    1,727
Total liabilities..........................................    3,847    3,733    4,016    4,109    4,047
Total shareholder's equity.................................      741      675      587      548      430

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents the effects of the revision and the retrospective application of the adoption of new accounting guidance related to DAC to MLOA's previously reported balance sheets:

                            AS PREVIOUSLY REPORTED   ADJUSTMENT      AS ADJUSTED
                            ---------------------- -------------  -----------------
                              DECEMBER 31,          DECEMBER 31,    DECEMBER 31,
                            ---------------------- -------------  -----------------
                            2010    2009    2008   2010 2009 2008 2010  2009  2008
                             -----   -----  -----  ---- ---- ---- ----- ----- -----
                                              (IN MILLIONS)
Total assets............... 4,647   4,693   4,509  (44) (36) (32) 4,603 4,657 4,477
Total liabilities.......... 4,042   4,123   4,058  (26) (14) (11) 4,016 4,109 4,047
Total shareholder's equity.   605     570     450  (18) (22) (20)   587   548   430

   The following table presents the effects of the revision and the retrospective application of the adoption of new accounting guidance related to DAC to MLOA's previously reported statements of earnings (loss):

                                                                 AS PREVIOUSLY
                                                                   REPORTED    ADJUSTMENT AS ADJUSTED
                                                                 ------------- ---------- -----------
                                                                            (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2010:
 Revenues:
   Universal life and investment-type product policy fee income.   $     118    $     4     $   122
 Benefits and Other Deductions:
   Commissions..................................................          35         (8)         27
   Amortization of deferred policy acquisition costs and value
     of business acquired.......................................          41         --          41
   Capitalization of deferred policy acquisition costs..........         (29)         8         (21)
   Other operating costs and expenses...........................          30         (3)         27
 Total benefits and other deductions............................         274         (3)        271
 Earnings (loss), before income taxes...........................         (37)         7         (30)
 Income tax (expense) benefit...................................          14         (3)         11
 Net earnings (loss)............................................         (23)         4         (19)

YEAR ENDED DECEMBER 31, 2009:
 Benefits and Other Deductions:
   Commissions..................................................   $      31    $    (1)    $    30
   Amortization of deferred policy acquisition costs and value
     of business acquired.......................................          23         (1)         22
   Capitalization of deferred policy acquisition costs..........         (29)         6         (23)
   Other operating costs and expenses...........................          26         (1)         25
 Total benefits and other deductions............................         237          3         240
 Earnings (loss), before income taxes...........................           2         (3)         (1)
 Income tax (expense) benefit...................................           3          1           4
 Net earnings (loss)............................................           5         (2)          3

YEAR ENDED DECEMBER 31, 2008:
 Benefits and Other Deductions:
   Amortization of deferred policy acquisition costs and value
     of business acquired.......................................   $      88    $    (5)    $    83
   Capitalization of deferred policy acquisition costs..........         (37)         5         (32)
 Total benefits and other deductions............................         358         --         358
 Earnings (loss), before income taxes...........................         (60)        --         (60)
 Income tax (expense) benefit...................................          (6)        --          (6)
 Net earnings (loss)............................................         (66)        --         (66)

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ("MD&A") FOR MONY LIFE INSURANCE COMPANY OF AMERICA ("MLOA") SHOULD BE READ IN CONJUNCTION WITH "RISK FACTORS," "SELECTED FINANCIAL DATA" AND THE FINANCIAL STATEMENTS AND RELATED NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE HEREIN. IN FIRST QUARTER 2012, MLOA ADOPTED NEW ACCOUNTING GUIDANCE FOR DEFERRED ACQUISITION COSTS ("DAC"). IN FOURTH QUARTER 2012, MLOA REVISED ITS 2011 AND 2010 FINANCIAL INFORMATION RELATED TO MLOA'S OVERPAYMENT OF INTERCOMPANY COMMISSION EXPENSES, AN OVERSTATEMENT OF THE DEFERRAL OF INITIAL FEE LIABILITY AND AN UNDERSTATEMENT OF AMORTIZATION OF DAC. AS A RESULT, PRIOR PERIOD RESULTS HAVE BEEN RETROSPECTIVELY RECAST FOR THE RETROSPECTIVE APPLICATION OF THE FIRST QUARTER 2012 ADOPTION OF NEW ACCOUNTING GUIDANCE FOR DAC AND THE REVISIONS FOR THE OVERPAYMENT OF INTERCOMPANY COMMISSION EXPENSES, THE OVERSTATEMENT OF THE DEFERRAL OF INITIAL FEE LIABILITY AND THE UNDERSTATEMENT OF DAC AMORTIZATION. SEE NOTE 2 OF NOTES TO THE FINANCIAL STATEMENTS.

FORWARD LOOKING INFORMATION

This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the "Risk Factors" section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

BACKGROUND

MLOA, established in the state of Arizona in 1969, is a wholly owned subsidiary of MONY Life. MLOA's primary business is to provide life insurance and annuity products to both individuals and businesses. MLOA is licensed to sell its products in 49 states (not including New York), the District of Columbia and Puerto Rico. As of December 31, 2012, MLOA had approximately 179,243 insurance policies and annuity contracts in force.

MONY Life is an indirect wholly owned subsidiary of AXA Financial and AXA Financial is an indirect wholly owned subsidiary of AXA, a French holding company for an international group of insurance and related financial services companies. For additional information regarding AXA, see "Description of Business - Parent Company".

RECENT DEVELOPMENTS

On April 10, 2013, MLOA entered into an agreement with Protective Life Insurance Company ("Protective Life") to reinsure an in-force book of life insurance and annuity policies, written primarily prior to 2004. Upon the closing of the agreement, MLOA will receive consideration totaling $373 million. The transaction, which is subject to regulatory approvals and the satisfaction of other customary conditions, is expected to close in 2013.

CURRENT MARKET CONDITIONS AND OVERVIEW

MLOA's business results of operations are materially affected by conditions in the global capital markets and the economy, generally. In recent years, stressed conditions in the economy, volatility and disruptions in the capital markets and/or particular asset classes and continued low interest rates have had an adverse effect on MLOA's business, results of operations and financial condition. While an economic recovery in the U.S. is underway, concerns over the pace of the recovery continue due to, among other things, the level of U.S. national debt, the European sovereign debt crisis, unemployment, the availability and cost of credit and geopolitical issues have contributed to increased volatility and diminished confidence for the

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA economy and capital markets going forward. Moreover, recent actions by the United States Federal Reserve to provide further support to the U.S. economy including, but not limited to, keeping long-term interest rates low until the unemployment rate falls below 6.5%, contributed to a continuation of low interest rates during the year-ended 2012. As a result, the ten year U.S. Treasury yield ranged from a low of 1.5% (the lowest in five decades) to a high of 2.2% during 2012, ultimately ending the year at 1.8% on December 31, 2012.

Consequently, many of the risks MLOA faces, including those arising from weak economic conditions, equity market declines and/or volatility, prolonged periods of low interest rates and/or interest rate fluctuations could affect (and, in some cases in 2012, did affect) MLOA's business, results of operations and financial condition.

Despite the challenging economic environment, MLOA's overall life insurance and annuity sales improved in 2012 as compared to 2011. MLOA's first year life insurance premiums and deposits in 2012 increased by $6 million or 7.6% from 2011, primarily due to increased sales of universal life insurance products. In 2012, life insurance first year premiums and deposits by MLOA increased by $14 million or 21.2% from 2011, primarily due to increased premiums and deposits of recently introduced indexed universal life ("UL") products.

CRITICAL ACCOUNTING ESTIMATES

MLOA's MD&A is based upon its financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of these financial statements requires the application of accounting policies that often involve a significant degree of judgment, requiring management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management, on an ongoing basis, reviews and evaluates the estimates and assumptions used in the preparation of the financial statements, including those related to investments, recognition of insurance income and related expenses, DAC and value of business acquired ("VOBA") and future policy benefits. MLOA bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The results of such factors form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the results of operations and financial position as reported in the Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

  .   Revenue Recognition

  .   Insurance Reserves and Policyholder Benefits

  .   DAC and VOBA

  .   Benefit plan costs

  .   Share-based and Other Compensation Programs

  .   Investments - Impairments and Fair Value Measurements

  .   Income Taxes

REVENUE RECOGNITION

Profits on non-participating traditional life policies and annuity contracts with life contingencies emerge from the matching of benefits and other expenses against the related premiums. Profits on universal life-type and investment-type contracts emerge from the matching of benefits and other expenses against the related contract margins. This matching is accomplished by means of the provision for liabilities for future policy benefits and the deferral, and subsequent amortization, of policy acquisition costs. Trends in the general population and MLOA's own mortality, morbidity, persistency and claims experience have a direct impact on the benefits and expenses reported in any given period.

INSURANCE RESERVES AND POLICYHOLDER BENEFITS

NON-PARTICIPATING TRADITIONAL LIFE POLICIES

The future policy benefit reserves for non-participating traditional life insurance policies relate primarily to non-participating term life products and are calculated using a net level premium method equal to the present value of expected future benefits plus the present value of future maintenance expenses less the present value of future net premiums. The expected future benefits and expenses are determined using

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA actuarial assumptions as to mortality, persistency and interest established at policy issue. Reserve assumptions established at policy issue reflect best estimate assumptions based on MLOA's experience that, together with interest and expense assumptions, includes a margin for adverse deviation. Mortality assumptions are reviewed annually and are generally based on MLOA's historical experience or standard industry tables, as applicable; expense assumptions are based on current levels of maintenance costs, adjusted for the effects of inflation; and interest rate assumptions are based on current and expected net investment returns.

UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

Policyholders' account balances for UL and investment-type contracts represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

MLOA issues or has issued certain variable annuity products with guaranteed minimum death benefit ("GMDB") and guaranteed minimum income benefit ("GMIB") features. The GMDB feature provides that in the event of an insured's death, the beneficiary will receive the higher of the current contract account balance or another amount defined in the contract. The GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates applied to a guaranteed minimum income benefit base.

Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC and VOBA. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions related to contractholder behavior and mortality are updated when a material change in behavior or mortality experience is observed in an interim period.

SENSITIVITY OF FUTURE RATE OF RETURN ASSUMPTIONS ON GMDB/GMIB RESERVES

The future rate of return assumptions used in establishing reserves for GMDB and GMIB features regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. For additional information regarding the future expected rate of return assumptions and the reversion to the mean approach, see, "--DAC and VOBA".

The GMDB/GMIB reserve balance before reinsurance ceded was $10 million at December 31, 2012. The sensitivity of the reserves for GMDB and GMIB features related to variable annuity policies relative to the future rate of return assumptions by quantifying the adjustments to these reserves that would be required assuming both a 100 basis point ("BP") increase and decrease in the future rate of return would be less than $100,000. This sensitivity considers only the direct effect of changes in the future rate of return on operating results due to the change in the reserve balance and not changes in any other assumptions such as persistency, mortality, or expenses included in the evaluation of the reserves, or any changes on DAC and the GMIB reinsurance asset.

TRADITIONAL ANNUITIES

The reserves for future policy benefits for annuities include payout annuities and during the accumulation period, are equal to accumulated contractholders' fund balances and, after annuitization, are equal to the present value of expected future payments based on assumptions as to mortality, retirement, maintenance expense, and interest rates. Interest rates used in establishing such liabilities range from 3.0% to 6.0%. If reserves determined based on these assumptions are greater than the existing reserves, the existing reserves are adjusted to the greater amount.

REINSURANCE

For reinsurance contracts other than those covering GMIB exposure, reinsurance recoverable balances are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities. GMIB reinsurance contracts are used to cede non-affiliated reinsurers a portion of the exposure on variable annuity products that offer the GMIB feature. Under U.S. GAAP, the GMIB reinsurance contracts are accounted for as derivatives and are reported at fair value. Gross reserves for GMIB, on the other hand, are calculated under U.S. GAAP on the basis of assumptions related to projected benefits and related contract charges over the lives of the contracts, therefore, will not immediately reflect the offsetting impact on future claims exposure resulting from the same capital market and/or interest rate fluctuations that cause gains or losses on the fair value of the GMIB reinsurance contracts.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DAC AND VOBA

Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. Depending on the type of contract, DAC is amortized over the expected total life of the contract group, based on MLOA's estimates of the level and timing of gross margins, gross profits or assessments, or anticipated premiums. In calculating DAC amortization, management is required to make assumptions about investment results including hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, lapse rates and anticipated surrender charges that impact the estimates of the level and timing of estimated gross profits or assessments, margins and anticipated future experience. VOBA, which arose from MLOA's acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. DAC and VOBA are amortized over the expected life of the contracts (up to 50 years from date of issue) according to the type of contract using the methods described below as applicable. DAC and VOBA are subject to loss recognition testing at the end of each accounting period.

NON-PARTICIPATING TRADITIONAL LIFE INSURANCE POLICIES

DAC and VOBA associated with non-participating traditional life policies are amortized in proportion to anticipated premiums. Assumptions as to anticipated premiums are estimated at the date of policy issue and are consistently applied during the life of the contracts. Deviations from estimated experience are reflected in earnings (loss) in the period such deviations occur. For these contracts, the amortization periods generally are for the total life of the policy.

UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

DAC and VOBA associated with UL and investment-type products, are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC of revisions to estimated gross profits or assessments is reflected in earnings
(loss) in the period such estimated gross profits or assessments are revised. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to accumulated other comprehensive income (loss) ("AOCI") in shareholder's equity as of the balance sheet date.

Quarterly adjustments to the DAC and VOBA balances are made for current period experience and market performance related adjustments, and the impact of reviews of estimated total gross profits. The quarterly adjustments for current period experience reflect the impact of differences between actual and previously estimated expected gross profits for a given period. Total estimated gross profits include both actual experience and estimates of gross profits for future periods. To the extent each period's actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, cumulative adjustment to all previous periods' costs is recognized.

During each accounting period, the DAC and VOBA balances are evaluated and adjusted with a corresponding charge or credit to current period earnings for the effects of MLOA's actual gross profits and changes in the assumptions regarding estimated future gross profits. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholder's equity as of the balance sheet date.

For the variable and UL policies a significant portion of the gross profits is derived from mortality margins and therefore, are significantly influenced by the mortality assumptions used. Mortality assumptions represent the Company's expected claims experience over the life of these policies and are based on a long-term average of actual company experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years. However, changes to the mortality assumptions in future periods could have a significant adverse or favorable effect on the results of operations.

PREMIUM DEFICIENCY RESERVES AND LOSS RECOGNITION TESTS

After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC and VOBA would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings (loss).

SENSITIVITY OF DAC TO CHANGES IN FUTURE MORTALITY ASSUMPTIONS

The variable and UL policies DAC balance was $175 million at December 31, 2012. The following table demonstrates the sensitivity of the DAC balance relative to future mortality assumptions by quantifying the adjustments that would be required, assuming an increase and decrease in the future mortality rate by 1%. This information considers only the direct effect of changes in the mortality assumptions on the DAC balance and not changes in any other assumptions used in the measurement of the DAC balance and does not assume changes in reserves.

                          DAC SENSITIVITY - MORTALITY
                               DECEMBER 31, 2012

                                              INCREASE/(REDUCTION)
                                                     IN DAC
                                              --------------------
                                                 (IN MILLIONS)
Decrease in future mortality by 1%........... $                 3
Increase in future mortality by 1%...........                  (3)

SENSITIVITY OF DAC TO CHANGES IN FUTURE RATE OF RETURN ASSUMPTIONS

A significant assumption in the amortization of DAC and VOBA on variable annuities and, to a lesser extent, on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC amortization for the period. The opposite occurs when returns are lower than expected.

In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. Currently, the average gross long-term return estimate is measured from December 31, 2008. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2012, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance and variable annuities was 9.0% (7.37% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.37% net of product weighted average Separate Account fees) and 0.0% (-1.63% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization. At December 31, 2012, current projections of future average gross market returns assume a 0.0% annualized return for the next two quarters, which is within the maximum and minimum limitations, grading to a reversion to the mean of 9.0% in seven quarters.

Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

The variable annuity contracts DAC balance was $20 million at December 31, 2012. The following table provides an example of the sensitivity of that DAC balance relative to future return assumptions by quantifying the adjustments to the DAC balance that would be required assuming both an increase and decrease in the future rate of return by 1%. This information considers only the effect of changes in the future Separate Account rate of return and not changes in any other assumptions used in the measurement of the DAC balance.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                       DAC SENSITIVITY - RATE OF RETURN
                               DECEMBER 31, 2012

                                              INCREASE/(REDUCTION)
                                                     IN DAC
                                              --------------------
                                                 (IN MILLIONS)
Decrease in future rate of return by 1%...... $                 (3)
Increase in future rate of return by 1%......                    3

BENEFIT PLAN COSTS

Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee benefits (see Note 8 of Notes to Financial Statements). Net periodic pension cost is the aggregation of the compensation cost of benefits promised, interest cost resulting from deferred payment of those benefits, and investment results of assets dedicated to fund those benefits. Each component of net periodic pension benefits cost is based on the affiliated company's best estimate of long-term actuarial and investment return assumptions and consider, as appropriate, an assumed discount rate, an expected rate of return on plan assets, inflation costs, expected increases in compensation levels and trends in health care costs. Of these assumptions, the discount rate and expected rate of return assumptions generally have the most significant impact on the resulting net periodic cost associated with these plans. Actual experience different from that assumed generally is recognized prospectively over future periods; however, significant variances could result in immediate recognition of net periodic cost or benefit if they exceed certain prescribed thresholds or in conjunction with a reconsideration of the related assumptions.

SHARE-BASED AND OTHER COMPENSATION PROGRAMS

Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee benefits (see Note 9 of Notes to Financial Statements). AXA and AXA Financial Group sponsors various share-based compensation plans for eligible employees and associates. Compensation expense related to these awards is measured based on the estimated fair value of the equity instruments issued or the liabilities incurred. AXA Financial Group uses the Black-Scholes option valuation model to determine the grant-date fair values of equity share/unit option awards and similar instruments, requiring assumptions with respect to the expected term of the award, expected price volatility of the underlying share/unit, and expected dividends. These assumptions are significant factors in the resulting measure of fair value recognized over the vesting period and require use of management judgment as to likely future conditions, including employee exercise behavior, as well as consideration of historical and market observable data.

INVESTMENTS - IMPAIRMENTS AND VALUATION ALLOWANCES AND FAIR VALUE MEASUREMENTS

MLOA's investment portfolio principally consists of public and private fixed maturities, mortgage loans and Units in AllianceBernstein. In applying the Company's accounting policies with respect to these investments, estimates, assumptions, and judgments are required about matters that are inherently uncertain, particularly in the identification and recognition of other-than-temporary impairments ("OTTI"), determination of the valuation allowance for losses on mortgage loans and measurements of fair value.

IMPAIRMENTS AND VALUATION ALLOWANCES

The assessment of whether OTTIs have occurred is performed quarterly by MLOA's Investment Under Surveillance ("IUS") Committee, with the assistance of its investment advisors, on a security-by-security basis for each available-for-sale fixed maturity and equity security that has experienced a decline in fair value for purpose of evaluating the underlying reasons. The analysis begins with a review of gross unrealized losses by the following categories of securities: (i) all investment grade and below investment grade fixed maturities for which fair value has declined and remained below amortized cost by 20% or more; and (ii) below-investment-grade fixed maturities for which fair value has declined and remained below amortized cost for a period greater than 12 months. Integral to the analysis is an assessment of various indicators of credit deterioration to determine whether the investment security is expected to recover, including, but not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, resulting in identification of specific securities for which OTTI is recognized.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings and the remainder of the fair value loss is recognized in other comprehensive income (loss) ("OCI"). The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

Mortgage loans also are reviewed quarterly by the IUS Committee for impairment on a loan-by-loan basis, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and agricultural mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages also is identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on the Company's assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

FAIR VALUE MEASUREMENTS

Investments reported at fair value in the balance sheets of MLOA include fixed maturity securities classified as available-for-sale ("AFS"). In addition, reinsurance contracts covering GMIB exposure in certain variable annuity products issued by MLOA are considered embedded derivatives and reported at fair value.

When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, MLOA estimates fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management's estimation and judgment.

As required by the accounting guidance, MLOA categorizes its assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique, giving the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). For additional information regarding the key estimates and assumptions surrounding the determinations of fair value measurements, see Note 5 to the Financial Statements - Fair Value Disclosures.

INCOME TAXES

Income taxes represent the net amount of income taxes that MLOA expects to pay to or receive from various taxing jurisdictions in connection with its operations. MLOA provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carry forward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. MLOA's accounting for income taxes represents management's best estimate of the tax consequences of various events and transactions.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities and in evaluating MLOA's tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, MLOA determines whether it is more-likely-than-not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

MLOA's tax positions are reviewed quarterly and the balances are adjusted as new information becomes available.

RESULTS OF OPERATIONS

The earnings narratives that follow discuss the results for 2012 compared to 2011's results, followed by the results for 2011 compared to 2010's results.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                             RESULTS OF OPERATIONS

                                                                                   2012    2011    2010
                                                                                  ------  ------  ------
                                                                                       (IN MILLIONS)
REVENUES
Universal life and investment-type product policy fee income..................... $  117  $  123  $  122
Premiums.........................................................................     32      42      39
Net investment income (loss).....................................................    110     116     119
Investment gains (losses), net:
 Total other-than-temporary impairment losses....................................     (7)     (2)    (56)
 Portion of loss recognized in other comprehensive income (loss).................     --      --       2
                                                                                  ------  ------  ------
   Net impairment losses recognized..............................................     (7)     (2)    (54)
 Other investment gains (losses), net............................................      2       1       6
                                                                                  ------  ------  ------
   Total investment gains (losses), net..........................................     (5)     (1)    (48)
                                                                                  ------  ------  ------
Other income (loss)..............................................................      7       4       8
Increase (decrease) in the fair value of the reinsurance contract asset..........     (2)      7       1
                                                                                  ------  ------  ------
   Total revenues................................................................    259     291     241
                                                                                  ------  ------  ------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits..........................................................    103      96      93
Interest credited to policyholders' account balances.............................     61      61      68
Compensation and benefits........................................................     25      30      32
Commissions......................................................................     38      33      27
Interest expense.................................................................     --      --       1
Amortization of deferred policy acquisition costs and value of business acquired.    (27)    (12)     41
Capitalization of deferred policy acquisition costs..............................    (31)    (25)    (21)
Rent expense.....................................................................      2       3       3
Other operating costs and expenses...............................................     44      29      27
                                                                                  ------  ------  ------
   Total benefits and other deductions...........................................    215     215     271
                                                                                  ------  ------  ------
Earnings (loss), before income taxes.............................................     44      76     (30)
Income tax (expense) benefit.....................................................     (6)      1      11
                                                                                  ------  ------  ------
Net Earnings (Loss).............................................................. $   38  $   77  $  (19)
                                                                                  ======  ======  ======

YEAR ENDED DECEMBER 31, 2012 COMPARED TO YEAR ENDED DECEMBER 31, 2011

Net earnings (loss) were $38 million in 2012, a decrease of $39 million from net earnings (loss) of $77 million in 2011, primarily related to a decrease in the fair value of the reinsurance contract asset in 2012 as compared to an increase in 2011, lower investment income on fixed maturities reflecting lower yields, higher writedowns on fixed maturities, higher policyholders' benefits and higher other operating costs and expenses partially offset by higher negative DAC and VOBA amortization.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Income tax expense was $6 million in 2012 as compared to an income tax benefit of $1 million in 2011. The $7 million higher income tax expense was primarily related to the absence of the valuation allowance reversal in 2011 partially offset by lower pre-tax earnings in 2012 compared to 2011. The 2012 income tax expense was reduced by a $9 million income tax benefit from the conclusion of the 2004-2007 IRS audit. In 2011, the income tax benefit for MLOA reflected a release of $19 million of valuation allowance related to prior periods and a $7 million income tax benefit from the settlement of refund claims for tax years 1994-1997.

Earnings (loss) before income taxes were $44 million in 2012, a decrease of $32 million from earnings (loss) before income taxes of $76 million in 2011.

REVENUES. Total revenues in 2012 decreased $32 million to $259 million from $291 million in 2011, primarily due to lower premiums, lower universal life and investment-type product policy fee income, a decrease in the fair value of the reinsurance contract asset as compared to an increase in 2011 and lower investment income on fixed maturities.

UL and investment-type product policy fee income decreased $6 million in 2012 to $117 million from $123 million in 2011 period primarily due to lower initial fee liability amortization resulting from updated expectations of lower future mortality in 2012.

Premiums totaled $32 million in 2012, a decrease of $10 million from $42 million in 2011 primarily related to lower premiums on supplementary contracts with life contingencies and lower renewals partially offset by higher first year life premiums.

Net investment income decreased $6 million in 2012 to $110 million from $116 million in 2011 principally due to lower investment income on fixed maturities reflecting lower yields and lower investment income from mortgage loans on real estate reflecting the impact of MLOA's sale of its entire portfolio of agricultural mortgage loans to AXA Equitable in August of 2012.

Investment losses, net increased $4 million in 2012 to $5 million from $1 million in 2011 due to writedowns of $7 million on fixed maturities during 2012 as compared to $1 million of writedowns in 2011, all of which related to commercial mortgage-backed securities ("CMBS") for both periods, partially offset by $2 million higher gains on sales of fixed maturities and the $3 million gain recorded on MLOA's sale of its agricultural mortgage loan portfolio.

Increase (decrease) in the fair value of the reinsurance contract asset decreased $9 million in 2012 to a decrease of $2 million from an increase of $7 million in 2011; both periods changes reflected existing market conditions and assumption changes.

BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions totaled $215 million in 2012 and 2011, respectively as the impact of negative DAC and VOBA amortization and higher DAC capitalization were offset by higher operating costs and expense and increases in policyholder benefits in 2012.

Policyholders' benefits increased $7 million in 2012 to $103 million from $96 million in 2011 primarily due to a $6 million increase in death and annuity benefit expenses and a $1 million higher increase in GMIB and GMDB reserves in 2012 as compared to 2011.

Compensation and benefits expense decreased $5 million to $25 million in 2012 from $30 million in 2011 due to lower allocated salary expenses reflecting AXA Financial Group's expense reduction initiatives partially offset by higher allocated shared based compensation expenses.

Commissions increased $5 million in 2012 to $38 million from $33 million in 2011 due to higher first year commissions on increased sales of life insurance and annuity products.

Amortization of DAC and VOBA decreased $15 million in 2012 (negative amortization of $27 million in 2012 as compared to negative amortization of $12 million in 2011) as a result of updated expectations of lower future mortality assumptions and better lapse experience in annuities and interest sensitive-life products. The negative amortization in 2011 resulted from unlocking of assumptions due to better lapse experience in annuities and interest sensitive-life products.

DAC capitalization totaled $31 million in 2012, an increase of $6 million from the $25 million reported in 2011. The increase was primarily due to $9 million capitalization of higher first year commissions partially offset by $3 million lower capitalization of other expenses.

Other operating costs and expenses, substantially all of which are allocated, totaled $44 million in 2012, an increase of $15 million from the $29 million reported in 2011. The increase was primarily due to $6 million higher other operating costs and expenses (reflecting $3 million higher expenses related to AXA Technology Services and $1 million higher outsourcing costs), $3 million higher restructuring costs, $2 million higher depreciation and $2 million higher consulting and auditing fees.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

YEAR ENDED DECEMBER 31, 2011 COMPARED TO YEAR ENDED DECEMBER 31, 2010

Net earnings (loss) were $77 million in 2011, an increase of $96 million from net earnings (loss) of $(19) million in 2010, primarily due to negative DAC and VOBA amortization in 2011 as compared to amortization in 2010 and lower impairment of fixed maturities in 2011.

Income tax benefit decreased $10 million in 2011 to $1 million as compared to $11 million in 2010. In first quarter of 2011, management reviewed the intercompany tax sharing agreement between MLOA and MONY Life and determined that the valuation allowance previously established on deferred tax assets related to net operating loss carryforwards was no longer necessary. Consequently, the tax benefit for MLOA for 2011 reflected a release of $19 million of valuation allowances related to prior periods. MLOA also recognized a $7 million tax benefit in settlement of refund claims for tax years 1994-1997. These benefits more than offset the tax expense on $76 million of pre-tax earnings. The tax benefit in 2010 was due to pre-tax losses of $30 million.

Earnings (loss) before income taxes were $76 million in 2011, an increase of $106 million from the earnings (loss) before income taxes of $(30) million in 2010.

REVENUES. Total revenues in 2011 increased $50 million to $291 million from $241 million in 2010, primarily due to lower impairments and a higher increase in the fair value of the reinsurance contract asset in 2011 as compared to 2010.

UL and investment-type product policy fee income increased $1 million in 2011 to $123 million from $122 million in 2010 primarily due to higher initial fee liability capitalization resulting from the unlocking of assumptions due to better lapse experience in interest sensitive life products.

Net investment income decreased $3 million in 2011 to $116 million from $119 million in 2010 principally due to lower investment income on fixed maturities.

Investment losses, net decreased $47 million in 2011 to $1 million from $48 million in 2010 due to writedowns of $2 million on fixed maturities during 2011 as compared to $54 million in writedowns in 2010, all of which related to CMBS for both periods, partially offset by lower gains on sales of fixed maturities.

Increase (decrease) in the fair value of the reinsurance contract asset increased $6 million in 2011 to $7 million from $1 million in 2010; both periods changes reflected existing market conditions.

BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions in 2011 decreased $56 million to $215 million from $271 million in 2010, primarily due to negative DAC and VOBA amortization and lower interest credited partially offset by higher commission expenses.

Policyholders' benefits increased $3 million in 2011 to $96 million from $93 million in 2010 primarily due to a $1 million higher increase in reserves for supplementary contracts in 2011 as compared to 2010 and a $1 million charge for unreported death claims in 2011.

Interest credited to policyholders' account balances decreased $7 million in 2011 to $61 million from $68 million in 2010 primarily related to lower fund values.

Compensation and benefits expense decreased $2 million to $30 million in 2011 from $32 million in 2010 due to lower allocated salary and other benefit expenses.

Commissions increased $6 million in 2011 to $33 million from $27 million in 2010 due to higher first year commissions on increased sales of life insurance and annuity products.

Amortization of DAC and VOBA decreased $53 million in 2011 (negative amortization of $12 million in 2011 as compared to amortization of $41 million in 2010). The negative amortization in 2011 resulted from unlocking of assumptions due to better lapse experience in annuities and interest sensitive-life products. In 2010, revised estimates of future reinsurance costs and other updates resulted in amortization expense.

PREMIUMS AND DEPOSITS

The market for annuity and life insurance products of the types issued by the MLOA continues to be dynamic as the global economy and capital markets slowly recover from significant stress experienced in recent years. As a result, features and pricing of various products, including but not limited to variable annuity products, continue to change rapidly, in response to changing customer preferences, company risk appetites, capital utilization and other factors.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Management continues to evaluate the products sold by MLOA as part of an ongoing review of products offered by AXA Equitable and AXA Financial's other insurance subsidiaries with a view towards reducing duplication of products, improving the quality of the product line-up and enhancing the overall profitability of AXA Financial Group. Given the impact or effects of the recent economic disruption, MLOA may offer new and/or different products, and it may also further revise, suspend or discontinue one or more of its product offerings as conditions in the marketplace and capital markets develop.

The following table lists the sales for major insurance product lines for 2012, 2011 and 2010. Premiums and deposits are presented net of internal conversions and are presented gross of reinsurance ceded.

                             PREMIUMS AND DEPOSITS

                              2012   2011   2010
                             ------ ------ ------
                                (IN MILLIONS)
RETAIL:
Annuities
 First year................. $    5 $   11 $    5
 Renewal....................     37     35     30
                             ------ ------ ------
                                 42     46     35
Life/ (1) /
 First year.................     69     35     31
 Renewal....................    151    151    151
                             ------ ------ ------
                                220    186    182
Other/ (2) /
 First year.................     --      1      1
 Renewal....................      6      6      7
                             ------ ------ ------
                                  6      7      8
                             ------ ------ ------
   Total retail.............    268    239    225
                             ------ ------ ------
WHOLESALE:
Annuities
 First year.................     --      1      1
 Renewal....................      2      2      1
                             ------ ------ ------
                                  2      3      2
Life/ (1) /
 First year.................     11     31      3
 Renewal....................     47     50     50
                             ------ ------ ------
                                 58     81     53
Other.......................      1      1      1
                             ------ ------ ------
   Total wholesale..........     61     85     56
                             ------ ------ ------
Total Premiums and Deposits. $  329 $  324 $  281
                             ====== ====== ======

/(1)/Includes variable, interest-sensitive and traditional life products. /(2)/Includes reinsurance assumed.

2012 COMPARED TO 2011. Total premiums and deposits for insurance and annuity products for 2012 were $329 million, a $5 million increase from $324 million in 2011 while total first year premiums and deposits increased $6 million to $85 million in 2012 from $79 million in 2011. First year premiums and deposits for the life insurance products increased $14 million, primarily due to the $34 million increase in sales of universal life insurance products in the wholesale channel offset by the $20 million decrease in sales of universal life insurance products in the retail channel. The annuity line's first year premiums and deposits decreased $6 million to $5 million principally due to the decrease in supplementary contract sales, substantially all in the retail channel.

2011 COMPARED TO 2010. Total premiums and deposits for insurance and annuity products for 2011 were $324 million, a $43 million increase from $281 million in 2010 while total first year premiums and deposits increased $38 million to $79 million in 2011 from $41 million in 2010.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

First year premiums and deposits for the life insurance products increased $32 million, primarily due to the $28 million and $4 million respective increase in sales of universal life insurance products in the wholesale and retail channels. The annuity line's first year premiums and deposits increased $6 million to $11 million principally due to the $6 million increase in supplementary contract sales, substantially all in the retail channel.

SURRENDERS AND WITHDRAWALS.

The following table presents surrender and withdrawal amounts and rates for major insurance product lines. Annuity surrenders and withdrawals are presented net of internal replacements.

                          SURRENDERS AND WITHDRAWALS

                                                                 RATES/(1)/
                                                              ----------------
                                          2012   2011   2010  2012  2011  2010
                                         ------ ------ ------ ----  ----  ----
                                                 (DOLLARS IN MILLIONS)
Annuities............................... $  207 $  266 $  296 15.9% 17.9% 17.5%
Variable and interest-sensitive life....     71     92    121  4.8%  6.0%  7.7%
                                         ------ ------ ------
Total................................... $  278 $  358 $  417
                                         ====== ====== ======

/(1)/Surrender rates are based on the average surrenderable future policy benefits and/or policyholders' account balances for the related policies and contracts in force during each year.

2012 COMPARED TO 2011. Surrenders and withdrawals decreased $80 million, from $358 million in 2011 to $278 million for 2012. There was a decrease of $59 million and $21 million, respectively, for individual annuities and variable and interest sensitive life insurance surrenders withdrawals. The annualized annuities surrender rate decreased to 15.9% in 2012 from 17.9% in 2011. The variable and interest sensitive life products' annualized surrender rate for 2012 and 2011 was 4.8% and 6.0%, respectively.

2011 COMPARED TO 2010. Surrenders and withdrawals decreased $59 million, from $417 million in 2010 to $358 million for 2011. There was a decrease of $30 million and $29 million, respectively, for individual annuities and variable and interest sensitive life insurance surrenders withdrawals. The annualized annuities surrender rate increased to 17.9% in 2011 from 17.5% in 2010. The variable and interest sensitive life products' annualized surrender rate for 2011 and 2010 was 6.0% and 7.7%, respectively.

GENERAL ACCOUNT INVESTMENT PORTFOLIO

The General Account Investment Assets ("GAIA") portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial and agricultural mortgages and other loans and other invested assets.

The General Accounts' portfolios and investment results support the insurance and annuity liabilities of MLOA's business operations. The following table reconciles the balance sheet asset amounts to GAIA.

                        GENERAL ACCOUNT INVESTMENT ASSETS
                                DECEMBER 31, 2012
                                                       BALANCE
                                                     SHEET TOTAL OTHER/(1)/   GAIA
BALANCE SHEET CAPTIONS:                              ----------- ---------  --------
                                                             (IN MILLIONS)
Fixed maturities, available for sale, at fair value. $    2,026  $    136   $  1,890
Mortgage loans on real estate.......................         45        --         45
Policy Loans........................................        137        (2)       139
Other invested assets...............................         71        69          2
                                                     ----------  --------   --------
 Total investments..................................      2,279       203      2,076
Cash and cash equivalents...........................        151        11        140
                                                     ----------  --------   --------
Total............................................... $    2,430  $    214   $  2,216
                                                     ==========  ========   ========

/(1)/Assets listed in the "Other" category principally consist of MLOA's loans to affiliates and other miscellaneous assets and loans from affiliates and other miscellaneous liabilities related to GAIA that are reclassified from various balance sheet lines held in portfolios other than the General Account which are not managed as part of GAIA, including related accrued income or expense and certain reclassifications and, for fixed maturities, the reversal of net unrealized gains (losses). The "Other" category is deducted in arriving at GAIA.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

INVESTMENT RESULTS OF GENERAL ACCOUNT INVESTMENT ASSETS

The following table summarizes investment results by asset category for the periods indicated.

                                        2012              2011              2010
                                  ----------------  ----------------  ----------------
                                   YIELD   AMOUNT    Yield   Amount    Yield   Amount
                                  -----   --------  -----   --------  -----   --------
                                                  (DOLLARS IN MILLIONS)
FIXED MATURITIES:
 Investment grade................
   Income (loss).................  4.95%  $     87   5.36%  $     90   5.36%  $     91
   Ending assets.................            1,763             1,728             1,667
 Below investment grade..........
   Income........................  6.83%         9   7.59%        12   6.88%        15
   Ending assets.................              127               152               182
MORTGAGES:
   Income (loss)................. 10.30%        10   7.97%        10   7.15%        10
   Ending assets.................               45               125               142
POLICY LOANS:
   Income........................  5.84%         8   6.12%         8   6.31%         8
   Ending assets.................              139               136               134
CASH AND SHORT-TERM INVESTMENTS:
   Income........................  0.14%        --   0.11%        --   0.22%        --
   Ending assets.................              140                50                77
OTHER INVESTED ASSETS:
   Income........................               --                --                --
   Ending assets.................                2                 2                 2
TOTAL INVESTED ASSETS:
                                          --------          --------          --------
   Income........................  4.91%       114   5.57%       120   5.45%       124
   Ending Assets.................            2,216             2,193             2,204
DEBT AND OTHER:
   Interest expense and other....               --                --   7.49%        (1)
   Ending assets (liabilities)...               --                --                --

TOTAL:
                                          --------          --------          --------
   Investment income.............  5.24%       114   5.60%       120   5.54%       123
   Less: investment fees......... (0.11)%       (2) (0.11)%       (2) (0.12)%       (3)
                                  -----   ========  -----   ========  -----   ========
   Investment Income, Net........  5.13%  $    112   5.49%  $    118   5.42%  $    120
                                          ========          ========          ========
ENDING NET ASSETS                         $  2,216          $  2,193          $  2,204
                                          ========          ========          ========

FIXED MATURITIES

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2012, 75.8% of the fixed maturity portfolio was publicly traded. At December 31, 2012, GAIA held CMBS with an amortized cost of $57 million. The General Account had no direct exposure to the sovereign debt of Italy, Greece, Portugal, Spain and the Republic of Ireland.

FIXED MATURITIES BY INDUSTRY

The General Accounts' fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table sets forth these fixed maturities by industry category as of the dates indicated along with their associated gross unrealized gains and losses.

                       FIXED MATURITIES BY INDUSTRY/(1)/

                                                GROSS      GROSS
                                    AMORTIZED UNREALIZED UNREALIZED
                                      COST      GAINS      LOSSES   FAIR VALUE
                                    --------- ---------- ---------- ----------
                                                  (IN MILLIONS)
AT DECEMBER 31, 2012:
Corporate Securities:
  Finance.......................... $    343   $    36    $    --   $     379
  Manufacturing....................      506        57         --         563
  Utilities........................      255        25          1         279
  Services.........................      201        24         --         225
  Energy...........................       98        12         --         110
  Retail and wholesale.............       90         9         --          99
  Transportation...................       60         4         --          64
  Other............................       --        --         --          --
                                    --------   -------    -------   ---------
   Total corporate securities......    1,553       167          1       1,719
                                    --------   -------    -------   ---------
U.S. government....................      106         7         --         113
Commercial mortgage-backed.........       57         5         27          35
Residential mortgage-backed/(2)/...       19         1         --          20
Preferred stock....................       97         2          1          98
State & municipal..................       25         3         --          28
Foreign governments................        2        --         --           2
Asset-backed securities............        9         2         --          11
                                    --------   -------    -------   ---------
Total.............................. $  1,868   $   187    $    29   $   2,026
                                    ========   =======    =======   =========

At December 31, 2011:
Corporate Securities:
  Finance.......................... $    346   $    22    $     5   $     363
  Manufacturing....................      470        54         --         524
  Utilities........................      275        24          2         297
  Services.........................      223        22          1         244
  Energy...........................       95        10         --         105
  Retail and wholesale.............       85         9         --          94
  Transportation...................       60         6         --          66
                                    --------   -------    -------   ---------
   Total corporate securities......    1,554       147          8       1,693
                                    --------   -------    -------   ---------
U.S. government....................       99         6         --         105
Commercial mortgage-backed.........       63        --         34          29
Residential mortgage-backed/(2)/...       26         2         --          28
Preferred stock....................       81        --          5          76
State & municipal..................       21         1         --          22
Foreign governments................        4        --         --           4
Asset-backed securities............        9         1         --          10
                                    --------   -------    -------   ---------
Total.............................. $  1,857   $   157    $    47   $   1,967
                                    ========   =======    =======   =========

/(1)/Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.
/(2)/Includes publicly traded agency pass-through securities and collateralized mortgage obligations.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

FIXED MATURITIES CREDIT QUALITY

The Securities Valuation Office ("SVO") of the National Association of Insurance Commissioners ("NAIC"), evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories ("NAIC Designations"). NAIC designations of "1" or "2" include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody's or BBB- or higher by Standard & Poor's. NAIC Designations of "3" through "6" are referred to as below investment grade, which include securities rated Ba1 or lower by Moody's and BB+ or lower by Standard & Poor's. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The amortized cost of the General Accounts' public and private below investment grade fixed maturities totaled $113 million, or 6.0%, of the total fixed maturities at December 31, 2012 and $140 million, or 7.5%, of the total fixed maturities at December 31, 2011. Gross unrealized losses on public and private fixed maturities decreased from $47 million in 2011 to $29 million in 2012. Below investment grade fixed maturities represented 44.8% and 48.9% of the gross unrealized losses at December 31, 2012 and 2011, respectively. For public, private and corporate fixed maturity categories, gross unrealized gains were higher and gross unrealized losses were lower in 2012 than in the prior year.

PUBLIC FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public fixed maturities portfolios by NAIC rating at the dates indicated.

                            PUBLIC FIXED MATURITIES

                                                              GROSS       GROSS
        NAIC                                     AMORTIZED  UNREALIZED  UNREALIZED
  DESIGNATION/(1)/     RATING AGENCY EQUIVALENT    COST       GAINS       LOSSES    FAIR VALUE
---------------------- ------------------------  ---------- ----------- ----------- -----------
                                                                 (IN MILLIONS)
AT DECEMBER 31, 2012:
          1            Aaa, Aa, A............... $      838 $        95 $        -- $       933
          2            Baa......................        522          46           1         567
                                                 ---------- ----------- ----------- -----------
                       Investment grade.........      1,360         141           1       1,500
                                                 ---------- ----------- ----------- -----------
          3            Ba.......................         37           2          --          39
          4            B........................         10          --           1           9
          5            C and lower..............          8          --           1           7
          6            In or near default.......          1           1          --           2
                                                 ---------- ----------- ----------- -----------
                       Below investment grade...         56           3           2          57
                                                 ---------- ----------- ----------- -----------
Total........................................... $    1,416 $       144 $         3 $     1,557
                                                 ========== =========== =========== ===========
At December 31, 2011:
          1            Aaa, Aa, A............... $      848 $        84 $         3 $       929
          2            Baa......................        492          37           2         527
                                                 ---------- ----------- ----------- -----------
                       Investment grade.........      1,340         121           5       1,456
                                                 ---------- ----------- ----------- -----------
          3            Ba.......................         50           1           1          50
          4            B........................         13          --           1          12
          5            C and lower..............          7          --           2           5
          6            In or near default.......          6           1           2           5
                                                 ---------- ----------- ----------- -----------
                       Below investment grade...         76           2           6          72
                                                 ---------- ----------- ----------- -----------
Total........................................... $    1,416 $       123 $        11 $     1,528
                                                 ========== =========== =========== ===========

/(1)/At December 31, 2012 and 2011, no securities had been categorized based on expected NAIC designation pending receipt of SVO ratings.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PRIVATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' private fixed maturities portfolios by NAIC rating at the dates indicated.

                           PRIVATE FIXED MATURITIES

                                                             GROSS      GROSS
        NAIC                                     AMORTIZED UNREALIZED UNREALIZED
  DESIGNATION/(1)/     RATING AGENCY EQUIVALENT    COST      GAINS      LOSSES     FAIR VALUE
---------------------- ------------------------  --------- ---------- ----------- ------------
                                                                 (IN MILLIONS)
AT DECEMBER 31, 2012:
          1            Aaa, Aa, A............... $    177  $       21 $        14 $        184
          2            Baa......................      218          20           1          237
                                                 --------  ---------- ----------- ------------
                       Investment grade.........      395          41          15          421
                                                 --------  ---------- ----------- ------------
          3            Ba.......................       20          --           1           19
          4            B........................       14          --           2           12
          5            C and lower..............        4          --           2            2
          6            In or near default.......       19           2           6           15
                                                 --------  ---------- ----------- ------------
                       Below investment grade...       57           2          11           48
                                                 --------  ---------- ----------- ------------
Total........................................... $    452  $       43 $        26 $        469
                                                 ========  ========== =========== ============

At December 31, 2011:
          1            Aaa, Aa, A............... $    168  $       17 $        15 $        170
          2            Baa......................      209          15           4          220
                                                 --------  ---------- ----------- ------------
                       Investment grade.........      377          32          19          390
                                                 --------  ---------- ----------- ------------
          3            Ba.......................       36           1           4           33
          4            B........................        6          --           2            4
          5            C and lower..............        4          --           2            2
          6            In or near default.......       18           1           9           10
                                                 --------  ---------- ----------- ------------
                       Below investment grade...       64           2          17           49
                                                 --------  ---------- ----------- ------------
Total........................................... $    441  $       34 $        36 $        439
                                                 ========  ========== =========== ============

/(1)/Includes no securities, as of December 31, 2012 and 2011, that have been categorized based on expected NAIC designation pending receipt of SVO ratings.

CORPORATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public and private holdings of corporate fixed maturities by NAIC rating at the dates indicated.

                          CORPORATE FIXED MATURITIES

                                                              GROSS      GROSS
        NAIC                                     AMORTIZED  UNREALIZED UNREALIZED
     DESIGNATION       RATING AGENCY EQUIVALENT    COST       GAINS      LOSSES   FAIR VALUE
---------------------- ------------------------  ---------- ---------- ---------- -----------
                                                                (IN MILLIONS)
AT DECEMBER 31, 2012:
          1            Aaa, Aa, A............... $      833 $      99  $       -- $       932
          2            Baa......................        662        64          --         726
                                                 ---------- ---------  ---------- -----------
                       Investment grade.........      1,495       163          --       1,658
                                                 ---------- ---------  ---------- -----------
          3            Ba.......................         44         2          --          46
          4            B........................         11        --           1          10
          5            C and lower..............          2        --          --           2
          6            In or near default.......          1         2          --           3
                                                 ---------- ---------  ---------- -----------
                       Below investment grade...         58         4           1          61
                                                 ---------- ---------  ---------- -----------
Total........................................... $    1,553 $     167  $        1 $     1,719
                                                 ========== =========  ========== ===========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                             Gross      Gross
        NAIC                                     Amortized Unrealized Unrealized
     Designation       Rating Agency Equivalent    Cost      Gains      Losses   Fair Value
---------------------- ------------------------  --------- ---------- ---------- ----------
                                                               (In Millions)
At December 31, 2011:
        1              Aaa, Aa, A............... $    820   $     93  $       2   $    911
        2              Baa......................      665         52          4        713
                                                 --------   --------  ---------   --------
                       Investment grade.........    1,485        145          6      1,624
                                                 --------   --------  ---------   --------
        3              Ba.......................       58          1          1         58
        4              B........................        8         --          1          7
        5              C and lower..............        2         --         --          2
        6              In or near default.......        1          1         --          2
                                                 --------   --------  ---------   --------
                       Below investment grade...       69          2          2         69
                                                 --------   --------  ---------   --------
Total........................................... $  1,554   $    147  $       8   $  1,693
                                                 ========   ========  =========   ========

ASSET-BACKED SECURITIES

At December 31, 2012, the amortized cost and fair value of asset backed securities held were $9 million and $11 million, respectively; at December 31, 2011, those amounts were $9 million and $10 million, respectively. At
December 31, 2012, the amortized cost and fair value of asset backed securities collateralized by sub-prime mortgages were $4 million and $6 million, respectively. At the same date, the amortized cost and fair value of asset backed securities collateralized by non-subprime mortgages were $0 million and $0 million, respectively.

COMMERCIAL MORTGAGE-BACKED SECURITIES

In recent years, weakness in commercial real estate fundamentals, along with an overall decrease in liquidity and availability of capital, led to a very difficult refinancing environment and an increase in overall delinquency rates on commercial mortgages on properties, except for highly desirable properties in select markets.

The following table sets forth the amortized cost and fair value of the Company's commercial mortgage-backed securities at the dates indicated by credit quality and by year of issuance (vintage).

                     COMMERCIAL MORTGAGE-BACKED SECURITIES

                          DECEMBER 31, 2012
                    ------------------------------
                        MOODY'S AGENCY RATING
                    ------------------------------    TOTAL        TOTAL
                                            BA AND DECEMBER 31, DECEMBER 31,
                     AAA   AA     A    BAA  BELOW      2012         2011
VINTAGE             ----- ----- ----- ----- ------ ------------ ------------
                                         (IN MILLIONS)
At amortized cost:
 2004.............. $  -- $  -- $  -- $  -- $  --  $        --  $        --
 2005..............    --    --    --     2    21           23           24
 2006..............    --    --    --    --    14           14           14
 2007..............    --    --    --    --    20           20           25
                    ----- ----- ----- ----- -----  -----------  -----------
Total CMBS......... $  -- $  -- $  -- $   2 $  55  $        57  $        63
                    ===== ===== ===== ===== =====  ===========  ===========

At fair value:
 2004.............. $  -- $  -- $  -- $  -- $  --  $        --  $        --
 2005..............    --    --    --     2    16           18           17
 2006..............    --    --    --    --     5            5            4
 2007..............    --    --    --    --    12           12            8
                    ----- ----- ----- ----- -----  -----------  -----------
Total CMBS......... $  -- $  -- $  -- $   2 $  33  $        35  $        29
                    ===== ===== ===== ===== =====  ===========  ===========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MORTGAGES

INVESTMENT MIX

At December 31, 2012 approximately 2.2% of GAIA were in commercial mortgage loans and at December 31, 2011 approximately 5.8% of GAIA were in commercial and agricultural mortgage loans. The table below shows the composition of the commercial and agricultural mortgage loan portfolio, before the loss allowance, as of the dates indicated.

                             DECEMBER 31, 2012 December 31, 2011
                             ----------------- -----------------
                                        (IN MILLIONS)
Commercial mortgage loans...  $            49   $           80
Agricultural mortgage loans.               --   $           47
                              ---------------   --------------
Total Mortgage Loans........  $            49   $          127
                              ===============   ==============

In August 2012, MLOA sold its entire portfolio of agricultural mortgage loans on real estate to AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate.

The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The tables below show the breakdown of the amortized cost of the General Accounts investments in mortgage loans by geographic region and property type as of the dates indicated.

                  MORTGAGE LOANS BY REGION AND PROPERTY TYPE

                             DECEMBER 31, 2012         December 31, 2011
                         ------------------------  ------------------------
                         AMORTIZED COST % OF TOTAL Amortized Cost % of Total
                         -------------- ---------- -------------- ----------
                                        (DOLLARS IN MILLIONS)

BY REGION:
U.S. Regions:
   Pacific..............  $         28       57.2%  $        76        59.5%
   West South Central...            10       20.4            12         9.3
   South Atlantic.......             7       14.3             9         7.4
   East South Central...             3        6.1             3         2.4
   East North Central...             1        2.0            14        10.6
   Mountain.............            --         --            11         8.7
   West North Central...            --         --             3         2.1
                          ------------  ---------   -----------   ---------
Total Mortgage Loans....  $         49      100.0%  $       128       100.0%
                          ============  =========   ===========   =========

BY PROPERTY TYPE:
Industrial buildings....  $         39       79.6%  $        31        24.3%
Retail stores...........             6       12.2            13        10.2
Hospitality.............             4        8.2             5         3.9
Office buildings........            --         --            10         7.8
Apartment complexes.....            --         --            21        16.5
Agricultural properties.            --         --            48        37.3
                          ------------  ---------   -----------   ---------
Total Mortgage Loans....  $         49      100.0%  $       128       100.0%
                          ============  =========   ===========   =========

At December 31, 2012, the General Account investments in commercial mortgage loans had a weighted average loan-to-value ratio of 75.0% while the agricultural mortgage loans weighted average loan-to-value ratio was 0.0%.

The values used in these ratio calculations were developed as part of the periodic review of the commercial and agricultural mortgage loan portfolio, which includes an evaluation of the underlying collateral value.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

       MORTGAGE LOANS BY LOAN-TO-VALUE AND DEBT SERVICE COVERAGE RATIOS
                               DECEMBER 31, 2012

                                          DEBT SERVICE COVERAGE RATIO/(1)/
                                   -----------------------------------------------
                                                                             LESS   TOTAL
                                    GREATER  1.8X TO 1.5X TO 1.2X TO 1.0X TO THAN  MORTGAGE
                                   THAN 2.0X  2.0X    1.8X    1.5X    1.2X   1.0X   LOANS
LOAN-TO-VALUE RATIO                --------- ------- ------- ------- ------- ----- --------
                                                        (IN MILLIONS)
0% - 50%..........................  $     4   $  --   $  17   $  --   $  12  $  --    $33
50% - 70%.........................       --      --      --       6      --     --      6
70% - 90%.........................       --      --      --      --      --     --     --
90% plus..........................       10      --      --      --      --     --     10
                                    -------   -----   -----   -----   -----  -----  -----
Total Commercial and Agricultural
  Mortgage Loans                    $    14   $  --   $  17   $   6   $  12  $  --  $  49
                                    =======   =====   =====   =====   =====  =====  =====

/(1)/The debt service coverage ratio is calculated using actual results from property operations.

The tables below show the breakdown of the commercial mortgage loans by year of origination at December 31, 2012.

                     MORTGAGE LOANS BY YEAR OF ORIGINATION

                          DECEMBER 31, 2012
                      -------------------------
                      AMORTIZED COST  % OF TOTAL
YEAR OF ORIGINATION   -------------- -----------
                        (DOLLARS IN MILLIONS)
2007 and prior....... $          49       100.0%
                      -------------   ---------
Total Mortgage Loans. $          49       100.0%
                      =============   =========

At December 31, 2012 and 2011, respectively, $0 million and $0 million of mortgage loans were classified as problem loans while $10 million and $10 million were classified as potential problem loans. There were no loans in the restructured category at either date.

Valuation allowances for the commercial mortgage loan portfolio were related to loan specific reserves. The following table sets forth the change in valuation allowances for the commercial mortgage loan portfolio as of the dates indicated. There were no valuation allowances for agricultural mortgages at December 31, 2012 and 2011.

                              2012   2011
                             ------ ------
                             (IN MILLIONS)
Balances, beginning of year. $    3 $    2
 Provision..................      1      1
                             ------ ------
Balances, End of Year....... $    4 $    3
                             ====== ======

OTHER EQUITY INVESTMENTS

At December 31, 2012, private equity partnerships, hedge funds and real-estate related partnerships were 50.0% of total other equity investments. These interests, which represent 0.1% of GAIA, consist of a diversified portfolio of Leveraged Buyout ("LBO"), mezzanine, venture capital and other alternative limited partnerships, diversified by sponsor, fund and vintage year. The portfolio is actively managed to control risk and generate investment returns over the long term. Portfolio returns are sensitive to overall market developments.

                  OTHER EQUITY INVESTMENTS - CLASSIFICATIONS

                                          DECEMBER 31, 2012 December 31, 2011
                                          ----------------- -----------------
                                                     (IN MILLIONS)
Common stock.............................   $          1      $          1
Joint ventures and limited partnerships:
 Private equity..........................              1                 1
                                            ------------      ------------
Total Other Equity Investments...........   $          2      $          2
                                            ============      ============

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

REALIZED INVESTMENT GAINS (LOSSES)

Realized investment gains (losses) are generated from numerous sources, including the sale of fixed maturity securities, equity securities, investments in limited partnerships and other types of investments, as well as adjustments to the cost basis of investments for OTTI. Realized investment gains (losses) are also generated from prepayment premiums received on private fixed maturity securities, recoveries of principal on previously impaired securities, provisions for losses on commercial mortgage and other loans and fair value changes on commercial mortgage loans carried at fair value.

The following table sets forth "Realized investment gains (losses), net," for the years indicated:

                    REALIZED INVESTMENT GAINS (LOSSES), NET

                   2012   2011   2010
                  -----  -----  ------
                      (IN MILLIONS)
Fixed maturities. $  (5) $  (2) $  (47)
Other............     2     (1)      1
                  -----  -----  ------
Total............ $  (3) $  (3) $  (46)
                  =====  =====  ======

The following table further describes realized gains (losses), net for Fixed maturities:

                               FIXED MATURITIES
                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                                                  2012   2011   2010
                                                                 -----  -----  ------
                                                                     (IN MILLIONS)
Gross realized investment gains:
 Gross gains on sales and maturities............................ $   3  $   2  $   10
                                                                 -----  -----  ------
   Total gross realized investment gains........................     3      2      10
                                                                 -----  -----  ------
Gross realized investment losses:
 Other-than-temporary impairments recognized in earnings (loss).    (7)    (2)    (54)
 Gross losses on sales and maturities...........................    (1)    (2)     (3)
                                                                 -----  -----  ------
   Total gross realized investment losses.......................    (8)    (4)    (57)
                                                                 -----  -----  ------
Total........................................................... $  (5) $  (2) $  (47)
                                                                 =====  =====  ======

The following table sets forth, for the periods indicated, the composition of other-than-temporary impairments recorded in Earnings (loss) by asset type.

       OTHER-THAN-TEMPORARY IMPAIRMENTS RECORDED IN EARNINGS (LOSS)/(1)/

                                       2012   2011   2010
                                      -----  -----  ------
                                          (IN MILLIONS)
Fixed Maturities:
 Public fixed maturities............. $  (1) $  (1) $   (6)
 Private fixed maturities............    (6)    (1)    (48)
                                      -----  -----  ------
   Total fixed maturities securities. $  (7) $  (2) $  (54)
                                      =====  =====  ======

/(1)/For 2012, 2011 and 2010, respectively, excludes $0 million, $0 million and $2 million of OTTI recorded in OCI, representing any difference between the fair value of the impaired debt security and the net present value of its projected future cash flows at the time of impairment.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

At December 31, 2012 and 2011, respectively, the $7 million and $2 million in OTTI on fixed maturities recorded in income were due to credit events or adverse conditions of the respective issuer. In these situations, management believes such circumstances have caused, or will lead to, a deficiency in the contractual cash flows related to the investment. The amount of the impairment recorded in earnings (loss) is the difference between the amortized cost of the debt security and the net present value of its projected future cash flows discounted at the effective interest rate implicit in the debt security prior to impairment.

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

MLOA's principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from MONY Life. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

MLOA's liquidity requirements principally relate to the payment of benefits under its various life insurance and annuity products, cash payments in connection with policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements.

In managing the liquidity of MLOA's business, management also considers the risk of policyholder and contractholder withdrawals of funds earlier than assumed when selecting assets to support these contractual obligations. Surrender charges and other contract provisions are used to mitigate the extent, timing and profitability impact of withdrawals of funds by customers from annuity contracts and deposit liabilities. The following table sets forth withdrawal characteristics of MLOA's General Account annuity reserves and deposit liabilities (based on statutory liability values) as of the dates indicated.

           GENERAL ACCOUNTS ANNUITY RESERVES AND DEPOSIT LIABILITIES

                                                                          DECEMBER 31, 2012    December 31, 2011
                                                                         -------------------  --------------------
                                                                          AMOUNT  % OF TOTAL   Amount   % of Total
                                                                         -------- ----------  -------- -----------
                                                                                  (DOLLARS IN MILLIONS)
Not subject to discretionary withdrawal provisions...................... $     99     7.0%    $    103     6.9%
Subject to discretionary withdrawal, with adjustment:
 With market value adjustment...........................................      998     70.9       1,082     72.2
Subject to discretionary withdrawal at contract value with no surrender
  charge or surrender charge of less than 5%............................      310     22.1         313     20.9
                                                                         --------  --------   --------  --------
Total Annuity Reserves And Deposit Liabilities.......................... $  1,407   100.0%    $  1,498   100.0%
                                                                         ========  ========   ========  ========

ANALYSIS OF STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2012 AND 2011

Cash and cash equivalents were $151 million at December 31, 2012 an increase of $90 million from $61 million at December 31, 2011.

Net cash used in operating activities was $49 million in 2012 as compared to $23 million in 2011. Cash flows from operating activities include such sources as premiums and investment income offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash provided by investing activities was $57 million in 2012 as compared to net cash used in investing activities of $23 million in 2011. The change was principally due to net sales of $65 million in 2012 as compared to net purchases of $17 million in 2011.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Net cash provided by financing activities was $82 million in 2012 as compared to $15 million in 2011. The impact of the net deposits to policyholders' account balances was $82 million in 2012 as compared to net withdrawals to policyholders' account balances of $15 million in 2011.

YEARS ENDED DECEMBER 31, 2011 AND 2010

Cash and cash equivalents of $61 million at December 31, 2011 decreased $31 million from $92 million at December 31, 2010.

Net cash used by operating activities was $23 million in 2011 as compared to $10 million in 2010. Cash flows from operating activities include such sources as premiums and investment income offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash used in investing activities was $23 million in 2011 as compared to net cash provided by investing activities of $111 million in 2010. The change was principally due net purchases of $17 million in 2011 as compared to net sales of $19 million in 2010.

Net cash provided by financing activities was $15 million in 2011 as compared to net cash used in financing activities of $66 million in 2010. The impact of the net deposits to policyholders' account balances was $15 million in 2011 as compared to net withdrawals to policyholders' account balances of $46 million in 2010.

SOURCES OF LIQUIDITY

MLOA's primary source of short-term liquidity to support its insurance operations is a pool of highly liquid, high quality short-term instruments structured to provide liquidity in excess of the expected cash requirements. At December 31, 2012, this asset pool included an aggregate of $139 million in highly liquid short-term investments, as compared to $50 million at December 31, 2011. In addition, a substantial portfolio of public bonds including U.S. Treasury and agency securities and other investment grade fixed maturities is available to meet MLOA's liquidity needs.

OFF BALANCE SHEET TRANSACTIONS

At December 31, 2012 and 2011, MLOA was not a party to any off balance sheet transactions.

STATUTORY REGULATION, CAPITAL AND DIVIDENDS

MLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer's required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2012, the total adjusted capital of MLOA was in excess of Arizona's regulatory capital requirements.

Management monitors its regulatory capital requirements on an ongoing basis taking into account the prevailing conditions in the capital markets. Lower interest rates and/or poor equity market performance, both of which have been experienced recently, increase the reserve requirements and capital needed to support the variable annuity guarantee business. While future capital requirements will depend on future market conditions, management believes that MLOA will continue to have the ability to meet the capital requirements necessary to support its business. For additional information, see "Risk Factors".

For 2012, 2011 and 2010, respectively, MLOA's statutory net income (loss) totaled $33 million, $35 million and $(19) million. Statutory surplus, capital stock and Asset Valuation Reserve totaled $295 million and $225 million at December 31, 2012 and 2011, respectively.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SUPPLEMENTARY INFORMATION

A schedule of future payments under certain of MLOA's contractual obligations follows:

                  CONTRACTUAL OBLIGATIONS - DECEMBER 31, 2012

                                                                                 PAYMENTS DUE BY PERIOD
                                                                        -----------------------------------------
                                                                        LESS THAN                         OVER
                                                                TOTAL    1 YEAR   1 -3 YEARS 4 -5 YEARS  5 YEARS
                                                               -------- --------- ---------- ---------- ---------
                                                                                 (IN THOUSANDS)
Contractual obligations:
 Policyholders liabilities - policyholders' account balances, future policy benefits and other policyholder
   liabilities/(1)/........................................... $  3,564  $   213  $     350  $     290  $   2,711
                                                               --------  -------  ---------  ---------  ---------
 Total Contractual Obligations................................ $  3,564  $   213  $     350  $     290  $   2,711
                                                               ========  =======  =========  =========  =========

/(1)/Policyholders liabilities represent estimated cash flows out of the General Account related to the payment of death and disability claims, policy surrenders and withdrawals, annuity payments, minimum guarantees on Separate Account funded contracts, matured endowments, policyholder dividends and future renewal premium-based and fund-based commissions offset by contractual future premiums and deposits on in-force contracts. These estimated cash flows are based on mortality, morbidity and lapse assumptions comparable with the MLOA experience and assume market growth and interest crediting consistent with assumptions used in amortizing DAC and VOBA. These amounts are undiscounted and, therefore, exceed the Policyholders' account balances and Future policy benefits and other policyholder liabilities included in the balance sheet included elsewhere herein. They do not reflect projected recoveries from reinsurance agreements. Due to the use of assumptions, actual cash flows will differ from these estimates (see "Critical Accounting Estimates - Future Policy Benefits"). Separate Accounts liabilities have been excluded as they are legally insulated from General Account obligations and will be funded by cash flows from Separate Accounts assets.

   Unrecognized tax benefits of $5 million were not included in the above table because it is not possible to make reasonably reliable estimates of the occurrence or timing of cash settlements with the respective taxing authorities.

   In addition, MLOA has financial obligations under contingent commitments at December 31, 2012 including guarantees or commitments to fund private fixed maturities and floating rate commercial mortgages. Information on these contingent commitments can be found in Notes 5, 8 and 12 of Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

                                     None.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                   QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

   MLOA's operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.

   MLOA's results of operations significantly depend on profit margins between investment results from General Account Investment Assets and interest credited on individual insurance and annuity products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the "Investments" section of Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

   INVESTMENTS WITH INTEREST RATE RISK - FAIR VALUE. MLOA's assets with interest rate risk include fixed maturities and mortgage loans that make up 87.3% of the carrying value of General Account Investment Assets at December 31, 2012. As part of its asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate 100 BP increase in interest rates at December 31, 2012 and 2011 would have on the fair value of fixed maturities and mortgage loans:

                                 DECEMBER 31, 2012      December 31, 2011
                               ---------------------- ----------------------
                                        BALANCE AFTER          Balance After
                                FAIR       +100 BP     Fair       +100 BP
                                VALUE      CHANGE      Value      Change
                               -------- ------------- -------- -------------
                                               (IN MILLIONS)
Fixed maturities.............. $  2,026   $  1,946    $  1,967   $  1,885
Mortgage loans on real estate.       46         46         130        128
                               --------   --------    --------   --------
Total......................... $  2,072   $  1,992    $  2,097   $  2,013
                               ========   ========    ========   ========

   A 100 BP increase in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management's view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management's assessment of changing market conditions and available investment opportunities.

   LIABILITIES WITH INTEREST RATE RISK - FAIR VALUE. At December 31, 2012 and 2011, respectively, the aggregate carrying value of policyholders' liabilities were $2,012 million and $1,988 million, approximately $1,825 million and $1,795 million of which liabilities are reactive to interest rate fluctuations. The aggregate fair values of such contracts at December 31, 2012 and 2011 were $2,067 million and $2,021 million, respectively. The impact of a relative 1.0% decrease in interest rates would be an increase in the fair value of those contracts to $2,145 million and $2,089 million, respectively. While these fair value measurements provide a representation of the interest rate sensitivity of policyholders' liabilities, they are based on the composition of such liabilities at a particular point in time and may not be representative of future results.

   Asset/liability management is integrated into many aspects of MLOA's operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

BOARD OF DIRECTORS

The Board currently consists of twelve members, including our Chief Executive Officer, President, two senior executives of AXA, one senior executive of AllianceBernstein and seven independent members.

The Board holds regular quarterly meetings, generally in February, May, September, and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Organization and Compensation, and Investment Committees, each of which is described in further detail below. Each of the Directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2012.

The current members of our Board are as follows:

MARK PEARSON

Mr. Pearson, age 54, has been a Director of MLOA since January 2011 and has served as Chairman of the Board and Chief Executive Officer since February 2011. Mr. Pearson also serves as President and Chief Executive Officer of AXA Financial since February 2011 and as Chairman of the Board and Chief Executive Officer of AXA Equitable since February 2011. Mr. Pearson is also a member of the Management and Executive Committees at AXA. Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings (now AXA Asia Pacific Holdings) and was appointed Regional Chief Executive of AXA Asia Life in 2001. In 2008, he became President and Chief Executive Officer of AXA Japan Holding Co. Ltd. ("AXA Japan") and was appointed a member of the Executive Committee of AXA. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants. Mr. Pearson is also a director of AXA Financial (since January 2011), MONY Life (since January 2011), AXA Equitable (since January 2011) and AllianceBernstein Corporation (since February 2011).

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to AXA Financial, AXA Japan and other AXA affiliates.

ANDREW J. MCMAHON

Mr. McMahon, age 45, has been a Director of MLOA since May 2011 and has served as President since January 2011. Prior thereto, Mr. McMahon served as Senior Executive Vice President and President, Financial Protection and Wealth Management of MLOA. Mr. McMahon also serves as Senior Executive Vice President and President, Financial Protection and Wealth Management of AXA Financial and as President of AXA Equitable. Mr. McMahon also served as President of AXA Financial on an interim basis for the period January 2011 through February
2011. Mr. McMahon has overall responsibility for life insurance manufacturing, marketing, distribution, business management operations, and in-force management. He also served as Chairman of AXA Advisors, LLC, the company's broker/dealer and retail distribution channel from July 2007 through May 2012, where he has served as a Director since July 2007 and as Chief Financial Protection and Wealth Management Officer since 2010. Before joining AXA Equitable in 2005, Mr. McMahon was a principal at McKinsey & Co. and served as a life insurance practice leader in North America. Prior to McKinsey & Co., Mr. McMahon spent several years in management positions with various business divisions of General Electric Company. Mr. McMahon is a member of the Board of Directors of The American Council of Life Insurers. Mr. McMahon is also a director of AXA Financial (since May 2011), MONY Life (since May 2011), AXA Equitable (since May 2011) and AllianceBernstein Corporation (since April 2012).

Mr. McMahon brings to the Board extensive financial services and insurance industry experience and key strategic planning, leadership and sales skills developed as an executive at AXA Equitable, McKinsey & Co. and General Electric Company.

HENRI DE CASTRIES

Mr. de Castries, age 58, has been a Director of MLOA since July 2004. Mr. de Castries has also served as Chairman of the Board of AXA Financial since April 1998. Since April 2010, Mr. de Castries has been Chairman of the Board and Chief Executive Officer of AXA. Mr. de Castries served as the Chairman of the Management Board of AXA from May 2000 through April 2010. Prior thereto, he served AXA in various capacities, including Vice Chairman of the AXA Management Board; Senior Executive Vice President-Financial Services and Life Insurance Activities in the United States, Germany, the United Kingdom and Benelux from 1996 to 2000; Executive Vice President-Financial Services and Life Insurance Activities from 1993 to 1996; Corporate Secretary from 1991 to 1993; and Central Director of Finances from 1989

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA to 1991. Mr. de Castries is a member of the Board of Directors of Nestle S.A., where he serves on the Audit Committee. Mr. de Castries is also a director of AXA Financial (since September 1993), MONY Life (since July 2004), AXA Equitable (since September 1993), AllianceBernstein Corporation (since October
1993) and various other subsidiaries and affiliates of the AXA Group.

Mr. de Castries brings to the Board his extensive experience as an AXA executive and, prior thereto, his financial and public sector experience gained from working in French government. The Board also benefits from his invaluable perspective as the Chairman and Chief Executive Officer of AXA.

RAMON DE OLIVEIRA

Mr. de Oliveira, age 58, has been a Director of MLOA since May 2011. Since
April 2010, Mr. de Oliveira has been a member of AXA's Board of Directors, where he serves on the Finance Committee (Chair) and Audit Committee, and from April 2009 to May 2010, he was a member of AXA's Supervisory Board. He is currently the Managing Director of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 and 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Prior thereto, starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm's Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Mr. de Oliveira is currently a member of the Board of Directors of Investment Audit Practice, LLC, the Kauffman Foundation, Fonds de Dotation du Louvre, Tattinger-Kobrand, Quilvest SA and The Red Cross. Previously he was a Director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems and The Hartford Insurance Company. Mr. de Oliveira is also a director of AXA Financial, MONY Life and AXA Equitable since May 2011.

Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the financial services industry and academia. The Board also benefits from his perspective as a director of AXA and as a former director of other companies.

DENIS DUVERNE

Mr. Duverne, age 59, has been a Director of MLOA since July 2004. Since April 2010, Mr. Duverne has been the Deputy Chief Executive Officer of AXA, in charge of Finance, Strategy and Operations and a member of AXA's Board of Directors. From January 2010 until April 2010, Mr. Duverne was AXA's Management Board member in charge of Finance, Strategy and Operations. Mr. Duverne was a member of the AXA Management Board from February 2003 through April 2010. He was Chief Financial Officer of AXA from May 2003 through December 2009. From January 2000 to May 2003, Mr. Duverne served as Group Executive Vice President-Finance, Control and Strategy. Mr. Duverne joined AXA as Senior Vice President in 1995. Mr. Duverne is also a director of AXA Financial (since November 2003), MONY Life (since July 2004), AXA Equitable (since February 1998), AllianceBernstein Corporation (since February 1996) and various other subsidiaries and affiliates of the AXA Group.

Mr. Duverne brings to the Board the highly diverse experience he has garnered throughout the years from the many key roles he has served for AXA. The Board also benefits from his invaluable perspective as director and Deputy Chief Executive Officer of AXA.

BARBARA FALLON-WALSH

Ms. Fallon-Walsh, age 60, has been a Director of MLOA since May 2012. From 2006 to December 2011, Ms. Fallon-Walsh served as Head of Institutional Retirement Plan Services at The Vanguard Group, Inc. ("Vanguard"). Ms. Fallon-Walsh joined Vanguard in 1995 and prior to becoming the Head of Institutional Retirement Plan Services, Ms. Fallon-Walsh served in several executive positions. Prior to joining Vanguard, Ms. Fallon-Walsh served as Executive Vice President, Bay Area Region and LA Gold Coast Region at Bank of America Corporation from 1992 to 1995. From 1981 to 1992, Ms. Fallon-Walsh held several management positions at Security Pacific Corporation, which was acquired by Bank of America in 1992. Ms. Fallon-Walsh is also a director of AXA Financial, MONY Life and AXA Equitable since May 2012.

Ms. Fallon-Walsh brings to the Board extensive financial services and general management expertise through her executive positions at Vanguard and Bank of America. The Board also benefits from her extensive knowledge of the retirement business.

DANNY L. HALE

Mr. Hale, age 68, has been a Director of MLOA since May 2010. From January 2003 to March 2008, Mr. Hale served as Senior Vice President and Chief Financial Officer of The Allstate Corporation. Prior to joining The Allstate Corporation in January 2003, he was Executive Vice

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

President and Chief Financial Officer of the Promus Hotel Corporation until its acquisition by the Hilton Hotels Group in 1999. Prior to joining Promus Hotel Corporation, Mr. Hale was Executive Vice President and Chief Financial Officer of USF&G Corporation from 1993 to 1998. Mr. Hale joined insurer USF&G Corporation in 1991 as Executive Vice President of Diversified Insurance & Investment Operations. Prior thereto, Mr. Hale held various positions with each of Chase Manhattan Leasing and General Electric Company. Mr. Hale is also a director of AXA Financial, MONY Life and AXA Equitable since May 2010.

Mr. Hale brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

ANTHONY J. HAMILTON

Mr. Hamilton, age 71, has been a Director of MLOA since May 2006. Since April 2010, Mr. Hamilton has been a member of AXA's Board of Directors, where he serves on the Audit Committee (Chair) and Compensation and Human Resources Committee. Prior thereto, he was a member of AXA's Supervisory Board from January 1996 to April 2010. Mr. Hamilton is also a director of AXA Equity and Law plc since 1993 and its Non-executive Chairman since 1995 and a director of AXA UK plc since 1995 and its Non-executive Chairman since September 2000.
Mr. Hamilton joined the investment bank Fox-Pitt, Kelton Limited ("FPK") in 1978. He was a principal shareholder and served as executive chairman of FPK from 1994 until FPK was acquired by Swiss RE in March 1999. Mr. Hamilton retired from his executive responsibilities at FPK in 2004. Mr. Hamilton is currently a director of Tawa plc and is a former director of FPK; Pinault Printemps Redoute SA; Swiss Re Capital Markets Limited; CX Reinsurance; and Binley Limited. Mr. Hamilton is also a director of AXA Financial (since December 1995), MONY Life (since May 2006) and AXA Equitable (since May 2006).

Mr. Hamilton brings to the Board extensive financial services and insurance industry experience acquired through his years as a senior leader at FPK. The Board also benefits from his perspective as a director of Tawa plc and AXA and certain of its other subsidiaries.

PETER S. KRAUS

Mr. Kraus, age 60, has been a Director of MLOA since February 2009. Since December 2008, Mr. Kraus has served as Chairman of the Board of AllianceBernstein Corporation and Chief Executive Officer of AllianceBernstein Corporation, AllianceBernstein and AllianceBernstein Holding. From September 2008 through December 2008, Mr. Kraus served as an executive vice president, the head of global strategy and a member of the Management Committee of Merrill Lynch & Co. Inc. ("Merrill Lynch"). Prior to joining Merrill Lynch, Mr. Kraus spent 22 years with Goldman Sachs Group Inc. ("Goldman"), where he most recently served as co-head of the Investment Management Division and a member of the Management Committee, as well as head of firm-wide strategy and chairman of the Strategy Committee. Mr. Kraus also served as co-head of the Financial Institutions Group. Mr. Kraus is a member of the Management and Executive Committees of AXA. Mr. Kraus is also a director of AXA Financial, MONY and AXA Equitable since February 2009.

Mr. Kraus brings to the Board extensive knowledge of the financial services industry and in-depth experience in the financial markets, including experience as co-head of the Investment Management Division and head of firm-wide strategy at Goldman.

BERTRAM L. SCOTT

Mr. Scott, age 61, has been a Director of MLOA since May 2012. Since November 2012, Mr. Scott has served as President and Chief Executive Officer of Affinity Health Plans, an independent, not-for-profit organization offering quality health care coverage to low income New Yorkers. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto, he served as Executive Vice President of TIAA-CREF from 2000 to June 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott is currently a member of the Board of Directors of Becton, Dickinson and Company, where he serves on the Audit Committee and Compensation and Benefits Committee. Mr. Scott is also a director of AXA Financial, MONY Life and AXA Equitable since May 2012.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of Becton, Dickinson and Company.

LORIE A. SLUTSKY

Ms. Slutsky, age 60, has been a Director of MLOA since September 2006. Since January 1990, Ms. Slutsky has been President and Chief Executive Officer of The New York Community Trust, a community foundation that manages a $2 billion endowment and annually grants more

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA than $150 million to non-profit organizations. Ms. Slutsky is Secretary and a board member of the Independent Sector and co-chaired its National Panel on the Non-Profit Sector, which focused on reducing abuse and improving governance practices at non-profits. She served on the Board of Directors of BoardSource from 1999 to 2008 and served as its Chair from 2005 to 2007. She also served on the Board of Directors of the Council on Foundations from 1989 to 1995 and as its Chair from 1992 to 1994. Ms. Slutsky served as Trustee and Chair of the Budget Committee of Colgate University from 1989 to 1997. Ms. Slutsky is also a director of AXA Financial, MONY Life and AXA Equitable (since September 2006) and AllianceBernstein Corporation (since July 2002).

Ms. Slutsky brings to the Board extensive corporate governance experience through her executive and managerial roles at The New York Community Trust, BoardSource and various other non-profit organizations.

RICHARD C. VAUGHAN

Mr. Vaughan, age 63, has been a Director of MLOA since May 2010. From 1995 to May 2005, Mr. Vaughan served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group ("Lincoln"). Mr. Vaughan joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln's Employee Benefits Division. In June 1992, Mr. Vaughan was appointed Chief Financial Officer of Lincoln and was promoted to Executive Vice President of Lincoln in January 1995. Mr. Vaughan is a member of the Board of Directors of MBIA Inc., where he serves on the Audit Committee (Chair), Compensation and Governance Committee and Executive Committee. Previously, Mr. Vaughan was also a Director of The Bank of New York and Davita, Inc. Mr. Vaughan is also a director of AXA Financial, MONY and AXA Equitable since May 2010.

Mr. Vaughan brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including as a Chief Financial Officer. The Board also benefits from his perspective as a director of MBIA, Inc. and as a former director to other public companies.

EXECUTIVE OFFICERS

The current executive officers (other than Messrs. Pearson and McMahon, whose biographies are included above in the Board of Directors information) are as follows:

DAVE S. HATTEM, SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

Mr. Hattem, age 56, joined AXA Financial Group in 1994 and currently serves as Senior Executive Vice President and General Counsel of AXA Financial and MLOA and as Senior Executive Director and General Counsel of AXA Equitable. Prior to his election as general counsel in 2010, Mr. Hattem served as senior vice president and deputy general counsel, taking on this role in 2004. Mr. Hattem is responsible for oversight of the Law Department, including the National Compliance Office, setting the strategic direction of the Department and ensuring the business areas are advised as to choices and opportunities available under existing law to enable company goals. Prior to joining AXA Financial Group, Mr. Hattem served in several senior management positions in the Office of the United States Attorney for the Eastern District of New York. Mr. Hattem began his professional legal career as an Associate in the Litigation Department of Barrett Smith Schapiro Simon & Armstrong. Since September 2012, Mr. Hattem has been a member of the Board of Directors of The Life Insurance Council of New York.

NICHOLAS B. LANE, SENIOR EXECUTIVE VICE PRESIDENT AND PRESIDENT, RETIREMENT SAVINGS

Mr. Lane, age 39, rejoined AXA Financial Group in February 2011 and currently serves as Senior Executive Vice President and President, Retirement Savings of AXA Financial and MLOA and as Senior Executive Director and President, Retirement Savings of AXA Equitable. Mr. Lane has overall responsibility for annuity product manufacturing, service delivery, marketing, in-force management and wholesale distribution. Mr. Lane rejoined AXA Financial Group from AXA, where he served as head of AXA Group Strategy since 2008. Prior to joining AXA Group in 2008, he was a director of AXA Advisors LLC and a director and Vice Chairman of AXA Network LLC, AXA Financial Group's retail broker dealer and insurance general agency, respectively. Prior to joining AXA Financial Group, he was a leader in the sales and marketing practice of the strategic consulting firm McKinsey & Co. Prior thereto, Mr. Lane served as a captain in the U.S. Marine Corps.

ANDERS MALMSTROM, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Malmstrom, age 45, joined AXA Financial Group in June 2012 and currently serves as Senior Executive Vice President and Chief Financial Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Financial Officer of AXA Equitable. Mr. Malmstrom is responsible for all actuarial, investment, and risk management functions, with oversight of the controller, tax, expense management and

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA corporate real estate, corporate sourcing and procurement, and distribution finance areas. Prior to joining AXA Financial Group, Mr. Malmstrom was a member of the Executive Board and served as the Head of the Life Business at AXA Winterthur. Prior to joining AXA Winterthur in January 2009, Mr. Malmstrom was a Senior Vice President at Swiss Life, where he was also a member of the Management Committee. Mr. Malmstrom joined Swiss Life in 1997, and held several positions of increasing responsibility during his tenure.

SALVATORE PIAZZOLLA, SENIOR EXECUTIVE VICE PRESIDENT AND HEAD OF HUMAN RESOURCES

Mr. Piazzolla, age 60, joined AXA Financial Group in March 2011 and currently serves as Senior Executive Vice President and Head of Human Resources of AXA Financial and MLOA and as Senior Executive Director and Chief Human Resources Officer of AXA Equitable. Mr. Piazzolla is responsible for developing and executing a business-aligned human capital management strategy focused on leadership development, talent management and total rewards. Prior to joining AXA Financial Group, Mr. Piazzolla was Senior Executive Vice President, Head of Human Resources at UniCredit Group, where he was responsible for all aspects of human resources management, including leadership development, learning and industrial relations. Before joining UniCredit Group in 2005, he held various human resources senior management positions in the United States and abroad at General Electric Company, Pepsi Cola International and S.C. Johnson Wax.

AMY J. RADIN, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF MARKETING OFFICER

Ms. Radin, age 54, joined AXA Financial Group in February 2012 and currently serves as Senior Executive Vice President and Chief Marketing Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Marketing Officer of AXA Equitable. Ms. Radin has overall responsibility for the Company's customer strategy and building the Company's brand. Ms. Radin leads the marketing and communications team which includes brand management and advertising, digital and multichannel programs, marketing for the Company's core life insurance and retirement savings areas, insights and analytics and communications. In addition, she works closely with AXA on global marketing strategies. Prior to joining AXA Financial Group, Ms. Radin was Executive Vice President and Chief Innovation Officer at E*TRADE, where she was responsible for identifying trends and opportunities in the financial services industry and for developing new sources of growth through broader and deeper relationships. Before joining E*TRADE in 2010, Ms. Radin served in several senior management positions at Reader's Digest Association, Citigroup, Dime Bancorp and American Express.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Executive Committee of the Board ("Executive Committee") is currently comprised of Mr. Pearson (Chair), Mr. de Castries, Mr. Duverne, Mr. Hamilton and Mr. Vaughan. The function of the Executive Committee is to exercise the authority of the Board in the management of the Company between meetings of the Board with the exceptions set forth in the Company's By-Laws. The Executive Committee held no meetings in 2012.

The Audit Committee of the Board ("Audit Committee") is currently comprised of Mr. Vaughan (Chair), Mr. Hale and Mr. Scott. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the
(1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and
(3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Messrs. Vaughan, Hale and Scott is an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate. The Audit Committee met eight times in 2012.

The Investment Committee of the Board ("Investment Committee") is currently comprised of Mr. Hamilton (Chair), Mr. de Castries, Mr. Hale, Mr. McMahon and Mr. Vaughan. The primary purpose of the Investment Committee is to oversee the investments of the Company by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties. The Investment Committee met five times in 2012.

INDEPENDENCE OF CERTAIN DIRECTORS

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that Mr. de Oliveira, Ms. Fallon-Walsh, Mr. Hale, Mr. Hamilton, Mr. Scott, Ms. Slutsky and Mr. Vaughan are independent.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

CODE OF ETHICS

All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are subject to the Policy Statement on Ethics (the "Code"), a code of ethics as defined under Regulation S-K.

The Code is available on our website at www.axa-equitable.com.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our "Named Executive Officers." For 2012, our Named Executive Officers were:

  .   MARK PEARSON, Chairman and Chief Executive Officer

  . ANDERS MALMSTROM, Senior Executive Director and Chief Financial Officer since June 1, 2012

  . BERTRAND POUPART-LAFARGE, Interim Chief Financial Officer from April 13, 2012 through May 31, 2012/(1)/

  . RICHARD S. DZIADZIO, Senior Executive Vice President and Chief Financial Officer through April 13, 2012

  .   ANDREW MCMAHON, President

  .   NICK LANE, Senior Executive Director and President, Retirement Savings

  . SALVATORE F. PIAZZOLLA, Senior Executive Director and Chief Human Resources Officer

  . RICHARD V. SILVER, Senior Executive Vice President, Chief Administrative Officer and Chief Legal Officer (retired effective May 1, 2012)

   (1)Mr. Poupart-Lafarge's compensation is not discussed below since his compensation was not adjusted during the limited period he served as Interim Chief Financial Officer. Rather, the compensation paid to him in 2012 was based on his positions as Chief Investment Officer and Treasurer, each a non-executive officer position.

The details of each Named Executive Officer's compensation may be found in the Summary Compensation Table and other compensation tables included in this section.

   Note: Executive officers of MLOA are employees of AXA Equitable Life Insurance Company ("AXA Equitable") and receive no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable is allocated to MLOA under the Amended Services Agreement between AXA Equitable and MLOA, effective as of February 1, 2005 (the "Services Agreement"). As a result, the compensation discussion set forth below represents the compensation decisions of AXA Equitable.

COMPENSATION PHILOSOPHY AND STRATEGY

OVERVIEW

The overriding goal of AXA Equitable's executive compensation program is to attract, retain and motivate top-performing executive officers who will dedicate themselves to the long-term financial and operational success of AXA Equitable and its parent, AXA Financial, Inc. To this end, AXA Equitable has structured the program to foster a pay-for-performance management culture by:

  . providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which AXA Equitable most directly competes in the marketplace;

  . making performance-based variable compensation the principal component of executive pay to drive superior performance by basing executive officers' financial success on the financial and operational success of AXA Financial Group's insurance-related businesses ("AXA Financial Life and Savings Operations");

  . setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

  . establishing equity-based arrangements that align executives' financial interests with those of our ultimate parent and shareholder, AXA, by ensuring executives have a material financial stake in the rising equity value of AXA and the business success of its affiliates; and

  .   structuring compensation packages and outcomes to foster internal equity.

COMPENSATION COMPONENTS

To support this pay-for-performance strategy, AXA Equitable's total compensation program provides a mix of fixed and variable compensation components that bases the majority of each executive's compensation on AXA Equitable's success and on an assessment of each executive's overall contribution to that success.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Fixed Component

The fixed compensation component of AXA Equitable's total compensation program, base salary, falls within the market median of the large financial services companies that are major competitors and is meant to fairly and competitively compensate executives for their positions and the scope of their responsibilities.

Variable Components

The variable compensation components of AXA Equitable's total compensation program, short-term incentive compensation program and equity-based awards, give executives the opportunity to receive compensation at the median of the market if they meet various corporate and individual financial and operational goals and at above the market average offered by our competitors if they exceed their goals. The variable compensation components measure and reward performance with short-term, medium-term and long-term focuses.

The short-term incentive compensation program focuses executives on annual corporate and business unit goals that, when attained, drive global success. It also serves as the primary means for differentiating, recognizing and most directly rewarding individual executives for their personal achievements and leadership based on both qualitative and quantitative results.

Equity-based awards are structured to reward both medium-term and long-term value creation. Performance unit awards serve as a medium range incentive, with three-year vesting schedules and payouts in cash. Stock options, on the other hand, are intended to focus executives on a longer time horizon. Stock options are typically granted with vesting schedules of four years and terms of 10 years so that they effectively merge a substantial portion of each executive's compensation with the long-term financial success of AXA. AXA Equitable is confident that such a direct alignment of the long-term interests of executives with those of AXA, combined with the multi-year time-vesting and performance periods of such awards, promotes executive retention, focuses executives on gearing their performances to long-term value-creation strategies and discourages excessive risk-taking.

HOW COMPENSATION DECISIONS ARE MADE

ROLE OF THE AXA BOARD OF DIRECTORS

The global framework governing the executive compensation policies for AXA Group and its U.S. subsidiaries, including AXA Equitable, is set and administered at the AXA level through the operations of AXA's Board of Directors. The AXA Board of Directors (i) oversees the activities of AXA,
(ii) reviews the compensation policies that apply to executives of AXA Group worldwide, which are then adapted to local law, conditions and practices by the boards of directors and compensation committees of AXA's subsidiaries, and
(iii) sets annual caps on equity-based awards and reviews and approves all AXA equity-based compensation programs prior to their implementation, which it does in accordance with French laws that govern equity-based compensation.

The Compensation and Human Resources Committee of the AXA Board of Directors is responsible for reviewing the compensation of key executives of the AXA Group, including Mr. Pearson. The Compensation and Human Resources Committee also recommends to the AXA Board of Directors the amount of equity-based awards to be granted to the members of the Management Committee, an internal committee established to assist the Chief Executive Officer of AXA with the operational management of the AXA Group. Mr. Pearson is a member of the Management Committee. On February 20, 2013, the Compensation and Human Resources Committee was composed entirely of directors who were determined to be independent as of December 31, 2012 by the AXA Board of Directors in accordance with the criteria set forth in the AFEP/MEDEF Code (a code of corporate governance principles issued by the French Association of Private Companies (Association Francaise des Entreprises Privees - AFEP) and the French Confederation of Business Enterprises (Mouvement des Entreprises de France - MEDEF).

ROLE OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF AXA EQUITABLE

Within the global framework of executive compensation policies that AXA has established, direct responsibility for overseeing the development and administration of the executive compensation program for AXA Equitable falls to the Organization and Compensation Committee (the "OCC") of the Board of Directors of AXA Equitable (the "Board of Directors"). The OCC consists of three members, all of whom were determined to be independent directors by the Board of Directors under New York Stock Exchange standards as of February 14, 2013. In implementing AXA's global compensation program at the entity level, the OCC is aided by the Chairman and Chief Executive Officer of AXA who, while not a formal member of the OCC, is a member of the Board of Directors and participates in the OCC's deliberations related to compensation issues and assists in ensuring coordination with AXA's global compensation policies.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The OCC is primarily responsible for general oversight of compensation and compensation related matters, including reviewing new benefit plans, equity-based plans and the compensation practices of AXA Equitable to ensure they support AXA Equitable's business strategy and meet the objectives set by AXA for its global compensation policy. In particular, the OCC of AXA Equitable is responsible for:

  . evaluating the performance of the Named Executive Officers and recommending to the Board of Directors their compensation, including their salaries and variable compensation;

  . supervising the policies relating to compensation of officers and employees; and

  . reviewing corporate goals and objectives included in variable compensation arrangements and evaluating executive management performance in light of those goals and objectives.

Following its review and discussion, the OCC submits its compensation recommendations to the Board of Directors for its discussion and approval. Pursuant to the provisions of the New York Insurance Law, the Board of Directors must approve the compensation of all principal officers of AXA Equitable and comparably paid employees. As of February 14, 2013, all of the Named Executive Officers were principal officers or comparably paid employees with the exception of Messrs. Dziadzio, Poupart-Lafarge and Silver.

ROLE OF THE CHIEF EXECUTIVE OFFICER

AXA Equitable's Chief Executive Officer, Mr. Pearson, assists the OCC in its review of the total compensation of all the Named Executive Officers except himself. Mr. Pearson provides the OCC with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. Based on these assessments, he then provides his recommendations for each Named Executive Officer's total compensation and the appropriate goals for each in the year to come. However, the OCC is not bound by his recommendations.

Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. As Chief Human Resources Officer, Mr. Piazzolla plays an administrative role as described below in "Role of AXA Equitable Human Resources."

ROLE OF AXA EQUITABLE HUMAN RESOURCES

AXA Equitable Human Resources supports the OCC's work on executive compensation matters, being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Human Resources' efforts include, among other things:

  . suggesting appropriate peer groups for the approval of the OCC, and updating existing selections;

  . evaluating the compensation data from peer groups, national executive pay surveys and other sources for the Named Executive Officers and other officers as appropriate;

  . gathering and correlating performance ratings and reviews for individual executive officers, including the Named Executive Officers;

  . reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and

  .   reporting to, and answering requests for information from, the OCC.

Human Resources officers also coordinate and share information with their counterparts at our ultimate parent company, AXA, and take part in its annual comprehensive review of the total compensation of executive officers, as described below in the section entitled "Executive Compensation Review."

ROLE OF COMPENSATION CONSULTANT

Towers Watson has been retained by AXA Equitable to serve as an executive compensation consultant. Towers Watson provides various services including advising senior management on various issues relating to executive compensation practices and providing market information and analysis regarding the competitiveness of the total compensation program.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

During 2012, Towers Watson performed the following specific services for AXA
Equitable:

  . prepared a comparative review of the total compensation of Mr. Pearson against that received by chief executive officers at peer companies;

  . provided periodic updates on legal, accounting and other developments and trends affecting compensation and benefits generally and executive compensation specifically;

  . offered competitive review of total compensation (including base, salary, targeted and actual annual incentives, annualized value of long-term incentives, welfare or retirement benefits) against selected peer companies, covering specific groups of executive positions; and

  . assisted in analyzing general reports published by third party national compensation consultants on corporate compensation and benefits.

The senior management of Human Resources of AXA Equitable has full authority to approve all fees paid to Towers Watson, determine the nature and scope of its services, evaluate its performance and terminate its engagement upon 30 days' written notice to Towers Watson. The total amount of fees paid to Tower Watson by AXA Equitable in 2012 was approximately $118,000 (representing $76,000 fees for executive compensation support and $42,000 fees for broad-based employee compensation support) for both executive compensation consulting and support for a performance review system. AXA Equitable also paid fees to Towers Watson for actuarial services unrelated to its compensation programs.

USE OF COMPETITIVE COMPENSATION DATA

Because AXA Equitable competes most directly for executive talent with other large diversified financial services companies, AXA Equitable regards it as essential to regularly review the competitiveness of its total compensation program for executives to ensure that it is providing compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by peer companies. AXA Equitable uses a variety of sources of compensation information to benchmark the competitive market for executives, including the Named Executive Officers.

For certain Named Executive Officers, AXA Equitable's primary sources are compensation data compiled from peer groups of business competitors, with different sources used for different officers depending on the availability of relevant data.

MR. PEARSON

Mr. Pearson's peer group currently includes the following companies:

AFLAC               MetLife
Ameriprise          Principal Financial
Genworth Financial  Prudential Financial
Hartford Financial  Sun Life Financial
Lincoln Financial

Mr. Pearson's compensation is compared to two groups of executives within the peer group as follows:

  . CEO PEER GROUP: This group includes the chief executive officers of the companies in the peer group. A discount is applied to the data to reflect the subsidiary status of AXA Equitable. Specifically, a 15% discount is applied to cash compensation, a 30% discount is applied to long-term incentive compensation and a 20% discount is applied to total compensation; and

  . PRESIDENT/DIVISION CEOS: This group includes the "seconds" of the companies in the peer group or presidents and chief executive officers of their subsidiaries. There is no discount applied to this group.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OTHER NAMED EXECUTIVE OFFICERS

For all other Named Executive Officers, AXA Equitable currently relies primarily on the Tower Watson U.S. Diversified Insurance Study of Executive Compensation ("Towers Watson DIS") for information to compare their total compensation to the total compensation reported for equivalent executive officer positions, paid by peer groups of companies that included:

Aegon                                  ING                                    Phoenix Companies
AFLAC                                  John Hancock                           Principal Financial
AIG                                    Lincoln Financial                      Prudential Financial
Allstate                               Massachusetts Mutual                   Securian Financial
American United Life                   MetLife                                Sun Life Financial
CIGNA                                  Nationwide                             Thrivent Financial
CNO Financial                          New York Life                          TIAA-CREF
Genworth Financial                     Northwestern Mutual                    Unum Group
Guardian Life                          Pacific Life                           USAA
Hartford Financial

OTHER COMPENSATION DATA SOURCES

AXA Equitable supplements the above U.S. compensation data sources with additional information from general surveys of corporate compensation and benefits published by various national compensation consulting firms. AXA Equitable also participates in surveys conducted by Mercer, McLagan Partners, Towers Watson and LOMA Executive Survey to benchmark both executive and non-executive compensation programs.

All these information sources are employed to measure and compare actual pay levels not only on a total compensation basis but also by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at peer companies. This information, as collected and reviewed by AXA Equitable's Human Resources, is submitted to the OCC for review and discussion.

PRICING PHILOSOPHY

AXA Equitable designs its compensation practices with the aid of the market data to target the compensation of each Named Executive Officer at the median for total compensation with respect to the pay for comparable positions at the appropriate peer group. The analysis takes into account certain individual factors such as the specific characteristics and responsibilities of a particular Named Executive Officer's position as compared to similarly situated executives at peer companies. Differences in the amounts of total compensation for Named Executive Officers in 2012 resulted chiefly from differences in each executive's level of responsibilities, tenure, performance and appropriate benchmark data as well as general considerations of internal consistency and equity.

EXECUTIVE COMPENSATION REVIEW

In addition to the foregoing processes, each year AXA Human Resources conducts a comprehensive review of the total compensation paid to the top approximately 300 executives of AXA Group worldwide, including all the Named Executive Officers except Mr. Pearson since members of AXA's Management Committee are reviewed separately by the Compensation and Human Resources Committee of the AXA Board of Directors. The Chairman and Chief Executive Officer of AXA and the Deputy Chief Executive Officer of AXA participate in this review which focuses on the executives' performance over the last year and the decisions made about their compensation in light of those performances. The Chief Executive Officer of AXA Equitable and AXA Equitable Human Resources participate in the portion of the review relating to AXA Equitable executives.

COMPONENTS OF THE TOTAL REWARDS FOR EXECUTIVE OFFICERS

The Total Rewards Program for Named Executive Officers consists of six components. These components include the three components of the total compensation program (i.e., base salary, short-term incentive compensation and equity-based awards) as well as: (i) retirement, health and other benefit programs, (ii) severance and change-in-control benefits and (iii) perquisites.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

BASE SALARY

The primary purpose of base salary is to compensate each Named Executive Officer fairly based on the position held, the Named Executive Officer's career experience, the scope of the position's responsibilities and the Named Executive Officer's own performance, all of which are reviewed with the aid of market survey data. Using this data, AXA Equitable maintains a 50/th/ percentile pricing philosophy, comparing base salaries against the median for comparable salaries at peer companies, unless exceptional conditions require otherwise (for example, Mr. Piazzolla's initial base salary was set at a higher level to match his compensation at his prior employer and to include an additional amount in lieu of providing Mr. Piazzolla with a housing allowance; Mr. Malmstrom's base salary also includes an additional amount in lieu of providing Mr. Malmstrom with a housing or education allowance) or a Named Executive Officer's experience and tenure warrant a lower initial salary with an adjustment to market over time. Base salaries for the Named Executive Officers usually do not increase, except to reflect a change in job responsibility, a sustained change in the market compensation for the position or a market adjustment for a Named Executive Officer whose initial salary was set below the 50/th/ percentile.

Mr. Pearson is the only Named Executive Officer with an employment agreement. Under this agreement, Mr. Pearson's employment will continue until he is age 65 unless the employment agreement is terminated earlier by either party on 30 days' prior written notice. Mr. Pearson is entitled to a minimum rate of base salary of $1,150,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all officers with the title of Executive Director or higher. In setting
Mr. Pearson's base salary, AXA Equitable included an additional amount in lieu of providing Mr. Pearson with a housing allowance.

In 2012, none of the Named Executive Officers, except Mr. Lane, received an increase in their annual rate of base salary. Mr. Lane received an increase of $50,000 to bring his salary closer to the 50/th/ percentile based on his growth in the role.

The base salaries earned by the Named Executive Officers in 2012 (and in the prior two fiscal years) are reported in the Summary Compensation Table included in this section.

SHORT-TERM INCENTIVE COMPENSATION PROGRAM

Annual variable cash awards for the Named Executive Officers are available under The AXA Equitable Short-Term Incentive Compensation Program for Senior Officers (the "STIC Program").

The purpose of the STIC Program is to:

  . align incentive awards with the company's strategic objectives and reward employees based on both company and individual performance;

  .   enhance the performance assessment process with a focus on accountability;

  .   establish greater compensation differentiation based on performance;

  .   provide competitive total compensation opportunities; and

  .   attract, motivate and retain top performers.

The STIC Program awards are typically made in February each year, following review of each participant's performance and achievements over the course of the preceding fiscal year. Awards can vary from year to year, and differ by participant, depending primarily on the business and operational results of AXA Financial Life and Savings Operations, as measured by the performance objectives under the STIC Program and certain qualitative measures as well as the participant's individual contributions to those results. No individual is guaranteed any award under the STIC Program, except for certain limited guarantees for new hires.

Individual Targets

Initially, individual target awards are assigned to each STIC Program participant based on evaluations of competitive market data for his or her position. These individual award targets are reviewed each year and may be increased or decreased, but generally remain constant from year to year unless there has been a significant change in the level of the participant's responsibilities or a proven and sustained change in the market compensation for the position.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

STIC Program Pool

All the money available to pay STIC Program awards to participants other than Mr. Pearson comes from, and is limited by, a cash pool (the "STIC Pool") from which the awards of all the participants under the STIC Program are paid. The size of this pool is determined each year by a formula under which the sum of all the individual award targets established for all STIC Program participants for the year is multiplied by a funding percentage (the "Funding Percentage"). The Funding Percentage is initially based on a performance percentage that measures the performance of AXA Financial Life and Savings Operations (weighted 90%) and AXA Group (weighted 10%) against certain financial and other targets (the "Performance Percentage"). The performance of the Investment Management segment of AXA Equitable is not considered for this purpose since it reports the business of AllianceBernstein, the officers of which do not participate in the STIC Program. AllianceBernstein maintains separate compensation plans and programs.

After the Performance Percentage is determined, it may be adjusted positively or negatively by the Chairman and Chief Executive Officer of AXA, as described below, to arrive at the Funding Percentage.

Mr. Pearson's STIC Program award is determined independently of the STIC Program Pool and is based 30% on AXA Group's performance (which reflects his broader range of performance responsibilities within AXA Group worldwide as a member of the Management Committee), 40% on the performance of AXA Financial Life and Savings Operations and 30% on his individual performance.

Performance Percentage

Various performance objectives are established for each of AXA Group and AXA Financial Life and Savings Operations, and a target is set for each one. Each performance objective is separately subject to a 150% cap and 50% cliff with the exception of the Customer Scope component of AXA Financial Life and Savings Operations' Customer Centricity performance objective for which the cliff was removed in 2012 due to the volatility of the measure. For example, if a particular performance objective is weighted 15% for AXA Financial Life and Savings Operations, 15% will be added to the overall performance percentage for AXA Financial Life and Savings Operations if that target is met, regardless of AXA Financial Life and Savings Operations' performance on its other objectives. If the target for that performance objective is exceeded, the amount added to the overall performance percentage for AXA Financial Life and Savings Operations will be increased up to a maximum of 22.5% (150% x 15%). If the target for the performance objective is not met, the amount added to the performance percentage will be decreased down to a threshold of 7.5% (50% x 15%). If performance is below the threshold, 0% will be added to AXA Financial Life and Savings Operations' overall performance percentage.

AXA FINANCIAL LIFE AND SAVINGS OPERATIONS - The following grid presents the targets for each of the performance objectives used to measure the performance of AXA Financial Life and Savings Operations in 2012, along with their relative weightings. The performance objectives for AXA Financial Life and Savings Operations and their relative weightings are standardized for AXA Group life and savings companies in mature markets worldwide and, accordingly, are not measures calculated and presented in accordance with generally accepted accounting principles in the United States.

AXA FINANCIAL LIFE AND SAVINGS OPERATIONS PERFORMANCE OBJECTIVES  WEIGHTING TARGET/(1)/
----------------------------------------------------------------  --------- ----------
     Underlying earnings/(2)/....................................   40.0%       662
     Economic expenses/(3)/......................................   10.0%     1,280
     Operating return on short-term economic capital/(4)/........   20.0%      16.7%
     Operating free cash flow/(5)/...............................   15.0%       754
     Customer Centricity/(6)/....................................
      Customer Scope.............................................   10.0%      81.5%
      Brand Preference...........................................    5.0%      37.5%

/(1)/The numbers for underlying earnings and economic expenses are in millions of U.S. dollars.

/(2)/"Underlying earnings" means net income excluding net realized capital gains (losses), goodwill and related intangibles, profit and loss on financial assets under the fair value option, derivatives and exceptional operations. Underlying earnings is measured using International Financial Reporting Standards ("IFRS") since AXA uses IFRS as its principal method of accounting.

/(3)/"Economic expenses" means various controllable expenses as determined by AXA.

/(4)/"Operating return on short-term economic capital" means the value generated by the business as compared to its capital consumption.

/(5)/"Operating Free Cash Flow" means the ability to generate dividends
     (distributable earnings for shareholders).

/(6)/"Customer Centricity" is comprised of two components - Customer Scope and Brand Preference. Generally, Customer Scope measures customers' overall satisfaction with AXA Equitable and Brand Preference measures customers' intention to buy additional products from AXA Equitable based on a weighted average of the percentage of favorable responses received for certain customer survey questions.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Since the performance objectives are meant to cover only the key performance indicators for a year, there are generally no more than five objectives. The performance objectives are determined based on AXA's strategy and focus and may change from year to year as different metrics may become more relevant. For example, the weighting of customer centricity has increased over the last few years as AXA Group has developed a global strategy of becoming more customer-focused. Underlying earnings is generally the most highly weighted performance objective since AXA Equitable believes that underlying earnings is the strongest indicator of performance for a year and should be the dominant metric to determine an executive's annual incentive income.

AXA GROUP - AXA Group's performance is primarily based on underlying earnings per share. Return on equity and customer scope are also considered. For this purpose, "return on equity" means the ratio of the change in available financial resources for a year to the average short-term economic capital. Short-term economic capital measures the portion of the available financial resources that could be lost in a year if a 1 in 200 year "shock" were to occur.

Adjustment by AXA Group Chairman and Chief Executive Officer

As stated above, the Performance Percentage may be adjusted by AXA's Chairman and Chief Executive Officer to arrive at the Funding Percentage. This adjustment reflects AXA Equitable's performance against other qualitative goals set by AXA at the beginning of the year and may increase or decrease the Performance Percentage by 15%, subject to an overall cap of 150% for the Funding Percentage. For 2012, these other qualitative goals included a wide range of customer centricity, trust and achievement, efficiency and other major strategic initiatives set at the beginning of the year. With respect to 2012, AXA's Chairman and Chief Executive Officer made a positive adjustment based on his subjective evaluation of AXA Equitable's performance for 2012, taking into account various accomplishments such as increasing the frequency and depth of organization talent discussions, delivering micro-inequities training to a substantial portion of the employee population and increasing AXA Equitable's score on AXA's corporate responsibility index.

Individual Determinations

Once the STIC Pool is determined, it is allocated to participants in the STIC Program based on their individual performance and demonstrated leadership behaviors. As stated above, no participant is guaranteed his or her target award or any award under the STIC Program except for certain limited guarantees for new hires. This section describes how the amounts of the STIC Program awards for the Named Executive Officers were determined.

The OCC reviewed the performance of each Named Executive Officer during 2012. Based on its subjective determination of each Named Executive Officer's performance, the OCC made its recommendations as to the STIC Program award for each Named Executive Officer to the AXA Equitable Board of Directors who approved the final award amounts. In making its recommendations, the OCC took into account the factors that it deemed relevant, including the following accomplishments achieved in 2012 and the Funding Percentage. The accomplishments included:

  . AXA Equitable made solid progress in executing its strategy to offer a more balanced and diversified product portfolio. As an example, the Structured Capital Strategies product surpassed the $1.5 billion new premium sales level in 2012;

  . AXA Equitable continued to take steps to reduce the risk associated with the in-force business including suspending the acceptance of contributions into certain Accumulator(R) contracts issued prior to June 2009 and taking steps to limit and/or suspend the acceptance of contributions to other annuity products as well as initiating a limited program to offer to purchase from certain policyholders the GMDB rider contained in their annuity contracts;

  . AXA Equitable's productivity initiatives and disciplined expense management resulted in a reduction to expenses and increased operational efficiency;

  . AXA Equitable achieved excellent customer satisfaction ratings and was once again a DALBAR Annuity Service Award winner; and

  . AXA Equitable continued to implement successful diversity initiatives resulting in significant recognition such as being named one of the Top 25 Best Companies for Multicultural Women in WORKING MOTHER magazine, placing in the highest category of companies in the Human Rights Campaign's Corporate Equality Index (95 out of 100), being recognized as having one of the Top 25 U.S. Diversity Councils by the Association of Diversity Councils and receiving the Corporate Leadership Award from the Women Presidents' Educational Organization.

No specific weight was assigned to any particular factor and all were evaluated in the aggregate to arrive at the recommended STIC Program award for each of the Named Executive Officers.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

In addition to his STIC Program award for 2012, Mr. Malmstrom received a sign-on bonus of $150,000 in June 2012. The bonus is subject to recoupment in the event Mr. Malmstrom's employment with AXA Equitable is terminated for any reason (other than death or job elimination) prior to one full year of employment.

The STIC Program awards earned by the Named Executive Officers in 2012 (and in the prior two fiscal years) are reported in the Summary Compensation Table included in this section.

EQUITY-BASED AWARDS

Annual equity-based awards for AXA Equitable officers, including the Named Executive Officers, are available under the umbrella of AXA's global equity program. The value of the equity-based awards is linked to the performance of AXA's stock.

The purpose of the equity-based awards is to:

  . align strategic interests of participants with those of our ultimate parent and shareholder, AXA;

  .   provide competitive total compensation opportunities;

  . focus on achievement of medium-range and long-term strategic business objectives; and

  .   attract, motivate and retain top performers.

Each year, AXA Equitable's OCC submits to the AXA Board of Directors recommendations with respect to equity-based awards for officers, including the Named Executive Officers. The AXA Board of Directors approves individual grants as it deems appropriate.

Proposed grants under AXA's global equity program involve a mix of two equity-based components: (1) AXA ordinary share options and (2) AXA performance units. U.S. employees are granted AXA ordinary share options under the AXA Stock Option Plan for AXA Financial Employees and Associates (the "Stock Option Plan") and are granted AXA performance units under the AXA Performance Unit Plan (the "Performance Unit Plan").

Both the Stock Option Plan and the Performance Unit Plan are subject to the oversight of the AXA Board of Directors, which is authorized to approve all stock option and performance unit programs within AXA Group prior to their implementation within the global cap for grants authorized by AXA's shareholders. The AXA Board of Directors is also responsible for setting the size of the equity pool each year, after considering the amounts authorized by shareholders for stock options (AXA's shareholders authorize a global cap for option awards every three to four years) and the recommendations of chief executive officers or boards of directors of affiliates worldwide on the number of option and performance unit grants for the year. The pools are allocated annually among AXA Group affiliates based on each affiliate's contribution to AXA Group's financial results during the preceding year.

The AXA Board of Directors sets the mix of performance units and stock options for individual grants, which is standardized through AXA Group worldwide. Since 2004 there has been an increasing reliance on performance units over stock options in equity-based awards since performance units avoid the dilutive effects that accompany grants of stock options. The mix between performance units and stock options is generally more heavily weighted toward performance units at the junior officer levels. For senior and executive officer grants, the proportion of stock options rises since stock options are a long-term award and AXA believes that senior officers should have more of a long-term focus.

Equity-based awards are granted using dollar values. These dollar values are converted into euros using the U.S. dollar to euro exchange rate at the time of grant. The resulting euro grant value is then allocated between stock options and performance units in accordance with the mix determined by the AXA Board of Directors. The number of stock options is then determined by dividing the portion of the euro grant value allocated to the options by the value of one stock option at the grant date as determined using a Black-Scholes pricing methodology. The number of performance units is then determined by dividing the portion of the euro grant value allocated to the performance units by the value of one performance unit. For this purpose, the value of a performance unit is deemed to be equal to 2.5 times the value of a stock option at the grant date. Note that the stock option and performance unit values used in determining the amount of a grant are based on assumptions which differ from the assumptions used in determining an option's or performance unit's grant date fair value reflected in the Summary Compensation Table which is based on FASB ASC Topic 718.

2012 GRANTS OF EQUITY-BASED AWARDS

On March 16, 2012, stock option and performance unit grants were made to the Named Executive Officers by the AXA Board of Directors based on a review of each officer's potential future contributions, consideration of the importance of retaining the officer in his current

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA position, a review of competitive market data relating to equity-based awards for similar positions at peer companies, as described above in the section entitled, "Use of Competitive Compensation Data," and the recommendations of the AXA Equitable OCC.

Mr. Pearson was granted an equity-based award comprised of 40% stock options and 60% performance units. The number of stock options awarded was 116,000 and the number of performance units awarded was 69,600.

For the other Named Executive Officers, the equity-based award was comprised of 30% stock options and 70% performance units. The amounts were as follows:
Mr. Dziadzio received 36,223 stock options and 33,808 performance units.
Mr. Piazzolla received 20,856 stock options and 19,465 performance units.
Mr. McMahon received 61,745 stock options and 57,628 performance units.
Mr. Silver received 34,028 stock options and 31,759 performance units. Mr. Lane received 38,419 stock options and 35,857 performance units.

Stock Options

The stock options granted to the Named Executive Officers on March 16, 2012 have a 10-year term and a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant, provided that the last third will be exercisable from March 16, 2016 only if the AXA ordinary share performs at least as well as the DowJones Europe Stoxx Insurance Index over a specified period (this performance condition applies to all of Mr. Pearson's options). The exercise price for the options is
12.22 euro, which was the average of the closing prices for the AXA ordinary share on NYSE Euronext Paris SA over the 20 trading days immediately preceding March 16, 2012.

In the event of a Named Executive Officer's retirement, the stock options continue to vest and may be exercised until the end of the term, except in the case of misconduct. Accordingly, since Mr. Silver retired, these stock options will not be forfeited due to any service condition.

Performance Units

The performance units granted to the Named Executive Officers on March 16, 2012 have a cliff vesting schedule of three years and will be settled in cash.

A performance unit is a "phantom" share of AXA stock that, once earned and vested, provides the right to a payment equal to the value of an AXA share at the time of payment. Performance units are granted unearned. Under the 2012 Performance Unit Plan, the number of units that is earned is determined at the end of a two-year performance period starting on January 1, 2012 and ending on December 31, 2013 by multiplying the number of units granted by a percentage that is determined based on the performance of AXA Group and AXA Financial Life and Savings Operations over the performance period. If no dividend is paid by AXA for fiscal year 2012 or fiscal year 2013, the percentage will be divided in half.

PERFORMANCE OBJECTIVES - AXA and AXA Financial Life and Savings Operations each have their own performance objectives under the 2012 Performance Unit Plan, with AXA Group's performance over the two-year performance period counting for one-third and AXA Financial Life and Savings Operations' performance over the same period counting for two-thirds toward the final determination of how many performance units a participant has earned. If performance targets are met, 100% of the performance units initially granted is earned. Performance that exceeds the targets results in increases in the number of units earned, subject to a cap of 130% of the initial number of units. Performance that falls short of targets results in a decrease in the number of units earned with a possible forfeiture of all units. Since AXA uses IFRS as its principal method of accounting, the performance objectives are measured using IFRS. Accordingly, the performance objectives are not measures calculated and presented in accordance with generally accepted accounting principles in the United States.

For performance units granted under the 2012 Performance Unit Plan, the performance objectives are:

                           AXA FINANCIAL LIFE AND SAVINGS
AXA GROUP (1/3 WEIGHT)         OPERATIONS (2/3 WEIGHT)
----------------------  --------------------------------------
.. Net Income Per Share  . Net Income/(1)/      (weighted 50%)
                        . Underlying Earnings  (weighted 50%)

/(1)/Net income means net income as determined under IFRS.

For AXA Group, net income per share is the key performance objective since it is aligned with shareholder dividends and provides differentiation from the STIC Program performance objectives. For AXA Financial Life and Savings Operations, underlying earnings is included as a performance objective since it measures operating performance.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PAYOUT - The settlement of 2012 performance units will be made in cash on March 16, 2015 or on the immediately following day that is a business day if March 16, 2015 is not a business day. The units will be valued based on the average closing price of the AXA ordinary share on NYSE Euronext Paris SA during the last 20 trading days immediately preceding the settlement date and converted to U.S. dollars using the euro to U.S. dollar exchange rate as published by the European Central Bank (or equivalent institution in the absence thereof) on the trading day immediately preceding the settlement date.

The 2012 Performance Unit Plan provides that, in the case of retirement, a participant is treated as if he or she continued employment until the end of the vesting period. Accordingly, Mr. Silver will receive a payout under this plan even though he retired prior to the end of the vesting period.

Grants under 2012 AXA Miles Program

On March 16, 2012, eligible AXA Group employees worldwide were each granted 50 AXA miles. AXA miles are "phantom" shares of AXA stock that will convert to actual AXA ordinary shares at the end of a four-year vesting period on March 16, 2016. In addition, 25 of the AXA miles are subject to performance conditions. Specifically, at least one of the following two metrics must have improved in 2012 in order for these 25 AXA miles to convert to actual shares:
AXA's underlying earnings per share (1.57 euro in 2011) or AXA's customer scope index (79.3 in 2011).

PAYOUT OF 2010 PERFORMANCE UNITS IN 2012

In 2012, the Named Executive Officers with the exception of Mr. Piazzolla received a 50% payout under AXA's 2010 Performance Unit Plan. The payout of the units was in cash.

The 2010 Performance Unit Plan was similar to the 2012 Performance Unit Plan except that 50% of the units earned were vested after two years, on March 19, 2012, and the remaining 50% will be vested on March 19, 2013. As in the 2012 Performance Unit Plan, AXA Financial Life and Savings Operations and AXA Group each had their own performance objectives under the 2010 Performance Unit Plan, with AXA Financial Life and Savings Operations' performance over a two-year performance period counting for two-thirds and AXA Group's performance over the same period counting for one-third toward the final determination of how many performance units a participant earned. AXA Group's performance was based on net income per share while AXA Financial Life and Savings Operations' performance was based on net income (weighted 50%) and underlying earnings (weighted 50%). The performance percentage that was ultimately achieved under the plan was 77.28%.

Detailed information on the stock option and performance unit grants for each of the Named Executive Officers in 2012 is reported in the 2012 Grants of Plan-Based Awards Table included in this section.

OTHER COMPENSATION AND BENEFITS

AXA Equitable believes a comprehensive benefits program that offers long-term financial support and security for all employees plays a critical role in attracting high caliber executives and encouraging their long-term service. Accordingly, it offers employees, including the Named Executive Officers, a benefits program that includes group health and disability coverage, group life insurance and various deferred compensation and retirement benefits.

AXA Equitable reviews the program from time to time to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by other diversified financial services companies.

TAX-QUALIFIED RETIREMENT PLANS

The following tax-qualified retirement plans are offered to eligible employees, including the Named Executive Officers, except Mr. Malmstrom who continues to participate in the Switzerland retirement fund:

AXA EQUITABLE 401(K) PLAN (THE "401(K) PLAN"). AXA Equitable sponsors the 401(k) Plan, a tax-qualified defined contribution plan with a cash or deferred arrangement, for its eligible employees, including the Named Executive Officers except for Mr. Malmstrom. Eligible employees may contribute to the 401(k) Plan on a before tax, after-tax, or Roth 401(k) basis (or any combination of the foregoing), up to a percentage of annual eligible compensation as defined in the plan. Before-tax and Roth 401(k) contributions are subject to contribution limits ($17,000 in 2012 and $17,500 in 2013) and compensation limits ($250,000 in 2012 and $255,000 in 2013) imposed by the Internal Revenue Code of 1986, as amended

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

(the "Code"). Prior to February 10, 2012, eligible employees received a matching contribution for their before-tax and Roth 401(k) contributions on a dollar for dollar basis up to three percent of the participant's annual eligible compensation. Company matching contributions were subject to a three-year cliff-vesting schedule. On February 10, 2012, the matching contribution for AXA Equitable employees was replaced with a discretionary profit sharing contribution opportunity. The discretionary profit sharing contribution for a calendar year is based on company performance for that year and will range from 0% to 4% of eligible compensation. Any contribution for a calendar year is expected to be made in the first quarter of the following year. No profit sharing contribution was made for the 2012 plan year.

AXA EQUITABLE RETIREMENT PLAN (THE "RETIREMENT PLAN"). AXA Equitable sponsors the Retirement Plan, a tax-qualified defined benefit plan, for its eligible employees, including the Named Executive Officers except Mr. Malmstrom. The Retirement Plan provides for retirement benefits upon reaching age sixty-five and has provisions for early retirement, death benefits, and benefits upon termination of employment for vested participants. It has a three-year cliff-vesting schedule.

The Retirement Plan currently provides a cash balance benefit whereby AXA Equitable establishes a notional account in the name of each Retirement Plan participant. This notional account is credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation is subject to limits imposed by the Code ($250,000 in 2012 and $255,000 in 2013). In addition, the notional account is credited with deemed interest credits. For pay credits earned on or after April 1, 2012, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% or a rate derived from the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012 the rate was 4% for 2012 and for any pay credits earned on or after April 1, 2012, the rate was 0.25% for 2012.

For certain grandfathered participants, the Retirement Plan provides benefits under a formula based on final average pay, estimated Social Security benefits and service.

For additional information on retirement plan benefits for the Named Executive Officers, see the Pension Benefits Table included in this section.

NONQUALIFIED RETIREMENT PLANS

AXA EQUITABLE EXCESS RETIREMENT PLAN (THE "EXCESS PLAN"). AXA Equitable sponsors the Excess Plan which allows eligible employees, including the Named Executive Officers except Mr. Malmstrom, to earn retirement benefits in excess of what is permitted under the Code with respect to the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the plan and the amount of benefits the plan may pay annually. The Excess Plan permits participants, including the Named Executive Officers, to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. AXA Equitable believes the Excess Plan is an important component of competitive market-based compensation in both its peer group and generally.

NONQUALIFIED DEFERRED COMPENSATION PLAN

THE AXA EQUITABLE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES (THE "POST-2004 PLAN"). AXA Equitable sponsors the Post-2004 Plan which allows eligible employees to defer the receipt of compensation. The amount deferred is credited to a bookkeeping account established in the participant's name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. AXA Equitable believes that compensation deferral is a cost-effective method of enhancing the savings of executives.

For additional information on these plan benefits for the Named Executive Officers, see the Nonqualified Deferred Compensation Table included in this section.

FINANCIAL PROTECTION

THE AXA EQUITABLE EXECUTIVE SURVIVOR BENEFITS PLAN (THE "ESB PLAN"). AXA Equitable sponsors the ESB Plan which offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus higher of most recent short-term incentive compensation award and the average of the three highest short-term incentive compensation awards) and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SEVERANCE ARRANGEMENTS

THE AXA EQUITABLE SEVERANCE BENEFIT PLAN (THE "SEVERANCE PLAN"). AXA Equitable sponsors the Severance Plan to provide severance benefits to eligible employees whose jobs are eliminated for specific defined reasons. The Severance Plan generally bases severance payments to eligible employees on length of service or salary. Payments are capped at 52 weeks' of salary or, in some cases, $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against AXA Equitable and affiliates.

THE AXA EQUITABLE SUPPLEMENTAL SEVERANCE PLAN FOR EXECUTIVES (THE "SUPPLEMENTAL SEVERANCE PLAN"). AXA Equitable sponsors the Supplemental Severance Plan for officers at the level of Executive Director or above. The Supplemental Severance Plan is intended solely to supplement, and is not duplicative of, any severance benefits for which an executive may be eligible under the Severance Plan. The Supplemental Severance Plan provides that eligible executives will receive, among other benefits:

  . Severance payments equal to 52 weeks' of salary, reduced by any severance payments for which the executive may be eligible under the Severance Plan;

  .   Additional severance payments equal to the greater of:

          . The most recent short-term incentive compensation award paid to the executive;

          . The average of the three most recent short-term incentive compensation awards paid to the executive; and

          . The annual target short-term incentive compensation award for the executive for the year in which he or she receives notice of job elimination; and

  . A lump sum payment equal to the sum of: (a) the executive's short-term incentive compensation for the year in which the executive receives notice of job elimination, pro-rated based on the number of the executive's full calendar months of service in that year and (b) $40,000.

MR. PEARSON'S EMPLOYMENT AGREEMENT. Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is terminated by AXA Equitable prior to his age 65 other than for cause, excessive absenteeism or death, or Mr. Pearson resigns for "good reason," Mr. Pearson will be entitled to certain severance benefits, including (i) severance pay equal to the sum of two years of salary and two times the greatest of: (a) Mr. Pearson's most recent bonus, (b) the average of Mr. Pearson's last three bonuses and
(c) Mr. Pearson's target bonus for the year in which termination occurred,
(ii) a pro-rated bonus at target for the year of termination, (iii) excess pension plan accruals on the severance pay, (iv) continued participation in the ESB Plan for an additional year following termination and (v) access to the company medical plans at Mr. Pearson's or his spouse's sole expense for two years from the date of termination. For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met.

CHANGE IN CONTROL ARRANGEMENTS

AXA Equitable believes that it is important to provide employees with a level of protection to reduce anxiety that may accompany a change in control. Accordingly, change in control benefits are provided for stock options, restricted stock and performance units.

For stock options granted under the Stock Option Plan in 2005 or later, if there is a change in control of AXA Financial, all stock options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule. For stock options granted to employees prior to 2005 under The AXA Financial, Inc. 1997 Stock Incentive Plan and restricted stock granted under that plan, each stock option will, at the discretion of the Organization and Compensation Committee of the AXA Financial Board of Directors (the "AXA Financial OCC"), either be canceled in exchange for a payment in cash or become immediately exercisable and all restricted stock will become non-forfeitable and be immediately transferable unless the AXA Financial OCC reasonably determines that: (i) the stock options or restricted stock will be honored,
(i) the stock options or restricted stock will be assumed or (iii) alternative awards will be substituted for the stock options and restricted stock. Such alternative awards must, among other items, provide rights and entitlements substantially equivalent to, or better than, the rights and entitlements of the existing awards and must have substantially equivalent economic value.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Under the 2012, 2011 and 2010 Performance Unit Plans, if there is a change in control of AXA Financial at any time between the end of the performance period and the settlement date of the performance units, participants in the plan will maintain the right to receive the settlement of their performance units on the settlement date.

PERQUISITES

Named Executive Officers are provided with certain perquisites. Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, two business class trips to the United Kingdom per year with his spouse, expatriate tax services, a company car for his personal use, excess liability insurance coverage, and repatriation costs. Each of the Named Executive Officers may use a car and driver for personal purposes from time to time and may occasionally bring spouses and guests on private aircraft flights otherwise being taken for business reasons. Also, Mr. McMahon and Mr. Lane are each permitted to use a corporate membership in a country club for personal purposes and, in 2012, the company paid for various relocation costs for Mr. Malmstrom and Mr. Lane.

In addition to the above, the Named Executive Officers receive financial planning and tax preparation services.

All the Named Executive Officers also receive tax gross-up payments in respect of their transportation and financial planning and tax preparation benefits. Additional tax gross-ups were paid in 2012 for Mr. Malmstrom's and Mr. Lane's relocation costs and for Mr. Pearson's excess liability insurance coverage. Tax gross-ups on most perquisites will be discontinued for 2013.

The incremental costs of perquisites for the Named Executive Officers during 2012 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this Item 12.

OTHER COMPENSATION POLICIES

CLAWBACKS

In the event an individual's employment is terminated for cause, all stock options and restricted stock awards held by the individual are forfeited as of the date of termination. In addition, if an individual retires and induces others to leave the employment of an AXA affiliate, misuses confidential information learned while in the employ of AXA affiliate or otherwise acts in a manner that is substantially detrimental to the business or reputation of any AXA affiliate, all outstanding stock options held by the individual will be forfeited.

SHARE OWNERSHIP POLICY

In September 2006, AXA Financial Group approved stock ownership guidelines for senior officers of AXA Equitable including the Named Executive Officers. The stock ownership requirements are expressed as a multiple of base salary, with the chief executive officer required to own stock valued at five times his base salary, executive vice presidents required to own stock equal to three times their base salary and senior vice presidents required to own stock one and one half times their base salary. The requirement can be satisfied by owning AXA ordinary shares or AXA ADRs, including AXA ADRs held in accounts under the 401(k) Plan, vested restricted stock units held in the deferred compensation plan and earned performance units. Senior officers were given a five-year compliance window.

In September 2010, the OCC suspended the compliance window until 2015 due to stock price decline, and because AXA's delisting of its ADRs and deregistration from the SEC decreased the number of vehicles available for the officers to meet their obligations.

DERIVATIVES TRADING AND HEDGING POLICIES

AXA Equitable's reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance to it. To preserve this reputation, all employees, including the Named Executive Officers, are subject to the AXA Financial Insider Trading Policy. This policy prohibits, among other items, all short sales of securities of AXA and its publicly-traded subsidiaries and any hedging of equity compensation awards (including stock option, performance unit, restricted stock or similar awards) or the securities underlying those awards. Members of AXA's Management Committee must pre-clear with the AXA Group General Counsel any derivatives transactions with respect to AXA securities and/or the securities of other AXA Group publicly-traded subsidiaries (including AllianceBernstein).

IMPACT OF TAX POLICIES

Code Section 162(m) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Because neither AXA Financial nor any of its subsidiaries within the Insurance Segment, including AXA Equitable and MLOA, is deemed to be publicly held for purposes of Code
Section 162(m), these limitations are not applicable to the executive compensation program described above.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

COMPENSATION COMMITTEE REPORT

Not applicable.

CONSIDERATION OF RISK MATTERS IN DETERMINING COMPENSATION

AXA Equitable considered whether its compensation practices are reasonably likely to have a material adverse effect on AXA Equitable and determined that they do not. When conducting its analysis, AXA Equitable considered that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The overall incentive design and metrics of the incentive compensation program effectively balance performance over time, considering both company earnings and individual results with various multi-year time-vesting and performance periods. The short-term incentive program mitigates risk by permitting discretionary adjustments for both funding and granting purposes. AXA Equitable also considered that its general risk management controls, oversight of its programs, award review and governance processes preclude decision-makers from taking excessive risk to achieve targets under the compensation plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Organization and Compensation Committee served as an officer or employee of AXA Equitable.

In 2012, Directors Duverne and Slutsky also served on the Compensation Committee of the Board of Directors of AllianceBernstein Corporation. Mr. de Castries resigned as a member of the Compensation Committee of the Board of Directors of AllianceBernstein Corporation in February 2012.

Mr. Kraus is a director of AXA Equitable. Mr. Kraus is Chairman of the Board and Chief Executive Officer of AllianceBernstein Corporation and, accordingly, also serves in that capacity for AllianceBernstein and AllianceBernstein Holding.

For additional information about the Organization and Compensation Committee, see "Directors, Executive Officers and Corporate Governance".

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SUMMARY COMPENSATION TABLE

The following table presents the compensation of our Named Executive Officers for services performed for MLOA for the years ended December 31, 2010, December 31, 2011, and December 31, 2012 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The amounts listed in this table as well as all other tables reflect all payments made to the Named Executive Officers by AXA Equitable even though a portion of these costs may have been reimbursed by certain affiliates pursuant to various service agreements. The compensation reported includes items such as salary and non-equity incentive compensation as well as the grant date fair value of performance unit, restricted stock and stock option grants. The performance units, restricted stock and stock options may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent "total compensation" as described in the Compensation Discussion and Analysis.

                                                                                                  CHANGE IN
                                                                                                   PENSION
                                                                                                  VALUE AND
                                                                                  NON-EQUITY     NONQUALIFIED   ALL OTHER
                         FISCAL                          STOCK       OPTION       INCENTIVE        DEFERRED       COMP-
NAME                      YEAR  SALARY/(1)/ BONUS/(2)/ AWARDS/(3)/ AWARDS/(4)/ COMPENSATION/(5)/    COMP-      ENSATION/(7)/
PEARSON, MARK             2012  $  44,794         --   $  46,924   $  11,155      $  69,381       $  56,432     $    3,940
CHAIRMAN AND CHIEF        2011  $  39,800   $ 69,155   $  34,742   $  13,336      $   1,747       $   6,378     $   10,663
EXECUTIVE OFFICER
MALMSTROM, ANDERS         2012  $  14,457   $  5,850                              $  13,650       $     590     $    4,073
SENIOR EXECUTIVE
DIRECTOR AND CHIEF
FINANCIAL OFFICER
POUPART-LAFARGE
  BERTRAND                2012  $  10,127              $   9,531   $   1,451      $   5,494              --     $   12,384
INTERIM CHIEF
FINANCIAL OFFICER

DZIADZIO, RICHARD         2012  $   5,984              $  22,827   $   3,483             --       $  24,567     $   14,371
FORMER SENIOR             2011  $  19,448              $  20,268   $   5,208      $  37,050       $  24,418     $    1,584
EXECUTIVE                 2010  $  18,999              $  17,852   $   6,371      $  46,410       $  14,197     $    1,565
VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

MCMAHON, ANDREW           2012  $  23,337              $  38,886   $   5,938      $  59,670       $  28,353     $    3,947
PRESIDENT                 2011  $  22,888              $  38,003   $   9,765      $  59,670       $  23,778     $    3,145
                          2010  $  18,999              $  34,297   $   8,760      $  78,000       $  12,626     $    2,784

PIAZZOLLA, SALVATORE      2012  $  35,070         --   $  13,157   $   2,006      $  32,760       $  11,091     $    3,680
SENIOR EXECUTIVE          2011  $  29,012   $  5,850   $  10,556   $   2,713      $  25,350       $   3,960     $    9,255
DIRECTOR AND CHIEF
HUMAN RESOURCES
OFFICER

LANE, NICHOLAS            2012  $  19,223              $  24,208   $   3,695      $  27,300       $  11,963     $    3,685
SENIOR EXECUTIVE          2011  $  16,838              $  12,667   $   3,255      $  21,060       $   9,575     $    2,086
DIRECTOR AND PRESIDENT,
RETIREMENT SAVINGS

SILVER, RICHARD           2012  $   6,433              $  21,445   $   3,272             --       $  30,210     $  124,717
FORMER SENIOR             2011  $  19,448              $  20,268   $   5,208      $  37,440       $  36,457     $    2,067
EXECUTIVE                 2010  $  18,999              $  17,852   $   6,371      $  46,410       $  27,914     $    2,165
VICE PRESIDENT, CHIEF
ADMINISTRATIVE OFFICER
AND CHIEF LEGAL OFFICER





NAME                       TOTAL
PEARSON, MARK            $  232,626
CHAIRMAN AND CHIEF       $  175,821
EXECUTIVE OFFICER
MALMSTROM, ANDERS        $   38,620
SENIOR EXECUTIVE
DIRECTOR AND CHIEF
FINANCIAL OFFICER
POUPART-LAFARGE
  BERTRAND               $   38,987
INTERIM CHIEF
FINANCIAL OFFICER

DZIADZIO, RICHARD        $   71,232
FORMER SENIOR            $  107,976
EXECUTIVE                $  105,394
VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

MCMAHON, ANDREW          $  160,131
PRESIDENT                $  157,249
                         $  155,466

PIAZZOLLA, SALVATORE     $   97,764
SENIOR EXECUTIVE         $   86,696
DIRECTOR AND CHIEF
HUMAN RESOURCES
OFFICER

LANE, NICHOLAS           $   90,074
SENIOR EXECUTIVE         $   65,481
DIRECTOR AND PRESIDENT,
RETIREMENT SAVINGS

SILVER, RICHARD          $  186,077
FORMER SENIOR            $  120,888
EXECUTIVE                $  119,711
VICE PRESIDENT, CHIEF
ADMINISTRATIVE OFFICER
AND CHIEF LEGAL OFFICER

/(1)/Mr. Malmstrom's salary was paid from his hire date of June 1, 2012 to December 31, 2012. Mr. Poupart-Lafarge's salary was paid from January 1, 2012 until his employment termination date of September 1, 2012.
     Mr. Dziadzio's salary was paid from January 1, 2012 until his employment termination date of April 13, 2012. Mr. Silver's salary was paid from January 1, 2012 until his retirement on May 1, 2012.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(2)/For Mr. Malmstrom, this amount represents a sign-on bonus that he received in June 2012. The bonus is subject to recoupment in the event
     Mr. Malmstrom's employment is terminated for any reason (other than death or job elimination) prior to one full year of employment.
/(3)/The amounts reported in this column represent the aggregate grant date fair value of performance units, AXA miles and restricted stock awarded in each year in accordance with US GAAP accounting guidance. The 2012 performance unit and AXA miles grants were valued at target which represents the probable outcome at grant date. A maximum payout for the performance unit grants would result in additional values of: Pearson $61,000, Poupart-Lafarge $12,346, McMahon $50,508, Piazzolla $17,060, Lane $31,427.
/(4)/The amounts reported in this column represent the aggregate grant date fair value of stock options awarded in each year in accordance with US GAAP accounting guidance.
/(5)/The amounts reported for 2012 are the awards paid in February 2013 to each of the Named Executive Officers based on their 2012 performance. The amounts reported for 2011 are the awards paid in February 2012 for 2011 performance. The amounts reported for 2010 are the awards paid in February 2011 for 2010 performance.
/(6)/The amounts reported represent the change in the actuarial present value of accumulated pension benefits for each Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2010, 2011 or 2012.
/(7)/The following table provides additional details for the compensation information found in the All Other Compensation column.

                                                  EXCESS                    TAX        LIFE         OTHER
                                                 LIABILITY    FINANCIAL    GROSS    INSURANCE    PERQUISITES/
NAME                            TRANSPORT/(A)/ INSURANCE/(B)/ ADVICE/(C)/ UPS/(D)/ PREMIUMS/(E)/ BENEFITS/(F)/   TOTAL
----                            -------------  -------------  ----------  -------- ------------  ------------  ----------
PEARSON, MARK              2012    $  422         $  194       $  1,079   $  2,072        --      $      173   $    3,940
                           2011    $  235         $  180       $    835   $  4,949        --      $    4,463   $   10,662

MALMSTROM, ANDERS          2012    $    8             --       $    503   $    836    $   30      $    2,697   $    4,074

POUPART-LAFARGE, BERTRAND  2012    $    1             --             --   $  2,790        --      $    9,593   $   12,384

DZIADZIO, RICHARD          2012        --             --       $    204   $    211        --      $   13,956   $   14,371
                           2011        --         $   68       $    590   $    640        --      $      287   $    1,585
                           2010        --         $   68       $    567   $    612        --      $      318   $    1,565

MCMAHON, ANDREW            2012    $  518             --       $    630   $  1,547    $  553      $      699   $    3,947
                           2011    $  409         $   68       $    590   $  1,138    $  599      $      342   $    3,146
                           2010    $  419         $   68       $    567   $  1,042    $  401      $      287   $    2,784

PIAZZOLLA, SALVATORE       2012    $   16             --       $  1,546   $  1,550    $  130      $      438   $    3,680
                           2011    $    3         $   68       $    835   $  3,744    $  158      $    4,448   $    9,256

LANE, NICHOLAS             2012    $   28             --       $    482   $  1,627    $   40      $    1,508   $    3,685
                           2011    $   13         $   68       $    835   $    762    $   54      $      353   $    2,085

SILVER, RICHARD            2012        --             --       $    951   $    787    $  656      $  122,324   $  124,718
                           2011        --         $   68       $    590   $    548    $  575      $      287   $    2,068
                           2010        --         $   68       $    567   $    584    $  632      $      313   $    2,164

/(a)/Mr. Pearson is entitled to the business and personal use of a dedicated car and driver. The personal use of this vehicle for 2012 was valued based on a formula considering the annual lease value of the vehicle, the compensation of the driver and the cost of fuel. The other Named Executive Officers may use cars and drivers for personal matters from time to time. The value for each executive's car use is based on a similar formula taking into account the annual lease value of the vehicle and the compensation of the driver.

/(b)/Prior to 2012, the company paid the premiums for excess liability insurance coverage for each of the Named Executive Officers. The company no longer offers this benefit to the Named Executive Officers, except for Mr. Pearson who is entitled to this benefit under his employment agreement.

/(c)/The company pays for financial planning and tax preparation services for each of the Named Executive Officers other than Mr. Poupart-Lafarge.

/(d)/The company pays for tax gross-ups related to the transport and financial planning and tax preparation services for each of the Named Executive Officers who incurred the applicable expenses. In addition, Mr. Pearson received tax gross-ups related to his excess liability insurance and his imputed income related to having a guest accompany him on private aircraft flights. Also, Mr. McMahon, Mr. Piazzolla and Mr. Lane received a tax gross-up related to having a guest accompany them on certain business trips. Mr. Malmstrom, Mr. Poupart-Lafarge and Mr. Lane received a tax gross-up related to their relocation costs. Mr. Lane also received a tax gross-up related to his personal use of a company membership in a country club.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(e)/This column shows the cost of life insurance coverage provided to the Named Executive Officers under the AXA Equitable Executive Survivor Benefits Plan less the amount of any contributions made by the Named Executive Officers. For this purpose, the cost of the life insurance coverage was determined by multiplying the amount of coverage by the actual policy cost of insurance rates.

/(f)/This column includes the amount of any employer matching contributions received by each Named Executive Officer under the AXA Equitable 401(k) Plan. This column also includes a cash incentive received by the Named Executive Officers who completed a health risk assessment in connection with the company's wellness program. For Mr. Malmstrom, this column includes certain relocation costs and the amount of contributions made by the Company to his Swiss retirement plan. For Mr. Poupart-Lafarge, this column includes certain relocation costs. For Mr. Dziadzio, this column includes amounts received for a pay-out of unused vacation pay and a partial bonus payment for 2012. For Mr. McMahon and Mr. Piazzolla, this column includes certain costs related to having a guest accompany them on business trips. For Mr. Lane, this column includes the value of his personal use of a company membership in a country club, certain relocation costs and certain costs related to having a guest accompany him on business trips. For Mr. Silver, this column includes amounts received under a consulting agreement, amounts received under his severance agreement and a pay-out of unused vacation days.

2012 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. This table include both equity and non-equity awards granted during 2012.

                                     ESTIMATED          ESTIMATED
                                   FUTURE PAYOUTS     FUTURE PAYOUTS   ALL OTHER ALL OTHER
                                  UNDER NON-EQUITY     UNDER EQUITY      STOCK     OPTION                CLOSING     GRANT
                                   INCENTIVE PLAN     INCENTIVE PLAN    AWARDS:   AWARDS:    EXERCISE    MARKET    DATE FAIR
                                    AWARDS/(1)/        AWARDS/(2)/     NUMBER OF NUMBER OF   OR BASE      PRICE     VALUE OF
-                                ------------------ ------------------ SHARES OF SECURITIES  PRICE OF      ON      STOCK AND
                        GRANT    THRE-         MAX- THRE-        MAX-  STOCKS OR UNDERLYING   OPTION     DATE OF     OPTION
NAME                    DATE     SHOLD TARGET  IMUM SHOLD TARGET IMUM    UNITS    OPTIONS   AWARDS/(3)/ GRANT/(4)/ AWARDS/(5)/
----                  ---------- ----- ------- ---- ----- ------ ----- --------- ---------- ----------  ---------  ----------
PEARSON, MARK                     --   $76,245 N/A
                      03/16/2012                     --   4,524  4,524                        $15.96     $17.29     $11,155
                      03/16/2012                     --   2,714  3,529                                              $46,924

MALMSTROM, ANDERS                 --   $13,650 N/A

POUPART-LAFARGE,                  --   $ 6,464 N/A
BERTRAND              03/16/2012                     --     196    196               392      $15.96     $17.29     $ 1,451
                      03/16/2012                     --     549    714                                              $ 9,497
                      03/16/2012                     --       1      1     1                                        $    34

DZIADZIO, RICHARD                 --   $46,800 N/A
                      03/16/2012                     --     471    471               942      $15.96     $17.29     $ 3,483
                      03/16/2012                     --   1,319  1,714                                              $22,793
                      03/16/2012                     --       1      1     1                                        $    34

MCMAHON, ANDREW                   --   $70,200 N/A
                      03/16/2012                     --     803    803             1,605      $15.96     $17.29     $ 5,938
                      03/16/2012                     --   2,247  2,922                                              $38,852
                      03/16/2012                     --       1      1     1                                        $    34

PIAZZOLLA, SALVATORE              --   $31,200 N/A
                      03/16/2012                     --     271    271               542      $15.96     $17.29     $ 2,006
                      03/16/2012                     --     759    987                                              $13,123
                      03/16/2012                     --       1      1     1                                        $    34

LANE, NICHOLAS                    --   $27,300 N/A
                      03/16/2012                     --     499    499               999      $15.96     $17.29     $ 3,695
                      03/16/2012                     --   1,398  1,818                                              $24,174
                      03/16/2012                     --       1      1     1                                        $    34

SILVER, RICHARD                   --   $46,800 N/A
                      03/16/2012                     --     442    442               885      $15.96     $17.29     $ 3,272
                      03/16/2012                     --   1,239  1,610                                              $21,412
                      03/16/2012                     --       1      1     1                                        $    34

/(1)/The target column shows the target award for 2012 for each Named Executive
     Officer under the AXA Equitable 2012 Short-Term Incentive Compensation Plan for Senior Officers assuming the plan was fully funded.
     Mr. Malmstrom's target was pro-rated based on his hire date of June 1, 2012. There is no minimum or maximum award for any participant in this plan. The actual 2012 awards granted to the Named Executive Officers are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(2)/The second row for each Named Executive Officer (other than Mr. Malmstrom) shows the stock options granted under The AXA Stock Option Plan for AXA Financial Employees and Associates on March 16, 2012. Except for those awarded to Mr. Pearson, these stock options have a ten-year term and a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant date, provided that the last third is subject to a performance condition requiring the AXA ordinary share to perform at least as well as the DowJones Europe Stoxx Insurance Index over a specified period. This performance condition applies to all of Mr. Pearson's options. The third row for each Named Executive Officer shows the performance units granted under the 2012 AXA Performance Unit Plan on March 16, 2012. These performance units have a cliff vesting schedule of three years. Performance units are granted unearned. Under the 2012 AXA Performance Unit Plan, the number of units that is earned is determined at the end of a two-year performance period by multiplying the number of units granted by a percentage that is determined based on the performance of AXA Group and AXA Financial Life and Savings Operations over the performance period. The fourth row for each Named Executive Officer shows the AXA miles granted on March 16, 2012.
/(3)/The exercise price for the stock options granted on March 16, 2012 is equal to the average of the closing prices for the AXA ordinary share on Euronext Paris over the 20 trading days immediately preceding March 16, 2012. For purposes of this table, the exercise price was converted to U.S. dollars using the euro to U.S. dollar exchange rate on March 15, 2012.
/(4)/The closing market price on the date of grant was determined by converting the closing AXA ordinary share price on NYSE Euronext Paris SA on March 16, 2012 to U.S. dollars using the euro to U.S. dollar exchange rate on March 16, 2012.
/(5)/The amounts in this column represent the aggregate grant date fair value of stock options and performance units granted in 2012 in accordance with US GAAP accounting guidance.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2012

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2012 allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement. The table includes outstanding equity grants from past years as well as the current year.

                                         OPTION AWARDS                                                 STOCK AWARDS
               ------------------------------------------------------------------     ----------------------------------
                                                                                                               EQUITY
                                                                                                              INCENTIVE
                                                     EQUITY                                                     PLAN
                                                    INCENTIVE                                                  AWARDS:
                                                      PLAN                                                    NUMBER OF
                                                     AWARDS:                            NUMBER      MARKET    UNEARNED
                  NUMBER OF         NUMBER OF       NUMBER OF                         OF SHARES    VALUE OF    SHARES,
                 SECURITIES        SECURITIES      SECURITIES                          OR UNITS   SHARES OR   UNITS OR
                 UNDERLYING        UNDERLYING      UNDERLYING                          OF STOCK    UNITS OF     OTHER
                 UNEXERCISED       UNEXERCISED     UNEXERCISED   OPTION      OPTION      THAT     STOCK THAT RIGHTS THAT
                   OPTIONS           OPTIONS        UNEARNED    EXERCISE   EXPIRATION  HAVE NOT    HAVE NOT   HAVE NOT
NAME           EXERCISABLE/(1)/ UNEXERCISABLE/(1)/ OPTIONS/(1)/ PRICE/(2)/    DATE    VESTED/(3)/   VESTED   VESTED/(4)/
----           ---------------  -----------------  -----------  ---------  ---------- ----------  ---------- -----------

PEARSON, MARK        246                                        $  11.37    03/14/13     340      $5,990.85     4,469
                     249                                        $  20.50    03/26/14
                     225                                        $  25.57    03/29/15
                     199                                        $  33.57    03/31/16
                     229                               115      $  44.60    05/10/17
                     229                               115      $  33.21    04/01/18
                     899                               449      $  21.59    06/10/19
                     787               787             786      $  21.08    03/19/20
                                                      5,363     $  20.63    03/18/21
                                                      4,524     $  15.96    03/16/22

MALMSTROM,
  ANDERS             117                               58       $  13.34    03/20/19     114      $2,002.45      729
                     114               114             114      $  21.08    03/19/20
                                       300             150      $  20.63    03/18/21
                                       281             140      $  15.96    0316/22

               -------------

                  EQUITY
                 INCENTIVE
               PLAN AWARDS:
                 MARKET OR
               PAYOUT VALUE
                OF UNEARNED
               SHARES, UNITS
                 OR OTHER
                RIGHTS THAT
                 HAVE NOT
NAME              VESTED
----           -------------

PEARSON, MARK     $78,724










MALMSTROM,
  ANDERS          $12,836




      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                            OPTION AWARDS                                                  STOCK AWARDS
                  ------------------------------------------------------------------     -----------------------------------
                                                                                                                   EQUITY
                                                                                                                  INCENTIVE
                                                        EQUITY                                                      PLAN
                                                       INCENTIVE                                                   AWARDS:
                                                         PLAN                                                     NUMBER OF
                                                        AWARDS:                            NUMBER      MARKET     UNEARNED
                     NUMBER OF         NUMBER OF       NUMBER OF                         OF SHARES    VALUE OF     SHARES,
                    SECURITIES        SECURITIES      SECURITIES                          OR UNITS   SHARES OR    UNITS OR
                    UNDERLYING        UNDERLYING      UNDERLYING                          OF STOCK    UNITS OF      OTHER
                    UNEXERCISED       UNEXERCISED     UNEXERCISED   OPTION      OPTION      THAT     STOCK THAT  RIGHTS THAT
                      OPTIONS           OPTIONS        UNEARNED    EXERCISE   EXPIRATION  HAVE NOT    HAVE NOT    HAVE NOT
NAME              EXERCISABLE/(1)/ UNEXERCISABLE/(1)/ OPTIONS/(1)/ PRICE/(2)/    DATE    VESTED/(3)/   VESTED    VESTED/(4)/
----              ---------------  -----------------  -----------  ---------  ---------- ----------  ----------- -----------

POUPART-LAFARGE,
  BERTRAND              246                                        $  11.37    03/14/13     77        $1,356.72      855
                        347                                        $  20.50    03/26/14
                        306                                        $  25.57    03/29/15
                        23                                         $  23.34    06/27/15
                        318                                        $  33.57    03/31/16
                        156                               78       $  44.60    05/10/17
                        132                               66       $  33.21    04/01/18
                        121                               61       $  13.34    03/20/19
                        68                68              68       $  21.08    03/19/20
                                          273             137      $  20.63    03/18/21
                                          392             196      $  15.96    03/16/22

DZIADZIO,
  RICHARD

MCMAHON,
  ANDREW               2,666                                       $  25.90    03/29/15    1,064     $18,741.94     4,168
                       1,243                                       $  33.78    03/31/16
                        700                               350      $  45.72    05/10/17
                        723                               361      $  33.21    04/01/18
                        782                               391      $  13.34    03/20/19
                        783               783             783      $  21.08    03/19/20
                                         2,618           1,309     $  20.63    03/18/21
                                         1,605            803      $  15.96    03/16/22

PIAZZOLLA,
  SALVATORE                               727             364      $  20.63    03/18/21      1        $  17.17      1,293
                                          542             271      $  15.96    03/16/22

LANE, NICHOLAS          107                                        $  23.37    06/06/15     133      $  2,334.93    2,039
                        148                                        $  33.78    03/31/16
                        109                                        $  45.72    05/10/17
                        176                               88       $  33.21    04/01/18
                        224                               112      $  13.34    03/20/19
                        137               137             137      $  21.08    03/19/20
                                          873             436      $  20.63    03/18/21
                                          999             499      $  15.96    03/16/22

SILVER, RICHARD        2,430                                       $  11.95    03/14/13     324      $  5,699.59    2,263
                       1,778                                       $  19.68    03/26/14
                       1,357                                       $  25.90    03/29/15
                       1,421                                       $  33.78    03/31/16
                        744                               372      $  45.72    05/10/17
                        768                               384      $  33.21    04/01/18
                        782                               391      $  13.34    03/20/19
                        569               569             569      $  21.08    03/19/20
                                         1,396            698      $  20.63    03/18/21
                                          885             442      $  15.96    03/16/22

                  -------------

                     EQUITY
                    INCENTIVE
                  PLAN AWARDS:
                    MARKET OR
                  PAYOUT VALUE
                   OF UNEARNED
                  SHARES, UNITS
                    OR OTHER
                   RIGHTS THAT
                    HAVE NOT
NAME                 VESTED
----              -------------

POUPART-LAFARGE,
  BERTRAND           $15,052











DZIADZIO,
  RICHARD

MCMAHON,
  ANDREW             $73,418








PIAZZOLLA,
  SALVATORE          $22,781


LANE, NICHOLAS       $35,920








SILVER, RICHARD      $39,868










      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(1)/All stock options have ten-year terms. All stock options granted in 2007 and later (other than the options granted to Mr. Lane in 2007) have a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant date, provided that the last third will vest only if the AXA ordinary share performs at least as well as the DowJones EuroStoxx Insurance Index during a specified period (this condition applies to all options granted to Mr. Pearson in 2012 and 2011). All stock options granted in 2006 and earlier are vested.

/(2)/Stock options granted prior to 2005 to each Named Executive Officer other than Mr. Pearson and Mr. Poupart-Lafarge have U.S. dollar exercise prices. Stock options granted in 2005 and later, and all options granted to Mr. Pearson, Mr. Malmstrom and Mr. Poupart-Lafarge, have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.

/(3)/For Mr. Pearson, this column reflects earned performance units. For
     Mr. Malmstrom, Mr. Poupart-Lafarge, Mr. Lane and Mr. Silver, this column reflects earned performance units and AXA miles. For Mr. McMahon, this column reflects earned performance units, restricted AXA ordinary shares granted in 2010 and AXA miles. For Mr. Piazzolla, this column reflects AXA miles.

/(4)/The amounts in this column include all unearned and unvested performance units as of December 31, 2012 as well as the AXA miles granted on March 16, 2012 which are subject to both time vesting and performance conditions.

OPTION EXERCISES AND STOCK VESTED IN 2012

The following table summarizes the value received from stock option exercises and stock grants vested during 2012, allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement.

                               OPTION AWARDS          STOCK AWARDS
                           --------------------- -----------------------
                            NUMBER OF   VALUE     NUMBER OF      VALUE
                             SHARES    REALIZED    SHARES      REALIZED
                            ACQUIRED      ON     ACQUIRED ON      ON
NAME                       ON EXERCISE EXERCISE  VESTING/(1)/ VESTING/(2)/
----                       ----------- --------- -----------  -----------
PEARSON, MARK                                        450       $  7,427

MALMSTROM, ANDERS                                    --           --

POUPART-LAFARGE, BERTRAND                            76        $  1,313

DZIADZIO, RICHARD             2,094    $  5,406      323       $  5,572

MCMAHON, ANDREW                                      444       $  7,661

PIAZZOLLA, SALVATORE                                 --           --

LANE, NICHOLAS                                       132       $  2,272

SILVER, RICHARD               2,430    $  12,224     323       $  5,572

/(1)/This column reflects the number of performance units granted to the executives under the 2010 AXA Performance Unit Plan that vested on March 19, 2012. The payout of the units was 100% in cash. For Mr. Pearson, this column also includes 110 shares granted under AXA's 2008 Performance Share Plan that vested on April 28, 2012.

/(2)/The value of the performance units that vested in 2012 was determined based on the average of the high and low AXA ordinary share price on March 19, 2012, converted to U.S. dollars using euro to U.S. dollar exchange rate on March 19, 2012.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PENSION BENEFITS AS OF DECEMBER 31, 2012

The following table lists the pension program participation and actuarial present value of each Named Executive Officer's defined benefit pension at December 31, 2012, allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement.

                                                                                               PAYMENTS
                                                                           NUMBER    PRESENT    DURING
                                                                          OF YEARS  VALUE OF   THE LAST
                                                                          CREDITED ACCUMULATED  FISCAL
NAME                                      PLAN NAME/(1)/                  SERVICE    BENEFIT     YEAR
----                       ---------------------------------------------- -------- ----------- ---------
PEARSON, MARK              AXA Equitable Retirement Plan                     3     $   1,671       0
                           AXA Equitable Excess Retirement Plan              3     $   6,414       0
                           AXA Equitable Executive Survivor Benefit Plan     3     $  54,726       0

MALMSTROM, ANDERS          AXA Equitable Retirement Plan                               0           0
                           AXA Equitable Excess Retirement Plan                        0           0
                           AXA Equitable Executive Survivor Benefit Plan           $     590       0

POUPART-LAFARGE, BERTRAND  AXA Equitable Retirement Plan                               0           0
                           AXA Equitable Excess Retirement Plan                        0           0
                           AXA Equitable Executive Survivor Benefit Plan               0           0

DZIADZIO, RICHARD          AXA Equitable Retirement Plan                     7     $   6,982       0
                           AXA Equitable Excess Retirement Plan              7         0       $  32,245
                           AXA Equitable Executive Survivor Benefit Plan     7     $  43,675       0

MCMAHON, ANDREW            AXA Equitable Retirement Plan                     6     $   6,483       0
                           AXA Equitable Excess Retirement Plan              6     $  44,049       0
                           AXA Equitable Executive Survivor Benefit Plan     6     $  29,185       0

PIAZZOLLA, SALVATORE       AXA Equitable Retirement Plan                     1     $      703      0
                           AXA Equitable Excess Retirement Plan              1     $    1,827      0
                           AXA Equitable Executive Survivor Benefit Plan     1     $   12,520      0

LANE, NICHOLAS             AXA Equitable Retirement Plan                     6     $    6,176      0
                           AXA Equitable Excess Retirement Plan              6     $    9,366      0
                           AXA Equitable Executive Survivor Benefit Plan     6     $   10,981      0

SILVER, RICHARD            AXA Equitable Retirement Plan                     26    $   26,234      0
                           AXA Equitable Excess Retirement Plan              26    $   30,326   $45,496
                           AXA Equitable Executive Survivor Benefit Plan     26    $   90,558      0

/(1)/Except as described in the following sentence, the December 31, 2012 liabilities for the AXA Equitable Retirement Plan (the "Retirement Plan"), the AXA Equitable Excess Retirement Plan (the "Excess Plan") and the AXA Equitable Executive Survivor Benefits Plan (the "ESB Plan") were calculated using the same participant data, plan provisions and actuarial methods and assumptions used under U.S. GAAP accounting guidance. A retirement age of 65 is assumed for all pension plan calculations except that Mr. Silver is assumed to begin receiving payments at age 60 since he is eligible for an unreduced Prior Plan Annuity Benefit (as defined below) at that time.

THE RETIREMENT PLAN

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. Employees become eligible to participate after one year of service and become vested in their benefits after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan:
(a) at age 65 (the "normal retirement date") or (b) if they are at least age 55 with at least 5 full years of service (an "early retirement date").

The Retirement Plan currently provides a cash balance benefit whereby a notional account is established for each Retirement Plan participant. This notional account is credited with deemed pay credits equal to 5% of eligible earnings up to the Social Security wage base plus 10% of eligible earnings above the Social Security wage base. Eligible earnings include base salary and short-term incentive compensation and are subject to limits imposed by the Internal Revenue Code of 1986, as amended (currently, $255,000 in 2013). In addition, the notional account is credited with deemed interest credits. For pay credits earned on or after April 1, 2012, the interest rate is determined annually based on the

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% or a rate derived from the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012 the rate was 4% for 2012 and for any pay credits earned on or after April 1, 2012, the rate was 0.25% for 2012.

All of the Named Executive Officers, except Mr. Malmstrom and
Mr. Poupart-Lafarge, are entitled to a cash balance benefit. In addition, Mr. Silver is entitled to a monthly annuity benefit that is provided to employees who were participants in the Retirement Plan before January 1, 1989 (the "Prior Plan Annuity Benefit"). His Prior Plan Annuity Benefit is the product of 60% of his final average monthly earnings and his service reduction factor, with an offset for Social Security benefits. For this purpose, his final average monthly earnings is the average of his highest monthly eligible earnings for any 60-consecutive months during the 120-month period ending December 31, 1988 and his service reduction factor is the quotient of his actual years of service as of December 31, 1988 divided by 30.

Participants elect the time and form of payment of their Retirement Plan benefits after they separate from service. The normal form of payment for retirement plan benefits depends on a participant's marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment:

  .   Single life annuity;

  . Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

  .   Lump sum (cash balance benefits only).

THE EXCESS PLAN

The Excess Plan allows eligible employees to earn retirement benefits in excess of what is permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code of 1986, as amended (the "Code"), that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. The Excess Plan permits participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants' names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Code Section 409A. Pursuant to the amendment, a participant's Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs, provided that payment will be delayed six months for "specified employees" (generally, the fifty most highly-compensated officers of AXA Group), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. The time and form of payment of Excess Plan benefits that vested prior to 2005 is the same as the time and form of payment of the participant's Retirement Plan benefits. Mr. Malmstrom and Mr. Poupart-Lafarge do not participate in the Excess Plan.

THE ESB PLAN

The ESB Plan offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus higher of most recent short-term incentive compensation award and the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level.

Level 1

A participant can choose between two options at Level 1:

  . Lump Sum Option - Under the Lump Sum Option, a life insurance policy is purchased on the participant's life. At death, the participant's beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

  . Survivor Income Option - Upon the participant's death, the Survivor Income Option provides the participant's beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Level 1 coverage continues after retirement until the participant attains age
65.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and:

  . Surviving Spouse Benefit Option - The Surviving Spouse Benefit Option provides the participant's spouse with monthly income equal to about 25.0% of the participant's monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant's years of service at death (minimum of 5 years).

Level 2 coverage continues after retirement until the participant's death.

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and:

  . Surviving Spouse Income Addition Option - The Surviving Spouse Income Addition Option provides monthly income to the participant's spouse for life equal to 10.0% of the participant's monthly compensation. The payments are taxable but there is no annual taxation to the participant.

Participants are required to contribute to the cost of any option elected under Levels 3 and 4. Level 3 and 4 coverage continues after retirement until the participant's death provided that contributions are still made by the participant until age 65.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2012

The following table provides information on compensation the Named Executive Officers have elected to defer as described in the narrative that follows, allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement.

                        EXECUTIVE    REGISTRANT   AGGREGATE    AGGREGATE    AGGREGATE
                      CONTRIBUTIONS CONTRIBUTIONS  EARNINGS  WITHDRAWALS/  BALANCE AT
NAME                   IN LAST FY    IN LAST FY   IN LAST FY DISTRIBUTIONS AT LAST FYE
----                  ------------- ------------- ---------- ------------- -----------
PEARSON, MARK
MALMSTROM, ANDERS
POUPART-LAFARGE,
  BERTRAND
DZIADZIO, RICHARD
MCMAHON, ANDREW
PIAZZOLLA, SALVATORE
LANE, NICK
SILVER, RICHARD                                    $  2,458    $  1,047     $  22,909

THE VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES

The above table reflects amounts deferred by Mr. Silver under The Variable Deferred Compensation Plan for Executives (the "VDCP"). Under the VDCP, eligible employees were permitted to defer the receipt of up to 25% of their base salary and short-term incentive compensation, as well as 100% of any restricted stock grants. Deferrals were credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name. The VDCP was frozen as of December 31, 2004 so that no amounts earned or vested after 2004 could be deferred under the VDCP.

Account balances in the VDCP that are attributable to deferrals of base salary and short-term incentive compensation are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The VDCP currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

For deferrals of restricted stock awards, participants received deferred stock units in the same number and with the same vesting restrictions as the underlying awards. The participant is entitled to receive dividend equivalents on the deferred stock units, if applicable. The deferred stock units are distributed in stock.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Participants in the VDCP could elect to credit their deferrals to in-service or retirement distribution accounts. For retirement accounts, payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any January or July following the participant's termination date, but they must begin by either the first January or the first July following the later of: (a) the participant's attainment of age 65 and (b) the date that is thirteen months following the participant's termination date. For in-service accounts, payments are made to the participant in December of the year elected by the participant in a lump sum or in up to five annual installments over consecutive years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below and the accompanying text presents the hypothetical payments and benefits that would have been payable if the Named Executive Officers terminated employment, or a change-in-control of AXA Financial occurred, on December 31, 2012 (the "Trigger Date"), allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement. The payments and benefits described are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

RETIREMENT

No Named Executive Officers were eligible to retire on the Trigger Date. For this purpose, "retirement" means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan.

VOLUNTARY TERMINATION OTHER THAN RETIREMENT

NAMED EXECUTIVE OFFICERS OTHER THAN MR. PEARSON

If the Named Executive Officers, other than Mr. Pearson, had voluntarily terminated employment other than by retirement on the Trigger Date:

Short-Term Incentive Compensation: The executives would not have been entitled to any short-term incentive compensation awards for 2012.

Stock Options: All stock options granted under the Stock Option Plan to the executives after 2004 would have been forfeited on the termination date. All stock options granted prior to 2005 under The AXA Financial, Inc. 1997 Stock Incentive Plan would have continued to be exercisable until the earlier of their expiration date and 30 days following the termination date.

Performance Units: The executives would have forfeited all performance units.

AXA Miles: The executives would have forfeited all 50 of the AXA miles granted on March 16, 2012.

Restricted Stock: All non-transferable stock granted to the executives in connection with a performance unit payout would have immediately become transferable. Mr. McMahon's restricted stock grant would have been forfeited.

Retirement Benefits: The executives would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

MR. PEARSON

If Mr. Pearson had voluntarily terminated on the Trigger Date for "Good Reason" as described below, he would have been entitled to: (i) severance pay equal to the sum of two years of salary and two times the greatest of: (a) Mr. Pearson's most recent bonus, (b) the average of Mr. Pearson's last three bonuses and
(c) Mr. Pearson's target bonus for the year in which termination occurred,
(ii) a pro-rated bonus at target for the year of termination, (iii) excess pension plan accruals on the severance pay, (iv) continued participation in the ESB Plan for an additional year following termination and (v) access to the company medical plans at Mr. Pearson's or his spouse's sole expense for two years from the date of termination.

For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met.

The following table quantifies severance payments or benefits Mr. Pearson would have received if he had voluntarily terminated for Good Reason on the Trigger
Date:

Severance Pay............... $ 6,210,000
Pro-Rated Bonus............. $ 1,955,000
Additional Pension Accruals. $   609,630

DEATH

If the Named Executive Officers had terminated employment due to death on the Trigger Date:

Short-Term Incentive Compensation: The executives would not have been entitled to any short-term incentive compensation awards for 2012.

Stock Options: All stock options would have immediately vested. All stock options granted under the Stock Option Plan to the executives after 2004, and all options granted to Mr. Pearson, would have continued to be exercisable until the earlier of their expiration date and the six-month anniversary of the date of death. If the Participant's beneficiary did not exercise the options within this time limit, the beneficiary would be granted a stock appreciation right ("SAR") which would entitle the beneficiary to a cash payment equal to the appreciation in the stock over the exercise price of the forfeited option. The SAR would automatically be paid out on the date that is the earlier of
(i) 5 years from the date of death and (ii) the expiration date of the forfeited option (note that in the case of Mr. Pearson, this SAR provision applies only to his 2011 and 2012 options). All stock options granted prior to 2005 under The AXA Financial, Inc. 1997 Stock Incentive Plan would have continued to be exercisable until their expiration date.

Performance Units: The number of unearned performance units outstanding on the Trigger Date would have been multiplied by an assumed Performance Factor of 1.3 and the resulting amount would have been paid to the executive's heirs. The units would have been valued based on the closing price of the AXA ordinary share on Euronext Paris and the euro to U.S. dollar exchange rate on the Trigger Date.

AXA Miles: The executive's heirs would receive 50 AXA ordinary shares at the end of the vesting period (i.e., March 16, 2016).

Restricted Stock: All non-transferable stock granted to the executives in connection with a performance unit payout would have immediately become transferable. Mr. McMahon's restricted stock grant would have become immediately non-forfeitable and transferable.

Retirement Benefits: The executives' heirs would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

INVOLUNTARY TERMINATION WITHOUT CAUSE

NAMED EXECUTIVE OFFICERS OTHER THAN MR. PEARSON

Mr. Poupart-Lafarge, Mr. Silver and Mr. Dziadzio actually terminated employment during 2012. For the other Named Executive Officers excluding Mr. Pearson, had they been terminated, they would have been eligible for severance benefits under the AXA Equitable Severance Benefit Plan, as supplemented by the AXA Equitable Supplemental Severance Plan for Executives (collectively, the "Severance Plan"), if an involuntary termination of employment had occurred on the Trigger Date that satisfied the conditions in the Severance Plan. To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against AXA Equitable and its affiliates and non-solicitation provisions.

The severance benefits would have included:

  .   severance pay equal to 52 weeks' of salary;

  . additional severance pay equal to the greater of: (i) the most recent STIC award paid to the executive, (ii) the average of the three most recent STIC awards paid to the executive or (iii) the executive's target STIC award for 2012;

  . a lump sum payment equal to the sum of: (i) the executive's target STIC award for 2012 and (ii) $40,000;

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

  .   one year's continued participation in the ESB Plan; and

  . pension accruals for all severance pay, subject to the terms of the Retirement Plan and the Excess Plan.

The following table lists the payments and pension accruals that the executives would have received if they were involuntarily terminated under the Severance Plan on the Trigger Date as well as the implications for their stock option, performance unit and restricted stock awards:

                            SEVERANCE BENEFITS                           EQUITY GRANTS
-                     ------------------------------ ------------------------------------------------------
                                          ADDITIONAL
                                LUMP SUM   PENSION                         PERFORMANCE
NAME                  SEVERANCE PAYMENT    ACCRUALS     STOCK OPTIONS         UNITS    RESTRICTED STOCK/(1)/
----                  --------- --------- ---------- --------------------- ----------- --------------------
MALMSTROM, ANDERS     $  48,230 $  15,210  $  4,601  Options would          Forfeited         N/A
                                                     continue to vest
                                                     and be
                                                     exercisable until
                                                     the earlier of their
                                                     expiration date
                                                     and 30 days after
                                                     the end of the
                                                     one-year
                                                     severance period.
MCMAHON, ANDREW       $  93,349 $  71,760  $  9,113  Options would          Forfeited  A pro-rated
                                                     continue to vest                  portion of each
                                                     and be                            grant would
                                                     exercisable until                 become non-
                                                     the earlier of their              forfeitable on the
                                                     expiration date                   Trigger Date
                                                     and 30 days after                 based on the
                                                     the end of the                    number of
                                                     one-year                          months worked
                                                     severance period.                 since the grant
                                                                                       date but remain
                                                                                       non- transferable
                                                                                       until the fifth
                                                                                       anniversary of the
                                                                                       grant date.

PIAZZOLLA, SALVATORE  $  66,122 $  32,760  $  6,391  Options would          Forfeited         N/A
                                                     continue to vest
                                                     and be
                                                     exercisable until
                                                     the earlier of their
                                                     expiration date
                                                     and 30 days after
                                                     the end of the
                                                     one-year
                                                     severance period.

LANE, NICHOLAS        $  46,674 $  28,860  $  4,446  Options would          Forfeited         N/A
                                                     continue to vest
                                                     and be
                                                     exercisable until
                                                     the earlier of their
                                                     expiration date
                                                     and 30 days after
                                                     the end of the
                                                     one-year
                                                     severance period.

/(1)/This column only lists rules applicable to restricted stock grants other than non-transferable stock granted in connection with a performance unit plan payout. Such stock would have become immediately transferable.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Mr. Pearson

Under Mr. Pearson's employment agreement, he waived any right to participate in the Severance Plan. Rather, if Mr. Pearson's employment had been terminated without "Cause" as defined below on the Trigger Date, he would have been entitled to the same benefits as termination for Good Reason as described above, subject to the same conditions. "Cause" is defined in Mr. Pearson's employment agreement as: (i) willful failure to perform substantially his duties after reasonable notice of his failure, (ii) willful misconduct that is materially injurious to the company, (iii) conviction of, or plea of NOLO CONTEDERE to, a felony or (iv) willful breach of any written covenant or agreement with the company to not disclose information pertaining to them or to not compete or interfere with the company.

CHANGE-IN-CONTROL

With the exception of Mr. Pearson, none of the Named Executive Officers are entitled to any special benefits upon a change-in-control of AXA Financial other than the benefits provided to all employees for their stock options, restricted stock and performance units.

For stock options granted under the Stock Option Plan in 2005 or later, if there is a change in control of AXA Financial, all stock options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule. For stock options granted to employees prior to 2005 under the AXA Financial, Inc. 1997 Stock Incentive Plan and restricted stock granted under that plan, each stock option will, at the discretion of the Organization and Compensation Committee of the AXA Financial Board of Directors (the "AXA Financial OCC"), either be canceled in exchange for a payment in cash or become immediately exercisable and all restricted stock will become non-forfeitable and be immediately transferable unless the AXA Financial OCC reasonably determines that: (i) the stock options or restricted stock will be honored,
(i) the stock options or restricted stock will be assumed or (iii) alternative awards will be substituted for the stock options and restricted stock. Such alternative awards must, among other items, provide rights and entitlements substantially equivalent to, or better than, the rights and entitlements of the existing awards and must have substantially equivalent economic value.

Under the 2012, 2011 and 2010 Performance Unit Plans, if there is a change in control of AXA Financial at any time between the end of the performance period and the settlement date of the performance units, participants in the plan will maintain the right to receive the settlement of their performance units.

As mentioned above, Mr. Pearson's employment agreement provides that "Good Reason" includes Mr. Pearson's termination of employment in the event of a change-in-control (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). Accordingly, Mr. Pearson would have been entitled to the benefits described above, subject to the same conditions. For this purpose, a change-in-control includes: (a) any person becoming the beneficial owner of more than 50% of the voting stock of AXA Financial, (b) AXA and its affiliates ceasing to control the election of a majority of the AXA Financial Board of directors and (c) approval by AXA Financial's stock holders of a reorganization, merger or consolidation or sale of all or substantially all of the assets of AXA Financial unless AXA and its affiliates owned directly or indirectly more than 50% of voting power of the company resulting from such transaction.

2012 DIRECTOR COMPENSATION TABLE

The following table provides information on compensation that was paid to our directors for their services on the board of MLOA in 2012.

                                                                              CHANGE IN
                                                                            PENSION VALUE
                                                                                 AND
                           FEES                                             NONQUALIFIED
                          EARNED                               NON-EQUITY     DEFERRED
                          OR PAID      STOCK       OPTION    INCENTIVE PLAN COMPENSATION     ALL OTHER
NAME                    IN CASH/(1)/ AWARDS/(2)/ AWARDS/(3)/  COMPENSATION    EARNINGS    COMPENSATION/(4)/  TOTAL
----                    -----------  ----------- ----------  -------------- ------------- ----------------  -------
DE CASTRIES, HENRI.....          --           --        --         --            --        $         141    $   141

DUVERNE, DENIS.........          --           --        --         --            --        $         163    $   163

DE OLIVEIRA, RAMON..... $    16,250  $    20,000 $   1,377         --            --        $         177    $37,804

FALLON-WALSH, BARBARA.. $    10,823  $     7,861        --         --            --        $         322    $19,006

GOINS, CHARLYNN (5).... $    18,050  $    20,000 $   1,377         --            --        $         680    $40,107

HALE, DANNY L.......... $    23,525  $    20,000 $   1,377         --            --        $         682    $45,584

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                                             CHANGE IN
                                                                           PENSION VALUE
                                                                                AND
                          FEES                                             NONQUALIFIED
                        EARNED OR                             NON-EQUITY     DEFERRED
                          PAID        STOCK       OPTION    INCENTIVE PLAN COMPENSATION     ALL OTHER
NAME                   IN CASH/(1)/ AWARDS/(2)/ AWARDS/(3)/  COMPENSATION    EARNINGS    COMPENSATION/(4)/   TOTAL
----                   -----------  ----------- ----------  -------------- ------------- ----------------  ---------

HAMILTON, ANTHONY L... $    24,850  $    20,000 $   1,377         --            --       $            225  $  46,452

HIGGINS, JAMES F. (5). $     2,948  $     1,365        --         --            --       $             54  $   4,367

KRAUS, PETER S........          --           --        --         --            --                     --         --

MILLER, SCOTT D. (5).. $     1,775  $     1,365        --         --            --       $             34  $   3,174

SCOTT, BERTRAM........ $    11,348  $     7,861        --         --            --       $            130  $  19,339

SLUTSKY, LORIE A...... $    20,877  $    20,000 $   1,377         --            --       $            225  $  42,479

SULEIMAN, EZRA (5).... $    19,925  $    20,000 $   1,377         --            --       $            710  $  42,012

TOBIN, PETER J. (5)... $     3,391  $     1,365        --         --            --       $             88  $   4,844

VAUGHAN, RICHARD C.... $    25,409  $    20,000 $   1,377         --            --       $            284  $  47,070

/(1)/For 2012, each of our non-officer directors received the following cash compensation:

      .   $16,250 cash retainer (pro-rated for partial years of service);

      .   $300 for each special board meeting attended;

      .   $375 for each Audit Committee meeting attended; and

      .   $300 for all other Committee meetings attended.

   In addition, the Chairpersons of the Organization and Compensation Committee, the Investment Committee and the Investment and Finance Committee each received an additional $2,500 retainer and the Chairman of the Audit Committee received a $3,125 retainer.

/(2)/The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2012 in accordance with U.S. GAAP accounting guidance. As of December 31, 2012, our directors had outstanding restricted stock awards in the following amounts:

 Mr. De Oliveira....................... 434 restricted shares
 Ms. Goins............................. 1,164 restricted shares
 Mr. Hale.............................. 812 restricted shares
 Mr. Hamilton.......................... 1,164 restricted shares
 Mr. Higgins........................... 730 restricted shares
 Mr. Miller............................ 730 restricted shares
 Ms. Slutsky........................... 1,164 restricted shares
 Mr. Suleiman.......................... 1,164 restricted shares
 Mr. Tobin............................. 730 restricted shares
 Mr. Vaughan........................... 812 restricted shares

/(3)/The amounts reported in this column represent the aggregate grant date fair value of stock options awarded in 2012 in accordance with U.S. GAAP accounting guidance. As of December 31, 2012, our directors had outstanding stock options in the following amounts:

 Mr. De Oliveira....................... 558 options
 Ms. Goins............................. 2,794 options
 Mr. Hale.............................. 1,044 options
 Mr. Hamilton.......................... 3,947 options
 Mr. Higgins........................... 3,389 options

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

 Mr. Miller............................ 3,389 options
 Ms. Slutsky........................... 2,794 options
 Mr. Suleiman.......................... 2,794 options
 Mr. Tobin............................. 3,389 options
 Mr. Vaughan........................... 1,044 options

/(4)/This column lists premiums paid by the company for group life insurance coverage and any amounts paid by the company for a director's spouse to accompany the director on a business trip or event (as well as any related tax gross-up).
/(5)/Mr. Higgins, Mr. Miller and Mr. Tobin retired effective February 10, 2012.
     Ms. Goins and Mr. Suleiman retired effective January 1, 2013.

THE EQUITY PLAN FOR DIRECTORS

Under The Equity Plan for Directors (the "Equity Plan"), non-officer directors are granted the following each year:

  .   an option award (granted in the first quarter);

  .   a restricted stock award (granted in the first quarter); and

  . a stock retainer of $12,500, payable in two installments in June and December.

Stock Options

The value of the stock option grants are determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options are subject to a four-year vesting schedule whereby one-third of each grant vests on the second, third and fourth anniversaries of the grant date.

Restricted Stock

The number of shares of restricted stock to be granted to each non-officer director is determined by dividing $7,500 by the fair market value of the stock on the applicable grant date (rounded down to the nearest whole number). During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

Termination of Service

In the event a non-officer director dies or, after completing one year of service, is removed without cause, is not reelected, retires or resigns:
(a) his or her options will become fully vested and exercisable at any time prior to the earlier of the expiration of the grant or five years from termination of service and (b) his or her restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her options and restricted stock then outstanding will become forfeited. Upon any other type of termination, all outstanding options and restricted stock are forfeited.

Deferrals of Restricted Stock and Stock Retainer

Non-officer directors may elect to defer receipt of at least ten percent of their stock retainer and/or restricted stock awards. Upon deferral, the director receives deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Change in Control

Upon a change in control of AXA Financial, unless the awards will be assumed or substituted following the change in control: (a) the options will either become fully exercisable or cancelled in exchange for a payment in cash equal to the excess, if any, of the change in control price over the exercise price, and
(b) the restricted stock will become immediately non-forfeitable.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

CHARITABLE AWARD PROGRAM FOR DIRECTORS

Under the Charitable Award Program for Directors, a non-officer director may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $125,000 after his or her death. Although the company may purchase life insurance policies insuring the lives of the participants to financially support the program, it has not elected to do so.

MATCHING GIFTS

Non-officer directors may participate in AXA Foundation's Matching Gifts program. Under this program, the AXA Foundation matches donations made by participants to public charities of $50 or more, up to $500 per year.

BUSINESS TRAVEL ACCIDENT

All directors are covered for accidental loss of life while traveling to, or returning from:

  .   board or committee meetings;

  .   trips taken at our request; and

  .   trips for which the director is compensated.

Each director is covered up to four times their annual compensation, subject to certain maximums.

DIRECTOR EDUCATION

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. We generally reimburse non-officer directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $1,250 per director each calendar year.

THE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR DIRECTORS

Non-officer directors may defer up to 100% of their annual cash retainer and meetings fees under The Post-2004 Variable Deferred Compensation Plan for Directors (the "Deferral Plan"). Deferrals are credited to a bookkeeping account in the director's name in the month that the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the director's name. The minimum deferral is 10%.

Account balances in the Deferral Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Deferral Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Participants in the Deferral Plan elect the form and timing of payments from their accounts. Payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any July or December after the year of deferral, but they must begin by the first July or the first December following age 70 (72 in the case of certain grandfathered directors). Participants make alternate elections in the event of separation from service prior to the specified payment date and death prior to both the specified payment date and separation from service.

The Deferral Plan was designed, and is intended to be administered, in accordance with the requirements of Code Section 409A.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Stock ownership guidelines for non-officer directors were implemented in 2007 with a five-year compliance window. The guidelines require holdings of two times the annual cash retainer.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

We are an indirect wholly-owned subsidiary of AXA Financial. AXA Financial's common stock is 100% owned by AXA and its subsidiaries. For additional information regarding AXA, see "Business - Parent Company".

SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 1, 2013, certain information regarding the beneficial ownership of common stock of AXA by each of our directors and executive officers and by all of our directors and executive officers as a group.

                                                     AXA COMMON STOCK/(1)/

NAME OF BENEFICIAL OWNER                                    NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP PERCENT OF CLASS
------------------------                                    --------------------------------------------------- ----------------
Mark Pearson/(2)/                                                                  145,403                             *
Andrew McMahon/(3)/                                                                271,501                             *
Henri de Castries/(4)/                                                           3,839,246                             *
Ramon de Oliveria                                                                    7,682                             *
Denis Duverne/(5)/                                                               2,931,907                             *
Barbara Fallon-Walsh                                                                 1,989                             *
Danny L. Hale/(6)/                                                                  12,049                             *
Anthony J. Hamilton/(7)/                                                            51,824                             *
Peter S. Kraus                                                                          --                             *
Bertram L. Scott                                                                     1,989                             *
Lorie A. Slutsky/(8)/                                                               27,940                             *
Richard C. Vaughan/(9)/                                                             12,150                             *
Dave Hattem/(10)/                                                                  137,184                             *
Nick Lane/(11)/                                                                     60,022                             *
Anders Malmstrom/(12)/                                                              14,288                             *
Salvatore Piazzolla/(13)/                                                            9,373                             *
Amy J. Radin                                                                            50                             *
All directors, director nominees and executive officers as
  a group (17 persons)/(14)/                                                     7,524,597                             *

* Number of shares listed represents less than 1% of the outstanding AXA common stock.
/(1)/Holdings of AXA American Depositary Shares ("ADS") are expressed as their equivalent in AXA ordinary shares. Each AXA ADS represents the right to receive one AXA ordinary share.
/(2)/Includes 98,694 shares Mr. Pearson can acquire within 60 days under option plans. Also includes (i) 4,719 restricted AXA shares, representing the 30% payout of AXA performance units awarded to Mr. Pearson in 2009 and
     (ii) 8,721 earned and unpaid AXA performance units, which he can elect to receive in the form of shares or cash.
/(3)/Includes 230,488 shares Mr. McMahon can acquire within 60 days under option plans. Also includes (i) 4,165 restricted AXA shares, representing the 30% payout of AXA performance units awarded to Mr. McMahon in 2009,
     (ii) 15,883 restricted shares that will vest on May 20, 2015, and
     (iii) 11,375 earned and unpaid AXA performance units, which he can elect to receive in the form of shares or cash.
/(4)/Includes 2,330,890 shares Mr. de Castries can acquire within 60 days under option plans. Also includes 231,000 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(5)/Includes 2,059,669 shares Mr. Duverne can acquire within 60 days under option plans. Also includes 196,200 on vested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(6)/Includes 648 shares Mr. Hale can acquire within 60 days under options plans.
/(7)/Includes (i) 11,661 shares Mr. Hamilton can acquire within 60 days under options plans and (ii) 31,978 deferred stock units under The Equity Plan for Directors.
/(8)/Includes (i) 7,050 shares Ms. Slutsky can acquire within 60 days under options plans and (ii) 19,845 deferred stock units under The Equity Plan for Directors.
/(9)/Includes 648 shares Mr. Vaughan can acquire within 60 days under options plans.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(10)/Includes 80,356 shares Mr. Hattem can acquire within 60 days under option plans. Also includes (i) 1,406 restricted AXA shares, representing the 30% payout of AXA performance units awarded to Mr. Hattem in 2009 and
      (ii) 3,055 earned and unpaid AXA performance units, which he can elect to receive in the form of shares or cash.
/(11)/Includes 37,790 shares Mr. Lane can acquire within 60 days under option plans. Also includes (i) 6,097 restricted AXA shares, representing the 30% payout of AXA performance units awarded to Mr. Lane in 2009 and
      (ii) 3,374 earned and unpaid AXA performance units, which he can elect to receive in the form of shares or cash
/(12)/Includes 10,316 shares Mr. Malmstrom can acquire within 60 days under option plans. Also includes 1,032 restricted AXA shares, representing the 30% payout of AXA performance units awarded to Mr. Malmstrom in 2009 and
      (ii) 2,890 earned and unpaid AXA performance units, which he can elect to receive in the form of shares or cash.
/(13)/Includes 9,323 shares Mr. Piazzolla can acquire within 60 days under option plans.
/(14)/Includes 4,707,033 shares the directors and executive officers as a group can acquire within 60 days under option plans.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

POLICIES AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

AXA Financial, our parent company, has formal policies covering its employees and directors that are designed to avoid conflicts of interests that may arise in certain related party transactions. For example, employees of AXA Financial and its subsidiaries are subject to the AXA Financial Policy Statement on Ethics (the "Ethics Policy Statement"). The Ethics Policy Statement includes provisions designed to avoid conflicts of interests that may lead to divided loyalties by requiring that employees, among other things, not exercise any responsibility in a transaction in which they have an interest, receive certain approvals before awarding any contract to a relative or close personal friend and not take for their own benefit business opportunities developed or learned of during the course of employment. Similarly, MLOA's non-officer directors are subject to the AXA Financial Policy Statement on Interests of Directors and Contracts With Directors And Their Relatives for Non-Officer Directors (the "Policy Statement"). The Policy Statement includes provisions designed to maintain the directors' independent judgment by requiring, among other things, disclosure of interests in any proposed transaction and abstention from voting if a director has a significant financial interest in the transaction or the transaction is with a business organization in which the director has an official affiliation. It further prohibits certain credit related transactions and requires disclosure of potential contracts with and employment of close relatives. Each director must submit a report annually regarding his or her compliance with the Policy Statement.

Other than as set forth above, MLOA does not have written policies regarding the employment of immediate family members of any of its related persons.

As a wholly-owned subsidiary of AXA Financial, and ultimately of AXA, MLOA enter into various transactions with both AXA Financial and AXA and their subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements. While there is no formal written policy for the review and approval of transactions between MLOA and AXA and/or AXA Financial, such transactions are routinely subject to a review and/or approval process. For example, payments made by MLOA to AXA and its subsidiaries pursuant to certain intercompany service or other agreements ("Intercompany Agreements") are reviewed with the Audit Committee on an annual basis. The amount paid by MLOA for any personnel, property and services provided under such Intercompany Agreements may not exceed the fair market value of such personnel, property and services. Additionally, Intercompany Agreements to which MLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona's insurance holding company systems act.

In practice, any proposed related party transaction which management deems to be significant or outside of the ordinary course of business would be submitted to the Board of Directors for its approval.

TRANSACTIONS BETWEEN MLOA AND AFFILIATES

Under MLOA's service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $85,398,849, $50,783,523 and $47,224,671 for 2012, 2011 and 2010, respectively.

In August 2012, MLOA sold its entire portfolio of agricultural mortgage loans on real estate to AXA Equitable Life Insurance Company in exchange for $42,000,000 in cash.

MLOA paid $11,025,653, $36,259,328 and $31,139,274 in commissions and fees for the sale of its insurance products to AXA Distribution Holding Corporation and its subsidiaries in 2012, 2011 and 2010 respectively. AXA Distribution Holding Corporation is an indirect wholly-owned subsidiary of AXA Financial and its subsidiaries include AXA Advisors, LLC, AXA Network LLC and PlanConnect, LLC. MLOA charged AXA Distribution Holding Corporation and its subsidiaries $24,495,729, $3,135,608 and $3,330,769 for their applicable share of operating expenses in 2012, 2011 and 2010, respectively.

Various AXA affiliates cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life. AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis. Premiums and experience refunds earned under this arrangement totaled $1,160,113, $1,820,395 and $1,775,120 in 2012, 2011 and
2010, respectively. Claims and expenses paid were $724,780, $1,119,749 and $1,530,059 in 2012, 2011 and 2010, respectively.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis. Premiums paid to AXA Equitable totaled $570,437, $426,414 and $395,877 in 2012, 2011 and 2010, respectively.
Claims and expenses were $0, $0 and $894,974 in 2012, 2011 and 2010, respectively.

MLOA ceded new variable life policies on an excess of retention basis with AXA Equitable and reinsured the no lapse guarantee riders through AXA RE Arizona Company. Ceded premiums totaled $317,488, $334,772 and $361,422 in 2012, 2011 and 2010, respectively.

In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with affiliates. The amount of expenses incurred by MLOA related to these agreements was $1,939,543, $1,933,690 and $1,992,087 for 2012, 2011 and 2010, respectively.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                    PART II

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                  ESTIMATED
    ITEM OF EXPENSE                                                EXPENSE
    ---------------                                              ----------
    Registration fees........................................... $13,640.00
    Federal taxes...............................................        N/A
    State taxes and fees (based on 50 state average)............        N/A
    Trustees' fees..............................................        N/A
    Transfer agents' fees.......................................        N/A
    Printing and filing fees.................................... $   50,000*
    Legal fees..................................................        N/A
    Accounting fees.............................................        N/A
    Audit fees.................................................. $   20,000*
    Engineering fees............................................        N/A
    Directors and officers insurance premium paid by Registrant.        N/A

--------
*  Estimated expense.

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:

                                  ARTICLE VI

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

   SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

   SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

   The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (1) Underwriting Agreement.

          (a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (333-177419) filed on October 20, 2011.

          (b) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC and AXA Distributors Insurance Agency of Massachusetts, LLC. incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

          (c) Form of Wholesale Broker-Dealer Supervisory and Sale Agreement among [Broker Dealer] and AXA Distributors, LLC. incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

          (d) General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Exhibit (c)(9) to the Registration Statement on Form N-6 (File
       No. 333-134304) filed on March 1, 2012.

          (ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (e) Broker-Dealer Distribution and Servicing Agreement, dated June 6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

         (2) Not Applicable.

         (3)(i) Articles of Incorporation.

         (a) Articles of Restatement of the Articles of Incorporation of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

         (3)(ii) By-Laws.

         (a) By-Laws of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to post-effective amendment no. 8 to the registration statement on Form N-4 (File No. 333-72632) filed on May 4, 2005.

       (4) Form of contract.

         (a) Variable Indexed Option Rider (R09-30), incorporated herein by reference to Exhibit 4 to the Registration Statement (File No. 333-167938 on Form S-3, filed on September 30, 2010.

         (b) Variable Indexed Option Rider (ICC09-R09-30), previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

       (5) Opinion and consent of counsel regarding legality

          (a) Opinion and consent of Dodie Kent as to the legality of securities being registered, filed herewith.

       (8) Not Applicable.

       (9) Not Applicable.

       (10) Material Contracts.

          (a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

          (b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to
       Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

       (11) Not Applicable.

       (12) Not Applicable.

       (15) Not Applicable.

       (16) Not Applicable.

       (21) Not Applicable.

       (23) Consents of Experts and Counsel.

          (a) Consent of PricewaterhouseCoopers LLP, filed herewith.

          (b) See Item (5) above.

       (24) Powers of Attorney.

          (a) Powers of Attorney, filed herewith.

       (25) Not Applicable.

       (26) Not Applicable.

101.INS  XBRL Instance Document, filed herewith.

101.SCH  XBRL Taxonomy Extension Schema Document, filed herewith.

101.CAL  XRL Taxonomy Extension Calculation Linkbase Document, filed herewith.

101.LAB  XBRL Taxonomy Label Linkbase Document, filed herewith.

101.PRE  XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.

101.DEF  XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.

ITEM 17.UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by section 10
                     (a) (3) of the Securities Act of 1933;

                 (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and
   (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
             (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of New York, on this 25th day of April, 2013.

                         MONY Life Insurance Company of America
                                    (Registrant)

                         By:  /s/ Dodie Kent
                              -----------------------------------
                              Dodie Kent
                              Vice President and Associate General Counsel
                              MONY Life Insurance Company of America

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson                            Chairman of the Board, Chief
                                         Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Anders Malmstrom                        Senior Executive Vice President and
                                         Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan                        Executive Vice President and Chief
                                         Accounting Officer

*DIRECTORS:

Mark Pearson                Anthony J. Hamilton           Bertram Scott
Denis Duverne               Peter S. Kraus                Lorie A. Slutsky
Barbara Fallon-Walsh        Andrew J. McMahon             Richard C. Vaughan
Danny L. Hale               Ramon de Oliveira

*By:  /s/ Dodie Kent
      -------------------------
         Dodie Kent
         Attorney-in-Fact

April 25, 2013

                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION                        TAG VALUE
-----------  ------------------------------------------------------  -----------

 (5)(a)      Opinion and Consent of Dodie Kent                       EX-99.5a

 (23)(a)     Consent of PricewaterhouseCoopers LLP                   Ex-99.23a

 (24)(a)     Powers of Attorney                                      Ex-99.24a

 101.INS     XBRL Instance Document                                  EX-101.INS

 101.SCH     XBRL Taxonomy Extension Schema Document                 EX-101.SCH

 101.CAL     XRL Taxonomy Extension Calculation Linkbase Document    EX-101.CAL

 101.LAB     XBRL Taxonomy Label Linkbase Document                   EX-101.LAB

 101.PRE     XBRL Taxonomy Extension Presentation Linkbase Document  EX-101.PRE

 101.DEF     XBRL Taxonomy Extension Definition Linkbase Document    EX-101.DEF